Exhibit 10.2

Execution Version

AMENDMENT NO. 1, dated as of November 22, 2019 (this “Amendment”), to the Amended and Restated ABL Credit Agreement dated as of July 28, 2015 and amended and restated as of February 28, 2019 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UNIVAR SOLUTIONS INC. (formerly known as Univar Inc.), a Delaware corporation, (“U.S. Parent Borrower”), UNIVAR CANADA LTD., a company formed under the laws of the Province of British Columbia (the “Canadian Borrower”), the Domestic Subsidiaries of the U.S. Parent Borrower from time to time party thereto (the “U.S. Subsidiary Borrowers”; together with the U.S. Parent Borrower, “the U.S. Borrowers”; and the U.S. Borrowers, together with the Canadian Borrower, the “Borrowers” and each a “Borrower”), the registered lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), BANK OF AMERICA, N.A., as U.S. Administrative Agent, Collateral Agent, U.S. Swingline Lender and U.S. Letter of Credit Issuer, BANK OF AMERICA, N.A. (acting through its Canadian branch), as Canadian Administrative Agent, Canadian Swingline Lender and Canadian Letter of Credit Issuer, and the other parties named therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

WHEREAS, pursuant to Section 12.1 of the Credit Agreement, the Administrative Agents and the relevant Loan Parties may, with the consent of the Required Lenders amend the Credit Agreement and the other Loan Documents pursuant to the Amendment;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments and Authorization.

(a) The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”).

(b) Schedule A attached to this Amendment is, effective as of the Amendment No. 1 Effective Date, hereby attached to the Amended Credit Agreement as Schedule 1.1(a) thereto.

(c) Pursuant to Section 12.1 of the Credit Agreement, the Required Lenders hereby authorize each of the Administrative Agent and the Collateral Agent to enter into amendments to the Intercreditor Agreement and to any Security Document, in each case, as are reasonably acceptable to the Administrative Agent and the Collateral Agent, in order to reflect the joinder of the Dutch Guarantor (as defined below) (and any future Non-Borrowing Base Foreign Guarantor in accordance with the Amended Credit Agreement) as a Guarantor under the Amended Credit Agreement.

Section 2. Representations and Warranties, No Default. Each Borrower hereby represents and warrants that on and as of the Amendment No. 1 Effective Date:

(a) prior to and after giving effect to the amendments set forth in this Amendment, no Event of Default exists and is continuing;

(b) after giving effect to the Transactions and the amendments set forth in this Amendment, the U.S. Parent Borrower, together with its Subsidiaries on a consolidated basis, is Solvent;

(c) each of the Loan Parties is duly organized, validly existing and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Borrowers), to the extent that the failure to be organized, existing and (to the extent applicable) in good standing would not reasonably be expected to have a Material Adverse Effect;

(d) each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Amendment and each other Loan Document dated as of the date hereof to which such Loan Party is a party and, in the case of each Borrower, to obtain Loans and Letters of Credit under the Amended Credit Agreement, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and each other Loan Document dated as of the date hereof to which it is a party and, in the case of each Borrower, to authorize the Loans and Letters of Credit extended to it, if any, on the terms and conditions of this Amendment, the Amended Credit Agreement and any promissory notes requested thereunder;

(e) this Amendment has been duly executed and delivered by each Loan Party, and each other Loan Document to be entered into as of the date hereof to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party;

(f) this Amendment and each other Loan Document dated as of the date hereof to which any Loan Party is a party each constitutes a legal, valid and binding obligation of the Loan Parties, enforceable against each such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(g) the execution, delivery and performance of this Amendment and each other Loan Document dated as of the date hereof to which any Loan Party is a party by each of the Loan Parties, the Loans made and Letters of Credit issued under the Amended Credit Agreement and the use of the proceeds thereof (x) will not violate any provision of the Organizational Documents of such Loan Party or any of the Restricted Subsidiaries, except (other than with respect to the Borrowers) as would not reasonably be expected to have a Material Adverse Effect and (y) will not violate any Requirement of Law under OFAC or the Foreign Corrupt Practices Act of 1977;

(h) no part of the proceeds of any Extension of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X of the Board and, if requested by any Lender or an Administrative Agent, the Borrowers will furnish to such Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR form G-3 or FR Form U-1, referred to in said Regulation U;

(i) (x) each of the Security Documents in effect on the Amendment No. 1 Effective Date and the Dutch Security Documents (as defined below) are or will be effective to create (to the extent described therein) in favor of the Collateral Agent for the benefit of the Secured Parties, a valid and enforceable security interest in or liens on the Collateral described therein, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (y) when (i) all Filings (as defined in the Security Documents) have been completed, (ii) all applicable Instruments, Chattel Paper and Documents (each as described in Security

Documents) constituting Collateral a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the Collateral Agent, the Cash Flow Collateral Agent or the applicable Collateral Representative, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the Intercreditor Agreement, (iii) all Deposit Accounts and Pledged Stock (each as defined in the U.S. Security Agreement) a security interest in which is required by the Security Documents to be or is perfected by “control” (as described in the Uniform Commercial Code as in effect in each applicable jurisdiction (in the case of Deposit Accounts) and the State of New York (in the case of Pledged Stock) from time to time) are under the “control” Collateral Agent, the Cash Flow Collateral Agent or the applicable Collateral Representative, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the Intercreditor Agreement and (iv) all filings or recordings are made in the appropriate offices of the applicable jurisdictions as may be required under the terms of the Dutch Security Documents, the security interests and liens granted pursuant to the Security Documents in effect on the Amendment No. 1 Effective Date and the Dutch Security Documents shall constitute (to the extent described therein and with respect to the Mortgages (if any) only as relates to the real property security interests and liens granted pursuant thereto) a perfected security interest in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (capitalized terms that are used in this clause (i) and not defined in the Amended Credit Agreement are so used as defined in the applicable Security Document);

(j) (x) no Borrower is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act, and (y) no Borrower is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby and by the Amended Credit Agreement;

(k) The U.S. Parent Borrower and its Restricted Subsidiaries are in compliance with the Patriot Act; and

(l) all representations and warranties contained in the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied or waived:

(a) Loan Documents. The U.S. Administrative Agent shall have received (i) this Amendment, executed and delivered by each Administrative Agent, the Lenders which constitute the Required Lenders and each Loan Party, (ii) the Foreign Loan Party Guaranty Agreement, executed and delivered by Univar Netherlands Holding B.V. the “Dutch Guarantor” and (iii) the Intercreditor Amendment, executed and delivered by the Collateral Agent and the Cash Flow Collateral Agent.

(b) Fees. The U.S. Parent Borrower shall have paid, on or before the Amendment No. 1 Effective Date, to the Administrative Agents, all costs, fees and expenses required to be paid or reimbursed for which invoices have been presented at least three (3) Business Days prior to the Amendment No. 1 Effective Date.

(c) Legal Opinions. The U.S. Administrative Agent and the Lenders shall have received customary written opinions of (x) Kirkland & Ellis LLP special counsel to the Loan Parties and (y) Eversheds Sutherland (Netherlands) B.V., special Netherlands counsel to the Loan Parties. The Loan Parties hereby request such counsel to deliver such opinions.

(d) Closing Certificate. The U.S. Administrative Agent shall have received a certificate of a Responsible Officer of the U.S. Parent Borrower dated the Amendment No. 1 Effective Date certifying as to the satisfaction (or waiver) of the conditions set forth in Sections 2, 3(e) and 3(f) hereof.

(e) Representations. Each of the representations and warranties made by any Loan Party pursuant to the Amended Credit Agreement, and in any other Loan Document to which it is a party, shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date as if made on and as of such date, except to the extent that they relate to a particular date (in which case, they shall be true and correct in all material respects as of such specified date).

(f) No Default. No Default or Event of Default shall exist, or would result immediately, from the transactions contemplated hereby on the Amendment No. 1 Effective Date.

(g) Know Your Customer and Other Required Information; Beneficial Ownership Certification.

(1) The U.S. Administrative Agent shall have received at least three (3) Business Days prior to the Amendment No. 1 Effective Date all documentation and other information about the Loan Parties as has been reasonably requested by the Lenders in writing at least ten (10) Business Days prior to the Amendment No. 1 Effective Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; and

(2) To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and an Administrative Agent or a Lender has requested a Beneficial Ownership Certification in writing at least ten (10) Business Days prior to the Amendment No. 1 Effective Date, at least three (3) Business Days prior to the Amendment No. 1 Effective Date, such Administrative Agent or such Lender, as applicable, shall have received a Beneficial Ownership Certification in relation to such Borrower.

(h) Secretary’s Certificate. The U.S. Administrative Agent shall have received a certificate from the Dutch Guarantor, dated the Amendment No. 1 Effective Date, in substance reasonably satisfactory to the U.S. Administrative Agent, with appropriate insertions and attachments of resolutions or other actions, evidence or incumbency and the signature of authorized signatories and Organizational Documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative of the Dutch Guarantor.

(i) Collateral of Netherlands Borrower. (a) The U.S. Administrative Agent shall have received (i) the Dutch security agreement among the Dutch Guarantor as pledgor, the Collateral Agent as ABL Agent and the Collateral Agent as Term Loan Agent, executed by the parties thereto (the “Dutch Security Agreement”) and (ii) the share pledge agreements with respect to the shares of each of the subsidiaries of the Dutch Guarantor organized in the Netherlands, each executed by the Dutch Guarantor as pledgor, the Collateral Agent as pledgee and such subsidiary as company (collectively, the “Dutch Security Documents”) and (b) none of such Collateral shall be subject to any other pledges, security interests or mortgages except for Liens permitted by the Amended Credit Agreement (including Permitted Liens) or pledges, security interests or mortgages to be released on the Amendment No. 1 Effective Date.

Section 4. [Reserved].

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

Section 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agents or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

Section 9. Reaffirmation. Each of the Loan Parties hereby consents to the amendment of the Credit Agreement and the other Loan Documents described in Section 1 of this Amendment and hereby confirms its prior respective guarantees, pledges, grants of security interests, subordinations and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and confirms, agrees and acknowledges that this Amendment shall not constitute a novation of the Credit Agreement or any of the other Loan Document and, notwithstanding the consummation of this Amendment, such guarantees, pledges, grants of security interests, subordinations and other obligations, and the terms of each of the Loan Documents to which it is a party, except as expressly modified by this Amendment, are not affected or impaired in any manner whatsoever and shall continue to be in full force and effect and shall also guarantee and secure all obligations as amended and reaffirmed pursuant to the Credit Agreement and this Amendment.

Section 10. WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

UNIVAR SOLUTIONS INC.,
as U.S. Parent Borrower

By:	/s/ Kerri Howard
Name: Kerri Howard
Title: Vice President and Treasurer

UNIVAR SOLUTIONS USA INC.,
as U.S. Subsidiary Borrower

By:	/s/ Kerri Howard
Name: Kerri Howard
Title: Vice President and Treasurer

UNIVAR HOLDCO LLC
UNIVAR HOLDCO III LLC
CHEMPOINT.COM INC.
UNIVAR USA DELAWARE INC.
UNIVAR DELAWARE, INC.
PILATES MERGER SUB II, LLC
TPG ACCOLADE DELAWARE, LLC
NEXEO SOLUTIONS HOLDINGS, LLC
NEXEO SOLUTIONS SUB HOLDING LLC
NEXEO SOLUTIONS, LLC
ARCHWAY SALES, LLC
CHEMICAL SPECIALISTS AND DEVELOPMENT, LLC
NEXEO SOLUTIONS FINANCE CORPORATION
STARTEX DISTRIBUTION WEST, LLC
STARTEX CHEMICAL, LLC as U.S. Subsidiary Borrowers

By:	/s/ Kerri Howard
Name: Kerri Howard Title: Treasurer

[Signature Page to Univar Amendment No. 1]

UNIVAR CANADA LTD., as Canadian Borrower

By:	/s/ Kerri Howard
Name: Kerri Howard
Title: Vice President and Treasurer

NEXEO SOLUTIONS CANADA CORP., as Canadian Guarantor

By:	/s/ Kerri Howard
Name: Kerri Howard
Title: Treasurer

UNIVAR NETHERLANDS HOLDING B.V., as Non-Borrowing Base Foreign Guarantor

By:	/s/ Jeffrey Carr
Name: Jeffrey Carr
Title: managing director

[Signature Page to Univar Amendment No. 1]

BANK OF AMERICA, N.A., as U.S. Administrative Agent and Collateral Agent

By:	/s/ Brad Breidenbach
Name: Brad Breidenbach
Title: Senior Vice President

BANK OF AMERICA, N.A., (ACTING THROUGH ITS CANADA BRANCH), as Canadian Administrative Agent

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

[Signature Page to Univar Amendment No. 1]

[Required Lender Signature Pages Not Restated]

[Signature Page to Univar Amendment No. 1]

Schedule A

[Redacted]

Exhibit A

[Attached]

~~EXECUTION VERSION~~Exhibit A

$1,700,000,000

AMENDED AND RESTATED

ABL CREDIT AGREEMENT

Dated as of July 28, 2015 and

as Amended and Restated on February 28, 2019

and as amended by Amendment No. 1, dated as of November 22, 2019 among

UNIVAR SOLUTIONS INC. (formerly known as Univar Inc.),

as the U.S. Parent Borrower,

The U.S. Subsidiary Borrowers

from Time to Time Party Hereto,

UNIVAR CANADA LTD.,

as the Canadian Borrower,

The Several Lenders

from Time to Time Parties Hereto,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

DEUTSCHE BANK SECURITIES INC.

JPMORGAN CHASE BANK, N.A.

WELLS FARGO BANK N.A.

and

GOLDMAN SACHS BANK USA

as Joint Lead Arrangers and Joint Bookrunners,

BANK OF AMERICA, N.A.,

as U.S. Administrative Agent, Collateral Agent, U.S. Swingline Lender

and a U.S. Letter of Credit Issuer,

BANK OF AMERICA, N.A. (acting through its Canada branch),

as Canadian Administrative Agent, a Canadian Swingline Lender

and a Canadian Letter of Credit Issuer,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

DEUTSCHE BANK SECURITIES INC.

JPMORGAN CHASE BANK, N.A.

WELLS FARGO BANK N.A.

and

GOLDMAN SACHS BANK USA

as Co-Syndication Agents

BMO CAPITAL MARKETS CORP,

HSBC SECURITIES (USA) INC.,

U.S. BANK NATIONAL ASSOCIATION,

CITIGROUP GLOBAL MARKETS INC.

and

MORGAN STANLEY SENIOR FUNDING, INC.

as Co-Documentation Agents

TABLE OF CONTENTS

Page
SECTION 1.	DEFINITIONS	1
1.1.	Defined Terms	1
1.2.	Other Interpretive Provisions	~~65~~68
1.3.	[Reserved]	~~67~~71
1.4.	[Reserved]	~~67~~71
1.5.	[Reserved]	~~67~~71
1.6.	Exchange Rates	~~67~~71
1.7.	Additional Alternative Currencies	~~68~~71
1.8.	Change of Currency	~~68~~72
1.9.	Effect of Restatement	~~69~~72
1.10.	Non-Borrowing Base Foreign Guarantor Documentation	72
1.11.	Dutch Terms	72

SECTION 2.	LOANS AND LETTERS OF CREDIT	~~69~~73
2.1.	Credit Facilities	~~69~~73
2.2.	U.S. Revolving Loans and Borrowing Procedures for U.S. Revolving Loans and Term Loans	~~71~~75
2.3.	Canadian Revolving Loans and Borrowing Procedures for Canadian Revolving Loans and Term Loans	~~74~~79
2.4.	Letters of Credit	~~78~~83
2.5.	Interest	~~84~~88
2.6.	Pro Rata Borrowings	~~85~~89
2.7.	Interest Period	~~85~~89
2.8.	Continuation and Conversion Elections	~~86~~90
2.9.	Interest Act (Canada)	~~87~~91
2.10.	Increased Costs, Illegality, Etc.	~~87~~92
2.11.	Compensation	~~90~~94
2.12.	Change of Lending Office	~~90~~95
2.13.	Notice of Certain Costs	~~90~~95
2.14.	Excess Resulting from Exchange Rate Change	~~90~~95
2.15.	Increase of U.S. Maximum Amount and Canadian Maximum Amount; Incremental European Revolving Facility	~~91~~95
2.16.	[Reserved]	~~93~~97
2.17.	Extensions of Term Loans and Revolving Commitments	~~93~~97
2.18.	Defaulting Lenders	~~94~~99

SECTION 3.	FEES; COMMITMENTS	~~95~~100
3.1.	Fees	~~95~~100
3.2.	Unused Line Fees	~~95~~100
3.3.	Letter of Credit Fee	~~96~~101
3.4.	Mandatory Termination of Commitments	~~97~~101

SECTION 4.	PAYMENTS	~~97~~102
4.1.	Repayment of Loans	~~97~~102
4.2.	Voluntary Prepayment, Reduction or Termination	~~97~~102
4.3.	Mandatory Prepayments	~~98~~103
4.4.	Method and Place of Payment	~~99~~104
4.5.	Net Payments	~~99~~104
4.6.	[Reserved]	~~101~~106
4.7.	Limit on Rate of Interest	~~101~~106

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Page
SECTION 5.	CONDITIONS PRECEDENT TO RESTATEMENT EFFECTIVE DATE	~~102~~107
5.1.	Loan Documents	~~102~~107
5.2.	Legal Opinions	~~102~~107
5.3.	Fees	~~102~~107
5.4.	Repayment	~~102~~107
5.5.	Certificates	~~102~~107
5.6.	Perfected Liens	~~102~~108
5.7.	~~Secretary’s~~Secretary’s Certificate	~~103~~108
5.8.	Solvency	~~103~~108
5.9.	No Material Adverse Effect	~~103~~108
5.10.	Patriot Act, etc.	~~103~~108
5.11.	Acquisition	~~103~~108
5.12.	Borrowing Base Certificate	~~103~~108
5.13.	Financial Information	~~103~~108

SECTION 6.	CONDITIONS PRECEDENT TO ALL CREDIT EVENTS	~~103~~109
6.1.	No Default; Representations and Warranties	~~103~~109
6.2.	Notice of Borrowing	~~104~~109
6.3.	Letter of Credit Request	~~104~~109

SECTION 7.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS	~~104~~109
7.1.	Financial Condition	~~104~~109
7.2.	No Change; Solvent	~~104~~109
7.3.	Corporate Existence; Compliance with Law	~~104~~110
7.4.	Corporate Power; Authorization; Enforceable Obligations	~~105~~110
7.5.	No Legal Bar	~~105~~110
7.6.	No Material Litigation	~~105~~110
7.7.	No Default	~~105~~111
7.8.	Ownership of Property; Liens	~~105~~111
7.9.	Intellectual Property	~~105~~111
7.10.	Taxes	~~106~~111
7.11.	Federal Regulations	~~106~~111
7.12.	ERISA	~~106~~112
7.13.	Collateral	~~107~~112
7.14.	Investment Company Act; Other Regulations	~~107~~113
7.15.	Subsidiaries	~~107~~113
7.16.	Purpose of Loans	~~108~~113
7.17.	Environmental Matters	~~108~~113
7.18.	No Material Misstatements	~~108~~114
7.19.	[Reserved]	~~109~~114
7.20.	Insurance	~~109~~114
7.21.	Anti-Terrorism	~~109~~114
7.22.	EEA Financial Institution	~~109~~114

SECTION 8.	AFFIRMATIVE COVENANTS	~~109~~114
8.1.	Information Covenants	~~109~~115
8.2.	Books, Records and Inspections	~~113~~118
8.3.	Maintenance of Insurance	~~113~~119
8.4.	Payment of Taxes	~~114~~120
8.5.	Maintenance of Existence	~~114~~120
8.6.	Environmental Laws	~~114~~120
8.7.	[Reserved]	~~115~~120
8.8.	Additional U.S. Borrowers, Canadian Guarantors, Non-Borrowing Base Foreign Guarantors and Grantors	~~115~~120
8.9.	[Reserved]	~~116~~122

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Page
8.10.	Use of Proceeds	~~116~~122
8.11.	Further Assurances	~~116~~122
8.12.	End of Fiscal Years	~~116~~123
8.13.	Cash Management Systems	~~116~~123
8.14.	Post-Closing Requirements	~~119~~126
8.15.	Foreign Plans	~~119~~127

SECTION 9.	NEGATIVE COVENANTS	~~120~~127
9.1.	Limitation on Indebtedness	~~120~~127
9.2.	Limitation on Restricted Payments	~~124~~131
9.3.	Limitation on Restrictive Agreements	~~125~~133
9.4.	Limitation on Sales of Assets and Subsidiary Stock	~~127~~135
9.5.	Limitations on Transactions with Affiliates	~~128~~136
9.6.	Limitation on Liens	~~129~~137
9.7.	Limitation on Fundamental Changes	~~130~~137
9.8.	Limitation on Amendments	~~131~~138
9.9.	Consolidated Fixed Charge Coverage Ratio	~~131~~139
9.10.	Limitation on Lines of Business	~~131~~139
9.11.	Use of Proceeds	~~131~~139

SECTION 10.	EVENTS OF DEFAULT	~~132~~139
10.1.	Payments	~~132~~139
10.2.	Representations, Etc.	~~132~~140
10.3.	Covenants	~~132~~140
10.4.	Default Under Other Agreements	~~132~~140
10.5.	Bankruptcy, Etc.	~~132~~140
10.6.	ERISA	~~133~~141
10.7.	Guarantee	~~133~~141
10.8.	Security Documents	~~133~~141
10.9.	Judgments	~~134~~141
10.10.	Change of Control	~~134~~142

SECTION 11.	THE AGENTS	~~137~~145
11.1.	Appointment	~~137~~145
11.2.	Delegation of Duties	~~138~~146
11.3.	Exculpatory Provisions	~~138~~146
11.4.	Reliance by Agents	~~138~~146
11.5.	Notice of Default	~~138~~146
11.6.	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	~~139~~147
11.7.	Indemnification	~~139~~147
11.8.	Agents in Their Individual Capacities	~~139~~147
11.9.	Successor Agents	~~140~~148
11.10.	Parallel Debt	148
~~11.10~~11.11 .	Withholding Tax	~~140~~148
~~11.11~~11.12 .	Certain ERISA Matters	~~140~~149

SECTION 12.	MISCELLANEOUS	~~141~~150
12.1.	Amendments and Waivers	~~141~~150
~~12.2~~12.3 .	Notices	~~143~~152
~~12.3~~12.4 .	No Waiver; Cumulative Remedies	~~143~~152
~~12.4~~12.5 .	Survival of Representations and Warranties	~~143~~152
~~12.5~~12.6 .	Payment of Expenses	~~143~~153
~~12.6~~12.7 .	Successors and Assigns; Participations and Assignments	~~145~~157
~~12.7~~12.8 .	Replacements of Lenders Under Certain Circumstances	~~148~~158
~~12.8~~12.9 .	Adjustments; Set-off	~~149~~158

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Page
~~12.9~~12.10 .	Counterparts	~~150~~159
~~12.10~~12.11 .	Severability	~~150~~159
~~12.11~~12.12 .	Integration	~~150~~159
~~12.12~~12.13 .	GOVERNING LAW	~~150~~159
~~12.13~~12.14 .	Submission to Jurisdiction; Waivers	~~150~~160
~~12.14~~12.15 .	Acknowledgments	~~151~~160
~~12.15~~12.16 .	WAIVERS OF JURY TRIAL	~~151~~160
~~12.16~~12.17 .	Confidentiality	~~151~~161
~~12.17~~12.18 .	Direct Website Communications	~~152~~162
~~12.18~~12.19 .	USA PATRIOT Act	~~153~~163
~~12.19~~12.20 .	Judgment Currency	~~154~~163
~~12.20~~12.21 .	Intercreditor Agreement	~~154~~163
~~12.21~~12.22 .	Joint and Several Liability of U.S. Borrowers	~~154~~164
~~12.22~~12.23 .	Contribution and Indemnification Among the U.S. Borrowers	~~155~~165
~~12.23~~12.24 .	Agency of the U.S. Parent Borrower for Each Other U.S. Borrower	~~156~~165
~~12.24~~12.25 .	Express Waivers by U.S. Borrowers in Respect of Cross-Guaranties and Cross-Collateralization	~~156~~166
~~12.25~~12.26 .	Canadian ~~Borrower’s~~Borrower’s Obligations Several and Not Joint	~~157~~166
~~12.26~~12.27 .	Eligible Contract Participants	~~157~~166
~~12.27~~12.28 .	Keepwell	~~157~~166
~~12.28~~12.29 .	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~157~~167
12.30.	Acknowledgement Regarding Any Supported QFCs	167

SCHEDULES

A	—	Commitments
1.1(a)	—	Non-Borrowing Base Foreign Guarantor Documentation Principles
1.1(c)(ii)	—	Excluded Canadian Subsidiaries
1.1(e)	—	Existing Liens
1.1(f)	—	Existing Investments
2.4	—	Existing Letters of Credit
7.4	—	Consents Required
7.6	—	Litigation
7.9	—	Intellectual Property Claims
7.15	—	Subsidiaries
7.17	—	Environmental Matters
8.1	—	Website Address for Electronic Financial Reporting
8.13	—	Cash Management Systems
9.1	—	Existing Indebtedness
9.5	—	Affiliate Transactions
12.2	—	Notice Addresses

EXHIBITS

Exhibit A-1		U.S. Notice of Borrowing
Exhibit A-2		Canadian Notice of Borrowing
Exhibit A-3		Term Notice of Borrowing
Exhibit C		[Reserved]
Exhibit D		[Reserved]
Exhibit E-1		[Reserved]
Exhibit E-2		[Reserved]
Exhibit H		Form of Assignment and Acceptance
Exhibit J		Form of Joinder Agreement
Exhibit K		Form of U.S. Tax Compliance Certificate
Exhibit L		Form of Solvency Certificate
Exhibit M		Form of Borrowing Base Certificate
Exhibit N		Form of U.S. Subsidiary Borrower Assumption Agreement

-iv-

AMENDED AND RESTATED ABL CREDIT AGREEMENT, dated as of July 28, 2015~~,~~ (as amended and restated as of February 28, 2019~~,~~ and as amended by Amendment No. 1, dated as of November 22, 2019) among UNIVAR SOLUTIONS INC., a Delaware corporation (formerly known as Univar Inc.) (the “U.S. Parent Borrower”), UNIVAR CANADA LTD., a company formed under the laws of the Province of Alberta (the “Canadian Borrower”), the Domestic Subsidiaries (each capitalized term used but not defined in this preamble having the meaning provided in Section 1.1) of the U.S. Parent Borrower from time to time party hereto (the “U.S. Subsidiary Borrowers”; together with the U.S. Parent Borrower, the “U.S. Borrowers”; and the U.S. Borrowers, together with the Canadian Borrower, the “Borrowers” and each a “Borrower”), the registered lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), BANK OF AMERICA, N.A., as U.S. Administrative Agent, Collateral Agent, U.S. Swingline Lender and a U.S. Letter of Credit Issuer, BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Administrative Agent, a Canadian Swingline Lender and a Canadian Letter of Credit Issuer and Bank of Montreal as a Canadian Swingline Lender.

WHEREAS, the Borrowers, the lenders party thereto, the U.S. Administrative Agent, the Collateral Agent and the Canadian Administrative Agent ~~are~~were parties to that certain ABL Credit Agreement, dated as of July 28, 2015 (as amended prior to ~~the date hereof~~February 28, 2019, the “Original ABL Credit Agreement”); and

WHEREAS, the Borrowers ~~wish to cause~~caused, and the Lenders party hereto ~~have~~ consented to, the amendment and restatement of the Original Credit Agreement on the terms set forth herein~~.~~;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

~~SECTION 1.~~ SECTION 1. Definitions

~~1.1.~~                        1.1. Defined Terms.

As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABL Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“ABR” shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the U.S. Administrative Agent as its “prime rate” and (c) the LIBOR Rate plus 1.00%; provided that if ABR would otherwise be less than zero, ABR shall instead be zero. The “prime rate” is a rate set by the U.S. Administrative Agent based upon various factors including the U.S. Administrative ~~Agent’s~~Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the U.S. Administrative Agent or in the Federal Funds Effective Rate or LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change or on the effective date of such change in the Federal Funds Effective Rate or LIBOR Rate, respectively.

“ABR Loan” shall mean (i) any U.S. Revolving Loan denominated in Dollars, U.S. Agent Advance, U.S. Swingline Loan or Term Loan, in each case, during any period for which it bears interest by reference to the ABR, or (ii) any Canadian Revolving Loan, Canadian Swingline Loan or Canadian Agent Advance, in each case, denominated in Dollars, during any period for which it bears interest by reference to the Canadian Base Rate, as the context requires.

“Accommodation Payment” shall have the meaning provided in Section 12.22.

“Account Debtor” shall mean each Person obligated in any way on or in connection with an Account or Chattel Paper.

“Accounts” shall mean, with respect to a Loan Party, all of such Loan ~~Party’s~~Party’s now owned or hereafter acquired or arising accounts, as defined in Article 9 of the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance; provided, however, if the governing law where a Loan Party has its domicile or chief executive office is the PPSA or the Civil Code of Quebec, then for purposes of this definition, “UCC” shall mean the PPSA or the Civil Code of Quebec, as the case may be.

“Acquired Indebtedness” shall mean Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Acquisition Indebtedness” shall mean Indebtedness of (A) the U.S. Parent Borrower or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of any assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the U.S. Parent Borrower or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the U.S. Parent Borrower or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation).

“Additional Assets” shall mean (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the U.S. Parent Borrower or a Restricted Subsidiary or otherwise useful in a Related Business, and any capital expenditures in respect of any property or assets already so used; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the U.S. Parent Borrower or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Obligations” shall mean senior or subordinated Indebtedness (which Indebtedness may be (x) secured by a Lien ranking pari passu to the Lien securing the Cash Flow Credit Agreement, (y) secured by a Lien ranking junior to the Lien securing the Cash Flow Credit Agreement or (z) unsecured), including customary bridge financings, in each case issued or incurred by a U.S. Borrower, the terms of which Indebtedness (i) do not provide for a maturity date or weighted average life to maturity earlier than the Cash Flow Maturity Date or shorter than the remaining weighted average life to maturity of the Cash Flow Term Loans, as the case may be (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Cash Flow Maturity Date or the remaining weighted average life to maturity of the existing Cash Flow Term Loans, as applicable) and (ii) to the extent such Indebtedness is subordinated, provide for customary payment subordination to the Obligations under the Loan Documents as reasonably determined by the U.S. Parent Borrower in good faith; provided that (a) such Indebtedness shall not be secured by any Lien on any asset of any Loan Party that does not also secure the U.S. Obligations, or be guaranteed by any Person other than the U.S. Borrowers, and (b) if secured by Collateral, such Indebtedness (and all related Obligations) shall be subject to the terms of the Intercreditor Agreement.

“Additional Obligations Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage) issued or executed and delivered with respect to any Additional Obligations.

“Adjusted Term Commitment” shall mean at any time the Term Commitment minus the Term Commitments of all Defaulting Lenders.

“Adjusted Total Revolving Commitment” shall mean at any time the Total Revolving Commitment minus the Revolving Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean as the context requires, (a) the U.S. Administrative Agent or (b) the Canadian Administrative Agent. Any general reference to the “Administrative Agent” shall refer to the U.S. Administrative Agent with respect to the U.S. Revolving Facility and/or the Canadian Administrative Agent with respect to the Canadian Revolving Facility and the Initial Term Facility, as applicable.

“Administrative ~~Agent’s~~Agent’s Office” shall mean, with respect to any currency, the applicable Administrative ~~Agent’s~~Agent’s address and, as appropriate, account as set forth on Schedule 12.2 to this Agreement with respect to such currency, or such other address or account as such Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 12.6(b)(ii)(D).

“Affiliate” shall mean as to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” shall have the meaning provided in Section 9.5(a).

“Agent Advances” shall mean the collective reference to U.S. Agent Advances and Canadian Agent Advances.

“Agent Parties” shall have the meaning provided in Section 12.17(d).

“Agents” shall mean the Administrative Agents and the Collateral Agent.

“Aggregate Canadian Revolving Exposure” shall mean, at any date of determination, without duplication: the sum of (a) the Outstanding Amount of all Canadian Revolving Loans, Canadian Swingline Loans and Canadian Agent Advances on such date and (b) the Outstanding Amount of Canadian Letter of Credit Obligations on such date in respect of Canadian Letters of Credit.

“Aggregate Revolving Exposure” shall mean, at any date of determination, the sum of (a) the Aggregate Canadian Revolving Exposure on such date and (b) the Aggregate U.S. Revolving Exposure on such date.

“Aggregate U.S. Revolving Exposure” shall mean, at any date of determination, without duplication: the sum of (a) the aggregate Outstanding Amount of all U.S. Revolving Loans, U.S. Swingline Loans and U.S. Agent Advances on such date and (b) the Outstanding Amount of U.S. Letter of Credit Obligations on such date.

“Agreement” shall mean this Amended and Restated ABL Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning provided in Section 12.19.

“Allocable Amount” shall have the meaning provided in Section 12.22.

“Alternative Currency” shall mean Euros, Cdn. Dollars and Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.7.

“Amendment” shall have the meaning provided in Section 9.3(c).

“Amendment No. 1” shall mean Amendment No. 1 to this agreement, dated as of November 22, 2019, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” shall have the meaning assigned such term in Amendment No. 1.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party and its Affiliates concerning or relating to bribery or corruption.

“Applicable Canadian Unused Line Fee Margin” shall mean, with respect to any period for which Canadian Unused Line Fees are paid, (a) 0.30% per annum if the average daily Outstanding Amount of Canadian Revolving Loans (excluding Canadian Agent Advances and Canadian Swingline Loans) and Canadian Letter of Credit Obligations during such period is less than or equal to 40% of the average daily amount of the Total Canadian Revolving Commitment during such period or (b) 0.25% per annum, otherwise.

“Applicable Margin” shall mean, for purposes of calculating the applicable interest rate for any day for any Initial Term Loan, Revolving Loan, Swingline Loan or other Obligations and the applicable rate of the Letter of Credit Fees for any day under Section 3.3, the percentage corresponding to Average Combined Availability as a percentage of the Combined Line Cap for the most recent fiscal quarter (subject to the immediately succeeding sentence):

	Applicable Margin
Pricing Level	Average Combined Availability as a percentage of the Combined Line Cap	Swingline Loans, Agent Advances, U.S. Revolving Loans and Canadian Revolving Loans that are ABR Loans or Canadian Prime Rate Loans	U.S. Revolving Loans and Canadian Revolving Loans that are LIBOR Loans or BA Equivalent Loans and Letter of Credit Fees	Initial Term Loans that are Canadian Prime Rate Loans	Initial Term Loans that are BA Equivalent Loans
I	Greater than or equal to 50%	0.25%	1.25%	1.00%	2.00%
II	Less than 50%	0.50%	1.50%	1.25%	2.25%

The Applicable Margins shall be adjusted (up or down) prospectively, determined by reference to the pricing grid set forth above, on a quarterly basis on the date that is the first Business Day after each fiscal quarter end; provided, however, that (i) except as set forth below, the initial Applicable Margins shall be based on Pricing Level II; all such initial Applicable Margins shall remain at such levels until the first Business Day following the last calendar day of the first fiscal quarter commencing after the Restatement Effective Date and (ii) if an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first Business Day following the date such Event of Default is waived or cured.

“Applicable U.S. Unused Line Fee Margin” shall mean, with respect to any period for which U.S. Unused Line Fees are paid, (a) 0.30% per annum, if the average daily Aggregate U.S. Revolving Exposure (excluding Swingline Loans and Agent Advances) during such period is less than or equal to 40% of the average daily amount of the Total U.S. Revolving Commitment during such period or (b) 0.25% per annum, otherwise.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” shall mean any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors~~’~~’ qualifying shares, or (in the case of a Foreign Subsidiary (other than a Canadian Loan Party)) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the U.S. Parent Borrower or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction and including any disposition of property to a ~~Delaware Divided LLC~~Division Successor pursuant to a ~~Delaware LLC~~ Division) other than (i) a disposition (x) by a U.S. Borrower to another U.S. Borrower, (y) by a Canadian Loan Party to a Loan Party (other than a Non-Borrowing Base Foreign Guarantor) or (z) by a Non-Borrowing Base Foreign Guarantor or a Restricted Subsidiary that is not a Loan Party to the U.S. Parent Borrower or any other Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by Section 9.7, (vii) any Financing Disposition, (viii) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the U.S. Parent Borrower or any Restricted Subsidiary, so long as the U.S. Parent Borrower or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to property built or acquired by the U.S. Parent Borrower or any Restricted Subsidiary after the Closing Date, including any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation, eminent domain, or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the U.S. Parent Borrower in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the U.S. Parent Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5.0% of the outstanding Capital Stock of a Foreign Subsidiary (other than a Canadian Loan Party) that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed $50.0 million, (xvi) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the U.S. Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the U.S. Parent Borrower and its Subsidiaries taken as a whole, (xvii) any license, sublicense or other grant of rights in or to any trademark, copyright, patent or other intellectual property, (xviii) any Exempt Sale and Leaseback Transaction or (xix) dispositions of Accounts of any Designated Account Debtor pursuant to factoring arrangements in an aggregate amount (with a receivable being deemed to be “outstanding” until the applicable Borrower or applicable Subsidiary has received the full purchase price thereof from the purchaser) not to exceed $50,000,000 at any time outstanding.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit H, or such other form as may be approved by the applicable Administrative Agent.

“Attorney” shall have the meaning provided in Section 11.1(c).

“Authorized Officer” shall mean the President, the Chief Financial Officer, the Treasurer, the Vice President-Finance or any other senior officer of the U.S. Parent Borrower or the Canadian Borrower or any other general officers authorized by the board of directors), or any other officer designated as such in writing to the applicable Administrative Agent by such Person.

“Availability” shall mean the U.S. Availability or Canadian Availability, as the context requires.

“Availability Conditions” shall be deemed to be satisfied on any date if:

(a)	U.S. Availability shall be not less than $0 on such date; and

(b)	Canadian Availability shall be not less than $0 on such date.

“Average Combined Availability” shall mean, for any period of determination, average daily Combined Availability for such period.

“BA Equivalent Interest Payment Date” shall mean, with respect to a BA Equivalent Loan, (i) the last day of each BA Equivalent Interest Period applicable to such BA Equivalent Loan, (ii) if such BA Equivalent Interest Period is longer than three months, each three month anniversary of the making of such BA Equivalent Loan and (iii) the Termination Date.

“BA Equivalent Interest Period” shall mean, with respect to each BA Equivalent Loan, the interest period applicable thereto, as determined pursuant to Section 2.7.

“BA Equivalent Loan” shall mean a Revolving Loan or Term Loan denominated in Cdn. Dollars which bears interest based on the BA Rate.

“BA Rate” shall mean, for the BA Equivalent Interest Period of each BA Equivalent Loan, the rate of interest per annum equal to the annual rates applicable to Cdn. Dollar bankers~~’~~’ acceptances having an identical or comparable term as the proposed BA Equivalent Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. New York City time on such day (or, if such day is not a Business Day, as of 10:00 a.m. New York City time on the immediately preceding Business Day), provided that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the average of the annual discount rates (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. New York City time on such day at which the Canadian chartered banks listed on Schedule 1 of the Bank Act (Canada) are then offering to purchase Cdn. Dollar bankers~~’~~’ acceptances accepted by them having such specified term (or a term as closely as possible comparable to such specified term); provided, further, that if the BA Rate for any BA Equivalent Interest Period would otherwise be less than zero, such BA Rate shall instead be zero.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” shall mean Bank of America, N.A. and its successors.

“Bank Product Reserves” shall mean all reserves which the Administrative Agents from time to time establish in their reasonable credit judgment exercised in good faith for the Bank Products then provided or outstanding.

“Bank Products” shall mean Secured Cash Management Agreements and Secured Hedge Agreements.

“Bank Products Agreement” shall mean any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, merchant card, purchasing card or stored value card services (including the processing of payments and other administrative services with respect thereto), (c) cash management services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, bank guarantees, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking products or services as may be requested by the U.S. Parent Borrower or any Subsidiary (other than letters of credit and other than loans and advances, except indebtedness arising from services described in clauses (a) through (c) of this definition).

“Bank Products Obligations” of any Person shall mean the obligations of such Person pursuant to any Bank Products Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (or any successor statute), as amended from time to time.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” shall have the meaning provided in Section 12.29(b).

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada) (or any successor statute), as amended from time to time and includes all regulations thereunder.

“Blocked Account” shall mean the U.S. Blocked Account or the Canadian Blocked Account, as the context requires.

“Blocked Account Agreement” shall have the meaning provided in Section 8.13(a)(iii).

“Board” shall mean the Board of Governors of the Federal Reserve System.

“Board of Directors” shall mean, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the U.S. Parent Borrower.

“Borrowers” shall have the meaning provided in the preamble to this Agreement.

“Borrowing” shall mean the incurrence of one Type of Loan of a single Class on a single date (or resulting from conversions on a single date) having, in the case of LIBOR Loans or BA Equivalent Loans, the same Interest Period or BA Equivalent Interest Period, as applicable (provided that ABR Loans or Canadian Prime Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans or BA Equivalent Loans, as applicable). For the avoidance of doubt, the conversion of a LIBOR Loan into an ABR Loan (or vice versa), the continuation or selection of any Interest Period shall not, in each case, constitute a Borrowing or a Loan.

“Borrowing Base” shall refer to the U.S. Borrowing Base or the Canadian Borrowing Base, as the context requires.

“Borrowing Base Certificate” shall mean a certificate of the U.S. Parent Borrower and the Canadian Borrower, substantially in the form of Exhibit M (or another form acceptable to the U.S. Administrative Agent) setting forth the calculation of the U.S. Borrowing Base and the Canadian Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the U.S. Administrative Agent. All calculations of the U.S. Borrowing Base and Canadian Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the U.S. Parent Borrower and the Canadian Borrower and certified to the U.S. Administrative Agent; provided that the U.S. Administrative Agent shall have the right to review and adjust any such calculation to the extent that such calculation is not in accordance with this Agreement, including as a result of the failure of any Lien on assets included therein to be valid and perfected on a first priority basis, whether or not such failure has given rise to an Event of Default hereunder.

“Business Day” shall mean any day excluding Saturday, Sunday and any day that in the jurisdiction where the Administrative ~~Agent’s~~Agent’s Office for Loans in Dollars is located shall be a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close; provided, however,

(a) if such day relates to any interest rate settings as to a LIBOR Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such LIBOR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) when used in connection with a Canadian Revolving Loan (subject to clause (a) above in the case of a Canadian Revolving Loan that is a LIBOR Loan) or a Loan denominated in Cdn. Dollars, such day shall be a day on which banks are open for business in Toronto, Canada but excluding Saturday, Sunday and any other day which is a legal holiday in Toronto, Canada;

(c) if such day relates to any interest rate settings as to a LIBOR Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such LIBOR Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a TARGET Day;

(d) if such day relates to any interest rate settings as to a LIBOR Loan denominated in a currency other than Dollars or Euro, such day shall be a day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a LIBOR Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Loan (other than any interest rate settings), such day shall be a day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Administrative Agent” shall mean Bank of America, N.A. (acting through its Canada branch), as the administrative agent for the Canadian Revolving Lenders under this Agreement, or any successor administrative agent pursuant to Section 11.

“Canadian Agent Advances” shall have the meaning provided in Section 2.3(h).

“Canadian Availability” shall mean at any time the excess of (x) the lesser of (i) the Total Canadian Revolving Commitment at such time and (ii) the Canadian Borrowing Base at such time minus (y) the Aggregate Canadian Revolving Exposure at such time.

“Canadian Bank” shall mean Bank of America, N.A. (acting through its Canada branch), for so long as it is a Canadian Revolving Lender hereunder.

“Canadian Base Rate” shall mean for any day, the greater of (x) the rate of interest in effect for such day as publicly announced from time to time by the Canadian Administrative Agent in Toronto, Ontario as its “base rate” (the “base rate” being a rate set by the Canadian Administrative Agent based on various factors including costs and desired return of the Canadian Administrative Agent, general economic conditions and other factors, and used as a reference point for pricing some loans in Dollars, which may be priced at, above or below such announced rate) and (b) the LIBOR Rate plus 1.00%; provided that if the Canadian Base Rate would otherwise be less than zero, the Canadian Base Rate shall instead be zero. Any change in the “base rate” announced by the Canadian Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based upon the Canadian Base Rate shall be adjusted simultaneously with any change in the “base rate.” In the event that the Canadian Administrative Agent (including any successor or assignee) does not at any time publicly announce a “base rate,” then “Canadian Base Rate” shall mean the “base rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Canadian Administrative Agent.

“Canadian Blocked Account” shall have the meaning provided in Section 8.13(a).

“Canadian Borrower” shall have the meaning provided in the preamble to this Agreement.

“Canadian Borrowing Base” shall mean, with respect to the Canadian Loan Parties, at any time, an amount equal to the Dollar Equivalent of (v) 85% multiplied by the book value of Eligible Accounts of the Canadian Loan Parties plus (w) 85% multiplied by the Net Orderly Liquidation Value of Eligible Inventory of the Canadian Loan Parties (without duplication) plus (x) 100% multiplied by the amount of cash of the Canadian Loan Parties held in deposit accounts with the Canadian Administrative Agent or any other bank reasonably satisfactory to the Administrative Agent and, in each case, subject to control agreements (in form and substance reasonably satisfactory to the Collateral Agent) in favor of the Collateral Agent (without duplication) plus (y) at the election of the U.S. Parent Borrower at the time of delivery of the relevant Borrowing Base Certificate, an amount not to exceed the excess of (i) the U.S. Borrowing Base at such time minus (ii) the Aggregate U.S. Revolving Exposure at such time, subject to a Reserve against the U.S. Borrowing Base in an amount equal to such amount so elected (the “U.S. Availability Reserve”) minus (z) any Reserves from time to time established by the Canadian Administrative Agent with respect to the Canadian Borrowing Base.

“Canadian Collateral” shall mean all property pledged or purported to be pledged pursuant to the Canadian Security Documents.

“Canadian Commitment Increase” shall have the meaning provided in Section 2.15(a).

“Canadian Concentration Account” shall have the meaning provided in Section 8.13(a).

“Canadian Defined Benefit Plan” shall mean a Foreign Pension Plan which is subject to registration under the PBA or other applicable pension standard legislation in Canada and which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Designated Account” shall have the meaning provided in Section 2.3(c).

“Canadian Economic Sanctions and Export Control Laws” shall mean any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Guarantee” shall mean, collectively, the guarantees by the Canadian Subsidiaries in favor of the Collateral Agent for the benefit of the Canadian Secured Parties in respect of the Canadian Obligations.

“Canadian Guarantee and Security Agreement” shall mean the Amended and Restated ABL Canadian Guarantee and Collateral Agreement among the Canadian Borrower, the other Canadian Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties, dated as of the Restatement Effective Date, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Canadian Guarantor” shall mean, except as set forth in Schedule 1.1(c) to this Agreement, each Canadian Subsidiary that provides a Canadian Guarantee or becomes a party to the Canadian Guarantee after the Closing Date pursuant to Section 8.8 or otherwise.

“Canadian Letter of Credit” shall have the meaning provided in Section 2.4(a)(ii).

“Canadian Letter of Credit Fee” shall have the meaning provided in Section 3.3(b).

“Canadian Letter of Credit Issuer” shall mean the Canadian Bank, any Affiliate of the Canadian Bank, Bank of Montreal or any other financial institution, in each case, that issues any Canadian Letter of Credit pursuant to this Agreement; provided that solely for purposes of each Existing Letter of Credit, the entity identified on Schedule 2.4 to this Agreement as the issuer of such Letter of Credit shall be deemed for all purposes of this Agreement to be the Canadian Letter of Credit Issuer and shall have all rights, obligations and privileges of the Canadian Letter of Credit Issuer with respect thereto.

“Canadian Letter of Credit Obligations” shall mean, as at any date of determination, the Dollar Equivalent of the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit plus the aggregate Dollar Equivalent of all amounts drawn under the Canadian Letters of Credit, including all Letter of Credit Borrowings arising under Canadian Letters of Credit. For all purposes of this Agreement, if on any date of determination a Canadian Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Canadian Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Canadian Letter of Credit Participant” shall mean a Letter of Credit Participant in a Canadian Letter of Credit.

“Canadian Letter of Credit Subfacility” shall mean $75,000,000.

“Canadian Line Cap” shall mean at any time the lesser of (i) the Total Canadian Revolving Commitment at such time and (ii) the Canadian Borrowing Base at such time.

“Canadian Loan Parties” shall mean the Canadian Borrower and the Canadian Guarantors.

“Canadian Lock Boxes” shall have the meaning provided in Section 8.13(a).

“Canadian Notice of Borrowing” shall have the meaning provided in Section 2.3(b)(i).

“Canadian Notice of Conversion or Continuation” shall have the meaning provided in Section 2.8(c).

“Canadian Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Canadian Loan Parties arising under any Loan Document and all debts, liabilities, obligations, covenants and duties of any Canadian Subsidiary under any Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent (including by way of Guarantee), due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Canadian Loan Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Canadian Prime Rate” shall mean, on any day, the greater of (x) the nominal annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate of interest for loans made in Cdn. Dollars to Canadian customers and designated as its “prime rate” (the “prime rate” being a rate set by the Canadian Administrative Agent based upon various factors including the Canadian Administrative ~~Agent’s~~Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate) and (y) the BA Rate plus 1.00%; provided that if the Canadian Prime Rate would otherwise be less than zero, the Canadian Prime Rate shall instead be zero. Any change in the prime rate announced by the Canadian Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Each rate of interest based upon the Canadian Prime Rate shall be adjusted simultaneously with any change in the Canadian Prime Rate. In the event that the Canadian Administrative Agent (including any successor or assignor) does not at any time publicly announce a prime rate, the “Prime Rate” shall mean the “prime rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Canadian Administrative Agent.

“Canadian Prime Rate Loan” shall mean a Canadian Revolving Loan, Canadian Swingline Loan, Canadian Agent Advance or Term Loan which bears interest based on the Canadian Prime Rate.

“Canadian Revolving Commitment” shall mean, as to any Canadian Revolving Lender, the obligation of such Lender, if any, to make Canadian Revolving Loans and participate in Canadian Letters of Credit and Canadian Swingline Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Canadian Revolving Commitment” opposite such ~~Lender’s~~Lender’s name on Schedule A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Canadian Revolving Commitments of all Canadian Revolving Lenders as of the Restatement Effective Date is $325,000,000.

“Canadian Revolving Facility” shall have the meaning provided in Section 2.1(b).

“Canadian Revolving Lender” shall mean a Lender with a Canadian Revolving Commitment or an outstanding Canadian Revolving Loan, Canadian Swingline Loan, Canadian Agent Advance or that is a Canadian Letter of Credit Participant.

“Canadian Revolving Loans” shall have the meaning provided in Section 2.3(a).

“Canadian Secured Parties” shall mean the Canadian Administrative Agent, the Collateral Agent, each Canadian Revolving Lender, each Canadian Swingline Lender, each Canadian Letter of Credit Issuer, each Initial Term Lender, each Secured Hedge Bank that is party to any Secured Hedge Agreement with any Canadian Subsidiary, each Cash Management Bank that is party to a Secured Cash Management Agreement with a Canadian Subsidiary and each sub-agent pursuant to Section 11 appointed by the Canadian Administrative Agent.

“Canadian Security Agreement” shall mean the general security agreements and deeds of hypothec entered into by the Canadian Loan Parties in favor of the Collateral Agent to secure the Canadian Obligations or the guarantees thereof, as the same may be amended, supplemented or otherwise modified from time to time, including, but not limited to, the Canadian Guarantee and Security Agreement.

“Canadian Security Documents” shall mean the Canadian Security Agreement and any other agreements executed by one or more of the Canadian Loan Parties pursuant to which the Collateral Agent has been granted a Lien to secure the Canadian Obligations or the guarantees thereof.

“Canadian Specified Suppressed Availability” at any time, shall mean the excess at such time of (i) the Canadian Borrowing Base at such time over (ii) the Total Canadian Revolving Commitment at such time; provided that (i) for so long as any Term Loans are outstanding, for purposes of any test of any minimum Cdn. Dollar amount of the Canadian Borrowing Base or any threshold percentage of the Canadian Borrowing Base set forth in this Agreement, if Canadian Specified Suppressed Availability would otherwise account for more than 50% of such Cdn. Dollar amount or threshold percentage, then Canadian Specified Suppressed Availability shall instead be deemed to be 50% of such Cdn. Dollar amount or threshold percentage and (ii) at any time that no Term Loans are outstanding, if the excess of (x) the Total Canadian Revolving Commitment at such time over (y) the Aggregate Canadian Revolving Exposure at such time is less than 5.0% of the Total Canadian Revolving Commitment at such time, Canadian Specified Suppressed Availability shall be deemed to be zero.

“Canadian Subsidiary” shall mean any direct or indirect Subsidiary of the U.S. Parent Borrower which is incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Swingline Commitment” shall mean the obligation of the Canadian Swingline Lenders to make Canadian Swingline Loans in an aggregate Outstanding Amount not to exceed $30,000,000. The Canadian Swingline Commitment of each Canadian Swingline Lender on the Restatement Effective Date shall be set forth on Schedule A.

“Canadian Swingline Lenders” shall mean (i) the Canadian Bank, (ii) Bank of Montreal and (iii) any successor financial institution to either of the foregoing agreed to by the Canadian Administrative Agent, each in its capacity as provider of Canadian Swingline Loans.

“Canadian Swingline Loan” shall have the meaning provided in Section 2.3(g)(i).

“Canadian Testing Availability” at any time, shall mean the sum of (i) Canadian Availability at such time plus (ii) Canadian Specified Suppressed Availability at such time.

“Canadian Unused Line Fee” shall have the meaning provided in Section 3.2(b).

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under leases evidencing Capitalized Lease Obligations) by the U.S. Parent Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the U.S. Parent Borrower.

“Capital Stock” shall mean, as to any Person, any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” shall mean an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Captive Insurance Subsidiary” shall mean any Subsidiary of the U.S. Parent Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Dominion Event” shall mean the occurrence of either of the following events: (a) Combined Availability is less than or equal to the greater of (i) $100,000,000 and (ii) 10.0% of the Combined Line Cap for five consecutive Business Days or (b) upon the declaration of such by the Required Lenders when a Specified Event of Default has occurred and is continuing.

“Cash Equivalents” shall mean any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America, Canada, the United Kingdom, Switzerland or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers~~’~~’ acceptances of (i) any bank or other institutional lender under this Agreement or any Affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by ~~Moody’s~~Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (c)(ii) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by ~~Moody’s~~Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended, (g) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors, and (h) solely with respect to any Captive Insurance Subsidiary, any investment that person is permitted to make in accordance with applicable law.

“Cash Flow Administrative Agent” shall mean Bank of America, in its capacity as administrative agent under the Cash Flow Credit Agreement, and its successors and assigns.

“Cash Flow Collateral Agent” shall mean Bank of America, in its capacity as collateral agent under the Cash Flow Credit Agreement, and its successors and assigns.

“Cash Flow Credit Agreement” shall mean the Cash Flow Credit Agreement, dated July 1, 2015, by and among the U.S. Parent Borrower, Univar USA Inc., the lenders party thereto, the Cash Flow Administrative Agent and the other parties named therein, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Cash Flow Credit Agreement or other credit agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Cash Flow Credit Agreement hereunder). Any reference to the Cash Flow Credit Agreement hereunder shall be deemed a reference to any Cash Flow Credit Agreement then in existence.

“Cash Flow Credit Facility” shall mean the collective reference to the Cash Flow Loan Documents, any notes issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Cash Flow Credit Agreement or one or more other credit agreements, indentures or financing agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Facility hereunder).

“Cash Flow Loan Documents” shall mean the “Loan Documents” (or comparable term) as defined in the Cash Flow Credit Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time.

“Cash Flow Maturity Date” shall mean July 1, 2024.

“Cash Flow Term Loans” shall mean all loans outstanding under the Cash Flow Credit Agreement on the Restatement Effective Date.

“Cash Management Agreement” shall mean (i) any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payable services), purchase card, electronic funds transfer and other cash management arrangements and (ii) any other agreement (including, without limitation, any agreement which states that it is a “Cash Management Agreement” for purposes of this Agreement) other than an agreement relating to Indebtedness incurred in reliance on Section 9.1(a), Section 9.1(b)(i), Section 9.1(b)(iii), Section 9.1(b)(ix), Section 9.1(b)(x) or Section 9.1(b)(xi).

“Cash Management Bank” shall mean any Person that, either (x) at the time it enters into a Cash Management Agreement or (y) on the Closing Date or the Restatement Effective Date, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement, including for the avoidance of doubt, any Cash Management Agreement entered into prior to the Closing Date or the Restatement Effective Date, as applicable.

“CCAA” shall mean Companies~~’~~’ Creditors Arrangement Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“Cdn. Dollar” and “Cdn.$” shall mean dollars in the lawful currency of Canada.

“CD&R” shall mean Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

“CD&R Fund VIII” shall mean Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto.

“CD&R Investors” shall mean, collectively, (i) CD&R Fund VIII, (ii) CD&R Friends & Family Fund VIII, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, and (iii) any Affiliate of any CD&R Investor identified in clauses (i) and (ii) of this definition.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) that requires compliance by a Lender; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent Entity, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the U.S. Parent Borrower; provided that (x) so long as the U.S. Parent Borrower is a Subsidiary of any Parent Entity, no “person” shall be deemed to be or become a “beneficial owner” of more than 50.0% of the total voting power of the Voting Stock of the U.S. Parent Borrower unless such “person” shall be or become a “beneficial owner” of more than 50.0% of the total voting power of the Voting Stock of such Parent Entity and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the “beneficial owner”; (ii) the U.S. Parent Borrower sells or transfers, in one or a series of related transactions, all or substantially all of the assets of the U.S. Parent Borrower and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any Parent Entity, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as such transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50.0% of the total voting power of the Voting Stock of such transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50.0% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner; (iii) the U.S. Parent Borrower shall cease to own, directly or indirectly, 100.0% of the Capital Stock of any other Borrower (or any Successor U.S. Parent Borrower) unless such transaction is otherwise permitted hereby and such Borrower shall cease to constitute a Borrower following such transaction; or (iv) a “Change of Control” as defined in the Senior Notes Indenture (or any indenture or other agreement governing Refinancing Indebtedness in respect of the Senior Notes, and in each case in an aggregate principal amount equal to or greater than $150.0 million).

“Chattel Paper” shall have the meaning provided in Article 9 of the UCC and in the PPSA, as applicable.

“Class,” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, Canadian Revolving Loans, European Revolving Loans or Initial Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a U.S. Revolving Commitment, a Canadian Revolving Commitment, an Incremental European Revolving Commitment or a Reallocated European Revolving Commitment or an Initial Term Commitment.

“Closing Date” shall mean July 28, 2015.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean ~~the U.S. Collateral and the Canadian Collateral, collectively. “Collateral,” for the avoidance of doubt, shall not include at any time any Excluded Assets.~~all property pledged or purported to be pledged (or upon which a Lien is or is purported to be created) pursuant to the Security Documents.

“Collateral Agent” shall mean Bank of America, as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 11.

“Collateral Representative” shall mean (i) with respect to the Cash Flow Credit Agreement, the Cash Flow Collateral Agent and (ii) with respect to any Indebtedness secured by Liens on the Collateral, the collateral agent under the agreement governing such Indebtedness.

“Combined Availability” at any time, shall mean, as determined by the Administrative Agents in their reasonable credit judgment, the sum of (a) Canadian Testing Availability at such time plus (b) U.S. Testing Availability at such time.

“Combined Line Cap” shall mean at any time, the sum of (a) the U.S. Line Cap at such time and (B) the Canadian Line Cap at such time.

“Commitment Increase” shall have the meaning provided in Section 2.15(a).

“Commitment Increase Effective Date” shall have the meaning provided in Section 2.15(c).

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such ~~Lender’s~~Lender’s U.S. Revolving Commitment, Canadian Revolving Commitment, Incremental European Revolving Commitment, Reallocated European Revolving Commitment, Swingline Commitment and Initial Term Commitment.

“Commodities Agreement” shall mean, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the U.S. Parent Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the U.S. Parent Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

“Concentration Account” shall mean the U.S. Concentration Account or the Canadian Concentration Account, as the context requires.

“Consolidated Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the U.S. Parent Borrower are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided that:

(1) if, since the beginning of such period, the U.S. Parent Borrower or any Restricted Subsidiary has Incurred any Indebtedness or the U.S. Parent Borrower has issued any Designated Preferred Stock that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness or an issuance of Designated Preferred Stock of U.S. Parent Borrower, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness or Designated Preferred Stock or as if such Indebtedness or Designated Preferred Stock had been Incurred or issued, as applicable, on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

(2) if, since the beginning of such period, the U.S. Parent Borrower or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness, or any Designated Preferred Stock of the U.S. Parent Borrower, that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been repaid with an equivalent permanent reduction in commitments thereunder) or a Discharge of Designated Preferred Stock of the U.S. Parent Borrower, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness or Designated Preferred Stock, including with the proceeds of such new Indebtedness or such new Designated Preferred Stock of the U.S. Parent Borrower, as if such Discharge had occurred on the first day of such period,

(3) if, since the beginning of such period, the U.S. Parent Borrower or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business or designated any Restricted Subsidiary as an Unrestricted Subsidiary (any such disposition or designation, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the U.S. Parent Borrower and its continuing Restricted Subsidiaries in connection with such Sale for such period (including, but not limited to, through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold or any Restricted Subsidiary is designated as an Unrestricted Subsidiary, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the U.S. Parent Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

(4) if, since the beginning of such period, the U.S. Parent Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Unrestricted Subsidiary as a Restricted Subsidiary (any such Investment, acquisition or designation, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

(5) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the U.S. Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the U.S. Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period;

provided that (in the event that the U.S. Parent Borrower shall classify Indebtedness Incurred on the date of determination as Incurred in part under Section 9.1(a) and in part under Section 9.1(b), as provided in Section 9.1(c)(iii)) any such pro forma calculation of Consolidated Interest Expense shall not give effect to any such Incurrence of Indebtedness on the date of determination pursuant to Section 9.1(b) (other than, if the U.S. Parent Borrower at its option has elected to disregard Indebtedness being Incurred on the date of determination in part under Section 9.1(a) for purposes of calculating the Consolidated Total Leverage Ratio for Incurring Indebtedness on the date of determination in part under Section 9.1(b)(x), Section 9.1(b)(x)) or to any Discharge of Indebtedness from the proceeds of any such Incurrence pursuant to such Section 9.1(b) (other than Section 9.1(b)(x), if the Incurrence of Indebtedness under Section 9.1(b)(x) is being given effect to in the calculation of the Consolidated Coverage Ratio).

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or a Responsible Officer of the U.S. Parent Borrower; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the U.S. Parent Borrower to be taken no later than 18 months after the date of determination. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the U.S. Parent Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the U.S. Parent Borrower or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the U.S. Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, the Consolidated Net Income for such period, plus (x) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Special Purpose Financing Expense), any Special Purpose Financing Fees, and to the extent not reflected in Consolidated Interest Expense, costs of surety bonds in connection with financing activities, (iii) depreciation, (iv) amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs), (v) any non-cash charges or non-cash losses, (vi) any expenses or charges related to any equity offering, Investment or Indebtedness permitted by this Agreement (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the U.S. Parent Borrower or its Restricted Subsidiaries), (vii) the amount of any loss attributable to non-controlling interests, (viii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Hedging Obligations or other derivative instruments, (ix) any management, monitoring, consulting and advisory fees and related expenses paid to any of the Sponsors or any of their respective Affiliates, (x) interest and investment income, (xi) the amount of loss on any Financing Disposition, and (xii) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any equity subscription or equityholder agreement, to the extent funded with cash proceeds contributed to the capital of the U.S. Parent Borrower or an issuance of Capital Stock of the U.S. Parent Borrower (other than Disqualified Stock), plus (y) the amount of net cost savings projected by the U.S. Parent Borrower in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is 18 months after the Closing Date, or 18 months after the consummation of any operational change, respectively (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions (which adjustments may be incremental to pro forma adjustments made pursuant to the proviso to the definition of “Consolidated Coverage Ratio,” “Consolidated Secured Leverage Ratio” or “Consolidated Total Leverage Ratio”); provided that, solely for purposes of the Consolidated Fixed Charge Coverage Ratio, the amount of any increase to Consolidated EBITDA for any period pursuant to this clause (y) for any period shall not exceed 25% of Consolidated EBITDA for such period prior to giving effect to such increase pursuant to this clause (y).

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (i) Consolidated EBITDA for such Test Period minus Capital Expenditures of the U.S. Parent Borrower and the Restricted Subsidiaries paid in cash during such Test Period except to the extent such Capital Expenditures were made with the proceeds of Indebtedness (other than any Loans) or through equity investments received by the U.S. Parent Borrower minus the aggregate amount of income taxes of the U.S. Parent Borrower and the Restricted Subsidiaries paid in cash during such Test Period to (ii) Consolidated Fixed Charges for such Test Period.

“Consolidated Fixed Charges” shall mean, for any period, without duplication, the sum of (A) all scheduled payments of principal on Indebtedness (other than (i) refinancings or repayments made with additional Indebtedness (other than proceeds of Loans), (ii) payments of Obligations under this Agreement, (iii) payments and prepayments under other revolving credit facilities that do not constitute permanent payments under any such facility, whether upon termination of such facility or otherwise, and do not result in a permanent reduction in any revolving credit commitment under any such facility and (iv) payments of intercompany Indebtedness), (B) the Consolidated Interest Expense for such period to the extent payable in cash and (C) cash dividends paid by the U.S. Parent Borrower with respect to its Capital Stock for such period (other than cash dividends made with the proceeds of additional Indebtedness (other than proceeds of Loans)).

“Consolidated Interest Expense” shall mean, for any period, (i) the total interest expense of the U.S. Parent Borrower and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the U.S. Parent Borrower and its Restricted Subsidiaries, including any such interest expense consisting of (A) interest expense attributable to Capitalized Lease Obligations, (B) amortization of debt discount, (C) interest in respect of Indebtedness of any other Person that has been Guaranteed by the U.S. Parent Borrower or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the U.S. Parent Borrower or any Restricted Subsidiary, (D) non-cash interest expense, (E) the interest portion of any deferred payment obligation, and (F) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers~~’~~’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the U.S. Parent Borrower held by Persons other than the U.S. Parent Borrower or a Restricted Subsidiary minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Special Purpose Financing Expense, accretion or accrual of discounted liabilities not constituting Indebtedness, expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, and any “additional interest” in respect of registration rights arrangements for any securities, amortization or write-off of financing costs, in each case under clauses (i) through (iii) above as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the U.S. Parent Borrower and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the U.S. Parent Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that, without duplication, there shall not be included in such Consolidated Net Income:

(i) any net income (loss) of any Unrestricted Subsidiary,

(ii) any net income (loss) of any Restricted Subsidiary that is not a Loan Party if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the U.S. Parent Borrower by operation of the terms of such Restricted ~~Subsidiary’s~~Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Agreement or the other Loan Documents, and (z) restrictions in effect on the Closing Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted

Subsidiary that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Closing Date as determined by the U.S. Parent Borrower in good faith), except that (A) the U.S. Parent ~~Borrower’s~~Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the U.S. Parent Borrower or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (ii)) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the U.S. Parent Borrower or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

(iii) (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the U.S. Parent Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the U.S. Parent Borrower or any Restricted Subsidiary,

(iv) any extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges (or any amortization thereof) associated with the Transactions or any acquisition, merger or consolidation, whether or not completed, after the date hereof or any accounting change), any severance, relocation, consolidation, closing, integration, facilities opening, business optimization, transition or restructuring costs, charges or expenses, any signing, retention or completion bonuses, and any costs associated with curtailments or modifications to pension and post-retirement employee benefit plans,

(v) the cumulative effect of a change in accounting principles,

(vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

(vii) any unrealized gains or losses in respect of Hedge Agreements,

(viii) any unrealized foreign currency translation gains or losses, including in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(ix) any non-cash compensation charge arising from any grant of limited liability company interests, stock, stock options or other equity based awards,

(x) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation gains or losses, including in respect of Indebtedness or other obligations of the U.S. Parent Borrower or any Restricted Subsidiary owing to the U.S. Parent Borrower or any Restricted Subsidiary,

(xi) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), non-cash charges for deferred tax valuation allowances and non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP,

(xii) expenses related to the conversion of various employee benefit programs in connection with the IPO and non-cash compensation related expenses, and

(xiii) to the extent covered by insurance and actually reimbursed (or the U.S. Parent Borrower has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365-day period)), any expenses with respect to liability or casualty events or business interruption, provided, further, that the exclusion of any item pursuant to the foregoing clauses (i) through (xiii) shall also exclude the tax impact of any such item, if applicable.

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iv) above in any determination thereof, the U.S. Parent Borrower will deliver a certificate of a Responsible Officer to the U.S. Administrative Agent promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

“Consolidated Secured Indebtedness” shall mean, as of any date of determination, (i) an amount equal to the Consolidated Total Indebtedness (without regard to clause (ii) of the definition thereof) as of such date that in each case is then secured by Liens on property or assets of the U.S. Parent Borrower and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, Section 9.1(b)(ix) and (B) Unrestricted Cash of the U.S. Parent Borrower and its Restricted Subsidiaries.

“Consolidated Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (ii) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the U.S. Parent Borrower are available, provided that:

(1) if, since the beginning of such period, the U.S. Parent Borrower or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2) if, since the beginning of such period, the U.S. Parent Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the U.S. Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the U.S. Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period;

provided that, in the event that the U.S. Parent Borrower shall classify Indebtedness Incurred on the date of determination as secured in part pursuant to clause (k)(1) of the “Permitted Liens” definition in respect of Indebtedness Incurred pursuant to Section 9.1(b)(i)(II) and clause (ii) of the definition of Maximum Incremental Facilities Amount in the Cash Flow Credit Agreement as in effect on the Closing Date and in part pursuant to one or more other clauses of the definition of Permitted Liens, as provided in clause (y) of the final paragraph of such definition, any calculation of the Consolidated Secured Leverage Ratio, including in the definition of “Maximum Incremental Facilities Amount,” shall not include any such Indebtedness (and shall not give effect to any Discharge of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of such definition.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or another Responsible Officer of the U.S. Parent Borrower; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the U.S. Parent Borrower to be taken no later than 18 months after the date of determination.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets, in each case reflected on the consolidated balance sheet of the U.S. Parent Borrower as at the end of the most recently ended fiscal quarter of the U.S. Parent Borrower for which a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or Liens or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness” shall mean, as of any date of determination, an amount equal to (i) the aggregate principal amount of outstanding Indebtedness of the U.S. Parent Borrower and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts in respect of funded letters of credit); Capitalized Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Loan Party) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations) minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, Section 9.1(b)(ix) and (B) Unrestricted Cash of the U.S. Parent Borrower and its Restricted Subsidiaries.

“Consolidated Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (ii) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the U.S. Parent Borrower are available, provided that:

(1) if, since the beginning of such period, the U.S. Parent Borrower or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2) if, since the beginning of such period, the U.S. Parent Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the U.S. Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the U.S. Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period;

provided that, for purposes of the foregoing calculation, in the event that the U.S. Parent Borrower shall classify Indebtedness Incurred on the date of determination as Incurred in part pursuant to Section 9.1(b)(x) (other than by reason of subclause (2) of the proviso to such clause (x)) and in part pursuant to one or more other clauses of Section 9.1(b) and/or (unless the U.S. Parent Borrower at its option has elected to disregard Indebtedness being Incurred on the date of determination in part pursuant to subclause (2) of the proviso to Section 9.1(b)(x) for purposes of calculating the Consolidated Coverage Ratio for Incurring Indebtedness on the date of determination in part under

Section 9.1(a)) pursuant to Section 9.1(a) (as provided in Sections 9.1(c)(ii) and (iii)), Consolidated Total Indebtedness shall not include any such Indebtedness Incurred pursuant to one or more such other clauses of Section 9.1(b) and/or pursuant to Section 9.1(a), and shall not give effect to any Discharge of any Indebtedness from the proceeds of any such Indebtedness being disregarded for purposes of the calculation of the Consolidated Total Leverage Ratio that otherwise would be included in Consolidated Total Indebtedness.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or another Responsible Officer of the U.S. Parent Borrower; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the U.S. Parent Borrower to be taken no later than 18 months after the date of determination.

“Consolidation” shall mean the consolidation of the accounts of each of the Restricted Subsidiaries with those of the U.S. Parent Borrower in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the U.S. Parent Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Contractual Obligation” shall mean, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Amounts” shall mean the aggregate amount of capital contributions applied by the U.S. Parent Borrower to permit the Incurrence of Contribution Indebtedness pursuant to Section 9.1(b)(xi).

“Contribution Indebtedness” shall mean Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Specified Equity Contributions, Excluded Contributions, the proceeds from the issuance of Disqualified Stock or contributions by the U.S. Parent Borrower or any Restricted Subsidiary) made to the capital of the U.S. Parent Borrower or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is Incurred within 180 days after the receipt of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to a certificate of a Responsible Officer of the U.S. Parent Borrower on the date of Incurrence thereof.

“Corresponding Obligations” means all Secured Obligations as they may exist from time to time, other than the Parallel Debts.

“Covenant Compliance Event” shall mean the Combined Availability at any time is less than or equal to 10.0% of the Combined Line Cap. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing until the Combined Availability has exceeded 10.0% of the Combined Line Cap for 20 consecutive days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Covered Entity” shall have the meaning provided in Section 12.29(b).

“Covered Party” shall have the meaning provided in Section 12.29(a).

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Term Loan, Revolving Loan, Agent Advance or Swingline Loan or the issuance of a Letter of Credit. For the avoidance of doubt “Credit Event” does not include participation payments or advances, sold or made (as applicable) pursuant to Section 2.4(f)(iii).

“Currency Agreement” shall mean, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“CVC” shall mean CVC Capital Partners Limited.

“CVC Investors” shall mean any funds or limited partnerships managed or advised by CVC Capital Partners Limited or any of its Affiliates or direct or indirect Subsidiaries or any investors in such funds or limited partnerships (but excluding, in each case, any portfolio companies in which such funds or limited partnerships hold an investment and excluding, in each case, any funds or entities managed or advised by CVC Credit Partners Holdings Limited or any of its direct or indirect Subsidiaries engaged in the same or a similar business to CVC Credit Partners Holdings Limited) who are investors in such funds or limited partnerships as at the Closing Date, investing directly or indirectly in the U.S. Parent Borrower.

“Debt Maturity Reserve” shall mean a Reserve equal to the aggregate principal amount of the Senior Notes to the extent outstanding 60 days prior to the stated maturity thereof.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.5(c).

~~“Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.~~

~~“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.~~

~~“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.~~

“Default ~~Rate~~Right” shall have the meaning provided in Section ~~2.5~~12.29(~~c~~b).

“Defaulting Lender” shall mean any Lender or Agent whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Deposit Account” shall mean any deposit account (as such term is defined in Article 9 of the UCC) and includes a bank account with a deposit function.

“Designated Account Debtor” shall mean each Account Debtor designated in writing by the U.S. Borrower to the U.S. Administrative Agent as a “Designated Account Debtor” (provided that, if such Account Debtor had any Eligible Accounts that were included in the calculation of any Borrowing Base in the most recent Borrowing Base Certificate delivered to the U.S. Administrative Agent, such designation shall only be allowed to the extent the Borrowers have provided an updated Borrowing Base Certificate to the U.S. Administrative Agent prepared as of the date of such most recently delivered Borrowing Base Certificate but giving effect to the exclusion of all Accounts of such Designated Account Debtor from Eligible Accounts and demonstrating that after giving effect to such designation no prepayment of Loans or cash collateralization of Letters of Credit would be required pursuant to Section 4.3(a)); provided that upon written notice to the U.S. Administrative Agent, the U.S. Parent Borrower may designate an Account Debtor that was previously designated as a Designated Account Debtor as no longer being a Designated Account Debtor so long as no Accounts of such Account Debtor have been transferred pursuant to clause (xix) of the definition of “Asset Disposition” within the previous 120 days (or 210 days, with respect to any Account Debtor who has Accounts arising from transactions with the Canadian ~~Borrower’s~~Borrower’s agricultural division) prior to such date of designation.

“Designated Noncash Consideration” shall mean the Fair Market Value of noncash consideration received by the U.S. Parent Borrower or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to a certificate of a Responsible Officer of the U.S. Parent Borrower, setting forth the basis of such valuation.

“Designated Obligations” shall mean all obligations of the Borrowers with respect to (a) principal of and interest on the Loans (other than Term Loans), (b) all unreimbursed drawings under Letters of Credit and (c) accrued and unpaid fees under the Loan Documents.

“Designated Preferred Stock” shall mean Preferred Stock of the U.S. Parent Borrower (other than Disqualified Stock) or any Parent Entity that is issued after the Closing Date for cash (other than to the U.S. Parent Borrower or a Restricted Subsidiary) and is so designated as Designated Preferred Stock under this Agreement and the Cash Flow Credit Agreement, pursuant to a certificate of a Responsible Officer of the U.S. Parent Borrower.

“Discharge” shall have the meaning provided in clause (2) of the definition of “Consolidated Coverage Ratio.”

“Disinterested Directors” shall mean, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the U.S. Parent Borrower, or one or more members of the Board of Directors of a Parent Entity, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such ~~member’s~~member’s holding Capital Stock of the U.S. Parent Borrower or any Parent Entity or any options, warrants or other rights in respect of such Capital Stock.

“disposition” shall have the meaning provided in the definition of the term “Asset Disposition” in this Section 1.1.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Disposition or other disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Disposition or other disposition), in whole or in part, in each case on or prior to the Cash Flow Maturity Date; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the U.S. Parent Borrower or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division ” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the applicable Administrative Agent or Letter of Credit Issuer, as applicable, on the basis of the Spot Rate for the purchase of Dollars with such Alternative Currency.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean any Restricted Subsidiary of the U.S. Parent Borrower other than a Foreign Subsidiary.

“Dutch Security Agreement” shall have the meaning assigned such term in Amendment No. 1.

“Dutch Security Documents” shall have the meaning assigned such term in Amendment No. 1.

“Dutch Loan Party” means any Loan Party organized under the laws of the Netherlands.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” shall mean, with respect to any U.S. Borrower or Canadian Loan Party, the Accounts created and owned by such U.S. Borrower or Canadian Loan Party and arising in the ordinary course of such U.S. Borrower or Canadian Loan ~~Party’s~~Party’s business from the sale of goods by such U.S. Borrower or Canadian Loan Party, and which the applicable Administrative Agent in the exercise of its reasonable, good faith credit judgment determines to be Eligible Accounts; provided that neither Administrative Agent shall establish any criteria for excluding Accounts from Eligible Accounts other than those set forth below unless (i) such Administrative Agent shall have given the U.S. Parent Borrower at least five Business Days~~’~~’ prior notice of such Administrative ~~Agent’s~~Agent’s intention to establish such criteria including an explanation as to the reasons that such Administrative Agent has determined in its reasonable, good faith credit judgment that such criteria are appropriate and (ii) to the extent the U.S. Parent Borrower shall have objected to the addition of such criteria within five Business Days of receiving such notice, such Administrative Agent shall have taken into consideration the U.S. Parent ~~Borrower’s~~Borrower’s basis of objection and shall have negotiated in good faith with the U.S. Parent Borrower for a period of five Business Days in order to reach a mutually satisfactory resolution with respect to such additional criteria (it being understood that nothing in the foregoing shall prohibit either Administrative Agent from establishing additional criteria for excluding Accounts from Eligible Accounts without the consent of the U.S. Parent Borrower if, following such Administrative ~~Agent’s~~Agent’s compliance with the procedures set forth above, such Administrative Agent shall have determined in its reasonable, good faith credit judgment that such criteria are appropriate). Without limiting the discretion of the Administrative Agents to establish other criteria of ineligibility in their reasonable good faith credit judgment in accordance with the foregoing, unless otherwise approved by the Administrative Agents in their discretion, Eligible Accounts shall not include any Account:

(a) with respect to which more than 120 days (or 210 days, with respect to Accounts of the Canadian Borrower arising from its agricultural division) have elapsed since the date of the original invoice therefor or which is more than 60 days past due from the due date of the original invoice;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement, any Security Document or any other Loan Document are incorrect in any material respect or have been breached and remain uncured;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason, unless and until such uncollected payment has been made and the Administrative Agents have consented to the inclusion of such Account as eligible;

(d) which represents a Progress Billing;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request, proposal, notice of intent to file a proposal, or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States or Canada, any state, province or territory thereof, or any other foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver, interim receiver, monitor, custodian, sequestrator, administrator or trustee for the Account Debtor or for any of the assets of the Account Debtor, including the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States, Canada (including the BIA and CCAA) or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) if fifty percent (50%) or more of the aggregate amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or, in the case of any Account Debtor of a Canadian Loan Party, Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any country or sovereign state (other than the United States of America or Canada or any state, province, municipality or other political subdivision thereof), or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the applicable Administrative Agent in its reasonable credit judgment;

(h) owed by an Account Debtor which is an Affiliate or officer, director or employee of a U.S. Borrower or Canadian Loan Party or owed by an Account Debtor which is a Designated Account Debtor;

(i) owed by an Account Debtor to which a U.S. Borrower or Canadian Loan Party or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the applicable Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; of if such Account is subject to a chargeback or a rebate that has been earned but not taken; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, claim, chargeback or rebate;

(j) owed by the government of the United States of America or Canada, or any department, agency, public or crown corporation or other instrumentality thereof, unless, (i) in the case of an Account owed to a U.S. Borrower by the government of the United States or any department, agency, public corporation or other instrumentality thereof, the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the U.S. Administrative ~~Agent’s~~Agent’s Liens therein, have been complied with to the U.S. Administrative ~~Agent’s~~Agent’s satisfaction with respect to such Account or (ii) in the case of an Account owed to a Canadian Loan Party by the government of Canada, or any department, agency, public or crown corporation or other instrumentality thereof, the FAA or any equivalent legislation and any other steps necessary to perfect the Collateral ~~Agent’s~~Agent’s Liens therein, have been complied with to the Canadian Administrative ~~Agent’s~~Agent’s satisfaction with respect to such Account;

(k) which is subject to cash-on-delivery or cash-in-advance payment terms;

(l) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(m) which is evidenced by a promissory note or other instrument or by chattel paper unless the Collateral Agent has a perfected first priority security interest in such note, instrument or chattel paper;

(n) if the applicable Administrative Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is materially impaired or that there is a material likelihood that such Account may not be paid by reason of the Account ~~Debtor’s~~Debtor’s financial inability to pay;

(o) with respect to which the Account Debtor is located in any State requiring the filing of a notice of business activities report or similar report in order to permit the applicable U.S. Borrower or Canadian Loan Party to seek judicial enforcement in such State of payment of such Account, unless such U.S. Borrower or Canadian Loan Party has qualified to do business in such state or has filed a notice of business activities report or equivalent report for the then current year;

(p) which is not evidenced by an invoice;

(q) with respect to an Account arising from a sale, if the Account does not represent a final sale;

(r) owed by an Account Debtor which is obligated to the U.S. Borrower or Canadian Loan Parties respecting Accounts the aggregate unpaid balance of which (together with the aggregate unpaid balance of Accounts owing by Affiliates of such Account Debtor) exceeds 7.5% of the aggregate unpaid balance of all Accounts owed to the U.S. Borrower or Canadian Loan Parties at such time by all of the U.S. Borrower or Canadian Loan Parties~~’~~’ Account Debtors, but only to the extent of such excess;

(s) with respect to which the Account Debtor has made any security deposit (including container drum deposits) or other advance payment that, in the applicable Administrative ~~Agent’s~~Agent’s reasonable credit judgment, adversely affects the collectability of the Account but only up to the amount of such security deposit;

(t) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such U.S. Borrower or Canadian Loan Party, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(u) that was acquired, or is an Account of a Person that was acquired, by the U.S. Parent Borrower or its Restricted Subsidiaries following the Closing Date outside the ordinary course of business in a transaction involving the payment of consideration by the U.S. Parent Borrower and its Restricted Subsidiaries in excess of $50,000,000 unless the applicable Administrative Agent has had an opportunity to conduct a field examination with respect to the Accounts or Persons so acquired;

(v) which is not subject to the Collateral ~~Agent’s~~Agent’s first priority Liens, which are perfected as to such Accounts, or which are subject to any other Lien whatsoever (other than Liens under the Loan Documents and other Permitted Liens, provided that such other Permitted Liens (i) are junior in priority to the Collateral ~~Agent’s~~Agent’s Liens or subject to Reserves and (ii) do not impair the ability of the Collateral Agent to realize on or obtain the full benefit of the Collateral); or

(w) which is payable in any currency other than Dollars or Cdn. Dollars.

If any Account at any time ceases to be an Eligible Account, the Administrative Agents may exclude such Account from the calculation of Eligible Accounts.

“Eligible Inventory” shall mean, with respect to any U.S. Borrower or Canadian Loan Party, the Inventory of such U.S. Borrower or Canadian Loan Party, valued at the lower of cost (on a first-in, first-out basis) or market, which the Administrative Agents, in their reasonable, good faith credit judgment, determine to be Eligible Inventory; provided that neither Administrative Agent shall establish any criteria for excluding Inventory from Eligible Inventory other than those set forth below unless (i) such Administrative Agent shall have given the U.S. Parent Borrower at least five Business Days~~’~~’ prior notice of such Administrative ~~Agent’s~~Agent’s intention to establish such criteria including an explanation as to the reasons that such Administrative Agent has determined in its reasonable, good faith credit judgment that such criteria are appropriate and (ii) to the extent the U.S. Parent Borrower shall have objected to the addition of such criteria within five Business Days of receiving such notice, such Administrative Agent shall have taken into consideration the U.S. Parent ~~Borrower’s~~Borrower’s basis of objection and shall have negotiated in good faith with the U.S. Parent Borrower for a period of five Business Days in order to reach a mutually satisfactory resolution with respect to such additional criteria (it being understood that nothing in the foregoing shall prohibit either Administrative Agent from establishing additional criteria for excluding Inventory from Eligible Inventory without the consent of the U.S. Parent Borrower if, following such Administrative ~~Agent’s~~Agent’s compliance with the procedures set forth above, such Administrative Agent shall have determined in its reasonable, good faith credit judgment that such criteria are appropriate). Without limiting the reasonable good faith credit judgment of the Administrative Agents to establish other criteria of ineligibility unless otherwise approved by the Administrative Agents in their discretion, Eligible Inventory of a U.S. Borrower or Canadian Loan Party shall not include any Inventory of such U.S. Borrower or Canadian Loan Party:

(a) that is not owned by such U.S. Borrower or Canadian Loan Party;

(b) that is not subject to the Collateral ~~Agent’s~~Agent’s first priority Liens, which are perfected as to such Inventory under the laws of the jurisdiction where such Inventory is located, or that are subject to any other Lien whatsoever (other than Liens under the Loan Documents and other Permitted Liens, provided that such other Permitted Liens (i) are junior in priority to the Collateral ~~Agent’s~~Agent’s Liens or subject to Reserves and (ii) do not impair the ability of the Collateral Agent to realize on or obtain the full benefit of the Collateral);

(c) that consists of work-in-progress, customized products, display items, samples or packing or shipping materials, packaging, manufacturing supplies or replacement or spare parts not considered for sale in the ordinary course of business;

(d) that consists of goods which have been returned by the buyer, other than goods that are undamaged or that are resaleable in the normal course of business;

(e) that does not comply in all material respects with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents;

(f) that is covered by negotiable document of title, unless such document has been delivered to the Collateral Agent;

(g) the cost of which is subject to a deferred rebate, to the extent of such rebate;

(h) that is not in good condition, is unmerchantable or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(i) that is not currently either usable or saleable, at prices approximating at least cost, in the normal course of such U.S. Borrower or Canadian Loan ~~Party’s~~Party’s business or that is slow moving, defective or stale;

(j) that is more than one year old, or that is obsolete or returned or repossessed or used goods taken in trade;

(k) that is located outside the United States of America or Canada;

(l) that is in-transit, other than Inventory in-transit from a U.S. Borrower or Canadian Loan ~~Party’s~~Party’s location in the United States of America or Canada to another location of a U.S. Borrower or Canadian Loan Party in the United States of America or Canada;

(m) that is located in a public warehouse or in possession of a bailee or in a facility leased by a U.S. Borrower or Canadian Loan Party, unless (A) the warehouseman or the bailee or the lessor has delivered to the applicable Administrative Agent, if requested by such Administrative Agent, a waiver agreement in form and substance satisfactory to such Administrative Agent or (B) a Reserve for rents or storage charges has been established for Inventory at that location;

(n) that contains or bears any intellectual property rights licensed to a U.S. Borrower or Canadian Loan Party by any Person if the applicable Administrative Agent is not satisfied that the Collateral Agent may sell or otherwise dispose of such Inventory in accordance with the terms of the U.S. Security Agreement or the Canadian Security Agreement, as applicable, without infringing the rights of the licensor of such intellectual property rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement) and as to which such U.S. Borrower or Canadian Loan Party has not delivered to the applicable Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to such Administrative Agent if requested, in each case to the extent necessary in order to enable the Collateral Agent to foreclose on or otherwise exercise remedies with respect to the Collateral pursuant to the terms of the U.S. Security Agreement or the Canadian Security Agreement, as applicable;

(o) that is not included in the calculation of a current perpetual inventory report (including all Inventory purchased by the U.S. Borrowers~~’~~’ International Sourcing Group);

(p) that represents intercompany profit;

(q) that is Inventory placed on consignment or with a processor;

(r) that is reserved for as slow or dead inventory by the Borrowers; or

(s) that was acquired, or is Inventory of a Person that was acquired, by the U.S. Parent Borrower or its Restricted Subsidiaries following the Closing Date outside the ordinary course of business in a transaction involving the payment of consideration by the U.S. Parent Borrower and its Restricted Subsidiaries in excess of $50,000,000 unless the applicable Administrative Agent has had an opportunity to conduct a field examination with respect to the Inventory or Persons so acquired.

If any Inventory of a U.S. Borrower or Canadian Loan Party at any time ceases to be Eligible Inventory, the Administrative Agents may exclude such Inventory from the calculation of Eligible Inventory of such U.S. Borrower or Canadian Loan Party.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Costs” shall mean any and all costs or expenses (including ~~attorney’s and consultant’s~~attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws” shall mean any and all U.S. or foreign, federal, state, provincial, territorial, local or municipal laws, rules, orders, enforceable guidelines and orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect.

“Environmental Permits” shall mean any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“European ABL Agreement” shall mean the European ABL Facility Agreement, dated as of March 24, 2014, among Univar B.V., the other Subsidiaries of the U.S. Parent Borrower from time to time party thereto, the U.S. Parent Borrower, as guarantor, J.P. Morgan Europe Limited, as administrative agent and collateral agent, and certain other parties thereto from time to time; as such agreement ~~may be~~was amended and restated and restated pursuant to that certain Deed of Amendment and Restatement, dated as of December 19, 2018, and as may be further amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original European ABL Agreement or other credit agreements or otherwise, except to the extent that such agreement, instrument or document expressly provides that it is not intended to be and is not a European ABL Agreement). Any reference to the European ABL Agreement hereunder shall be deemed a reference to each European ABL Agreement then in existence.

“European ABL Facility” shall mean the collective reference to the European ABL Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original European ABL Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise), except to the extent that such agreement, instrument or document expressly provides that it is not intended to be and is not a European ABL Facility. Without limiting the generality of the foregoing, the term “European ABL Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the U.S. Parent Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“European Revolving Commitment” shall mean, as to any European Revolving Lender, the obligation of such European Revolving Lender, if any, to make European Revolving Loans and participate in other Credit Events as may be included in the applicable European Revolving Facility, as the same may be changed from time to time pursuant to the terms hereof.

“European Revolving Facility” shall mean each European revolving facility as established as a Reallocated European Revolving Facility pursuant to Section 2.1(c) or as Incremental European Revolving Facility pursuant to Section 2.15(a).

“European Revolving Lender” shall mean a Lender with European Revolving Commitments.

“European Revolving Loans” shall mean Revolving Loans pursuant to a European Revolving Facility.

“Event of Default” shall have the meaning provided in Section 10.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Assets” shall have the meaning provided (x) in the case of the U.S. Borrowers, in the U.S. Security Agreement or~~,~~ (y) in the case of the Canadian Loan Parties, in the Canadian Security Agreement.

“Excluded Canadian Subsidiary” shall mean, at any date of determination, any Canadian Subsidiary of the U.S. Parent Borrower:

(a) that is an Immaterial Subsidiary;

(b) that is prohibited by Requirement of Law or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from becoming a Canadian Guarantor or granting Liens to secure the Canadian Obligations or if Guaranteeing, or granting Liens to secure, the Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received;

(c) with respect to which the U.S. Parent Borrower and the Collateral Agent reasonably agree that the burden or cost or other consequences of providing a Guarantee of the Canadian Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom;

(d) with respect to which the provision of such Guarantee of the Canadian Obligations would result in material adverse tax consequences to the U.S. Parent Borrower or one of its Subsidiaries (as reasonably determined by the U.S. Parent Borrower and notified in writing to the Collateral Agent);

(e) that is a joint venture or Non-Wholly Owned Subsidiary;

(f) that is an Unrestricted Subsidiary;

(g) that is a Captive Insurance Subsidiary;

(h) that is a Special Purpose Entity; or

(i) that is a Subsidiary formed solely for the purpose of (x) becoming a Parent Entity, or (y) merging with the U.S. Parent Borrower in connection with another Subsidiary becoming a Parent Entity, in each case to the extent such entity becomes a Parent Entity or is merged with the U.S. Parent Borrower within 60 days of the formation thereof, or otherwise creating or forming a Parent Entity;

provided that, notwithstanding the foregoing, any Canadian Subsidiary that Guarantees the payment of the Senior Notes shall not be an Excluded Canadian Subsidiary.

Subject to the proviso in the preceding sentence, any Canadian Subsidiary that fails to meet the foregoing requirements as of the last day of the period of the most recent four consecutive fiscal quarters for which consolidated financial statements of the U.S. Parent Borrower are available shall continue to be deemed an Excluded Canadian Subsidiary hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Section 8.1 with respect to such period.

“Excluded Contribution” shall mean Net Cash Proceeds, or the Fair Market Value of property or assets, received by the U.S. Parent Borrower as capital contributions to the U.S. Parent Borrower after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the U.S. Parent Borrower, in each case to the extent designated as an Excluded Contribution pursuant to a certificate of a Responsible Officer of the U.S. Parent Borrower.

“Excluded Swap Obligations” shall mean, with respect to any Swap Guarantor, any Swap Obligation if, and to the extent that, all or a portion of any Guarantee of such Swap Guarantor of, or the grant by such Swap Guarantor of a security interest to secure, such Swap Obligations (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Swap ~~Guarantor’s~~Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 12.27, any other keepwell, support, or other agreement for the benefit of such Swap Guarantor and any and all guarantees of such Swap ~~Guarantor’s~~Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee or grant of security interest of such Swap Guarantor would otherwise have become effective with respect to such Swap Obligation but for such Swap ~~Guarantor’s~~Guarantor’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes” shall mean, with respect to any Agent or any Lender, (a) tax imposed on or measured by net income (however denominated) and franchise taxes or similar taxes (imposed or measured by overall gross receipts) imposed on such Agent or Lender by the jurisdiction under the laws of which such Agent or Lender is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located; (b) in the case of a Non-U.S. Lender with respect to any U.S. Revolving Loan or other Loans made to the U.S. Borrowers, any U.S. federal withholding tax to the extent imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office) except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 4.5(a); (c) taxes attributable to a Non-U.S. ~~Lender’s~~Lender’s failure to comply with Section 4.5(d); (d) any U.S. federal withholding taxes imposed pursuant to current Section 1471, Section 1472 or Section 1474 of the Code (and any amended or successor version that is substantively comparable), and any regulations issued thereunder or published administrative guidance issued pursuant thereto; or (e) unless an Event of Default has occurred and is continuing, Taxes imposed under Part XIII of the Income Tax Act (Canada).

“Excluded U.S. Subsidiary” shall mean, at any date of determination, any Domestic Subsidiary of the U.S. Parent Borrower:

(a) that is an Immaterial Subsidiary;

(b) that is prohibited by Requirement of Law or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from becoming a U.S. Borrower or granting Liens to secure the Obligations or if becoming a U.S. Borrower, or granting Liens to secure the Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received;

(c) with respect to which the U.S. Parent Borrower and the Collateral Agent reasonably agree that the burden or cost or other consequences of providing becoming a U.S. Borrower shall be excessive in view of the benefits to be obtained by the Lenders therefrom;

(d) with respect to which becoming a U.S. Borrower would result in material adverse tax consequences to the U.S. Parent Borrower or one of its Subsidiaries (as reasonably determined by the U.S. Parent Borrower and notified in writing to the Collateral Agent);

(e) that is a Subsidiary of a Foreign Subsidiary;

(f) that is a joint venture or Non-Wholly Owned Subsidiary;

(g) that is an Unrestricted Subsidiary;

(h) that is a Captive Insurance Subsidiary;

(i) that is a Special Purpose Entity; or

(j) that is a Subsidiary formed solely for the purpose of (x) becoming a Parent Entity or (y) merging with the U.S. Parent Borrower in connection with another Subsidiary becoming a Parent Entity, in each case to the extent such entity becomes a Parent Entity or is merged with the U.S. Parent Borrower within 60 days of the formation thereof, or otherwise creating or forming a Parent Entity;

provided that, notwithstanding the foregoing, any Subsidiary that Guarantees the payment of the Senior Notes shall not be an Excluded U.S. Subsidiary.

Subject to the proviso in the preceding sentence, any Subsidiary that fails to meet the foregoing requirements as of the last day of the period of the most recent four consecutive fiscal quarters for which consolidated financial statements of the U.S. Parent Borrower are available shall continue to be deemed an Excluded U.S. Subsidiary hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Section 8.1 with respect to such period.

“Exempt Sale and Leaseback Transaction” shall mean any Sale and Leaseback Transaction (a) in which the sale or transfer of property occurs within 180 days of the acquisition of such property by the U.S. Parent Borrower or any of its Subsidiaries or (b) that involves property with a book value of $100.0 million or less and is not part of a series of related Sale and Leaseback Transactions involving property with an aggregate value in excess of such amount and entered into with a single Person or group of Persons. For purposes of the foregoing, “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the U.S. Parent Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the U.S. Parent Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the U.S. Parent Borrower or such Subsidiary.

“Existing Canadian Loans” shall mean all “Canadian Revolving Loans” outstanding under the Original ABL Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date.

“Existing Indebtedness” shall mean Indebtedness of the U.S. Parent Borrower and its Subsidiaries outstanding on the Closing Date and set forth on Schedule 9.1 to this Agreement.

“Existing Letter of Credit” shall mean each letter of credit listed on Schedule 2.4.

“Existing U.S. Revolving Loans” shall mean all “U.S. Revolving Loans” outstanding under the Original ABL Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date.

“Extension” shall have the meaning provided in Section 2.17(a).

“Extension Offer” shall have the meaning provided in Section 2.17(a).

“Extended Revolving Commitment” shall have the meaning provided in Section 2.17(a).

“Extended Term Loans” shall have the meaning provided in Section 2.17(a).

“Extending Revolving Lender” shall have the meaning provided in Section 2.17(a).

“Extending Term Lender” shall have the meaning provided in Section 2.17(a).

“FAA” shall mean the Financial Administration Act (Canada), as amended.

“Facilities” shall mean the U.S. Revolving Facility, the Canadian Revolving Facility, the Initial Term Facility, each Reallocated European Revolving Facility, if any, and each Incremental European Revolving Facility.

“Fair Market Value” shall mean, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by senior management of the U.S. Parent Borrower or the Board of Directors, whose determination shall be conclusive.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the U.S. Administrative Agent on such day on such transactions as determined by the U.S. Administrative Agent and (c) if the Federal Funds Effective Rate would otherwise be less than zero, the Federal Funds Effective Rate shall instead be zero.

“Final Maturity Date” shall mean the later of the Revolving Maturity Date and the Initial Term Maturity Date.

“Financing Disposition” shall mean any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets (a) by the U.S. Parent Borrower or any Restricted Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets or (b) by the U.S. Parent Borrower or any Restricted Subsidiary thereof to or in favor of any Special Purpose Entity that is not a Special Purpose Subsidiary.

“Fiscal Year” shall mean any period of 12 consecutive months ending on December 31 of any calendar year.

“Fixed GAAP Date” shall mean the Closing Date; provided that at any time after the Closing Date, the U.S. Parent Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” shall mean (a) the definitions of the terms “Capital Expenditures,” “Capitalized Lease Obligation,” “Consolidated Coverage Ratio,” “Consolidated Fixed Charges,” “Consolidated Fixed Charge Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Secured Indebtedness,” “Consolidated Secured Leverage Ratio,” “Consolidated Total

Assets,” “Consolidated Total Indebtedness,” “Consolidated Total Leverage Ratio,” “Consolidated Working Capital,” “Consolidation,” “Excess Cash Flow,” “Foreign Borrowing Base,” “Foreign Consolidated Total Assets,” “Foreign Segment Consolidated Total Assets,” “Inventory,” or “Receivables,” (b) all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement or the Loan Documents that, at the U.S. Parent ~~Borrower’s~~Borrower’s election, may be specified by the U.S. Parent Borrower by written notice to the Administrative Agent from time to time.

“Foreign Borrowing Base” shall mean the sum of (1) 85% of the book value of Inventory of the U.S. Parent ~~Borrower’s~~Borrower’s Foreign Subsidiaries (other than Canadian Subsidiaries and any Foreign Subsidiaries that are Loan Parties), (2) 85% of the book value of Receivables of the U.S. Parent ~~Borrower’s~~Borrower’s Foreign Subsidiaries (other than Canadian Subsidiaries and any Foreign Subsidiaries that are Loan Parties) and (3) cash, Cash Equivalents and Temporary Cash Investments of the U.S. Parent ~~Borrower’s~~Borrower’s Foreign Subsidiaries (other than Canadian Subsidiaries and any Foreign Subsidiaries that are Loan Parties) (in each case, determined as of the end of the most recently ended fiscal month of the U.S. Parent Borrower for which internal consolidated financial statements of the U.S. Parent Borrower are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Foreign Consolidated Total Assets” shall mean, as of any date of determination, the sum of the Foreign Segment Consolidated Total Assets of each Foreign Subsidiary Reporting Segment.

“Foreign Loan Party Guaranty Agreement” shall mean the Foreign Loan Party Guaranty Agreement, in form and substance reasonably satisfactory to the Administrative Agent, delivered to the Administrative Agent by each Foreign Subsidiary that becomes a Non-Borrowing Base Foreign Guarantor on or after the Amendment No. 1 Effective Date pursuant to Section 8.8 hereof, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Foreign Pension Plan” shall mean a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which a Restricted Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions or has within the preceding five years made or accrued such contributions.

“Foreign Plan” shall mean each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the U.S. Parent Borrower or any of its Restricted Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Plan Termination Event” shall mean (a) the withdrawal of the Canadian Borrower or any other Canadian Subsidiary from a Canadian Defined Benefit Plan which is “multi-employer pension plan,” as defined under applicable pension standards legislation, during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Defined Benefit Plan or the filing of an amendment with the applicable Governmental Authority which terminates a Canadian Defined Benefit Plan, in whole or in part; or (c) the institution of proceedings by any Governmental Authority to terminate a Canadian Defined Benefit Plan in whole or in part or have a replacement administrator appointed to administer a Canadian Defined Benefit Plan; or (d) any other event or condition or declaration or application which results in the termination or winding up of a Canadian Defined Benefit Plan, in whole or in part, or the appointment by any Governmental Authority of a replacement administrator to administer a Canadian Defined Benefit Plan.

“Foreign Security Documents” shall mean, collectively, (a) the Dutch Security Documents, and (b) each other security agreement or other instrument or document executed and delivered by a Non-Borrowing Base Foreign Guarantor pursuant to Section 8.8, 8.9 or 8.11 or pursuant to any other such Foreign Security Documents to secure any of the Obligations.

“Foreign Segment Consolidated Total Assets” shall mean, with respect to each Foreign Subsidiary Reporting Segment, as of any date of determination, total assets, in each case reflected on the consolidated balance sheet of such Foreign Subsidiary Reporting Segment as at the end of the most recently ended fiscal quarter of the U.S. Parent Borrower for which such a balance sheet is available, determined by consolidating the accounts of each of the Subsidiaries within such Foreign Subsidiary Reporting Segment in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Foreign Subsidiary” shall mean any Subsidiary of the U.S. Parent Borrower (a) that is organized under the laws of any jurisdiction outside of the United States of America and any Subsidiary of such Foreign Subsidiary or (b) that is a Foreign Subsidiary Holdco. Any subsidiary of the U.S. Parent Borrower which is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco” shall mean any Restricted Subsidiary of the U.S. Parent Borrower, so long as such Restricted Subsidiary has no material assets other than securities or indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof), and/or other assets incidental to an ownership interest in any such securities, indebtedness, Contractual Obligations, intellectual property or Subsidiaries. Any Subsidiary which is a Foreign Subsidiary Holdco that fails to meet the foregoing requirements as of the last day of the period for which consolidated financial statements of the U.S. Parent Borrower are available shall continue to be deemed a “Foreign Subsidiary Holdco” hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Section 8.1 with respect to such period.

“Foreign Subsidiary Reporting Segment” shall mean a group of Foreign Subsidiaries of the U.S. Parent Borrower which the U.S. Parent Borrower treats as an operating segment in connection with its internal financial reporting.

“Fronting Fees” shall mean the U.S. Fronting Fee and the Canadian Fronting Fee.

“FSCO” shall mean the Financial Services Commission of Ontario or like body in any other province of Canada with whom a Canadian Defined Benefit Plan is registered in accordance with applicable law and any other Governmental Authority succeeding to the functions thereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the U.S. Parent Borrower may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“GDPR ” means the European Union General Data Protection Regulation, Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 and the Dutch GDPR Implementation Act (Uitvoeringswet Algemene verordening gegevensbescherming).

“Goldman” shall mean Goldman, Sachs & Co., GSMP V Onshore US. Ltd., GSMP V Offshore US. Ltd., GSMP V Institutional US, Ltd. and any of their respective Affiliates.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors ” shall mean each Borrower (other than with respect to its own Obligations), the Canadian Guarantors and the Non-Borrowing Base Foreign Guarantors; each individually, a “Guarantor.”

“Hedge Agreements” shall mean, collectively, Interest Rate Agreements, Currency Agreements and Commodities Agreements.

“Hedge Bank” shall mean any Person that either (x) at the time it enters into a Hedge Agreement or (y) on the Closing Date or the Restatement Effective Date, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Hedge Agreement, including for the avoidance of doubt, any Hedge Agreement entered into prior to the Closing Date or the Restatement Effective Date, as applicable.

“Hedging Obligations” shall mean, as to any Person, the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“IFRS” shall mean International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary” shall mean any Subsidiary of the U.S. Parent Borrower designated as such in writing by the U.S. Parent Borrower to the Administrative Agent that (i) (x) contributed 5.00% or less of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the U.S. Parent Borrower are available, and (y) had consolidated assets representing 5.00% or less of Consolidated Total Assets as of the end of the most recently ended financial period for which consolidated financial statements of the U.S. Parent Borrower are available; and (ii) together with all other Immaterial Subsidiaries designated pursuant to the preceding clause (i), (x) contributed 5.00% or less of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the U.S. Parent Borrower are available, and (y) had consolidated assets representing 5.00% or less of Consolidated Total Assets as of the end of the most recently ended financial period for which consolidated financial statements of the U.S. Parent Borrower are available.

“Increasing Lender” shall have the meaning provided in Section 2.15(c).

“Incremental European Revolving Commitment” shall have the meaning provided in Section 2.15(a).

“Incremental European Revolving Facility” shall mean a revolving facility established pursuant to Section 2.15 made up of Incremental European Revolving Commitments and Incremental European Revolving Loans.

“Incremental European Revolving Lender” shall mean a Lender with an Incremental European Revolving Commitment or an outstanding Incremental European Revolving Loan.

“Incremental European Revolving Loan” shall have the meaning provided in Section 2.15(a).

“Incur” shall mean issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will be deemed not to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” shall mean, with respect to any Person on any date of determination (without duplication):

(i) the principal of indebtedness of such Person for borrowed money;

(ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii) all reimbursement obligations of such Person in respect of letters of credit, bankers~~’~~’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers~~’~~’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

(v) all Capitalized Lease Obligations of such Person;

(vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the U.S. Parent Borrower other than a Loan Party) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by senior management of the U.S. Parent Borrower, the Board of Directors of the U.S. Parent Borrower or the Board of Directors of the issuer of such Capital Stock);

(vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the U.S. Parent Borrower) and (B) the amount of such Indebtedness of such other Persons;

(viii) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person; and

(ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth above or as otherwise provided for in this Agreement, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indemnified Liabilities” shall have the meaning provided in Section 12.5.

“Indemnified Taxes” shall mean all Taxes (including Other Taxes) other than Excluded Taxes.

“Indemnitee” shall have the meaning provided in Section 12.5.

“Initial Agreement” shall have the meaning provided in Section 9.3(c).

“Initial Lien” shall have the meaning provided in Section 9.6(a).

“Initial Term Commitment” shall mean (a) in the case of each Lender that is a Lender on the Restatement Effective Date, the amount set forth opposite such ~~Lender’s~~Lender’s name on Schedule A as such ~~Lender’s~~Lender’s “Initial Term Commitment” and (b) in the case of any Lender that becomes a Lender after the Restatement Effective Date, the amount specified as such ~~Lender’s~~Lender’s “Initial Term Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Initial Term Commitments, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial Term Commitments as of the Restatement Effective Date is $175,000,000.

“Initial Term Facility” shall mean, at any time, the aggregate principal amount of the Initial Term Commitments and the Initial Term Loans of all Initial Term Lenders outstanding at such time.

“Initial Term Lender” shall mean each Lender that has an Initial Term Commitment, or that is the holder of an Initial Term Loan.

“Initial Term Loan” shall have the meaning assigned to such term in Section 2.1(e).

“Initial Term Maturity Date” shall mean the date that is three years after the Restatement Effective Date (or if such date is not a Business Day, the preceding Business Day).

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Intellectual Property” shall have the meaning provided in Section 7.9.

“Intercreditor Agreement” shall mean the ABL Intercreditor Agreement, dated as of the Closing Date, between the Cash Flow Collateral Agent and the Collateral Agent, and acknowledged by each of the U.S. Borrowers, as the same may be amended, restated, modified supplemented, superseded or waived from time to time.

“Interest Period” shall mean, with respect to any LIBOR Loan, the interest period applicable thereto, as determined pursuant to Section 2.7.

“Interest Rate Agreement” shall mean, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Investment” in any Person by any other Person shall mean any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 9.2 only, (i) “Investment” shall include the portion (proportionate to the U.S. Parent ~~Borrower’s~~Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the U.S. Parent Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the U.S. Parent Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the U.S. Parent ~~Borrower’s~~Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the U.S. Parent ~~Borrower’s~~Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the U.S. Parent Borrower) at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the U.S. Parent ~~Borrower’s~~Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by ~~Moody’s~~Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency.

“Investment Grade Securities” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the U.S. Parent Borrower and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above, which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investors” shall mean (i) the CD&R Investors, (ii) the CVC Investors, (iii) the Temasek Investors, (iv) Goldman and (v) Parcom.

“IPO” shall mean the initial public offering of the U.S. Parent ~~Borrower’s~~Borrower’s common stock which closed on June 23, 2015.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit J.

“Judgment Currency” shall have the meaning provided in Section 12.19.

“Junior Capital” shall mean, collectively, any Indebtedness of any Parent Entity or the U.S. Parent Borrower that (i) is not secured by any asset of the U.S. Parent Borrower or any Restricted Subsidiary, (ii) is expressly subordinated to the prior payment in full of the Obligations hereunder on terms consistent with those for senior subordinated high yield debt securities issued by U.S. companies sponsored by the Sponsors (as determined in good faith by the U.S. Parent Borrower, which determination shall be conclusive), (iii) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal prior to, the date that is 91 days after the Cash Flow Maturity Date (other than through conversion or exchange of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the U.S. Parent Borrower, Capital Stock of any Parent Entity or any other Junior Capital), (iv) has no mandatory redemption or prepayment obligations other than obligations that are subject to the prior payment in full in cash of the Obligations under this Agreement and (v) does not require the payment of cash interest until the date that is 91 days after the Cash Flow Maturity Date.

“Junior Debt” shall mean (i) the Senior Notes and Guarantees thereof (and Refinancing Indebtedness in respect thereof Incurred pursuant to Section 9.1(b)(iii)) and (ii) any Subordinated Obligations.

“LCA Election” shall have the meaning provided in Section 1.2(h).

“LCA Test Date” shall have the meaning provided in Section 1.2(h).

“Lead Arrangers” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank N.A. and Goldman Sachs Bank USA, as Joint Lead Arrangers.

“Lender” shall have the meaning provided in the preamble to this Agreement and shall include each Swingline Lender, with respect to Agent Advances, each Administrative Agent.

“Lender Default” shall mean (a) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender (including any Agent in its capacity as Lender) to make available its portion of any incurrence of Loans, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, (b) the failure of any Lender (including any Agent in its capacity as Lender) to pay over to an Administrative Agent, any Letter of Credit Issuer or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) a Lender (including any Agent in its capacity as Lender) has notified the U.S. Parent Borrower or an Administrative Agent that it does not intend to comply with its funding obligations hereunder, (d) a Lender (including any Agent in its capacity as Lender) has failed, within 10 Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations hereunder (provided that such Lender Default pursuant to this clause (d) shall cease to be a Lender Default upon receipt of such confirmation by the Administrative Agent), (e) an Agent or a Lender has admitted in writing that it is insolvent or such Agent or Lender becomes subject to a Lender-Related Distress Event or (f) a Lender (including any Agent in its capacity as a Lender) has become the subject of a Bail-In Action.

“Lender-Related Distress Event” shall mean, with respect to any Agent or Lender (each, a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed ~~Person’s~~Person’s assets, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Agent or Lender or any person that directly or indirectly controls such Agent or Lender by a Governmental Authority or an instrumentality thereof so long as such equity interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to an Agent or Lender or any person that directly or indirectly controls such Agent or Lender under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be a “Lender-Related Distress Event” with respect to such Agent or Lender or any person that directly or indirectly controls such Agent or Lender.

“Letter of Credit Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“Letter of Credit Fees” shall mean the collective reference to the U.S. Letter of Credit Fees and the Canadian Letter of Credit Fees.

“Letter of Credit Issuer” shall mean a Canadian Letter of Credit Issuer or a U.S. Letter of Credit Issuer. Any reference to a “Letter of Credit Issuer” shall refer to a U.S. Letter of Credit Issuer with respect to the U.S. Revolving Facility and a Canadian Letter of Credit Issuer with respect to the Canadian Revolving Facility, as applicable.

“Letter of Credit Issuer LC Sublimit” shall mean, with respect to each Letter of Credit Issuer, the amount set forth on Schedule B.

“Letter of Credit Maturity Date” shall mean the date that is 5 days prior to the Revolving Maturity Date.

“Letter of Credit Obligations” shall mean, collectively, the U.S. Letter of Credit Obligations and the Canadian Letter of Credit Obligations.

“Letter of Credit Participant” shall have the meaning provided in Section 2.4(f)(i).

“Letter of Credit Participation” shall have the meaning provided in Section 2.4(f)(i).

“Letters of Credit” shall mean the collective reference to U.S. Letters of Credit and Canadian Letters of Credit and shall include all Existing Letters of Credit.

“Liabilities” shall mean, collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“LIBOR” shall have the meaning specified in the definition of “LIBOR Rate”.

“LIBOR Interest Payment Date” shall mean, with respect to a LIBOR Loan, (i) the last day of each Interest Period applicable to such LIBOR Loan, (ii) if such Interest Period is longer than 3 months, each 3 month anniversary of the making of such LIBOR Loan and (iii) the Termination Date.

“LIBOR Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” shall mean:

(a) for any Interest Period with respect to a LIBOR Loan of any currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or other commercially available source providing such quotations as designated by the applicable Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or on the first day of such Interest Period in the case of any LIBOR Loan denominated in Sterling), for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day;

provided that if any LIBOR Rate as determined above shall otherwise be less than zero, then such LIBOR Rate shall be deemed to be zero.

“LIBOR Screen Rate” shall mean the LIBOR quote on the applicable screen page the applicable Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the applicable Administrative Agent from time to time).

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, hypothecation, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Condition Acquisition” shall mean any acquisition by one or more of the U.S. Parent Borrower and its Restricted Subsidiaries of any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Documents” shall mean this Agreement, the Canadian Guarantee~~,~~ and Security Agreement, the Foreign Loan Party Guaranty Agreement, the Security Documents, the Intercreditor Agreement and any promissory notes issued by a Borrower hereunder, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time.

“Loan Party” shall mean each of the Borrowers ~~and~~, the Canadian Guarantors and the Non-Borrowing Base Foreign Guarantors.

“Loans” shall mean the Revolving Loans and the Term Loans and shall include, as the context requires, Swingline Loans and Agent Advances.

“Lock Boxes” shall mean the U.S. Lock Boxes or the Canadian Lock Boxes, as the context requires.

“Management Advances” shall mean (1) loans or advances made to directors, management members, officers, employees or consultants of any Parent Entity, the U.S. Parent Borrower or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $50.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 9.1.

“Management Agreements” shall mean, collectively, (i) the Indemnification Agreement, dated as of November 30, 2010, among the U.S. Parent Borrower, CD&R and certain of its Affiliates, (ii) the Indemnification Agreement, dated as of November 30, 2010, among the U.S. Parent Borrower and certain Affiliates of CVC, (iii) the ~~Third~~Fourth Amended and Restated Stockholders Agreement, among the U.S. Parent Borrower, CD&R, certain Affiliates of CD&R and CVC, and certain other parties thereto, dated as of June ~~27~~23, ~~2012~~2015 and (iv) any other agreement primarily providing for indemnification and/or contribution for the benefit of any Permitted Holder in respect of Liabilities resulting from, arising out of or in connection with, based upon or relating to (a) any management consulting, financial advisory, financing, underwriting or placement services or other investment banking activities, (b) any offering of securities or other financing activity or arrangement of or by any Parent Entity or any of its Subsidiaries or (c) any action or failure to act of or by any Parent Entity or any of its Subsidiaries (or any of their respective predecessors); in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

“Management Guarantees” shall mean guarantees (x) of up to an aggregate principal amount outstanding at any time of $30.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent Entity, the U.S. Parent Borrower or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $15.0 million in the aggregate outstanding at any time.

“Management Indebtedness” shall mean Indebtedness Incurred to (a) any Person other than a Management Investor of up to an aggregate principal amount outstanding at any time of $15.0 million, and (b) any Management Investor, in each case, to finance the repurchase or other acquisition of Capital Stock of the U.S. Parent Borrower, any Restricted Subsidiary or any Parent Entity (including any options, warrants or other rights in respect thereof) from any Management Investor, which repurchase or other acquisition of Capital Stock is permitted by Section 9.2.

“Management Investors” shall mean the management members, officers, directors, employees and other members of the management of any Parent Entity, the U.S. Parent Borrower or any of their respective Subsidiaries, or family members or relatives of any of the foregoing (provided that, solely for purposes of the definition of “Permitted Holders,” such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the U.S. Parent Borrower, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the U.S. Parent Borrower, any Restricted Subsidiary or any Parent Entity.

“Management Stock” shall mean Capital Stock of the U.S. Parent Borrower, any Restricted Subsidiary or any Parent Entity (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Mandatory Canadian Borrowing” shall have the meaning provided in Section 2.3(g)(ii).

“Mandatory U.S. Borrowing” shall have the meaning provided in Section 2.2(g)(ii).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the U.S. Parent Borrower and its Restricted Subsidiaries taken as a whole, (b) the validity or enforceability as to the Loan Parties (taken as a whole) party thereto of the Loan Documents taken as a whole or (c) the rights or remedies of the Agents and the Lenders under the Loan Documents, in each case taken as a whole.

“Material Subsidiaries” shall mean Restricted Subsidiaries of the U.S. Parent Borrower constituting, individually or in the aggregate (as if such Restricted Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X.

“Materials of Environmental Concern” shall mean any pollutants, contaminants, hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos and polychlorinated biphenyls.

“Maximum Incremental Facilities Amount” shall have the meaning given to such term in the Cash Flow Credit Agreement as in effect on the Closing Date.

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of LIBOR Loans, the Dollar Equivalent of $5,000,000, (b) with respect to a Borrowing of ABR Loans, $1,000,000, (c) with respect to a Borrowing of BA Equivalent Loans, Cdn.$5,000,000 and (d) with respect to a Borrowing of Canadian Prime Rate Loans, Cdn.$1,000,000.

“Minimum Extension Condition” shall have the meaning provided in Section 2.17(b).

“Minimum Tranche Amount” shall have the meaning provided in Section 2.17(b).

“Monthly Borrowing Base Certificate” shall have the meaning provided in Section 8.1(o).

“~~Moody’s~~Moody’s” shall mean ~~Moody’s~~Moody’s Investors Service, Inc., and its successors.

“Multiemployer Plan” shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, with respect to any issuance or sale of any securities of the U.S. Parent Borrower or any Subsidiary by the U.S. Parent Borrower or any Subsidiary, or any capital contribution, or any Incurrence of Indebtedness, the cash proceeds of such issuance, sale, contribution or Incurrence net of attorneys~~’~~’ fees, accountants~~’~~’ fees, underwriters~~’~~’ or placement agents~~’~~’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale, contribution or Incurrence and net of all taxes paid or payable as a result, or in respect, thereof.

“Net Orderly Liquidation Value” shall mean, with respect to the Inventory of a U.S. Borrower or Canadian Loan Party at any time, the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of such Loan ~~Party’s~~Party’s Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, expressed as a percentage of the net book value thereof, such percentage to be as determined from time to time by reference to the most recent Inventory appraisal completed by a qualified third-party appraisal company (approved by the applicable Administrative Agent in its reasonable discretion) delivered to such Administrative Agent.

“New Lender” shall have the meaning provided in Section 2.15(c).

“Nexeo Acquisition” shall have the meaning provided in Section 5.11.

“Non-Borrowing Base Foreign Guarantee” shall mean, collectively, the guarantees by the Non-Borrowing Base Foreign Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties in respect of the Obligations made pursuant to the Foreign Loan Party Guaranty Agreement or otherwise.

“Non-Borrowing Base Foreign Guarantor” shall mean each Foreign Subsidiary (other than a U.S. Subsidiary or a Canadian Subsidiary) that provides a Guarantee of the Obligations by becoming a party to the Foreign Loan Party Guaranty Agreement or otherwise on or after the Amendment No. 1 Effective Date pursuant to Section 8.8.

“Non-Borrowing Base Foreign Guarantor Documentation Principles” shall mean the principles set forth in Schedule 1.1(a).

“Non-Consenting Lender” shall have the meaning provided in Section 12.7(b).

“Non-U.S. Lender” shall mean any Administrative Agent or Lender that is not, for United States federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. In addition, solely for purposes of clause (b) of the definition of “Excluded Taxes,” a Non-U.S. Lender shall include a Lender that is a partnership or other entity treated as a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia or a qualified intermediary, but only to the extent the partners of such partnership (including indirect partners if the direct partners are partnerships or other entities treated as partnerships for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia), or the beneficial owners with respect to such qualified intermediary, are treated as Non-U.S. Lenders under the preceding sentence.

“Non-Wholly Owned Subsidiary” shall mean each Subsidiary that is not a Wholly Owned Subsidiary.

“Notice of Borrowing” shall mean a Canadian Notice of Borrowing, a U.S. Notice of Borrowing or a Term Notice of Borrowing, as the context requires.

“Notice of Conversion or Continuation” shall mean a U.S. Notice of Conversion or Continuation or a Canadian Notice of Conversion or Continuation as the context requires.

~~“Obligations” shall mean the U.S. Obligations and the Canadian Obligations; provided that the Obligations shall in no event include any Excluded Swap Obligations.~~

“Obligations” and “Secured Obligations” shall mean (x) all obligations of the Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest and fees, if any (including interest and fees accruing during (or that would accrue but for) the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and Letters of Credit and reimbursement obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Holdings and the other Loan Parties under this Agreement and the other Loan Documents and (y) all other obligations and liabilities, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the U.S. Parent Borrower and the other Loan Parties under any Hedging Agreement (as defined in the Guarantee and Collateral Agreement) entered into with any Hedging Provider (as defined in the Guarantee and Collateral Agreement), any Bank Products Agreement (as defined in the Guarantee and Collateral Agreement) entered into with any Bank Products Provider (as defined in the Guarantee and Collateral Agreement) or any Management Guarantee entered into with any Management Credit Provider or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such Bank Products Agreement or a termination of any transaction entered into pursuant to any such Hedging Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Administrative Agent or any other Secured Party that are required to be paid by any Loan Party pursuant to the terms of the Credit Agreement or any other Loan Document); provided that the Secured Obligations shall not include any Excluded Swap Obligations (as defined in the Guarantee and Collateral; provided that, the “Obligation” and the “Secured Obligations” shall in no event include any Excluded Swap Obligations. For the avoidance of doubt, “Obligations” and “Secured Obligations” includes, the Letter of Credit Obligations, the U.S. Obligations and the Canadian Obligations.

“OFAC” shall have the meaning provided in Section 7.21(b).

“Organizational Documents” shall mean, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person.

“Original Credit Agreement” shall have the meaning provided in the preamble.

“Other Representatives” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank N.A. and Goldman Sachs Bank USA, in their capacities as Joint Lead Arrangers and Joint Bookrunners.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising from any payment made or required to be made under this Agreement or any other Loan Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” shall mean (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; and (ii) with respect to any Letter of Credit Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any issuance of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by the Borrowers of any drawings under Letters of Credit on such date.

“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, (b) with respect to any amount denominated in Cdn. Dollars, the rate of interest per annum at which overnight deposits in Cdn. Dollars in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Canadian Administrative Agent in the Canadian banking market for Cdn. Dollars to major banks in such market and (c) with respect to any amount denominated in an Alternative Currency other than Cdn. Dollars, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parallel Debt” has the meaning given to that term in paragraph (a) of Section 10.10.

“Parcom” shall mean Parcom Buy Out Fund II B.V. and any of its Affiliates.

“Parent Entity” shall mean any Other Parent and any other Person that is a Subsidiary of any Other Parent and of which the U.S. Parent Borrower is a Subsidiary. As used herein, “Other Parent” means a Person of which the U.S. Parent Borrower becomes a Subsidiary after the Closing Date that is designated by the U.S. Parent Borrower as an “Other Parent” and solely for so long as the U.S. Parent Borrower remains a Subsidiary of such Person, provided that either (x) immediately after the U.S. Parent Borrower first becomes a Subsidiary of such Person, more than 50.0% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50.0% of the Voting Stock of the U.S. Parent Borrower or a Parent Entity of the U.S. Parent Borrower immediately prior to the U.S. Parent Borrower first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the U.S. Parent Borrower first becoming a Subsidiary of such Person. The U.S. Parent Borrower shall not in any event be deemed to be a “Parent Entity.”

“Parent Expenses” shall mean (i) costs (including all professional fees and expenses) incurred by any Parent Entity in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent Entity in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the U.S. Parent Borrower or any Subsidiary thereof, (iii) indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person (including pursuant to certain Management Agreements), or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent Entity incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent Entity in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the U.S. Parent Borrower or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent Entity shall cause the amount of such expenses to be repaid to the U.S. Parent Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Participant” shall have the meaning provided in Section 12.6(c).

“Participant Register” shall have the meaning provided in Section 12.6(c).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Patriot Act” shall have the meaning provided in Section 12.18.

“Payment Conditions” shall be deemed to be satisfied on any date if, after giving pro forma effect to any specified action occurring on such date (i) no Specified Event of Default has occurred and (ii) either (A) Combined Availability is greater than or equal to 15% of the Combined Line Cap or (B) (x) the Combined Availability shall be greater than 10.0% of the Combined Line Cap (or, for purposes of Section 9.2, 12.5% of the Combined Line Cap) and (y) on a pro forma basis, the Borrowers shall be in compliance with a minimum Consolidated Fixed Charge Coverage Ratio of 1.0 to 1.0.

“PBA” shall mean the Pension Benefits Act (Ontario) and all regulations thereunder as amended from time to time and any successor legislation thereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Holders” shall mean any of the following: (i) any of the Investors; (ii) any of the Management Investors, CD&R, CVC and their respective Affiliates; (iii) any investment fund or vehicle managed, sponsored or advised by CD&R, CVC, or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iv) any limited or general partners of, or other investors in, any CD&R Investor, CVC Investor or any Affiliate thereof, or any such investment fund or vehicle; and (v) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of any Parent Entity or the U.S. Parent Borrower.

“Permitted Investment” shall mean an Investment by the U.S. Parent Borrower or any Restricted Subsidiary in, or consisting of, any of the following:

(i) (w) a U.S. Borrower in another U.S. Borrower, (x) a Canadian Loan Party in a Loan Party~~, (y) a~~ (other than a Non-Borrowing Base Foreign Guarantor), (y) a Non-Borrowing Base Foreign Guarantor or a Restricted Subsidiary that is not a Loan Party in the U.S. Parent Borrower or any Restricted Subsidiary, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary) or (z) other Investments in Restricted Subsidiaries in an aggregate amount outstanding not to exceed $100 million;

(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the U.S. Parent Borrower or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer);

(iii) Temporary Cash Investments, Investment Grade Securities or Cash Equivalents;

(iv) receivables owing to the U.S. Parent Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 8.4;

(vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the U.S. Parent Borrower or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Closing Date and set forth on Schedule 1.1(f) to this Agreement, and in each case any extension, modification, replacement, reinvestment or renewal thereof; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (x) as required by the terms of such Investment or binding commitment as in existence on the Closing Date or (y) as otherwise permitted by this Agreement;

(viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 8.1;

(ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 8.6;

(x) (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by, to, in or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the U.S. Parent Borrower or any Parent Entity, provided that if such Parent Entity receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent Entity to the U.S. Parent Borrower;

(xi) bonds secured by assets leased to and operated by the U.S. Parent Borrower or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the U.S. Parent Borrower or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(xii) Investments so long as on a pro forma basis, the Payment Conditions are satisfied;

(xiii) any Investment to the extent made using Capital Stock of the U.S. Parent Borrower (other than Disqualified Stock), Capital Stock of any Parent Entity or Junior Capital as consideration;

(xiv) Management Advances;

(xv) other Investments in an aggregate amount outstanding at any time not to exceed an amount equal to $100.0 million per annum;

(xvi) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 9.5(b) (except transactions described in clauses (i), (ii)(4), (iii), (v), (vi), (ix) and (x) therein), including any Investment pursuant to any transaction described in Section 9.5(b)(ii) (whether or not any Person party thereto is at any time an Affiliate of the U.S. Parent Borrower); ~~and~~

(xvii) any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the U.S. Parent Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable~~.~~; and

(xviii) other Investments in any Non-Borrowing Base Foreign Guarantor that has outstanding Indebtedness with respect to which a Loan Party is a co-borrower or a Guarantor, so long as the proceeds of such Investments are used to make payments in respect of such Indebtedness;

If any Investment pursuant to clause (xv) above is made (x) by any U.S. Borrower in any Person that is not a U.S. Borrower, (y) by any Canadian Loan Party in any Person that is not a Loan Party (other than a Non-Borrowing Base Foreign Guarantor) or (z) by any Non-Borrowing Base Foreign Guarantor or any Restricted Subsidiary that is not a Loan Party in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a U.S. Borrower, Loan Party (other than a Non-Borrowing Base Foreign Guarantor) or Restricted Subsidiary, respectively, or (B) is merged or consolidated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, a U.S. Borrower, Loan Party (other than a Non-Borrowing Base Foreign Guarantor) or a Restricted Subsidiary, respectively, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, as applicable, and not clause (xv) above.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the U.S. Parent Borrower and its Restricted Subsidiaries, taken as a whole, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the U.S. Parent Borrower or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(b) Liens with respect to outstanding motor vehicle fines and carriers~~’~~’, ~~warehousemen’s~~warehousemen’s , mechanics~~’~~’ , landlords~~’~~’ , ~~materialmen’s, repairmen’s~~materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(c) pledges, deposits or Liens in connection with workers~~’~~’ compensation, professional liability insurance, insurance programs, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the U.S. Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(f) Liens existing on, or provided for under written arrangements existing on, the Closing Date and set forth on Schedule 1.1(e) to this Agreement, or (in the case of any such Liens securing Indebtedness of the U.S. Parent Borrower or any of its Subsidiaries existing or arising under written arrangements existing on the Closing Date) securing any Refinancing Indebtedness in respect of such Indebtedness (other than Indebtedness Incurred under Section 9.1(b)(i) and secured under clause (k)(1) of this definition), so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the U.S. Parent Borrower or any Restricted Subsidiary of the U.S. Parent Borrower has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(h) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Bank Products Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with Section 9.1; provided that any such Liens on the Collateral are subject to the Intercreditor Agreement;

(i) Liens arising out of judgments, decrees, orders or awards in respect of which the U.S. Parent Borrower or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(j) leases, subleases, licenses or sublicenses to or from third parties;

(k) Liens securing Indebtedness (including Liens securing any obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with Section 9.1(b)(i), provided, that any Liens on Collateral securing such Indebtedness (other than Liens securing the Obligations pursuant to the Loan Documents) shall be subject to the Intercreditor Agreement, (2) Indebtedness Incurred in compliance with clauses (b)(iv), (b)(v), (b)(vii), (b)(viii), (b)(xv) or clauses (b)(iii)(B) and (C) of Section 9.1 (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in Sections 9.1(a)), (3) any Indebtedness Incurred in compliance with Section 9.1(b)(xiii), provided that any Liens securing such Indebtedness shall rank junior to the Liens securing the Obligations and shall be subject to the Intercreditor Agreement, (4) (A) Acquisition Indebtedness Incurred in compliance with Section 9.1(b)(x) or (xi), provided that (x) such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into the U.S. Parent Borrower or any Restricted Subsidiary, in any transaction to which such Acquisition Indebtedness relates, (y) if such Liens are not junior to the Liens securing the Obligations pursuant to the Intercreditor Agreement, on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence, the Consolidated Secured Leverage Ratio would equal or be less than the Consolidated Secured Leverage Ratio immediately prior to giving effect thereto or (z) such Liens rank junior to the Liens securing the Obligations and shall be subject to the Intercreditor Agreement, or (B) any Refinancing Indebtedness Incurred in respect thereof, (5) Indebtedness of any Restricted Subsidiary that is not a Loan Party (limited, in the case of this clause (k)(5), to Liens on any of the property and assets of any Restricted Subsidiary that is not a Loan Party) and (6) obligations in respect of Management Advances or Management Guarantees, in each case under the foregoing clauses (1) through (6) including Liens securing any Guarantee of any thereof;

(l) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the U.S. Parent Borrower (or at the time the U.S. Parent Borrower or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the U.S. Parent Borrower or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (l), if a Person other than the U.S. Parent Borrower is the Successor U.S. Parent Borrower with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the U.S. Parent Borrower, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the U.S. Parent Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor U.S. Parent Borrower;

(m) Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(n) any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(o) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness (other than any Indebtedness described in clause (k)(1) above of this definition) secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(p) Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, including Liens arising under or by reason of the Perishable Agricultural Commodities Act of 1930, as amended from time to time, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on receivables (including related rights), (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (6) (A) on assets of a U.S. Borrower in favor of another U.S. Borrower, (B) on assets of a Canadian Loan Party in favor of another Loan Party (other than a Non-Borrowing Base Foreign Guarantor) or (C) on assets of a Non-Borrowing Base Foreign Guarantor or a Restricted Subsidiary that is not a Loan Party in favor of the U.S. Parent Borrower or any Restricted Subsidiary, (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) on inventory or other goods and proceeds securing obligations in respect of bankers~~’~~’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (9) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (10) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (11) arising in connection with repurchase agreements permitted under Section 9.1 on assets that are the subject of such repurchase agreements, or (12) arising under the PBA or other applicable pension standards legislation in Canada in respect of pension plan contribution amounts not yet due;

(q) other Liens securing Indebtedness or other obligations that in the aggregate do not exceed an amount equal to the greater of $400.0 million and 7.0% of Consolidated Total Assets at the time of Incurrence of such Indebtedness or other obligations; provided that such Liens, if attaching to any ABL Priority Collateral, shall be junior to the Liens securing the Obligations and subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the U.S. Parent Borrower; and

(r) Liens on assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness (including Liens securing any Obligations in respect thereof) or other obligations of, or in favor of, any Special Purpose Entity, or in connection with a Special Purpose Financing or otherwise, Incurred pursuant to clause (b)(ix) of Section  9.1~~.~~; and

(s) Liens created or arising under the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken), (in particular under any Liens arising under clause 24 or clause 25 thereof as amended or substituted from time to time) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions.

For purposes of determining compliance with this definition, (w) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (x) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the U.S. Parent Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (y) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (k)(1) above in respect of Indebtedness Incurred pursuant to Section 9.1(b)(i)(II) and clause (ii) of the definition of “Maximum Incremental Facilities Amount” in the Cash Flow Credit Agreement as in effect on the Closing Date (giving effect to the Incurrence of such portion of such Indebtedness), the U.S. Parent Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (k)(1) above in respect of Indebtedness Incurred pursuant to Section 9.1(b)(i)(II) and clause (ii) of the definition of “Maximum Incremental Facilities Amount” in the Cash Flow Credit Agreement as in effect on the Closing Date and the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition and (z) if any Liens securing Indebtedness are Incurred to refinance Liens securing Indebtedness initially Incurred in reliance on a basket measured by reference to a percentage of Consolidated Total Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Total Assets restriction to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such Indebtedness secured by such Liens does not exceed the principal amount of such Indebtedness secured by such Liens being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing.

“Permitted Payment” shall have the meaning provided in Section 9.2(b).

“Person” shall mean an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the U.S. Parent Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA but does not include any Foreign Plan.

“Platform” shall mean Intralinks, SyndTrak Online or any other similar electronic distribution system.

“PPSA” shall mean, the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation of any other jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

“Preferred Stock” shall mean as applied to the Capital Stock of any corporation or company, Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over Capital Stock of any other class of such corporation or company.

“prime rate” shall mean the “prime rate” referred to in the definition of “ABR.”

“Proceeds of Crime Act” shall mean the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.

“Process Agent” shall have the meaning provided in Section 12.13(f).

“Progress Billing” shall mean any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account ~~Debtor’s~~Debtor’s obligation to pay such invoice is conditioned upon the U.S. Borrower or Canadian Loan ~~Party’s~~Party’s completion of any further performance under the contract or agreement.

“Projections” shall mean those financial projections included in the confidential information memoranda and related material prepared in connection with the syndication of the Facility and provided to the Lenders on or about June 2015.

“Pro Rata Share” shall mean:

(a) with respect to a U.S. Revolving Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such U.S. Revolving ~~Lender’s~~Lender’s U.S. Revolving Commitment and the denominator of which is the sum of the amounts of all of the U.S. Revolving Lenders~~’~~’ U.S. Revolving Commitments (or if the U.S. Revolving Commitments have been terminated, such percentage as most recently in effect prior to such termination and after giving effect to subsequent assignments);

(b) with respect to a Canadian Revolving Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Canadian Revolving ~~Lender’s~~Lender’s Canadian Revolving Commitment and the denominator of which is the sum of the amounts of all of the Canadian Revolving Lenders~~’~~’ Canadian Revolving Commitments (or if the Canadian Revolving Commitments have been terminated, such percentage as most recently in effect prior to such termination and after giving effect to subsequent assignments);

(c) with respect to a Term Lender of any Class, a fraction (expressed as a percentage), the numerator of which is the amount of such Term ~~Lender’s~~Lender’s Term Commitment of such Class and the denominator of which is the sum of all Term Lenders~~’~~’ Term Commitments of such Class (or, if the Term Commitments of such Class have been terminated, a fraction (expressed as a percentage), the numerator of which is the Outstanding Amount of such Term ~~Lender’s~~Lender’s Term Loan of such Class and the denominator of which is the Outstanding Amount of all Term Lenders~~’~~’ Term Loans of such Class); and

(e) with respect to a European Revolving Lender of any Class, a fraction (expressed as a percentage), the numerator of which is the amount of such European Revolving ~~Lender’s~~Lender’s European Revolving Commitment of such Class and the denominator of which is the sum of all European Revolving Lenders~~’~~’ European Revolving Commitments of such Class (or, if the European Revolving Commitments of such Class have been terminated, a fraction (expressed as a percentage), the numerator of which is the Outstanding Amount of such Incremental European Revolving ~~Lender’s~~Lender’s European Revolving Loan of such Class and the denominator of which is the Outstanding Amount of all European Revolving Lenders~~’~~’ Incremental European Revolving Loans of such Class).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning provided in Section 12.17(c).

“Purchase” shall have the meaning provided in clause (4) of the definition of “Consolidated Coverage Ratio.”

“Purchase Money Obligations” shall mean any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“QFC” shall have the meaning provided in Section 12.29(b).

“QFC Credit Support” shall have the meaning provided in Section 12.29.

“Qualified Canadian Lender” shall mean a financial institution that (i) is listed on Schedule I, II, or III of the Bank Act (Canada), (ii) has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada), or (iii) is not a foreign bank for purposes of the Bank Act (Canada).

“Rating Agency” shall mean ~~Moody’s~~Moody’s or S&P or, if ~~Moody’s~~Moody’s or S&P or both shall not make a rating on the Term Loans publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the U.S. Parent Borrower which shall be substituted for ~~Moody’s~~Moody’s or S&P or both, as the case may be.

“Reallocated European Revolving Commitment” shall mean, as to any European Revolving Lender, the obligation of such European Revolving Lender, if any, to make Reallocated European Revolving Loans and participate in other Credit Events as may be included in the applicable Reallocated European Revolving Facility, as the same may be changed from time to time pursuant hereto.

“Reallocated European Revolving Facility” shall have the meaning provided in Section 2.1(d).

“Reallocated European Revolving Loans” shall mean Revolving Loans pursuant to a Reallocated European Revolving Facility.

“Receivable” shall mean a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“refinance” shall mean refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.

“Refinancing Indebtedness” shall mean Indebtedness that is Incurred to refinance Indebtedness Incurred pursuant to this Agreement and the Loan Documents, the Senior Notes and any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the Closing Date and set forth on Schedule 9.1 to this Agreement or Incurred (or established) in compliance with this Agreement (including Indebtedness of the U.S. Parent Borrower that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided that (1) if such Indebtedness is Subordinated Obligations, the Refinancing Indebtedness (x) has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or, if shorter, the Initial Term Maturity Date), (y) has a weighted average life to maturity at the time such Refinancing Indebtedness is Incurred that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness being refinanced (or, if shorter, the remaining weighted average life to maturity of the Cash

Flow Term Loans) and (z) if an Event of Default under Section 10.1 or 10.5 is continuing, is subordinated in right of payment to the Obligations to the same extent as the Indebtedness being refinanced, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under the financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with Section 9.1 immediately prior to such refinancing, plus (z) fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such Refinancing Indebtedness, (3) Refinancing Indebtedness shall not include (x) Indebtedness of ~~a Restricted Subsidiary that is not~~ (A) a Restricted Subsidiary that is not a Loan Party that refinances Indebtedness of Loan Party or (B) a Canadian Loan Party that refinances Indebtedness of a U.S. Borrower, in either case, that could not have been initially Incurred by such Restricted Subsidiary or Canadian Loan Party, respectively, pursuant to Section 9.1 or (y) Indebtedness of the U.S. Parent Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, and (4) if the Indebtedness being refinanced is secured by a Lien on the Collateral that is subject to the Intercreditor Agreement, the Liens securing such new Indebtedness shall be subject to the Intercreditor Agreement or a customary intercreditor agreement reasonably satisfactory to the Administrative Agents and the U.S. Parent Borrower.

“Register” shall have the meaning provided in Section 12.6(b)(iv).

“Regulation D” shall mean Regulation D of the Board as in effect from time to time.

“Regulation S-X” shall mean Regulation S-X promulgated by the SEC, as in effect on the Closing Date.

“Regulation T” shall mean Regulation T of the Board as in effect from time to time.

“Regulation U” shall mean Regulation U of the Board as in effect from time to time.

“Regulation X” shall mean Regulation X of the Board as in effect from time to time.

“Related Business” shall mean those businesses in which the U.S. Parent Borrower or any of its Subsidiaries is engaged on the Closing Date, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Parties” shall mean, with respect to any Person, such ~~Person’s~~Person’s affiliates and the partners, officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of such person and of such ~~person’s~~person’s affiliates and “Related Party” shall mean any of them.

“Related Taxes” shall mean (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent Entity other than to another Parent Entity), required to be paid by any Parent Entity by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the U.S. Parent Borrower, any of its Subsidiaries or, any Parent Entity), or being a holding company parent of the U.S. Parent Borrower, any of its Subsidiaries or, any Parent Entity or receiving dividends from or other distributions in respect of the Capital Stock of the U.S. Parent Borrower, any of its Subsidiaries, any Parent Entity, or having guaranteed any obligations of the U.S. Parent Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the U.S. Parent Borrower or any of its Subsidiaries is permitted to make payments to any Parent Entity pursuant to Section 8.2, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the U.S. Parent Borrower or any Subsidiary thereof, (y) any other federal, state or local taxes measured by income for which any Parent Entity is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the U.S. Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the U.S. Parent Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the U.S. Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined, unitary or affiliated basis as if the U.S. Parent Borrower had filed a consolidated, combined, unitary or affiliated return on behalf of an affiliated group (as defined in the applicable state or local tax laws for filing such return) consisting only of the U.S. Parent Borrower and its Subsidiaries or (z) any other foreign taxes measured by income for which any Parent Entity is liable. Taxes include all interest, penalties and additions relating thereto.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period is waived under Section 21, 22, 23, 24, 25, 27 or 28 of PBGC Regulation Section 4043 or any successor regulation thereto.

“Required Lenders” shall mean, at any date, Lenders having or holding a majority of the Dollar Equivalent of the sum of (x) the Adjusted Total Revolving Commitment at such date (or, if the Revolving Commitments have been terminated, the Revolving Commitments as most recently in effect prior to such termination and after giving effect to subsequent assignments), (y) the Adjusted Term Commitment at such date and (z) the Outstanding Amount of all Term Loans (excluding Term Loans held by Defaulting Lenders) on such date.

“Requirement of Law” shall mean, as to any Person, the Organizational Documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties and including GDPR; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Reserves” shall mean reserves that limit the availability of credit hereunder, consisting of reserves against the U.S. Borrowing Base and Canadian Borrowing Base in each instance, established by the Administrative Agents from time to time in the Administrative Agents~~’~~’ reasonable credit judgment in good faith, reasonably consistent with the Administrative Agents~~’~~’ practices with similarly situated borrowers and proportionate, in the Administrative Agents~~’~~’ reasonable credit judgment to the credit risk associated with the relevant risk or event; without duplication, and in each case to the extent not already taken into account in the calculation of the applicable Borrowing Base. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Administrative ~~Agent’s~~Agent’s credit judgment (but such Administrative Agent shall not be required to utilize such reserve): (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest then due on the Obligations, (c) reserves for rent at a leased, warehouse or bailment location for which the applicable Administrative Agent has not received a collateral access or similar agreement, which reserve shall be in an amount equal to the lesser of (i) 3 months~~’~~’ rent or (ii) applicable Availability provided by the Eligible Inventory at such location, and reserves for other statutory liens (including, without limitation, for liens arising from the nonpayment of claims or demands when due permitted in clause (b) of the defined term Permitted Liens), (d) Inventory shrinkage reserves and Inventory cost test reserves, (e) reserves for taxes, assessments, charges and other governmental levies which are delinquent, where the Person holding such claim has a perfected security interest in the Collateral, (f) customs and frequent charges relating to transportation of Inventory, (g) an amount equal to the product of (i) the excess, if any, of (x) the percentage amount, determined by the applicable Administrative Agent in its reasonable credit judgment as of the Closing Date and adjusted for each field audit examination hereunder, equal to (A) the aggregate amount of discounts, credits, rebates, adjustments, returns, writedowns, writeoffs and other reductions in the aggregate amount collected by the Loan Parties in respect of Accounts during the period of four fiscal quarters most recently ended, divided by (B) the aggregate amount of Eligible Accounts during the period of four fiscal quarters most recently ended and (y) 5.0%, multiplied by (ii) the aggregate amount of Eligible Accounts as of such date, (h) reserves established by the applicable Administrative Agent for amounts payable by the Canadian Borrower and the Canadian Guarantors and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to the Collateral ~~Agent’s~~Agent’s Liens and/or for amounts which represent costs relating to the enforcement of the Collateral ~~Agent’s~~Agent’s Liens including, without limitation, any such amounts due and not paid for wages and vacation pay

(including, pursuant to, the Wage Earners Protection Program Act (Canada)), severance pay, amounts due and not paid under any legislation relating to workers~~’~~’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan or Foreign Plan or under the Canada Pension Plan or the PBA, amounts for wind-up deficiencies or any similar statutory or other claims that would have or would reasonably be expected to have priority over any Liens granted to the Collateral Agent in the future, (i) the U.S. Availability Reserve and (j) the Debt Maturity Reserve, which shall be established automatically on the date that is 60 days prior to the maturity of the Senior Notes.

“Responsible Officer” shall mean, as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, in each case who has been designated in writing to the Administrative Agent or the Collateral Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, by such chief financial officer of such Person, (c) solely for purposes of notices given to Section 2, Responsible Officer shall include any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent and (d) with respect to Section 8.7 and ERISA matters and without limiting the foregoing, the general counsel (or substantial equivalent) of such Person; and as to any Person incorporated in the Netherlands, any board member authorized to represent such Person.

“Restatement Effective Date” shall mean February 28, 2019, the first date on which each of the conditions set forth in Section 5 was satisfied.

“Restricted Payment” shall have the meaning provided in Section 9.2(a).

“Restricted Payment Transaction” shall mean any Restricted Payment permitted pursuant to Section 9.2, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) of such definition and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

“Restricted Subsidiary” shall mean any Subsidiary of the U.S. Parent Borrower other than an Unrestricted Subsidiary.

“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Loan denominated in an Alternative Currency, (ii) each date of a continuation of an Interest Period or BA Equivalent Interest Period for a Loan denominated in an Alternative Currency, and (iii) such additional dates as the Administrative Agents shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by a Letter of Credit Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agents or the Letter of Credit Issuers shall determine or the Required Lenders shall require.

“Revolving Commitments” shall mean the U.S. Revolving Commitments, the Canadian Revolving Commitments and any European Revolving Commitments.

“Revolving Loans” shall mean the collective reference to the U.S. Revolving Loans, the Canadian Revolving Loans and any European Revolving Loans.

“Revolving Maturity Date” shall mean the date that is five years after the Restatement Effective Date (or if such date is not a Business Day, the preceding Business Day).

“Sanctioned Country” means a country or territory which is at any time subject to comprehensive Sanctions.

“Sanctioned Person” means, at any time (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her ~~Majesty’s~~Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating organized or resident in a Sanctioned Country, (c) any Person controlled by any such Person or Persons described in the foregoing clauses (a) and (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions ~~“~~” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her ~~Majesty’s~~Majesty’s Treasury of the United Kingdom or the respective governmental or supranational institutions which have jurisdiction over any of the Loan Parties or their Subsidiaries in relation to economic or financial sanctions.

“S&P” shall mean Standard & ~~Poor’s~~Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale” shall have the meaning provided in clause (3) of the definition of “Consolidated Coverage Ratio.”

“Scheduled Unavailability Date” shall have the meaning set forth in Section 2.10(e).

“SEC” shall mean the United States Securities and Exchange Commission.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the U.S. Parent Borrower or any of its Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between the U.S. Parent Borrower or any of its Subsidiaries and any Hedge Bank.

“Secured Parties” shall mean the Canadian Secured Parties and the U.S. Secured Parties.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Security Documents” shall mean the Canadian Security Documents ~~and~~, the U.S. Security Documents and the Foreign Security Documents, collectively.

“Senior Notes” shall mean the ~~6.75~~5.125% Senior Notes due ~~2023~~2027 of the U.S. Parent Borrower outstanding on the ~~date hereof~~Amendment No. 1 Effective Date, as the same may be exchanged for substantially similar senior notes that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Notes Documents” shall mean the Senior Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any guarantee, obligation, security or other right in respect thereof.

“Senior Notes Indenture” shall mean the Indenture dated as ~~July~~of the Amendment No. 1~~, 2015~~ Effective Date, under which the Senior Notes are issued, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Single Employer Plan” shall mean any Plan which is covered by Title IV or Section 302 of ERISA or Section 412 of the Code, but which is not a Multiemployer Plan.

“Solvent” and “Solvency” shall mean, with respect to the U.S. Parent Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date means (i) the Fair Market Value and Present Fair Salable Value of the assets of the U.S. Parent Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the U.S. Parent Borrower and its Subsidiaries taken as a whole do not have unreasonably small capital; and (iii) the U.S. Parent Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature (all capitalized terms used in this definition (other than “Borrower” and “Subsidiary” which have the meanings set forth in this Agreement) shall have the meaning assigned to such terms in the form of solvency certificate attached hereto as Exhibit L).

“Special Purpose Entity” shall mean, (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code or any analogous law, as in effect in any applicable jurisdiction from time to time), other accounts and/or other receivables, and/or related assets and/or (ii) financing or refinancing in respect of Capital Stock of any Special Purpose Subsidiary.

“Special Purpose Financing” shall mean any financing or refinancing of assets consisting of or including Receivables of any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition (including any financing or refinancing in respect of Capital Stock of a Special Purpose Subsidiary held by another Special Purpose Subsidiary).

“Special Purpose Financing Expense” shall mean for any period, (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary, which Indebtedness is not recourse to the U.S. Parent Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), and (b) Special Purpose Financing Fees.

“Special Purpose Financing Fees” shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings” shall mean representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the U.S. Parent Borrower or any of its Restricted Subsidiaries that the U.S. Parent Borrower determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes, (ii) Hedging Obligations or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the U.S. Parent Borrower or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, or (iii) any Guarantee in respect of customary recourse obligations (as determined in good faith by the U.S. Parent Borrower, which determination shall be conclusive) in connection with any Special Purpose Financing or Financing Disposition, including in respect of Liabilities in the event of any involuntary case commenced with the collusion of any Special Purpose Subsidiary or any Affiliate thereof, or any voluntary case commenced by any Special Purpose Subsidiary, under any applicable bankruptcy law, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the U.S. Parent Borrower or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary” shall mean any Subsidiary of the U.S. Parent Borrower that (a) is engaged solely in (x) the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code or any analogous law, as in effect in any applicable jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and/or (ii) owning or holding Capital Stock of any Special Purpose Subsidiary and/or engaging in any financing or refinancing in respect thereof, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose Subsidiary” by the U.S. Parent Borrower.

“Specified Equity Contribution” shall mean cash equity contributions (which if in the form of preferred equity with respect to the U.S. Parent Borrower shall be on terms and conditions reasonably acceptable to the Administrative Agent) made directly or indirectly to the U.S. Parent Borrower as cash equity after the commencement of a fiscal quarter and on or prior to the day on which a Covenant Compliance Event has occurred for the Test Period ending on the last day of such fiscal quarter, which equity contribution is added to Consolidated EBITDA solely for the purposes of calculating compliance with Section 9.9.

“Specified Event of Default” shall mean an Event of Default under Section 10.1, Section 10.2 (solely as it relates to Borrowing Base Certificates), Section 10.3 (solely as it relates to Section 8.1(o), Section 8.13 or Section 9.9) or Section 10.5.

“Specified Loan Party” shall mean any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 12.27).

“Sponsors” shall mean, collectively, CD&R and CVC.

“Spot Rate” for a currency shall mean the rate determined by the applicable Administrative Agent or Letter of Credit Issuer, as applicable to be the rate quoted by such Person in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that such Administrative Agent or Letter of Credit Issuer may obtain such spot rate from another financial institution designated by such Administrative Agent or Letter of Credit Issuer if it does not have as of the date of determination a spot buying rate for any such currency.

“Stated Maturity” shall mean, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Sterling” or “£” shall mean lawful currency of the United Kingdom.

“Subordinated Obligations” shall mean any Indebtedness of any Loan Party (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the Obligations of such Loan Party under the Loan Documents pursuant to a written agreement.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the U.S. Parent Borrower.

“Successor Rate” shall have the meaning specified in Section 2.10(e).

“Successor Rate Conforming Changes” shall have the meaning specified in Section 2.10(e).

“Successor U.S. Parent Borrower” shall have the meaning provided in Section 9.7(a)(ii).

“Supermajority Lenders” shall mean, at any date, Lenders having or holding not less than 66 2/3% of the Dollar Equivalent of the sum of (x) the Adjusted Total Revolving Commitment at such date (or, if the Revolving Commitments have been terminated, the Revolving Commitments as most recently in effect prior to such termination and after giving effect to subsequent assignments), (y) the Adjusted Term Commitment at such date and (z) the Outstanding Amount of all Term Loans (excluding Term Loans held by Defaulting Lenders) on such date.

“Supported QFC” shall have the meaning provided in Section 12.29.

“Supporting Letter of Credit” shall have the meaning provided in Section 2.4(h).

“Swap Guarantor” shall mean (i) any Guarantor (other than the U.S. ~~Subsidiary~~Parent Borrower ~~or~~and Canadian ~~Guarantor~~Borrower) and (ii) with respect to the payment and performance by each Guarantor (other than the U.S. ~~Subsidiary~~Parent Borrower ~~or~~and Canadian ~~Guarantor~~Borrower) of its obligations under its Guarantee or grant of security interest with respect to all Obligations with respect to Swap Obligations, the U.S. Parent Borrower.

“Swap Obligations” shall mean, with respect to any Swap Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitments” shall mean, collectively, the U.S. Swingline Commitment and the Canadian Swingline Commitment.

“Swingline Lender” shall mean, as the context requires, the U.S. Swingline Lender or a Canadian Swingline Lender. Any reference to the “Swingline Lender” shall refer to the U.S. Swingline Lender with respect to the U.S. Revolving Facility and/or a Canadian Swingline Lender with respect to the Canadian Revolving Facility, as applicable.

“Swingline Loan” shall have the meaning specified in Section 2.3(g).

“TARGET Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the applicable Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Sharing Agreement” shall mean any tax sharing agreement among the U.S. Parent Borrower, a Parent Entity and any of their respective Affiliates, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Taxes” shall mean any and all present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Temasek Investors” shall mean, collectively, (i) Temasek Holdings (Private) Limited, and any successor in interest thereto, (ii) Dahlia Investments Pte. Ltd., and any successor in interest thereto, and (iii) any Affiliate of any Temasek Investor identified in clauses (i) and (ii) of this definition.

“Temporary Cash Investments” shall mean any of the following: (i) any investment in (x) direct obligations of the United States of America, Canada, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the U.S. Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations Guaranteed by the United States of America, Canada or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the U.S. Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by ~~Moody’s~~Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or ~~Moody’s~~Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers~~’~~’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under this Agreement or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by ~~Moody’s~~Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or ~~Moody’s~~Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the U.S. Parent Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to ~~Moody’s~~Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or ~~Moody’s~~Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by ~~Moody’s~~Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or ~~Moody’s~~Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the U.S. Parent Borrower or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by ~~Moody’s~~Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or ~~Moody’s~~Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95.0% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“Term Commitment” shall mean an Initial Term Commitment.

“Term Lender” shall mean each Lender that has a Term Commitment, or that is the holder of a Term Loan.

“Term Loan” shall mean an Initial Term Loan.

“Term Notice of Borrowing” shall have the meaning provided in Section 2.2(b)(i).

“Termination Date” shall mean (i) the date on which all Commitments shall have terminated, no Loans shall be outstanding and the Letter of Credit Obligations outstanding shall have been reduced to zero, returned or cash collateralized on terms satisfactory to the applicable Letter of Credit Issuer(s) and (ii) when used with respect to (A) the Canadian Revolving Commitments, Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans and Canadian Letters of Credit, shall mean the date on which the Canadian Revolving Commitments shall have terminated, no Canadian Revolving Loans, Canadian Swingline Loans or Canadian Agent Advances shall be outstanding and the Canadian Letters of Credit outstanding shall have been reduced to zero, returned or cash collateralized on terms satisfactory to the Canadian Letter of Credit Issuer, (B) the U.S. Revolving Commitments, U.S. Revolving Loans, U.S. Swingline Loans, U.S. Agent Advances and U.S. Letters of Credit, shall mean the date on which the U.S. Revolving Commitments shall have terminated, no U.S. Revolving Loans, U.S. Swingline Loans or U.S. Agent Advances shall be outstanding and the U.S. Letters of Credit outstanding shall have been reduced to zero, returned or cash collateralized on terms reasonably satisfactory to the U.S. Letter of Credit Issuer (or other arrangements have been made with respect thereto on terms reasonably satisfactory to the applicable U.S. Letter of Credit Issuer) and (C) the Term Commitments and Term Loans, shall mean the date on which the Term Commitments shall have terminated and no Term Loans shall be outstanding.

“Test Period” shall mean, for any determination under this Agreement, the most recent four consecutive fiscal quarters of the U.S. Parent Borrower then last ended for which financial statements have been delivered pursuant to Section 8.1(a) or (b).

“Total Canadian Revolving Commitment” shall mean the sum of the Canadian Revolving Commitments of all Lenders.

“Total Revolving Commitment” shall mean the sum of the Total Canadian Revolving Commitment and the Total U.S. Revolving Commitment.

“Total U.S. Revolving Commitment” shall mean the sum of the U.S. Revolving Commitments of all U.S. Revolving Lenders.

“Trade Payables” shall mean with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” shall mean collectively, any or all of the following (whether taking place prior to, on or following the date hereof): (i) the entry into the amendment to the Cash Flow Credit Facility and Incurrence of Indebtedness thereunder by one or more of the U.S. Parent Borrower and its Subsidiaries, (ii) the entry into the Facilities and the Incurrence of Indebtedness thereunder by one or more of the U.S. Parent Borrower and its Subsidiaries on the Closing Date and (iii) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Transferee” shall mean any Participant or assignee.

“Type” shall mean (i) as to any U.S. Revolving Loan or Term Loan, if any, its nature as an ABR Loan or a LIBOR Loan or a BA Equivalent Loan, (ii) as to any Canadian Revolving Loan, its nature as an ABR Loan, Canadian Prime Rate Loan, BA Equivalent Loan or a LIBOR Loan and (iii) as to any Term Loan, its nature as a Canadian Prime Rate Loan or a BA Equivalent Loan.

“UCC” shall mean the Uniform Commercial Code in effect from time to time in New York; provided that if, with respect to any UCC financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“UFCA” shall have the meaning provided in Section 12.22.

“UFTA” shall have the meaning provided in Section 12.22.

“Unfunded Current Liability” shall mean (i) of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, using the actuarial assumptions and methods specified in the most recent actuarial report for such Plan, exceeds the fair market value of the assets allocable thereto and (ii) of any Canadian Defined Benefit Plan of the Canadian Borrower or any Canadian Subsidiary shall mean going concern and solvency funding deficiencies, if any, determined in the applicable actuarial report and used for funding the Canadian Defined Benefit Plan pursuant to the PBA or other applicable pension standards legislation in Canada.

“Unrestricted Cash” shall mean, at any date of determination, (a) the aggregate amount of cash, Cash Equivalents and Temporary Cash Investments included in the cash accounts that would be listed on the consolidated balance sheet of the U.S. Parent Borrower prepared in accordance with GAAP as of the end of the most recent four consecutive quarters ending prior to the date of such determination for which consolidated financial statements of the U.S. Parent Borrower are available to the extent such cash is not classified as “restricted” for financial statement purposes (unless so classified solely because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to the Intercreditor Agreement governing the application thereof or because they are subject to a Lien securing the Obligations or other Indebtedness that is subject to the Intercreditor Agreement), plus (b) the proceeds from any Incurrence of Additional Obligations since the date of such consolidated balance sheet and on or prior to the date of determination that are (in the good faith judgment of the U.S. Parent Borrower) intended to be used for working capital purposes.

“Unrestricted Subsidiary” shall mean (i) any Subsidiary of the U.S. Parent Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the U.S. Parent Borrower (including any newly acquired or newly formed Subsidiary of the U.S. Parent Borrower), other than a Borrower and any direct or indirect parent entity of a Borrower to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the U.S. Parent Borrower or any other Restricted Subsidiary of the U.S. Parent Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Closing Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less, (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 9.2 and (D) immediately after such designation, no Event of Default under Section 10.1 or 10.5 shall have occurred and be continuing. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (1) (x) the U.S. Parent Borrower could Incur at least $1.00 of additional Indebtedness under Section 9.1(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to Section 9.1(b) and (2) immediately after such designation, no Event of Default under Section 10.1 or 10.5 shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the U.S. Administrative Agent by promptly filing with the U.S. Administrative Agent a copy of the resolution of the U.S. Parent ~~Borrower’s~~Borrower’s Board of Directors giving effect to such designation and a certificate of a Responsible Officer of the U.S. Parent Borrower certifying that such designation complied with the foregoing provisions.

“Unused Canadian Letter of Credit Subfacility” shall mean, at any time, an amount equal to the Canadian Letter of Credit Subfacility at such time minus the Outstanding Amount of Canadian Letter of Credit Obligations at such time.

“Unused Line Fees” shall mean a collective reference to the U.S. Unused Line Fee and the Canadian Unused Line Fee.

“Unused U.S. Letter of Credit Subfacility” shall mean, at any time, an amount equal to the U.S. Letter of Credit Subfacility at such time minus the Outstanding Amount of U.S. Letter of Credit Obligations at such time.

“U.S. Administrative Agent” shall mean Bank of America, as the administrative agent for the U.S. Revolving Lenders and Term Lenders under this Agreement, or any successor administrative agent pursuant to Section 11.

“U.S. Agent Advances” shall have the meaning provided in Section 2.2(h)(i).

“U.S. Availability” shall mean, at any time the excess of (x) the lesser of (i) the Total U.S. Revolving Commitment at such time and (ii) the U.S. Borrowing Base at such time minus (y) the Aggregate U.S. Revolving Exposure at such time.

“U.S. Availability Reserve” shall the meaning provided in the definition of “Canadian Borrowing Base”.

“U.S. Blocked Account” shall have the meaning provided in Section 8.13(a)(i).

“U.S. Borrowers” shall have the meaning provided in the preamble to this Agreement.

“U.S. Borrowing Base” shall mean, on any date, a Dollar amount equal to (w) 85% multiplied by the book value of Eligible Accounts of the U.S. Borrowers on such date plus (x) 85% multiplied by the Net Orderly Liquidation Value of Eligible Inventory (without duplication) of the U.S. Borrowers on such date plus (y) 100% multiplied by the amount of cash of the U.S. Borrowers held in deposit accounts with an affiliate of the U.S. Administrative Agent and subject to control agreements (in form and substance reasonably satisfactory to the Collateral Agent) in favor of the U.S. Administrative Agent (without duplication) minus (z) any Reserves on such date established by the U.S. Administrative Agent with respect to the U.S. Borrowing Base.

~~“U.S. Collateral” shall mean all property pledged or purported to be pledged pursuant to the U.S. Security Documents.~~

“U.S. Commitment Increase” shall have the meaning provided in Section 2.15(a).

“U.S. Concentration Account” shall have the meaning provided in Section 8.13(a)(i).

“U.S. Designated Account” shall have the meaning provided in Section 2.2(c).

“U.S. Fronting Fee” shall have the meaning provided in Section 3.3(a).

“U.S. Guarantee” shall mean, collectively, the guarantees by the U.S. Borrowers in favor of the Collateral Agent for the benefit of the Secured Parties in respect of the Obligations made pursuant to the U.S. Security Agreement or otherwise.

“U.S. Letter of Credit” shall have the meaning provided in Section 2.4(a)(i).

“U.S. Letter of Credit Fee” shall have the meaning provided in Section 3.3(a).

“U.S. Letter of Credit Issuer” shall mean Bank of America, Wells Fargo Bank, N.A. (solely with respect to any Existing Letters of Credit issued by it) any Affiliate of Bank of America or any other financial institution that issues any U.S. Letter of Credit pursuant to this Agreement; provided that solely for purposes of each Existing Letter of Credit, the entity identified on Schedule 2.4 to this Agreement as the issuer of such Letter of Credit shall be deemed for all purposes of this Agreement to be the U.S. Letter of Credit Issuer and shall have all rights, obligations and privileges of the U.S. Letter of Credit Issuer with respect thereto.

“U.S. Letter of Credit Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding U.S. Letters of Credit plus the aggregate of all amounts drawn under the U.S. Letters of Credit, including all Letter of Credit Borrowings under U.S. Letters of Credit. For all purposes of this Agreement, if on any date of determination a U.S. Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such U.S. Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“U.S. Letter of Credit Participant” shall mean a Letter of Credit Participant in a U.S. Letter of Credit.

“U.S. Letter of Credit Subfacility” shall mean $250,000,000.

“U.S. Line Cap” shall mean at any time the lesser of (i) the Total U.S. Revolving Commitment at such time and (ii) the U.S. Borrowing Base at such time.

“U.S. Lock Boxes” shall have the meaning provided in Section 8.13(a)(i).

“U.S. Notice of Borrowing” shall have the meaning provided in Section 2.2(b)(i).

“U.S. Notice of Conversion or Continuation” shall have the meaning provided in Section 2.8(b)(iii).

“U.S. Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the U.S. Borrowers arising under any Loan Document and all debts, liabilities, obligations, covenants and duties of the U.S. Parent Borrower or any of its Subsidiaries (other than Canadian Subsidiaries) under any Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any U.S. Borrower or any of its Subsidiaries of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“U.S. Parent Borrower” shall have the meaning provided in the preamble to this Agreement.

“U.S. Revolving Commitment” shall mean, as to any U.S. Revolving Lender, the obligation of such U.S. Revolving Lender, if any, to make U.S. Revolving Loans and participate in U.S. Letters of Credit, U.S. Swingline Loans and U.S. Agent Advances in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “U.S. Revolving Commitment” opposite such U.S. Revolving ~~Lender’s~~Lender’s name on Schedule A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the U.S. Revolving Commitments of the U.S. Revolving Lenders as of the Restatement Effective Date is $1,200,000,000.

“U.S. Revolving Facility” shall have the meaning provided in Section 2.1(a).

“U.S. Revolving Lender” shall mean a Lender with a U.S. Revolving Commitment or an outstanding U.S. Revolving Loan, U.S. Swingline Loan, U.S. Agent Advance or that is a U.S. Letter of Credit Participant.

“U.S. Revolving Loan” shall have the meaning provided in Section 2.2(a).

“U.S. Secured Parties” shall mean the U.S. Administrative Agent, the Collateral Agent, each U.S. Revolving Lender, each U.S. Swingline Lender, each U.S. Letter of Credit Issuer, each Term Lender, each Secured Hedge Bank that is party to any Secured Hedge Agreement with any Restricted Subsidiary (other than a Canadian Subsidiary), each Cash Management Bank that is party to a Secured Cash Management Agreement with a Restricted Subsidiary (other than a Canadian Subsidiary) and each sub-agent pursuant to Section 11 appointed by the U.S. Administrative Agent.

“U.S. Security Agreement” shall mean the Amended and Restated ABL Guarantee and Collateral Agreement among the U.S. Borrowers, the other Domestic Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties, dated as of the Restatement Effective Date, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“U.S. Security Documents” shall mean, collectively, (a) the U.S. Security Agreement, and (b) each other security agreement or other instrument or document executed and delivered pursuant to Section 8.8, 8.9 or 8.11 or pursuant to any other such U.S. Security Documents to secure any of the Obligations.

“U.S. Special Resolution Regimes” shall have the meaning provided in Section 12.29.

“U.S. Specified Suppressed Availability” at any time, shall mean the excess at such time of (i) the U.S. Borrowing Base at such time over (ii) the Total U.S. Revolving Commitment at such time; provided that (i) for so long as any Term Loans are outstanding, for purposes of any test of any minimum Dollar amount of the U.S.

Borrowing Base or any threshold percentage of the U.S. Borrowing Base set forth in this Agreement, if U.S. Specified Suppressed Availability would otherwise account for more than 50% of such Dollar amount or threshold percentage, then U.S. Specified Suppressed Availability shall instead be deemed to be 50% of such Dollar amount or threshold percentage and (ii) at any time that no Term Loans are outstanding, if the excess of (x) the Total U.S. Revolving Commitment at such time over (y) the Aggregate U.S. Revolving Exposure at such time is less than 5.0% of the Total U.S. Revolving Commitment at such time, U.S. Specified Suppressed Availability shall be deemed to be zero.

“U.S. Subsidiary” shall mean any direct or indirect Subsidiary of the U.S. Parent Borrower which is organized under the laws of the United States of America.

“U.S. Subsidiary Borrower Assumption Agreement” shall mean an Assumption Agreement substantially in the form of Exhibit N, executed by any Domestic Subsidiary that becomes a U.S. Subsidiary Borrower after the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

“U.S. Swingline Commitment” shall mean the obligation of the U.S. Swingline Lender to make U.S. Swingline Loans in an aggregate amount not to exceed $60,000,000.

“U.S. Swingline Lender” shall mean Bank of America, in its capacity as provider of U.S. Swingline Loans.

“U.S. Swingline Loan” shall have the meaning provided in Section 2.2(g)(i).

“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 4.5(d)(iii).

“U.S. Testing Availability” at any time, shall mean the sum of (i) U.S. Availability at such time plus (ii) U.S. Specified Suppressed Availability at such time.

“U.S. Unused Line Fee” shall have the meaning provided in Section 3.2(a).

“Voting Stock” shall mean, as to any entity, all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

“Wholly Owned Subsidiary” shall mean, as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

~~1.1~~                         1.2. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

~~(a)~~(a) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the U.S. Parent Borrower and its Restricted Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

~~(b)~~(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

~~(c)~~(c) For purposes of determining any financial ratio or making any financial calculation for any fiscal quarter (or portion thereof) ending prior to the Closing Date, the components of such financial ratio or financial calculation shall be determined on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four-quarter period; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary for purposes of the components of such financial ratio or financial calculation as of the beginning of such four-quarter period.

~~(d)~~(d) Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (rounding up if there is no nearest number).

~~(e)~~(e) Any references in this Agreement to “cash and/or Cash Equivalents,” “cash, Cash Equivalents and/or Temporary Cash Investments” or any similar combination of the foregoing shall be construed as not double counting cash or any other applicable amount which would otherwise be duplicated therein.

~~(f)~~(f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

~~(g)~~(g) In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the U.S. Parent Borrower, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into. For the avoidance of doubt, if the U.S. Parent Borrower has exercised its option under the first sentence of this clause (g), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

~~(h)~~(h) In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of:

(1) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio (other than for the purposes of determining compliance with Section 9.6 as to whether any Default or Event of Default shall have occurred thereunder), the Consolidated Secured Leverage Ratio or the Consolidated Total Leverage Ratio; or

(2) testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets or Foreign Consolidated Total Assets but excluding any Combined Availability requirement);

in each case, at the option of the U.S. Parent Borrower (the U.S. Parent ~~Borrower’s~~Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof and acquisition of Consolidated EBITDA) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the U.S. Parent Borrower are available, the U.S. Parent Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the U.S. Parent Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets or Foreign Consolidated Total Assets of the U.S. Parent Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the U.S. Parent Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability (other than any Combined Availability requirement) with respect to the Incurrence of Indebtedness or Liens, or the making of Restricted Payments or Permitted Investments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the U.S. Parent Borrower or the designation of an Unrestricted Subsidiary on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

~~(i)~~(i) For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (q) “personal property” shall be deemed to include “movable property,” (r) “real property” shall be deemed to include “immovable property,” (s) “tangible property” shall be deemed to include “corporeal property,” (t) “intangible property” shall be deemed to include “incorporeal property,” (u) “security interest” and “mortgage” shall be deemed to include a “hypothec,” (v) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (w) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (x) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (y) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (z) an “agent” shall be deemed to include a “mandatary.”

~~(j)~~(j) Any deduction of Reserves in any definition herein shall be without duplication.

(k) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

~~1.1.~~                          1.3. [Reserved].

~~1.1.~~                         1.4. [Reserved].

~~1.1.~~                         1.5. [Reserved].

~~1.1.~~                         1.6. Exchange Rates. The applicable Administrative Agent or Letter of Credit Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the Dollars and Alternative Currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the applicable Administrative Agent or Letter of Credit Issuer, as applicable.

~~1.1.~~                          1.7. Additional Alternative Currencies.

~~(a)~~ (a) The Borrowers may from time to time request that LIBOR Loans be made and/or Letters of Credit be issued under the U.S. Revolving Facility and/or the Canadian Revolving Facility in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of LIBOR Loans, such request shall be subject to the approval of the U.S. Administrative Agent and the U.S. Revolving Lenders, in the case of the U.S. Revolving Facility, or the Canadian Administrative Agent and the Canadian Revolving Lenders, in the case of the Canadian Revolving Facility; and in the case of any such request with respect to the issuance of Letters of Credit under the U.S. Revolving Facility or Canadian Revolving Facility, such request shall be subject to the approval of the applicable Administrative Agent and Letter of Credit Issuer.

~~(a)~~ (b) Any such request shall be made to the applicable Administrative Agent not later than 11:00 a.m., twenty Business Days prior to the date of the desired borrowing (or such other time or date as may be agreed by the applicable Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Letter of Credit Issuer, in its or their sole discretion). In the case of any such request pertaining to LIBOR Loans, the applicable Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the applicable Administrative Agent shall promptly notify the applicable Letter of Credit Issuer thereof. Each applicable Lender (in the case of any such request pertaining to LIBOR Loans) or the applicable Letter of Credit Issuer (in the case of a request pertaining to Letters of Credit) shall notify the applicable Administrative Agent, not later than 11:00 a.m., ten Business Days (or such other period of time as may be agreed by the applicable Administrative Agent in its sole discretion) after receipt of such request whether it consents, in its sole discretion, to the making of LIBOR Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

~~(a)~~ (c) Any failure by any applicable Lender or Letter of Credit Issuer, as the case may be, to respond to such request within the time period specified in the preceding paragraph shall be deemed to be a refusal by such Lender or the Letter of Credit Issuer, as the case may be, to permit LIBOR Loans to be made or Letters of Credit to be issued in such requested currency. If the applicable Administrative Agent and all applicable Lenders consent to making LIBOR Loans in such requested currency, the Administrative Agent shall so notify the U.S. Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency under the applicable facility hereunder for purposes of any borrowing of LIBOR Loans; and if the applicable Administrative Agent and Letter of Credit Issuer consent to the issuance of Letters of Credit in such requested currency, the applicable Administrative Agent shall so notify the U.S. Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If an Administrative Agent shall fail to obtain consent of all applicable Lenders to any request for an additional currency under this Section 1.7, such Administrative Agent shall promptly so notify the U.S. Parent Borrower.

~~1.1.~~                          1.8. Change of Currency.

~~(a)~~ (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any LIBOR Loan in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such LIBOR Loan, at the end of the then current Interest Period.

~~(a)~~ (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agents may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

~~(a)~~ (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agents may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

~~1.1.~~                          1.9. Effect of Restatement. This Agreement shall amend and restate the Original Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Original Credit Agreement and, on the Restatement Effective Date, the rights and obligations of the parties under the Original Credit Agreement shall be subsumed and governed by this Agreement. Following the Restatement Effective Date, the Commitments under the Original Credit Agreement shall no longer be in effect and thereafter only Commitments under this Agreement shall be outstanding until otherwise terminated in accordance with the terms hereof.

1.10. Non-Borrowing Base Foreign Guarantor Documentation. Each guaranty and each collateral document entered into by a Non-Borrowing Base Foreign Guarantor, in the case of Non-Borrowing Base Foreign Guarantor, shall be subject to the Non-Borrowing Base Foreign Guarantor Documentation Principles in all respects.

1.11. Dutch Terms. In this Agreement, where it relates to a Person incorporated in the Netherlands, a reference to:

(a) “the Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of the Netherlands;

(b) “organizational documents” means the articles of association (statuten), the deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Dutch trade register;

(c) a “certificate of incorporation” means a deed of incorporation (akte van oprichting);

(d) a “security interest”, “security” or “lien” includes any mortgage (hypotheekrecht), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van rententie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(e) a “winding-up”, “administration” or “dissolution” includes declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(f) a “moratorium” includes surseance van betaling or voorlopige surseance van betaling and a “moratorium is declared” includes surseance verleend or voorlopige surseance verleend;

(g) a “liquidator”, “receiver”, “administrative receiver”, “conservator”, “trustee”, “administrator”, “compulsory manager”, “custodian”, “assignee for the benefit of creditors” or similar Person includes a curator, a beoogd curator or a bewindvoerder;

(h) an “attachment” includes a executoriaal beslag or conservatoir beslag;

(i) “all necessary corporate or other organizational action to authorize” includes without limitation (i) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) and (ii) obtaining an unconditional positive advice (advies) from the competent works council(s);

(j) to “commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors” includes a Person having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); and

(k) a “proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors” includes any insolvency proceedings within the meaning of the Insolvency Regulation listed or to be listed in Annex A thereto.

~~SECTION 1.~~ SECTION 2. Loans and Letters of Credit

~~1.1.~~                         2.1. Credit Facilities.

~~(a)~~ (a) Subject to all of the terms and conditions of this Agreement, the U.S. Revolving Lenders agree to make available a revolving credit facility (the “U.S. Revolving Facility”) to the U.S. Borrowers from time to time prior to the Revolving Maturity Date, which credit facilities shall be composed of a revolving line of credit consisting of U.S. Revolving Loans, U.S. Swingline Loans and U.S. Letters of Credit of up to the Total U.S. Revolving Commitment. U.S. Revolving Loans denominated in Dollars may be ABR Loans or LIBOR Loans as further provided herein. U.S. Revolving Loans denominated in Cdn. Dollars shall at all times be BA Equivalent Loans. U.S. Revolving Loans denominated in Alternative Currencies (other than Cdn. Dollars) shall at all times be LIBOR Loans. Each U.S. Revolving Lender may, at its option, make any Loan available to any U.S. Borrower by causing any foreign or domestic branch or Affiliate of such U.S. Revolving Lender to make such U.S. Revolving Loan; provided that any exercise of such option shall not affect the obligation of such U.S. Borrower to repay such U.S. Revolving Loan in accordance with the terms of this Agreement.

~~(a)~~ (b) Subject to all of the terms and conditions of this Agreement, the Canadian Revolving Lenders agree to make available a revolving credit facility (the “Canadian Revolving Facility”) to the Canadian Borrower from time to time prior to the Revolving Maturity Date, which credit facilities shall be composed of a revolving line of credit consisting of Canadian Revolving Loans to the Canadian Borrower, Canadian Swingline Loans to the Canadian Borrower and Canadian Letters of Credit for the account of the Canadian Borrower of up to the Total Canadian Revolving Commitment. Canadian Revolving Loans denominated in Dollars may be ABR Loans or LIBOR Loans as further provided herein. Canadian Revolving Loans denominated in Cdn. Dollars may be Canadian Prime Rate Loans or BA Equivalent Loans as further provided herein. Canadian Revolving Loans denominated in Alternative Currencies (other than Cdn. Dollars) shall at all times be LIBOR Loans. Each Canadian Revolving Lender may, at its option, make any Loan available to any Canadian Borrower by causing any foreign or domestic branch or Affiliate of such Qualified Canadian Lender to make such Canadian Revolving Loan; provided that any exercise of such option shall not affect the obligation of such Canadian Borrower to repay such Canadian Revolving Loan in accordance with the terms of this Agreement.

~~(a)~~ (c) To the extent a Reallocated European Revolving Facility of the applicable Class has not previously been established, the U.S. Parent Borrower may request the establishment of a Reallocated European Revolving Facility (the “Reallocated European Revolving Facility”); provided that (i) the borrower under such Reallocated European Revolving Facility shall be a Restricted Subsidiary of the U.S. Parent Borrower organized under the laws of the United Kingdom, the Netherlands or Germany, (ii) such Reallocated European Revolving Facility shall be guaranteed by the U.S. Borrowers ~~and~~, Canadian Loan Parties and the Non-Borrowing Base Foreign Guarantors and secured by the ~~U.S. Collateral and the Canadian~~ Collateral, (iii) Borrowings under such Reallocated European Revolving Facility shall be subject to U.S. Availability and a Reserve shall be implemented in respect of the U.S. Borrowing Base in an amount equal to the aggregate amount of Commitments in respect of such Reallocated European Revolving Facility, (iv) the aggregate amount of Commitments in respect of such Reallocated European Revolving Facility shall not exceed $50,000,000, (v) prior to creation of such Reallocated European Revolving Facility, each Lender under such Reallocated European Revolving Facility shall have received all documentation and other information about the relevant borrower under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and to the extent such borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have received, to the extent requested, a Beneficial Ownership Certification in relation to such borrower, (vi) the Administrative Agents shall have consented to the establishment of such Reallocated European Revolving Facility (such consent not to be unreasonably withheld, conditioned or delayed), (vii) the Commitments under such Reallocated European Revolving Facility shall have been reallocated from the Canadian Revolving Facility or the U.S. Revolving Facility pursuant to Section 2.1(d), (viii) obligations under such Reallocated European Revolving Facility will be pari ~~passi~~passu in right of payment with the obligations under the U.S. Revolving Facility and the “waterfall” in Section 10 shall be amended to reflect such priority and (ix) the terms of such Reallocated European Revolving Facility shall otherwise be substantially similar to the terms applicable to the U.S. Revolving Facility including with respect to maturity and pricing. To the extent a Reallocated European Revolving Facility is established, this Agreement and the other Loan Documents may be amended solely with the consent of the U.S. Parent Borrower and the Administrative Agent to give effect to the foregoing requirements, including for any local law provisions and such other administrative changes as may be required to give effect to such Reallocated European Revolving Facility. Each European Revolving Lender may, at its option, make any European Revolving Loan available to the applicable borrower by causing any foreign or domestic branch or Affiliate of such European Revolving Lender to make such European Revolving Loan; provided that any exercise of such option shall not affect the obligation of such borrower to repay European Revolving Loan in accordance with the terms of this Agreement.

~~(a)~~ (d) Up to one time in any fiscal quarter of the U.S. Parent Borrower, so long as Availability Conditions would be satisfied before and after giving effect thereto, the Borrowers may reallocate (i) all or a portion of any U.S. Revolving Lenders~~’~~’ Commitments with respect to the U.S. Revolving Facility to the Canadian Revolving Facility, to a Reallocated European Revolving Facility (to the extent established, including an establishment concurrent with such reallocation) or to an Incremental European Revolving Facility (to the extent established, including an establishment concurrent with such reallocation), (ii) all or a portion of any Canadian Revolving Lenders~~’~~’ Commitments with respect to the Canadian Revolving Facility to the U.S. Revolving Facility, to a Reallocated European Revolving Facility (to the extent established) or to an Incremental European Revolving Facility (to the extent established) or (iii) all or a portion of any European Revolving Lenders~~’~~’ Commitments with respect to a Reallocated European Revolving Facility or Incremental European Revolving Facility to the Canadian Revolving Facility, the U.S. Revolving Facility, Reallocated European Revolving Facility(to the extent established) or to an Incremental European Revolving Facility (to the extent established), in each case by written notice to the Administrative Agents delivered at least 10 Business Days prior to the proposed date of effectiveness of such reallocation, in form reasonably satisfactory to the Administrative Agents and with the written consent of each Lender whose commitment is being reallocated (it being understood that any Reallocated European Revolving Facility shall be subject to the cap set forth in clause (c) above); provided that (i) no Default or Event of Default shall exist and be continuing or result from such reallocation, (ii) the aggregate principal amount of the Total Revolving Commitments shall not increase as a result of such reallocation and (iii) the aggregate principal amount of the Revolving Commitments of any Lender who participates in such reallocation shall not increase as a result of such reallocation. Upon such reallocation, (i) the specified amount of such ~~Lender’s~~Lender’s U.S. Revolving Commitments, Canadian Revolving Commitments, Reallocated European Revolving Commitments or Incremental European Revolving Commitments, as applicable, shall be deemed to be converted to an increase in such Canadian Revolving Commitments, U.S. Revolving Commitments, Reallocated European Revolving Commitments or Incremental European Revolving Commitments, as applicable, for all purposes hereof and (ii) each Lender shall purchase or sell U.S. Revolving Loans, Canadian Revolving Loans, Reallocated European Revolving Loans or Incremental European Revolving Loans, as applicable, at par to the other Lenders as specified by the Administrative Agents in an amount necessary such that, after giving effect to all such purchases and sales, each Lender shall have funded its Pro Rata Share of the entire amount of the then outstanding U.S. Revolving Loans, Canadian Revolving Loans, Reallocated Revolving Loans and Incremental European Revolving Loans, as applicable.

~~(a)~~ (e) Subject to all of the terms and conditions of this Agreement, on the Restatement Effective Date, each Initial Term Lender agrees, severally and not jointly, to make a loan (each such loan an “Initial Term Loan”) to the Canadian Borrower in Cdn. Dollars in an amount equal to such ~~Lender’s~~Lender’s Initial Term Commitment at an exchange rate such that the total aggregate amount of the Initial Term Loans funded on the Restatement Effective Date equals Cdn.$230,000,000. The Initial Term Loans may, at the option of the Canadian Borrower, be incurred and maintained as, and/or converted into, Canadian Prime Rate Loans or BA Equivalent Loans; provided that all Initial Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Initial Term Loans of the same Type. Initial Term Loans may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed.

~~1.1.~~ 2.2. U.S. Revolving Loans and Borrowing Procedures for U.S. Revolving Loans and Term Loans.

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~~(a)~~ (a) Amounts. Subject to all of the terms and conditions of this Agreement, each U.S. Revolving Lender severally, but not jointly, agrees, upon the U.S. Parent ~~Borrower’s~~Borrower’s request from time to time on any Business Day during the period from the Restatement Effective Date to the Revolving Maturity Date, to make revolving loans (the “U.S. Revolving Loans”) to the U.S. Borrowers denominated in Dollars or any Alternative Currency in amounts not to exceed such U.S. Revolving ~~Lender’s~~Lender’s Pro Rata Share of the Total U.S. Revolving Commitment, so long as after giving effect thereto and the application of the proceeds thereof, the Availability Conditions are satisfied. The U.S. Borrowers may use the U.S. Revolving Commitments by borrowing, prepaying the U.S. Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. U.S. Revolving Loans of the applicable Class shall automatically be made as ABR Loans for the payment of interest on such Loans and other Obligations due hereunder on the date when due to the extent available in accordance with the foregoing limitations and not paid by the U.S. Borrowers and, in each case, as provided for herein.

~~(a)~~ (b) Procedure for Borrowing.

~~(i)~~(i) Each Borrowing of U.S. Revolving Loans or Term Loans by the U.S. Borrowers shall be made upon the U.S. Parent ~~Borrower’s~~Borrower’s irrevocable written notice delivered to the U.S. Administrative Agent in the form of a notice of borrowing substantially in the form of Exhibit A-1 (each a “U.S. Notice of Borrowing”) or Exhibit A-3 (a “Term Notice of Borrowing”), as applicable, which must be received by the U.S. Administrative Agent prior to (i) 1:00 p.m. (New York City time) three Business Days prior to the date of such Borrowing, in the case of LIBOR Loans denominated in Dollars or BA Equivalent Loans, (ii) 1:00 p.m. (New York City time) at least four Business Days prior to the date of such Borrowing, in the case of LIBOR Loans denominated in an Alternative Currency and (iii) 1:00 p.m. (New York City time) at least one Business Day prior to the date of such Borrowing, in the case of ABR Loans, specifying:

~~(A)~~ (A) whether such Borrowing consists of U.S. Revolving Loans or Term Loans;

~~(A)~~ (B) the amount and currency of the Borrowing, which must equal or exceed the Minimum Borrowing Amount (and increments of $1,000,000 in excess of such amount or the approximate equivalent amount thereof in the case of Alternative Currencies);

~~(A)~~ (C) the date of the requested Borrowing, which must be a Business Day;

~~(A)~~ (D) whether the U.S. Revolving Loans requested are to be ABR Loans, BA Equivalent Loans or LIBOR Loans, an ABR Loan (in the case of U.S. Revolving Loans denominated in Dollars) or LIBOR Loans with an Interest Period of one month, in the case of U.S. Revolving Loans denominated in an Alternative Currency (other than Cdn. Dollars)); provided that all U.S. Revolving Loans made by each of the U.S. Revolving Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of U.S. Revolving Loans of the same Type;

~~(A)~~ (E) in the case of a request for BA Equivalent Loans, the duration of the initial BA Equivalent Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for a BA Equivalent Interest Period of one month); and

~~(A)~~ (F) in the case of a request for LIBOR Loans, the duration of the initial Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for an Interest Period of one month).

~~(ii)~~(ii) In lieu of delivering a U.S. Notice of Borrowing, the U.S. Parent Borrower may give the U.S. Administrative Agent telephonic notice of such request for advances on or before the deadline set forth above (promptly confirmed by delivery of a completed U.S. Notice of Borrowing). The U.S. Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such U.S. Revolving Loans, regardless of whether any written confirmation is received.

~~(a)~~ (c) U.S. Designated Accounts. On or prior to the Closing Date, the U.S. Parent Borrower delivered to the U.S. Administrative Agent a notice setting forth the account for the U.S. Borrowers (each, a “U.S. Designated Account”) to which each Administrative Agent is authorized to transfer the proceeds of the Loans requested hereunder by the U.S. Parent Borrower. The U.S. Parent Borrower may designate a replacement account from time to time by written notice to the U.S. Administrative Agent duly executed by an Authorized Officer of the U.S. Parent Borrower. All such U.S. Designated Accounts must be reasonably satisfactory to the U.S. Administrative Agent.

~~(a)~~ (d) No Liability. The U.S. Administrative Agent shall not incur any liability to the U.S. Borrowers as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which the U.S. Administrative Agent believes in good faith to have been given by an Authorized Officer of the U.S. Parent Borrower. The crediting of U.S. Revolving Loans and Term Loans to a U.S. Designated Account conclusively establishes the obligation of each U.S. Borrower to repay such U.S. Revolving Loans and Term Loans as provided herein.

~~(a)~~ (e) Notice Irrevocable. Any U.S. Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable. The U.S. Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

~~(a)~~ (f) Making of U.S. Revolving Loans and Term Loans; Reserves.

~~(i)~~(i) Promptly after receipt of a U.S. Notice of Borrowing or telephonic or electronic notice in lieu thereof, the U.S. Administrative Agent shall notify the applicable U.S. Revolving Lenders or Term Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each applicable Lender shall transfer its Pro Rata Share of the requested Borrowing to the U.S. Administrative Agent in immediately available funds in the currency in which such Loan is denominated to the account from time to time designated by the U.S. Administrative Agent, not later than 2:00 p.m. (New York City time) on the date of the applicable Borrowing. After the U.S. Administrative ~~Agent’s~~Agent’s receipt of all proceeds of such U.S. Revolving Loans or Term Loans, the U.S. Administrative Agent shall make the proceeds of such Loans available to the U.S. Borrowers on the date of the applicable Borrowing by, not later than 4:00 p.m. (New York City time) transferring same day funds to the U.S. Designated Account designated by the U.S. Borrower; provided, however, that no U.S. Revolving Loans shall be made on any date unless, after giving effect thereto, the Availability Conditions are satisfied on such date.

~~(ii)~~(ii) The U.S. Administrative Agent may establish Reserves or change any of the Reserves, in the exercise of its reasonable good faith credit judgment, provided that (A) any changes to such Reserves will be made in good faith and (B) such Reserves shall not be established or changed except upon not less than five (5) Business Days~~’~~’ notice to the U.S. Parent Borrower (unless an Event of Default exists in which event no notice shall be required), and to the extent the U.S. Parent Borrower shall have objected to the addition of or change to such Reserve during such 5 Business Day period, the U.S. Administrative Agent shall have taken into consideration the U.S. Parent ~~Borrower’s~~Borrower’s basis of objection and shall have negotiated in good faith with the U.S. Parent Borrower in order to reach a mutually satisfactory resolution with respect to such Reserve (other than if an Event of Default exists). The U.S. Administrative Agent will be available during such period to discuss any such proposed Reserve or change with the U.S. Parent Borrower and without limiting the right of the U.S. Administrative Agent to establish or change such Reserves in the U.S. Administrative ~~Agent’s~~Agent’s reasonable credit judgment, the U.S. Parent Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the U.S. Administrative Agent. The amount of any Reserve established by the U.S. Administrative Agent shall have a reasonable relationship as determined by the U.S. Administrative Agent in its reasonable credit judgment to the event, condition or other matter that is the basis for the Reserve. Notwithstanding anything herein to the contrary, a Reserve shall not be established to the extent that such Reserve would be duplicative of any specific item excluded as ineligible in the definitions of Eligible Accounts or Eligible Inventory, but the U.S. Administrative Agent shall retain the right, subject to the requirements of this paragraph, to establish Reserves with respect to prospective changes in eligible Collateral that may reasonably be anticipated.

~~(a)~~ (g) U.S. Swingline Commitment.

~~(i)~~(i) Subject to and upon the terms and conditions herein set forth, the U.S. Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Maturity Date, to make a loan or loans (each a “U.S. Swingline Loan” and, collectively, the “U.S. Swingline Loans”) in Dollars in the amount of that Borrowing available to the U.S. Borrowers by transferring same day funds to the U.S. Designated Account or such other account(s) as may be designated by the U.S. Parent Borrower in writing not later than 2:00 p.m. (New York City time). Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to U.S. Revolving Loans that are ABR Loans except that all payments thereon (including interest) shall be made to the U.S. Swingline Lender. The U.S. Swingline Lender shall not make any U.S. Swingline Loan if (1) the U.S. Administrative Agent has received written notice from any U.S. Revolving Lender that one or more of the applicable conditions precedent set forth in Section 5 or Section 6 will not be satisfied on the date of the requested Borrowing, (2) after giving effect to the requested Borrowing, the Availability Conditions would not be satisfied on such date, or (3) such U.S. Swingline Loan would cause the aggregate outstanding principal balance of all U.S. Swingline Loans to exceed the U.S. Swingline Commitment. U.S. Swingline Loans shall at all times be ABR Loans.

~~(ii)~~(ii) On any Business Day, the U.S. Swingline Lender may, in its sole discretion (and, if any U.S. Swingline Loan is outstanding for five Business Days, the U.S. Swingline Lender shall on such fifth Business Day), give notice to each U.S. Revolving Lender that all then outstanding U.S. Swingline Loans shall be funded with a Borrowing of U.S. Revolving Loans, in which case U.S. Revolving Loans constituting ABR Loans (each such Borrowing, a “Mandatory U.S. Borrowing”) shall be made on the immediately succeeding Business Day by each U.S. Revolving Lender pro rata based on each such ~~Lender’s~~Lender’s Pro Rata Share, and the proceeds thereof shall be applied directly to the U.S. Swingline Lender to repay the U.S. Swingline Lender for such outstanding U.S. Swingline Loans. Each U.S. Revolving Lender hereby irrevocably agrees to make such U.S. Revolving Loans upon one Business ~~Day’s~~Day’s notice pursuant to each Mandatory U.S. Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the U.S. Swingline Lender notwithstanding (i) that the amount of the Mandatory U.S. Borrowing may not comply with the Minimum Borrowing Amount, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing (unless the U.S. Swingline Lender has received written notice thereof from any Lender as contemplated above prior to the date such Swingline Loan was made), (iv) the date of such Mandatory U.S. Borrowing or (v) any reduction in the U.S. Revolving Commitments or the U.S. Borrowing Base after any such U.S. Swingline Loans were made. In the event that, in the sole judgment of the U.S. Swingline Lender, any Mandatory U.S. Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of any U.S. Borrower), each U.S. Revolving Lender hereby agrees that it shall forthwith purchase from the U.S. Swingline Lender (without recourse or warranty) such participation of the outstanding U.S. Swingline Loans as shall be necessary to cause the U.S. Revolving Lenders to share in such U.S. Swingline Loans ratably based upon their respective Pro Rata Shares, provided that all principal and interest payable on such U.S. Swingline Loans shall be for the account of the U.S. Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such U.S. Revolving Lender purchasing the same from and after such date of purchase.

~~(iii)~~(iii) If at any time that U.S. Swingline Loans are outstanding a U.S. Revolving Lender becomes a Defaulting Lender, all or any part of such U.S. Swingline Loans shall be reallocated among the non-Defaulting Lenders that are U.S. Revolving Lenders in accordance with their respective Pro Rata Shares (calculated without giving effect to any such Defaulting ~~Lender’s~~Lender’s U.S. Revolving Commitments) but only to the extent (x) the sum of all non-Defaulting Lenders~~’~~’ U.S. Revolving Commitments plus such Defaulting ~~Lender’s~~Lender’s pro rata share of such Swingline Loans does not exceed the total of all non-Defaulting Lenders~~’~~’ U.S. Revolving Commitments and (y) the condition set forth in Section 6.1(a) is satisfied at such time; provided that, subject to Section 12.28, neither such reallocation nor any payment by a non-Defaulting Lender pursuant hereto will constitute a waiver or release of any claim any Borrower, any Lender, the U.S. Administrative Agent or U.S. Swingline Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender. If the reallocation described above cannot, or can only partially, be effected, the U.S. Borrowers shall within one Business Day following notice by the U.S. Administrative Agent prepay such unreallocated portion of the Swingline Loans. Notwithstanding the foregoing, the U.S. Swingline Lender shall be under no obligation to make any U.S. Swingline Loan at any time that any U.S. Revolving Lender is a Defaulting Lender unless it is satisfied that the related exposure will be 100% covered by the U.S. Revolving Commitments of the non-Defaulting Lenders and participating interests in any such newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with this Section 2.2 (and Defaulting Lenders shall not participate therein).

~~(a)~~ (h) U.S. Agent Advances.

~~(i)~~(i) Subject to the limitations set forth below, the U.S. Administrative Agent is authorized by the U.S. Borrowers and the U.S. Revolving Lenders, from time to time in the U.S. Administrative ~~Agent’s~~Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Section 6 have not been satisfied, to make U.S. Revolving Loans (that may only be ABR Loans) in Dollars to the U.S. Borrowers on behalf of the U.S. Revolving Lenders in an aggregate principal amount outstanding at any time not to exceed $50,000,000 (provided that, after giving effect to the making of any such ABR Loan, the aggregate Outstanding Amount of U.S. Revolving Loans, U.S. Agent Advances, U.S. Swingline Loans and U.S. Letter of Credit Obligations shall not exceed the Total U.S. Revolving Commitment) which the U.S. Administrative Agent, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the U.S. Revolving Loans and other U.S. Obligations (including through ABR Loans for the purpose of enabling the U.S. Borrowers to meet their payroll and associated tax obligations), and/or (3) to pay any other amount chargeable to the U.S. Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 12.5 (any of such advances are herein referred to as “U.S. Agent Advances”); provided that U.S. Agent Advances shall not be outstanding for more than 30 consecutive days unless the Availability Conditions are satisfied; provided, further, that the Required Lenders may at any time revoke the U.S. Administrative ~~Agent’s~~Agent’s authorization to make U.S. Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the U.S. Administrative ~~Agent’s~~Agent’s receipt thereof. At any time, the U.S. Administrative Agent may require the U.S. Revolving Lenders to fund their risk participations in the U.S. Agent Advances as described in Section 2.2(h)(ii).

~~(ii)~~(ii) Upon the making of a U.S. Agent Advance by the U.S. Administrative Agent (whether before or after the occurrence of a Default or an Event of Default), each U.S. Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the U.S. Administrative Agent, without recourse or warranty, an undivided interest and participation in such U.S. Agent Advance in proportion to its Pro Rata Share of the Total U.S. Revolving Commitment. All principal and interest payable on such U.S. Agent Advance shall be for the account of the U.S. Administrative Agent until the date, if any, on which the U.S. Administrative Agent requires any U.S. Revolving Lender to fund its participation in any U.S. Agent Advance purchased hereunder; after such date, the U.S. Administrative Agent shall promptly distribute to such U.S. Revolving Lender, such ~~Lender’s~~Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the U.S. Administrative Agent in respect of such U.S. Agent Advance.

~~(iii)~~(iii) The U.S. Agent Advances shall be secured by the Collateral ~~Agent’s~~Agent’s Liens in and to the Collateral and shall constitute ABR Loans and U.S. Obligations hereunder.

~~1.1~~ 2.3. Canadian Revolving Loans and Borrowing Procedures for Canadian Revolving Loans and Term Loans.

~~(a)~~ (a) Amounts. Subject to all of the terms and conditions of this Agreement, each Canadian Revolving Lender severally, but not jointly, agrees, upon the Canadian ~~Borrower’s~~Borrower’s request from time to time on any Business Day during the period from the Restatement Effective Date to the Revolving Maturity Date, to make revolving loans (the “Canadian Revolving Loans”) to the Canadian Borrower, denominated in Dollars or any Alternative Currency in Outstanding Amounts not to exceed such Canadian Revolving ~~Lender’s~~Lender’s Pro Rata Share of the Total Canadian Revolving Commitment so long as after giving effect thereto and to the application of the proceeds thereof, the Availability Conditions are satisfied. The Canadian Borrower may use the Canadian Revolving Commitments by borrowing, prepaying the Canadian Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Canadian Revolving Loans of the applicable Class shall automatically be made as ABR Loans or Canadian Prime Rate Loans to the Canadian Borrower for the payment of interest on such Loans and other Obligations of the Canadian Borrower on the date when due to the extent available in accordance with the foregoing limitations and not paid by the Canadian Borrower and, in each case, as provided for herein.

~~(a)~~ (b) Procedure for Borrowing.

~~(i)~~(i) Each Borrowing of Canadian Revolving Loans or Term Loans by the Canadian Borrower shall be made upon the Canadian ~~Borrower’s~~Borrower’s irrevocable written notice delivered to the Canadian Administrative Agent in the form of a notice of borrowing substantially in the form of Exhibit A-2 (“Canadian Notice of Borrowing”) or Exhibit A-3 (a “Term Notice of Borrowing”), as applicable, which must be received by the Canadian Administrative Agent prior to (i) 1:00 p.m. (New York City time) three Business Days prior to the date of such Borrowing, in the case of LIBOR Loans denominated in Dollars or BA Equivalent Loans, (ii) 1:00 p.m. (New York City time) four Business Days prior to the date of such Borrowing, in the case of LIBOR Loans denominated in Alternative Currencies and (iii) 1:00 p.m. (New York City time) one Business Day prior to the date of such Borrowing, in the case of Canadian Prime Rate Loans or ABR Loans, specifying:

~~(A)~~ (A) whether such Borrowing consists of Canadian Revolving Loans or Term Loans;

~~(A)~~ (B) the amount and currency of the Borrowing which must equal or exceed the Minimum Borrowing Amount (and increments of $1,000,000 or the approximate Dollar Equivalent thereof in excess of such amount);

~~(A)~~ (C) the date of the requested Borrowing, which must be a Business Day;

~~(A)~~ (D) whether the Canadian Revolving Loans requested are to be Canadian Prime Rate Loans, ABR Loans, BA Equivalent Loans or LIBOR Loans (and if not specified, it shall be deemed a request for a Canadian Prime Rate Loan (in the case of Canadian Revolving Loans denominated in Cdn. Dollars), an ABR Loan (in the case of Canadian Revolving Loans denominated in Dollars) or LIBOR Loans with an Interest Period of one month, in the case of Canadian Revolving Loans denominated in an Alternative Currency (other than Cdn. Dollars)); provided that all Canadian Revolving Loans made by each of the Canadian Revolving Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Canadian Revolving Loans of the same Type;

~~(A)~~ (E) in the case of a request for BA Equivalent Loans, the duration of the initial BA Equivalent Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for a BA Equivalent Interest Period of one month); and

~~(A)~~ (F) in the case of a request for LIBOR Loans, the duration of the initial Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for an Interest Period of one month).

~~(ii)~~(ii) In lieu of delivering a Canadian Notice of Borrowing, the Canadian Borrower may give the Canadian Administrative Agent telephonic notice of such request for advances on or before the deadline set forth above (promptly confirmed by delivery of a completed Canadian Notice of Borrowing). The Canadian Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such Canadian Revolving Loans, regardless of whether any written confirmation is received.

~~(iii)~~(iii) The Canadian Borrower shall not have the right to request a BA Equivalent Loan or a LIBOR Loan while an Event of Default has occurred and is continuing.

~~(a)~~ (c) Reliance upon Authority. On or prior to the Closing Date, the Canadian Borrower delivered to the Canadian Administrative Agent a notice setting forth the account for the Canadian Borrower (each a “Canadian Designated Account”) to which the Canadian Administrative Agent is authorized to transfer the proceeds of the Canadian Revolving Loans requested hereunder by the Canadian Borrower. The Canadian Borrower may designate a replacement account from time to time by written notice to the Canadian Administrative Agent duly executed by an Authorized Officer of the Canadian Borrower. All such Canadian Designated Accounts must be reasonably satisfactory to the Canadian Administrative Agent and must be domiciled in Canada.

~~(a)~~ (d) No Liability. The Canadian Administrative Agent shall not incur any liability to the Canadian Borrower as a result of acting upon any notice referred to in Sections 2.3(b) and (c), which the Canadian Administrative Agent believes in good faith to have been given by an Authorized Officer of the Canadian Borrower. The crediting of Canadian Revolving Loans and Term Loans to a Canadian Designated Account conclusively establishes the obligation of the Canadian Borrower to repay such Canadian Revolving Loans and Term Loans as provided herein.

~~(a)~~ (e) Notice Irrevocable. Any Canadian Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.3(b) shall be irrevocable. The Canadian Borrower shall be bound to borrow the funds requested therein in accordance therewith.

~~(a)~~ (f) Making of Canadian Revolving Loans and Term Loans; Reserves.

~~(i)~~(i) Promptly after receipt of a Canadian Notice of Borrowing or telephonic or electronic notice in lieu thereof, the Canadian Administrative Agent shall notify each Canadian Revolving Lender by telecopy, telephone or e-mail of the requested Borrowing. Each Canadian Revolving Lender shall transfer its Pro Rata Share of the requested Borrowing to the Canadian Administrative Agent in immediately available funds in the applicable currency, to the account from time to time designated by the Canadian Administrative Agent, not later than 2:00 p.m. (New York City time) on the date of the applicable Borrowing. After the Canadian Administrative ~~Agent’s~~Agent’s receipt of all proceeds of any Borrowing of Canadian Revolving Loans or Term Loans, the Canadian Administrative Agent shall make the proceeds of such Canadian Revolving Loans or Term Loans available to the Canadian Borrower on the date of the applicable Borrowing by, not later than 4:00 p.m. (New York City time) transferring same day funds to the Canadian Designated Account designated by such Canadian Borrower; provided, however, that no Canadian Revolving Loans or Term Loans shall be made on any date unless, after giving effect thereto, the Availability Conditions are satisfied.

~~(ii)~~(ii) The Canadian Administrative Agent may establish Reserves or change any of the Reserves, in the exercise of its reasonable credit judgment, provided that (A) any changes to such reserves will be made in good faith and (B) such Reserves shall not be established or changed except upon not less than five (5) Business Days~~’~~’ notice to the Canadian Borrower (unless an Event of Default exists in which event no notice shall be required), and to the extent the Canadian Borrower shall have objected to the addition of or change to such Reserve during such 5 Business Day period, the Canadian Administrative Agent shall have taken into consideration the Canadian ~~Borrower’s~~Borrower’s basis of objection and shall have negotiated in good faith with the Canadian Borrower in order to reach a mutually satisfactory resolution with respect to such Reserve (other than if an Event of Default exists). The Canadian Administrative Agent will be available during such period to discuss any such proposed Reserve or change with the Canadian Borrower and without limiting the right of the Canadian Administrative Agent to establish or change such Reserves in the Canadian Administrative ~~Agent’s~~Agent’s reasonable credit judgment, the Canadian Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Canadian Administrative Agent. The amount of any Reserve established by the Canadian Administrative Agent shall have a reasonable relationship as determined by the Canadian Administrative Agent in its reasonable credit judgment to the event, condition or other matter that is the basis for the Reserve. Notwithstanding anything herein to the contrary, a Reserve shall not be established to the extent that such Reserve would be duplicative of any specific item excluded as ineligible in the definitions of Eligible Accounts or Eligible Inventory, but the Canadian Administrative Agent shall retain the right, subject to the requirements of this paragraph, to establish Reserves with respect to prospective changes in eligible Collateral that may reasonably be anticipated.

~~(a)~~ (g) Canadian Swingline Commitment.

~~(i)~~(i) Subject to and upon the terms and conditions herein set forth, each Canadian Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Maturity Date, to make a loan or loans (each a “Canadian Swingline Loan” and, collectively, the “Canadian Swingline Loans” and, together with the U.S. Swingline Loans, the “Swingline Loans”) in Dollars or Cdn. Dollars in the amount of that Borrowing available to the Canadian Borrower by transferring same day funds to the Canadian Designated Account or such other account(s) as may be designated (by not later than 12:00 Noon (New York City time) on the day of funding) by the Canadian Borrower in writing. Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other Canadian Revolving Loans except that all payments thereon (including interest) shall be made to the applicable Canadian Swingline Lenders. No Canadian Swingline Lender shall make any Canadian Swingline Loan if (1) the Canadian Administrative Agent has received written notice from any Canadian Revolving Lender that one or more of the applicable conditions precedent set forth in Section 5 or Section 6 will not be satisfied on the date of the requested Borrowing, (2) after giving effect to the requested Borrowing, the Availability Conditions would not be satisfied, or (3) such Canadian Swingline Loan would cause the aggregate outstanding principal balance of all Canadian Swingline Loans to exceed the Canadian Swingline Commitment. Canadian Swingline Loans shall at all times be maintained as ABR Loans or Canadian Prime Rate Loans, as applicable.

~~(ii)~~(ii) On any Business Day, any Canadian Swingline Lender may, in its sole discretion (and, if any Canadian Swingline Loan is outstanding for five Business Days, the Canadian Swingline Lender shall on such fifth Business Day), give notice by 1:00 p.m. (New York City time) to each Canadian Revolving Lender that all then outstanding Canadian Swingline Loans made by such Canadian Swingline Lender shall be funded with a Borrowing of Canadian Revolving Loans in the same currency in which the then outstanding Canadian Swingline Loans are denominated, in which case Canadian Revolving Loans constituting ABR Loans or Canadian Prime Rate Loans (each such Borrowing, a “Mandatory Canadian Borrowing”), as applicable, shall be made to the Canadian Borrower (in the amount of its Canadian Swingline Loans from such Canadian Swingline Lender (in the amount of their Canadian Swingline Loans from such Canadian Swingline Lender) on the next Business Day by each Canadian Revolving Lender based on each ~~Lender’s~~Lender’s Pro Rata Share and in the same currency as the applicable Canadian Swingline Loan is denominated, and the proceeds thereof shall be applied directly to such Canadian Swingline Lender to repay the Canadian Swingline Lender for such outstanding Canadian Swingline Loans. Each Canadian Revolving Lender hereby irrevocably agrees to make such Canadian Revolving Loans pursuant to each Mandatory Canadian Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Canadian Swingline Lenders notwithstanding (i) that the amount of the Mandatory Canadian Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.3, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing (unless the Canadian Swingline Lenders has received written notice thereof from any Lender as contemplated above prior to the date such Canadian Swingline Loan was made), (iv) the date of such Mandatory Canadian Borrowing, (v) any reduction in the Canadian Revolving Commitments, the Canadian Borrowing Base after any such Canadian Swingline Loans were made or (vi) any fluctuations in exchange rates following the date such Canadian Swingline Loans were made. In the event that, in the sole judgment of the Canadian Swingline Lenders, any Mandatory Canadian Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the BIA in respect of the Canadian Borrower), each Canadian Revolving Lender hereby agrees that it shall forthwith purchase from the Canadian Swingline Lenders (without recourse or warranty) such participation of the outstanding Canadian Swingline Loans as shall be necessary to cause the Canadian Revolving Lenders to share in such Canadian Swingline Loans ratably based upon their respective Pro Rata Shares, provided that all principal and interest payable on such Canadian Swingline Loans made by any Canadian Swingline Lender shall be for the account of such Canadian Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.

~~(iii)~~(iii) If at any time that Canadian Swingline Loans are outstanding a Canadian Revolving Lender becomes a Defaulting Lender, all or any part of the risk participations in such Canadian Swingline Loans shall be reallocated among the non-Defaulting Lenders that are Canadian Revolving Lenders in accordance with their respective Pro Rata Shares (calculated without giving effect to any such Defaulting ~~Lender’s~~Lender’s Canadian Revolving Commitments) but only to the extent (x) the sum of all non-Defaulting Lenders~~’~~’ Canadian Revolving Commitments plus such Defaulting ~~Lender’s~~Lender’s pro rata share of such Swingline Loans does not exceed the total of all non-Defaulting Lenders~~’~~’ Canadian Revolving Commitments and (y) the condition set forth in Section 6.1(a) is satisfied at such time; provided that neither such reallocation nor any payment by a non-Defaulting Lender pursuant hereto will constitute a waiver or release of any claim any Borrower, any Lender, the Canadian Administrative Agent or Canadian Swingline Lenders may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender. If the reallocation described above cannot, or can only partially, be effected, the Canadian Borrower shall within one Business Day following notice by the Canadian Administrative Agent prepay such unreallocated portion of the Swingline Loans. Notwithstanding the foregoing, no Canadian Swingline Lender shall be under any obligation to make any Canadian Swingline Loan at any time that any Canadian Revolving Lender is a Defaulting Lender unless it is satisfied that the related exposure will be 100% covered by the Canadian Revolving Commitments of the non-Defaulting Lenders and participating interests in any such newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with this Section 2.3 (and Defaulting Lenders shall not participate therein).

~~(a)~~ (h) Canadian Agent Advances.

~~(i)~~(i) Subject to the limitations set forth below, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Revolving Lenders, from time to time in the Canadian Administrative ~~Agent’s~~Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Section 6 have not been satisfied, to make ABR Loans or Canadian Prime Rate Loans to the Canadian Borrower on behalf of the Canadian Revolving Lenders in an aggregate Outstanding Amount at any time not to exceed $15,000,000 (provided that, after giving effect thereto, the aggregate Outstanding Amount of Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans and Canadian Letter of Credit Obligations does not exceed the Total Canadian Revolving Commitment) which the Canadian Administrative Agent, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations (including through ABR Loans or Canadian Prime Rate Loans for the purpose of enabling the Canadian Borrower to meet their payroll and associated tax obligations), and/or (3) to pay any other amount chargeable to the Canadian Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 12.5 (any of such advances are herein referred to as “Canadian Agent Advances”); provided that Canadian Agent Advances shall not be outstanding for more than 30 consecutive days unless the Availability Conditions are satisfied; provided, further, that the Required Lenders may at any time revoke the Canadian Administrative ~~Agent’s~~Agent’s authorization to make Canadian Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Canadian Administrative ~~Agent’s~~Agent’s receipt thereof. At any time, the Canadian Administrative Agent may require the Canadian Revolving Lenders to fund their risk participations as described in Section 2.3(h)(ii).

~~(ii)~~(ii) Upon the making of a Canadian Agent Advance by the Canadian Administrative Agent (whether before or after the occurrence of a Default or an Event of Default), each Canadian Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Canadian Administrative Agent, without recourse or warranty, an undivided interest and participation in such Canadian Agent Advance in proportion to its Pro Rata Share of the Canadian Revolving Commitments. All principal and interest payable on such Canadian Agent Advance shall be for the account of the Canadian Administrative Agent until the date, if any, on which the Canadian Administrative Agent requires any Canadian Revolving Lender to fund its participation in any Canadian Agent Advance purchased hereunder; after such date, the Canadian Administrative Agent shall promptly distribute to such Canadian Revolving Lender, such ~~Lender’s~~Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Canadian Administrative Agent in respect of such Canadian Agent Advance.

~~(iii)~~(iii) The Canadian Agent Advances shall be secured by the Collateral ~~Agent’s~~Agent’s Liens in and to the Collateral and shall constitute ABR Loans or Canadian Prime Rate Loans, and Canadian Obligations (in the case of Canadian Agent Advances to the Canadian Borrower) hereunder.

~~1.1~~ 2.4. Letters of Credit.

~~(a)~~ (a) Agreement to Issue or Cause to Issue.

~~(i)~~(i) Subject to the terms and conditions of this Agreement, the U.S. Letter of Credit Issuer agrees to issue for the account of the U.S. Borrowers or its Subsidiaries (so long as a ~~Loan Party~~U.S. Borrower is a co-applicant thereunder) one or more standby or documentary letters of credit denominated in Dollars or any Alternative Currency (each a “U.S. Letter of Credit”) from time to time during the term of this Agreement but not later than the Letter of Credit Maturity Date.

~~(ii)~~(ii) Subject to the terms and conditions of this Agreement, the Canadian Letter of Credit Issuer agrees to issue for the account of the Canadian Borrower or their Subsidiaries (so long as a Canadian Loan Party is a co-applicant thereunder) one or more standby or documentary letters of credit denominated in Dollars or any Alternative Currency (“Canadian Letter of Credit”) from time to time during the term of this Agreement but not later than the Letter of Credit Maturity Date; provided that in the event a standby or documentary letter of credit is issued for the account of a Subsidiary of the Canadian Borrower, the Canadian Borrower shall be a co-borrower in respect of such letter of credit.

~~(iii)~~(iii) Each Existing Letter of Credit shall be deemed to have been issued under this Agreement on the Restatement Effective Date under the applicable Revolving Facility and for the account of the applicable Borrowers, in each case, indicated on Schedule 2.4 to this Agreement. Notwithstanding the foregoing, any Existing Letter of Credit issued by Wells Fargo Bank, N.A. shall not be renewed at the relevant time of expiration.

~~(iv)~~(iv) All Canadian Letters of Credit and U.S. Letters of Credit outstanding under the Original Credit Agreement on the Restatement Effective Date shall continue to be outstanding as Canadian Letters of Credit and U.S. Letters of Credit, respectively.

~~(a)~~ (b) Amounts; Outside Expiration Date. A Letter of Credit Issuer shall not issue or cause to be issued any Letter of Credit if: (i) (x) in the case of a U.S. Letter of Credit, the maximum available Dollar Equivalent amount of the requested U.S. Letter of Credit is greater than the Unused U.S. Letter of Credit Subfacility at such time and (y) in the case of a Canadian Letter of Credit, the maximum available Dollar Equivalent amount of the requested Canadian Letter of Credit is greater than the Unused Canadian Letter of Credit Subfacility at such time; (ii) after giving effect to the maximum available Dollar Equivalent amount of the requested Letter of Credit and all commissions, fees, and charges due from the requesting Borrower in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) the Availability Conditions would not be satisfied; (iii) such Letter of Credit has an expiration date on or after the Letter of Credit Maturity Date or more than 12 months from the date of issuance; for the avoidance of doubt, this provision does not apply to any “evergreen” or automatic renewal provision; (iv) such Letter of Credit will have an expiration date on or before the Revolving Maturity Date, unless such Letter of Credit has been cash collateralized or backstopped on terms reasonably acceptable to the applicable Letter of Credit Issuer (in which case, any participations of any U.S. Revolving Lender or Canadian Revolving Lender, as applicable, in undrawn Letters of Credit shall expire on the Revolving Maturity Date; or (v) such Letter of Credit, when aggregated with the Dollar Equivalent amount of all other outstanding Letters of Credit issued by such Letter of Credit Issuer, would cause such Letter of Credit Issuer to exceed its Letter of Credit Issuer LC Sublimit (it being understood that the Existing Letters of Credit issued by Wells Fargo Bank, N.A. are not subject to such Letter of Credit Issuer LC Sublimit). With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each applicable Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the applicable Administrative Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the applicable Letter of Credit Issuer is entitled to decline to extend or renew such Letter of Credit. If all of the requirements of this Section 2.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

~~(a)~~ (c) Other Conditions. In addition to conditions precedent contained in Section 6, the obligation of each Letter of Credit Issuer to issue or to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to such Letter of Credit Issuer:

~~(i)~~ (i) The Canadian Borrower, in the case of Canadian Letters of Credit to be issued for the account of the Canadian Borrower, or the U.S. Parent Borrower, in the case of any Letter of Credit to be issued for the account of the U.S. Borrowers, shall have delivered to the applicable Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the applicable Administrative Agent for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof in connection with such issuance, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the applicable Administrative Agent and the applicable Letter of Credit Issuer;

~~(i)~~ (ii) as of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit; and

~~(i)~~ (iii) no Letter of Credit Issuer shall be required to issue any Letter of Credit if there is then any Defaulting Lender unless the applicable Borrowers shall be in compliance with Section 2.4(i).

~~(a)~~ (d) Procedure for Issuance of Letters of Credit.

~~(i)~~(i) Request for Issuance. The U.S. Parent Borrower or Canadian Borrower, as applicable, must notify the applicable Administrative Agent and Letter of Credit Issuer of a requested Letter of Credit by no later than 1:00 p.m. (New York City time) at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the currency and original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, the beneficiary of the requested Letter of Credit and, in the case of the U.S. Parent Borrower, whether such Letter of Credit is a Canadian Letter of Credit or a U.S. Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

~~(ii)~~(ii) Responsibilities of the Administrative Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of any Letter of Credit, the applicable Administrative Agent shall determine the amount of the Unused U.S. Letter of Credit Subfacility or the Unused Canadian Letter of Credit Subfacility, as applicable, and applicable Availability as of such date. If (A) the Dollar Equivalent of the face amount of the requested Letter of Credit is less than the Unused U.S. Letter of Credit Subfacility or the Unused Canadian Letter of Credit Subfacility, as applicable, and (B) the Dollar Equivalent of the amount of such requested Letter of Credit and all commissions, fees, and charges due from the requesting Borrower in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) would not result in the Availability Conditions failing to be met, the Administrative Agent shall notify the applicable Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

~~(iii)~~(iii) No Extensions or Amendment. No Letter of Credit Issuer shall be obligated to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.4 are met as though a new Letter of Credit were being requested and issued.

~~(a)~~ (e) Payments Pursuant to Letters of Credit. Each Borrower agrees to reimburse immediately the applicable Letter of Credit Issuer for any draw under any Letter of Credit issued for the account of such Borrower, and to pay the applicable Letter of Credit Issuer the amount of all other charges and fees payable to such Letter of Credit Issuer in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such Letter of Credit Issuer or any other Person. Each drawing under any U.S. Letter of Credit shall constitute a request by the U.S. Parent Borrower to the U.S. Administrative Agent for a Borrowing of an ABR Loan in the Dollar Equivalent amount of such drawing. Each drawing under any Canadian Letter of Credit shall constitute a request by the Canadian Borrower to the Canadian Administrative Agent for a Borrowing of a Canadian Prime Rate Loan by the Canadian Borrower in the amount of such drawing. In each case, the date of Borrowing with respect to such Borrowing shall be the date of such drawing.

~~(a)~~ (f) Letter of Credit Participations.

~~(i)~~(i) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each U.S. Revolving Lender, in the case of any U.S. Letter of Credit, or each Canadian Revolving Lender, in the case of any Canadian Letter of Credit, as applicable (each such Lender, in its capacity under this Section 2.4, a “Letter of Credit Participant”), and each such Letter of Credit Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each, a “Letter of Credit Participation”), to the extent of such Letter of Credit ~~Participant’s~~Participant’s Pro Rata Share, in each such Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the applicable Administrative Agent for the ratable account of the applicable Letter of Credit Participants as provided in Section 3.3 and the Letter of Credit Participants shall have no right to receive any portion of any Fronting Fees.

~~(ii)~~(ii) In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the Letter of Credit Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

~~(iii)~~(iii) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer pursuant to Section 2.4(e), the applicable Letter of Credit Issuer shall promptly notify the applicable Administrative Agent of such failure, and each Letter of Credit Participant with respect to such Letter of Credit shall promptly and unconditionally pay to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer, the Dollar Equivalent amount of such Letter of Credit ~~Participant’s~~Participant’s Pro Rata Share of such unreimbursed payment in Dollars (in the case of any U.S. Letter of Credit) or Cdn. Dollars(in the case of any Canadian Letter of Credit) and in immediately available funds; provided, however, that no Letter of Credit Participant shall be obligated to pay to the applicable Administrative Agent for the account of the Letter of Credit Issuer its Pro Rata Share of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If a Letter of Credit Issuer so requests, prior to 11:00 a.m. (New York City time) on any Business Day, any Letter of Credit Participant required to fund a payment under a Letter of Credit, such Letter of Credit Participant shall make available to the Administrative Agent for the account of such Letter of Credit Issuer such Letter of Credit ~~Participant’s~~Participant’s Pro Rata Share of the amount of such payment no later than 1:00 p.m. (New York City time) on such Business Day (or, if such notice is provided after such time, on the next Business Day) in immediately available funds. If and to the extent such Letter of Credit Participant shall not have so made its Pro Rata Share of the amount of such payment available to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer, such Letter of Credit Participant agrees to pay to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by such Letter of Credit Issuer in connection with the foregoing. The failure of any Letter of Credit Participant to make available to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer its Pro Rata Share of any payment under such Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other Letter of Credit Participant to make available to the applicable Administrative Agent such other Letter of Credit ~~Participant’s~~Participant’s Pro Rata Share of any such payment.

~~(iv)~~(iv) Whenever a Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the applicable Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Letter of Credit Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the applicable Administrative Agent and such Administrative Agent shall promptly pay to each applicable Letter of Credit Participant that has paid its Pro Rata Share of such reimbursement obligation, in the same currency as received and in immediately available funds, an amount equal to such Letter of Credit ~~Participant’s~~Participant’s share (based upon the proportionate aggregate amount originally funded by such Letter of Credit Participant to the aggregate amount funded by all Letter of Credit Participants) of the Dollar Equivalent amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective Letter of Credit Participations at the Overnight Rate.

~~(v)~~(v) The obligations of the Letter of Credit Participants to make payments to the applicable Administrative Agent for the account of a Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, provided, however, that no Letter of Credit Participant shall be obligated to pay to the applicable Administrative Agent for the account of a Letter of Credit Issuer its Pro Rata Share of any unreimbursed amount arising from any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

~~(a)~~(g) Indemnification; Exoneration; Power of Attorney.

~~(i)~~(i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, each Borrower agrees to protect, indemnify, pay and hold harmless the applicable Letter of Credit Participants, Letter of Credit Issuer and Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys~~’~~’ fees) which any such Letter of Credit Participant, Letter of Credit Issuer or Administrative Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower, except to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Letter of Credit ~~Participant’s~~Participant’s, Letter of Credit ~~Issuer’s~~Issuer’s or Administrative ~~Agent’s~~Agent’s, as the case may be, gross negligence, willful misconduct or breach of any Loan Document. The Borrowers~~’~~’ obligations under this Section 2.4 shall survive payment of all other Obligations.

~~(ii)~~(ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Letter of Credit Participants, Letter of Credit Issuers and Administrative Agents, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Participants, Letter of Credit Issuers and Administrative Agents shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any officer or authorized signatory of any Borrower in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit believed in good faith by a Letter of Credit Issuer to be a valid, sufficient and correct document, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, believed in good faith by a Letter of Credit Issuer to be a valid, sufficient and correct document which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of

Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the applicable Letter of Credit Participants, Letter of Credit Issuer or Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the applicable Letter of Credit ~~Issuer’s~~Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Administrative Agents, Letter of Credit Issuers or any Letter of Credit Participants under this Section 2.4(g).

~~(iii)~~(iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Administrative Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person, under or with respect to any Letter of Credit issued or provided for the account of any Borrower.

~~(iv)~~(iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any ~~Borrower’s~~Borrower’s rights, if any, with respect to a Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and such Letter of Credit Issuer.

~~(v)~~(v) Account Party. Each Borrower hereby authorizes and directs each applicable Letter of Credit Issuer to name such Borrower as the “Account Party” therein and to deliver to the applicable Administrative Agent all instruments, documents and other writings and property received by such Letter of Credit Issuer pursuant to the Letter of Credit issued or to be issued for the account of such Borrower, and to accept and rely upon the Administrative ~~Agent’s~~Agent’s instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

~~(a)~~ (h) Supporting Letter of Credit. If, notwithstanding the provisions of Section 2.4(b) and Section 10.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination each applicable Borrower shall deposit with the applicable Administrative Agent, for the benefit of the Letter of Credit Issuer and the Letter of Credit Participants with respect to each Letter of Credit issued for the account of such Borrower then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to such Administrative Agent, issued by an issuer satisfactory to such Administrative Agent in the same currency and in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the applicable Administrative Agent is entitled to draw amounts necessary to reimburse the applicable Letter of Credit Issuer and the applicable Letter of Credit Participants for payments to be made by such Letter of Credit Issuer and such Letter of Credit Participants under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit shall be held by the applicable Administrative Agent, for the benefit of the applicable Letter of Credit Issuer and the applicable Letter of Credit Participants, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

~~(a)~~ (i) Reallocation of Letter of Credit Participations; Cash Collateralization. If at any time a Letter of Credit Participant with respect to any Letter of Credit becomes a Defaulting Lender, (A) for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund Letter of Credit Participations, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund Letter of Credit Participations shall not exceed the positive difference, if any, of (1) the U.S. Revolving Commitment (in the case of U.S. Letters of Credit) or the Canadian Revolving Commitment (in the case of a Canadian Letter of Credit) of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the U.S. Revolving Loans (in the case of U.S. Letters of Credit) or the Canadian Revolving Loans (in the case of Canadian Letters of Credit) of that Lender or (B) if the U.S. Revolving Commitment (in the case of U.S. Letters of Credit) or the Canadian Revolving Commitment (in the case of a Canadian Letters of Credit) of all applicable non-

Defaulting Lenders minus the aggregate Outstanding Amount of the U.S. Revolving Loans (in the case of U.S. Letters of Credit) or the Canadian Revolving Loans (in the case of Canadian Letters of Credit) of all applicable Lenders is less than the Letter of Credit Participations of such Defaulting Lender, U.S. Borrowers (in the case of U.S. Letters of Credit) or the Canadian Borrower (in the case of Canadian Letters of Credit) shall deposit cash collateral with the applicable Letter of Credit Issuer in an amount equal to the unreallocated portion of the Defaulting ~~Lender’s~~Lender’s Letter of Credit Participation in such Letter of Credit which cash collateral shall be held as security by such Letter of Credit Issuer for the Defaulting ~~Lender’s~~Lender’s funding obligations in respect of its Letter of Credit Participation in such Letter of Credit; provided that such reallocation by a non-Defaulting Lender pursuant hereto will not constitute a waiver or release of any claim any Borrower, any Lender, the Administrative Agents or any Letter of Credit Issuer may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender. Upon the earlier of (i) expiration of the Letter of Credit for which cash collateral has been deposited with the applicable Letter of Credit Issuer and (ii) the Letter of Credit Participant whose Letter of Credit Participation in such Letter of Credit was reallocated or cash collateralized ceasing to be a Defaulting Lender, such cash collateral shall be returned by the applicable Letter of Credit Issuer to the applicable Borrower and/or for purposes of computing the amount of the obligation of each Lender to acquire, refinance or fund Letter of Credit Participations, the “Pro Rata Share” of each Lender shall be computed after giving effect to the Commitment of the Lender who ceased to be a Defaulting Lender. Notwithstanding anything to the contrary in this Agreement, at any time that a Letter of Credit Participant with respect to any Letter of Credit is a Defaulting Lender and commitments are reallocated pursuant to clause (i)(A) above, any calculation of Canadian Fronting Fees, Canadian Letter of Credit Fees, Canadian Unused Line Fees, U.S. Fronting Fees, U.S. Letter of Credit Fees or U.S. Unused Line Fees shall be calculated after giving effect to such reallocation.

~~(a)~~ (j) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Letter of Credit Issuer and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

~~1.1.~~ 2.5. Interest.

~~(a)~~ (a) Interest Rates. All outstanding U.S. Revolving Loans and Term Loans shall bear interest on the unpaid principal amount thereof from the date made or incurred until paid in full in cash at a rate determined by reference to the ABR (in the case of ABR Loans), the Canadian Prime Rate (in the case of Canadian Prime Rate Loans), the applicable LIBOR Rate (in the case of LIBOR Loans) or the applicable BA Rate (in the case of BA Equivalent Loans) in each case, plus the Applicable Margin. All Canadian Revolving Loans and Term Loans shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made or incurred until paid in full in cash at a rate determined by reference to the Canadian Base Rate (in the case of ABR Loans), Canadian Prime Rate (in the case of Canadian Prime Rate Loans), applicable LIBOR Rate (in the case of LIBOR Loans) or the applicable BA Rate (in the case of BA Equivalent Loans), in each case, plus the Applicable Margin. All outstanding U.S. Swingline Loans and U.S. Agent Advances shall bear interest on the unpaid principal amount thereof from the date made or incurred until paid in full in cash at a rate determined by reference to the ABR plus the Applicable Margin for U.S. Revolving Loans that are ABR Loans. All outstanding Canadian Swingline Loans and Canadian Agent Advances denominated in (x) Dollars shall bear interest on the unpaid principal amount thereof from the date made or incurred until paid in full in cash at a rate determined by reference to the Canadian Base Rate plus the Applicable Margin and (y) Cdn. Dollars shall bear interest on the unpaid principal amount thereof from the date made or incurred until paid in full in cash at a rate determined by reference to the Canadian Prime Rate plus the Applicable Margin.

~~(a)~~ (b) Each change in the ABR or the Canadian Base Rate, as applicable, shall be reflected in the interest rate applicable to ABR Loans as of the effective date of such change, and each change in the Canadian Prime Rate shall be reflected in the interest rate applicable to Canadian Prime Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year) except that interest charges computed by reference to (i) the ABR under the Canadian Revolving Facility and Canadian Prime Rate and the BA Rate shall be computed on the basis of a year of 365 days and actual days elapsed and (ii) the ABR under the U.S. Revolving Facility or, in the case of LIBOR Loans denominated in Sterling only, the LIBOR Rate, shall be computed on the basis of a year of 365 or 366, as applicable, days and actual days elapsed. The U.S. Borrowers shall pay to the U.S. Administrative Agent interest accrued on their ABR Loans (other than U.S. Swingline Loans which shall be paid to the U.S. Swingline Lender) in arrears on the first day of each April, July, October and January hereafter and on the Termination Date for the ratable benefit of the Lenders (including the U.S. Administrative Agent with respect to U.S. Agent Advances) holding such ABR Loans. Each Borrower shall pay to the applicable Administrative Agent interest on all LIBOR Loans of each Class made to such Borrower or Borrowers in arrears on each LIBOR Interest Payment Date (which interest paid by the Canadian Borrower shall be payable by the Canadian Administrative Agent to the Canadian Revolving Lenders on the third Business Day after payment by the Canadian Borrower) for the benefit of the Lenders holding the LIBOR Loans of such Class. The Canadian Borrower shall pay to the Canadian Administrative Agent (i) interest accrued on all of its Canadian Prime Rate Loans and ABR Loans (other than Canadian Swingline Loans which shall be paid to the Canadian Swingline Lender) in arrears on the first day of each April, July, October and January and on the Termination Date (which shall be payable by the Canadian Administrative Agent to the applicable Canadian Revolving Lenders (including the Canadian Administrative Agent with respect to Canadian Agent Advances) or Initial Term Lenders on the next Business Day after payment by the Canadian Borrower) and (ii) interest on all BA Equivalent Loans in arrears on each BA Equivalent Interest Payment Date (which shall be payable by the Canadian Administrative Agent to the applicable Canadian Revolving Lenders or Initial Term Lenders on the third Business Day after payment by the Canadian Borrower).

~~(a)~~ (c) Default Rate. If all or a portion of (i) the principal amount of any Revolving Loan, Term Loan, Agent Advance or Swingline Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate applicable to ABR Loans or Canadian Prime Rate Loans made pursuant to the applicable Commitments, as applicable, of the Class with respect to which such interest has accrued plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

~~(a)~~ (d) Recalculation of Applicable Margin. In the event that any Borrowing Base Certificate is shown to be inaccurate and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for a fiscal quarter (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrowers shall immediately deliver to the Administrative Agents a correct certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected Borrowing Base Certificate for such Applicable Period, and (iii) the applicable Borrower or Borrowers shall immediately pay to the applicable Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.5. This provision shall not limit the rights of the Administrative Agents and Lenders with respect to any other remedy hereunder. This provision shall survive payment of all other Obligations and termination of this Agreement.

~~1.1.~~ 2.6. Pro Rata Borrowings. Each Borrowing of Revolving Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Pro Rata Shares. Each Borrowing of Term Loans under this Agreement shall be made by the Lenders in accordance with their then applicable Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Loan Documents shall not release any Person from performance of its obligation under any Loan Document.

~~1.1.~~ 2.7. Interest Period. At the time a Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans or BA Equivalent Loans in accordance with Section 2.8(a), such Borrower shall have the right to elect by giving the applicable Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period or BA Equivalent Interest Period applicable to such Borrowing, which Interest Period or BA Equivalent Interest Period shall, at the option of such Borrower, be a one, two, three, six or (if available from all the Lenders making such Loans as determined by such Lenders in good faith) twelve month period (or such other period of less than six months as to which the Administrative Agent may consent), or in the case of an Interest Period, one week.

Notwithstanding anything to the contrary contained above:

~~(a)~~(a) the initial Interest Period or BA Equivalent Interest Period for any Borrowing of LIBOR Loans or BA Equivalent Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans or Canadian Prime Rate Loans, as applicable) and each Interest Period or BA Equivalent Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the preceding Interest Period or BA Equivalent Interest Period expires;

~~(b)~~(b) if any Interest Period or BA Equivalent Interest Period relating to a Borrowing of LIBOR Loans or BA Equivalent Loan begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period or BA Equivalent Interest Period, such Interest Period or BA Equivalent Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period or BA Equivalent Interest Period;

~~(c)~~(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period or BA Equivalent Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period or BA Equivalent Interest Period in respect of a LIBOR Loan or BA Equivalent Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period or BA Equivalent Interest Period shall expire on the preceding Business Day; and

~~(d)~~(d) the applicable Borrower shall not be entitled to elect any Interest Period or BA Equivalent Interest Period in respect of any LIBOR Loan or BA Equivalent Loan if such Interest Period or BA Equivalent Interest Period would extend beyond the Final Maturity Date.

~~1.1.~~ 2.8. Continuation and Conversion Elections.

~~(a)~~ (a) Subject to clauses (b) and (c),

~~(i)~~ (i) the U.S. Parent Borrower shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 of the outstanding principal amount of Loans of any Class denominated in Dollars of one Type into a Borrowing or Borrowings of another Type;

~~(i)~~ (ii) each Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; and

~~(i)~~ (iii) each Borrower shall have the option: (1) to convert, as of any Business Day, any of its Canadian Prime Rate Loans other than Canadian Swingline Loans and Canadian Agent Advances (or any part thereof in an amount not less than Cdn.$5,000,000) into BA Equivalent Loans; (2) to continue any BA Equivalent Loans made to such Borrower having BA Equivalent Interest Periods expiring on such day (or any part thereof in an amount not less than Cdn.$5,000,000; or (3) to convert any ABR Loans other than Canadian Swingline Loans and Canadian Agent Advances (or any part thereof in an amount not less than the Dollar Equivalent of $5,000,000) into LIBOR Loans;

provided that (i) no partial conversion of LIBOR Loans or BA Equivalent Loans shall reduce the outstanding principal amount of LIBOR Loans or BA Equivalent Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans and Canadian Prime Rate Loans may not be converted into BA Equivalent Loans if a Default or Event of Default is in existence on the date of the conversion and the applicable Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period and BA Equivalent Loans may not be continued as BA Equivalent Loans for an additional BA Equivalent Interest Period if a Default or an Event of Default is in existence on the date of the proposed continuation and the applicable Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation; provided that any LIBOR Loan denominated in an Alternative Currency shall remain as a LIBOR Loan for an Interest Period of one month, (iv) Borrowings resulting from conversions pursuant to this Section 2.8 shall be limited in number as provided in clause (f).

~~(a)~~ (b) Each such conversion or continuation of U.S. Revolving Loans shall be effected by the U.S. Parent Borrower by giving the U.S. Administrative Agent at the Administrative ~~Agent’s~~Agent’s Office prior to 1:00 p.m. (New York City time) at least (i) three Business Days~~’~~’ , in the case of a continuation of or conversion to LIBOR Loans denominated in Dollars or BA Equivalent Loans, (ii) four Business Days~~’~~’, in the case of a continuation of LIBOR Loans denominated in an Alternative Currency or (iii) one Business ~~Day’s~~Day’s , in the case of a conversion into ABR Loans or Canadian Prime Rate Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “U.S. Notice of Conversion or Continuation”) specifying the Class of Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans or BA Equivalent Loans, the Interest Period or BA Equivalent Interest Period to be initially applicable thereto. The U.S. Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

~~(a)~~ (c) Each such conversion or continuation of Canadian Revolving Loans or Term Loans shall be effected by the Canadian Borrower by giving the Canadian Administrative Agent at the Administrative ~~Agent’s~~Agent’s Office prior to 1:00 p.m. (New York City time) at least (i) three Business Days~~’~~’, in the case of a continuation of or conversion to LIBOR Loans denominated in Dollars or BA Equivalent Loans, (ii) four Business Days~~’~~’, in the case of a continuation of LIBOR Loans denominated in an Alternative Currency or (iii) one Business ~~Day’s~~Day’s , in the case of a conversion into ABR Loans or Canadian Prime Rate Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Canadian Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans or BA Equivalent Loans, the Interest Period or BA Equivalent Interest Period to be initially applicable thereto. The Canadian Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

~~(a)~~ (d) If any Default or an Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans or BA Equivalent Loans and the applicable Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans or BA Equivalent Loans shall be automatically converted on the last day of the current Interest Period or BA Equivalent Interest Period into ABR Loans or Canadian Prime Rate Loans, as applicable; provided that any LIBOR Loan denominated in an Alternative Currency shall remain as a LIBOR Loan for an Interest Period of one month. If upon the expiration of any Interest Period or BA Equivalent Interest Period the applicable Borrower has failed to elect a new Interest Period or BA Equivalent Interest Period to be applicable thereto as provided in clause (a), such Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans or of BA Equivalent Loans into Canadian Prime Rate Loans, effective as of the expiration date of such current Interest Period or BA Equivalent Interest Period; provided that any LIBOR Loan denominated in an Alternative Currency shall remain as a LIBOR Loan for an Interest Period of one month.

~~(a)~~ (e) No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency.

~~(a)~~ (f) There may not be more than 20 different Borrowings of LIBOR Loans or BA Equivalent Loans in effect hereunder at any time.

~~1.1.~~ 2.9. Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement with respect to the Canadian Borrower, and the rates of interest stipulated in this Agreement payable by the Canadian Borrower are intended to be nominal rates and not effective rates or yields. Any provision of this Agreement that would oblige a Canadian Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Canadian Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest on principal money not in arrears.

~~1.1.~~ 2.10. Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the applicable Administrative Agent or (y) in the case of clauses (ii), (iii) and (iv) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

~~(i)~~ (i) on any date for determining the LIBOR Rate for any Interest Period or the BA Rate for any BA Equivalent Interest Period that (x) deposits in the principal amounts and currencies of the Loans comprising such LIBOR Borrowing or BA Rate Borrowing are not generally available in the relevant market or (y) (A) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR or bankers~~’~~’ acceptances market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “LIBOR Rate” or “BA Rate” and (B) the circumstances described in Section 2.10(e)(i) do not apply; or

~~(i)~~ (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans or BA Equivalent Loans or Letters of Credit (other than any increase or reduction attributable to Taxes) because of (x) any Change in Law), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR or bankers~~’~~’ acceptances market or the position of such Lender in such market; or

~~(i)~~ (iii) at any time, that, as a result of any Change in Law after the date hereof, such Lender shall incur any new or incremental Taxes with respect to any Loan or Letter of Credit or any transaction contemplated hereunder (except for Indemnified Taxes covered by Section 4.5 or any Excluded Tax payable by such Lender); or

~~(i)~~ (iv) at any time, that the making or continuance of any LIBOR Loan or BA Equivalent Loans has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank LIBOR or bankers~~’~~’ acceptances market;

then, and in any such event, such Lender (or the applicable Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrowers and to the applicable Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans or BA Equivalent Loans in the applicable currency shall no longer be available until such time as the applicable Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice by such Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by the applicable Borrower with respect to LIBOR Loans or BA Equivalent Loans that have not yet been incurred shall be deemed rescinded by the applicable Borrower, (y) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the applicable Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of subclause (iii) above, the applicable Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

~~(a)~~(b) At any time that any LIBOR Loan or BA Equivalent Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the applicable Borrower(s) may (and in the case of a LIBOR Loan or BA Equivalent Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan or BA Equivalent Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii), (y) if the affected LIBOR Loan denominated in Dollars or BA Equivalent Loan is then outstanding, upon at least three Business Days~~’~~’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan or BA Equivalent Loan into a Canadian Prime Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b) or (z) in the case of any LIBOR Loan denominated in an Alternative Currency, repay such LIBOR Loan at the end of the then current Interest Period.

~~(a)~~(c) If any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity has or would have the effect of reducing the rate of return on such ~~Lender’s~~Lender’s or its ~~parent’s~~parent’s or its ~~Affiliate’s~~Affiliate’s capital or assets as a consequence of such ~~Lender’s~~Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such ~~Lender’s~~Lender’s or its ~~parent’s~~parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the applicable Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the applicable ~~Borrower’s~~Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

~~(a)~~(d) It is understood that this Section 2.10 shall not apply to (i) Taxes indemnifiable under Section 4.5 or (ii) Excluded Taxes.

~~(a)~~(e) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if an Administrative Agent determines (which determination shall be conclusive absent manifest error) that:

~~(i)~~(i) adequate and reasonable means do not exist for ascertaining LIBOR Rate for any requested Interest Period in a particular currency or the BA Rate for any BA Equivalent Interest Period, including, without limitation, because the LIBOR Screen Rate or BA Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

~~(i)~~(ii) the administrator of the LIBOR Screen Rate or BA Rate or a Governmental Authority having jurisdiction over the applicable Administrative Agent has made a public statement identifying a specific date after which LIBOR, the LIBOR Screen Rate or the BA Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then, promptly after such determination (or if later, in the case of clause (ii), not later than 90 days prior to the Scheduled Unavailability Date), the Administrative Agent shall notify the Borrower and the Lenders (a “LIBOR Successor Notice” or “BA Successor Notice”, respectively); or

~~(i)~~(iii) new syndicated loans have started to adopt a new benchmark interest rate to replace LIBOR Rate or the BA Rate, then, reasonably promptly after such determination by the applicable Administrative Agent or receipt by either Administrative Agent of such notice, as applicable, the applicable Administrative Agent and the applicable Borrower may amend this Agreement to replace LIBOR or the BA Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the applicable Administrative Agent shall have posted such proposed amendment to all applicable Lenders and the applicable Borrower(s) unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the applicable Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the applicable Administrative Agent.

If no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the applicable Administrative Agent will promptly so notify the applicable Borrower(s) and each applicable Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans in the applicable currency or BA Equivalent Loans, as applicable shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods or BA Equivalent Loans or BA Equivalent Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining ABR or the Canadian Base Rate. Upon receipt of such notice, the applicable Borrower(s) may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans in the applicable currency (to the extent of the affected LIBOR Loans or Interest Periods) or BA Equivalent Loans (to the extent of the affected BA Equivalent Loans or BA Equivalent Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans to the extent such request is a Borrowing denominated in Dollars (subject to the foregoing clause (y)) or Canadian Prime Rate Loans to the extent such request is a Borrowing of BA Equivalent Loans, as applicable, in the amount specified therein.

Notwithstanding anything else herein, any definition of Successor Rate shall provide that in no event shall such Successor Rate be less than zero for purposes of this Agreement.

For purposes hereof, “Successor Rate Conforming Changes” means, with respect to any proposed Successor Rate, any conforming changes to the definition of ABR, Canadian Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the applicable Administrative Agent in consultation with the applicable Borrower(s), to reflect the adoption of such Successor Rate and to permit the administration thereof by the applicable Administrative Agent in a manner substantially consistent with market practice (or, if the applicable Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the applicable Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

~~1.1.~~ 2.11. Compensation. If (a) any payment of principal of any LIBOR Loan or BA Equivalent Loan is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan or the last day of the BA Equivalent Interest Period for such BA Equivalent Loan or any such Loan is converted to an ABR Loan or Canadian Prime Rate Loan other than on the last day of the Interest Period or BA Equivalent Interest Period applicable thereto as a result of a payment or conversion pursuant to Section 2.8, 2.10, 4.1, 4.2 or 12.7, as a result of acceleration of the maturity of the Loans pursuant to Section 10 or for any other reason, (b) any Borrowing of LIBOR Loans or BA Equivalent Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan or Canadian Prime Rate Loan is not converted into a LIBOR Loan or BA Equivalent Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan or any BA Equivalent Loan is not continued as a BA Equivalent Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan or BA Equivalent Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 4.2, then the applicable Borrower or Borrowers shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative

Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan or BA Equivalent Loan.

~~1.1.~~ 2.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b) or 4.5 with respect to such Lender, it will, if requested by the applicable Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, or to assign its rights and obligations hereunder (subject to the provisions of Section 12.6) to another of its offices, branches or Affiliates; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the applicable Borrower or the right of any Lender provided in Section 2.10 or 4.5.

~~1.1~~ 2.13. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10 or 2.11 is given by any Lender more than 270 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10 or 2.11, as the case may be, for any such amounts incurred or accruing prior to the 271st day prior to the giving of such notice to the applicable Borrower.

~~1.1.~~ 2.14. Excess Resulting from Exchange Rate Change. If at any time following one or more fluctuations in the exchange rate of any Alternative Currency against the Dollar, (a) the Availability Conditions are not satisfied, (b) the Outstanding Amount of U.S. Swingline Loans or U.S. Letters of Credit exceeds the U.S. Swingline Commitment or the U.S. Letter of Credit Subfacility, respectively, or (c) the Outstanding Amount of Canadian Swingline Loans or Canadian Letters of Credit exceeds the Canadian Swingline Commitment or the Canadian Letter of Credit Subfacility, respectively, the Borrowers shall (x) if such excess is in an aggregate amount that is greater than or equal to $500,000, within two (2) Business Days of notice from the applicable Administrative Agent, (y) if such excess is an aggregate amount that is less than $500,000 and such excess continues to exist in an aggregate amount less than $250,000 for at least five (5) Business Days, within two (2) Business Days of notice from the applicable Administrative Agent or (z) if an Event of Default has occurred and is continuing, immediately (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Collateral Agent deposits as continuing collateral security for the holders of the applicable Obligations in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the applicable Administrative Agent.

~~1.1.~~ 2.15. Increase of U.S. Maximum Amount and Canadian Maximum Amount; Incremental European Revolving Facility.

~~(a)~~ (a) Subject to the terms and conditions hereof, at any time and from time to time after the Restatement Effective Date, provided that no Default or Event of Default has occurred and is continuing, (i) the U.S. Borrowers may request one or more increases in the U.S. Revolving Commitments (each such commitment increase, a “U.S. Commitment Increase”) by notifying the U.S. Administrative Agent (and the U.S. Administrative Agent shall notify each Lender) of the amount of the proposed U.S. Commitment Increase, (ii) the Canadian Borrower may request one or more increases in the Canadian Revolving Commitments (each such commitment increase, a “Canadian Commitment Increase”) by notifying the Canadian Administrative Agent (and the Canadian Administrative Agent shall notify each Canadian Revolving Lender) of the amount of the proposed Canadian Commitment Increase and (iii) the U.S. Parent Borrower may request new incremental commitments in respect of one or more Incremental European Revolving Facilities (any such commitments, “Incremental European Revolving Commitments” and the loans thereunder “Incremental European Revolving Loans”) or one or more increases to an existing Incremental European Revolving Facility (each such increase, a “European Commitment Increase” collectively with the U.S. Commitment Increases and the Canadian Commitment Increases, the “Commitment Increases”). Notwithstanding anything in this Agreement, no Commitment Increase or Incremental

European Revolving Commitment shall require the approval of any Lender other than any Lender (if any) providing all or part of the Commitment Increase or Incremental European Revolving Commitment, no Lender shall be required to provide all or part of any Commitment Increase or Incremental European Revolving Commitment unless it agrees to do so in its sole discretion, no Commitment Increase or Incremental European Revolving Commitment shall be in an amount less than $10,000,000, and the aggregate amount of all Commitment Increases shall not exceed $300,000,000; provided that no more than $250,000,000 of such amount shall be in the form of Incremental European Revolving Commitments and European Commitment Increases.

(a) (b) In any such case, each Person providing a portion of the requested Commitment Increase, or Incremental European Revolving Commitments (subject to Section 2.15(d) below) shall execute and deliver to the applicable Administrative Agent and Borrower(s) all such documentation as may be reasonably required by the Administrative Agent to evidence such Commitment Increase or Incremental European Revolving Commitments.

(a) (c) If any requested Commitment Increase or Incremental European Revolving Commitment is agreed to in accordance with this Section 2.15, the applicable Administrative Agent and the applicable Borrower(s) shall determine the effective date of such Commitment Increase or Incremental European Revolving Commitments (the “Commitment Increase Effective Date”). The applicable Administrative Agent, with the consent and approval of the applicable Borrower(s), shall promptly confirm in writing to the Lenders the final allocation of such Commitment Increase or Incremental European Revolving Commitment and the Commitment Increase Effective Date. On any Commitment Increase Effective Date where a Commitment Increase is affected: (i) each Person added as a new Lender pursuant to a Commitment Increase (a “New Lender”) shall become a U.S. Revolving Lender, Canadian Revolving Lender or European Revolving Lender, as applicable, hereunder and under the other Loan Documents pursuant to a Joinder Agreement with a Revolving Commitment as set forth therein; (ii) the Revolving Commitment of each existing U.S. Revolving Lender, Canadian Revolving Lender or European Revolving Lender, as applicable, that increases its Revolving Commitment pursuant to a Commitment Increase (an “Increasing Lender”) shall be increased; (iii) the applicable Borrower shall pay (which may be funded with the Revolving Loans made under the Commitment Increase) the principal amount of, and accrued and unpaid interest on, U.S. Revolving Loans of the U.S. Revolving Lenders, Canadian Revolving Loans of the Canadian Revolving Lenders or European Revolving Loans of the European Revolving Lenders, in each case, other than the New Lenders, in an amount sufficient (as determined by the applicable Administrative Agent) to permit the New Lenders and the Increasing Lenders to fund U.S. Revolving Loans, Canadian Revolving Loans or European Revolving Loans, as applicable, in an amount equal to the New Lenders~~’~~’ and the Increasing Lenders~~’~~’ respective Pro Rata Shares of the then outstanding U.S. Revolving Loans, Canadian Revolving Loans or Incremental European Revolving Loans, as applicable, and in connection with such payment shall also pay funding losses, if any, on such repayment in accordance with Section 4.5; (iv) each New Lender shall fund U.S. Revolving Loans, Canadian Revolving Loans or Incremental European Revolving Loans, as applicable, in an amount equal to its Pro Rata Share of the then outstanding U.S. Revolving Loans, Canadian Revolving Loans or Incremental European Revolving Loans, as applicable; and (v) each Increasing Lender shall fund U.S. Revolving Loans, Canadian Revolving Loans or Incremental European Revolving Loans, as applicable, in an amount necessary such that, after giving effect to such funding, it shall have funded its Pro Rata Share of the entire amount of the then outstanding U.S. Revolving Loans, Canadian Revolving Loans or Incremental European Revolving Loans, as applicable. Any New Lender shall be required to have a Revolving Commitment of not less than $15,000,000 (or in the case of Incremental European Revolving Commitments, not less than $10,000,000). The increase of the Total U.S. Revolving Commitment ,Total Canadian Revolving Commitment or existing Incremental European Revolving Commitments or the establishment of any new Incremental European Revolving Commitments in accordance with this Section 2.15 shall not require any further consent under Section 11.1 hereof, and the applicable Administrative Agent, the applicable Borrower(s) and the U.S. Revolving Lenders, the Canadian Revolving Lenders or European Revolving Lenders, as applicable may execute any amendments to give effect to the terms of this Section 2.15 if deemed necessary by, and acceptable to, the applicable Administrative Agent (including, in the case of an Incremental European Revolving Commitment, amendments to the other Loan Documents and amendments to include any local law provisions).

(a) (d) Incremental European Revolving Commitments shall be established pursuant to an amendment to this Agreement signed by the U.S. Parent Borrower, the other applicable borrowers under such Incremental European Revolving Facility, the Lenders providing such Incremental European Revolving Commitments and the Administrative Agents; provided that (i) the borrowers under any such Incremental European Revolving Facility shall be one or more Restricted Subsidiaries of the U.S. Parent Borrower organized under the laws of the United

Kingdom, the Netherlands or Germany, (ii) availability under such Incremental European Revolving Facility shall be based on a borrowing base of the assets of the applicable borrowers and, as a condition to the establishment of an Incremental European Revolving Commitment, the Administrative Agents shall have received the results of a reasonably satisfactory field examination and appraisal with respect to the assets to be included in the borrowing base with respect to such Incremental European Revolving Facility, (iii) the advances rates with respect to the borrowing base applicable to such Incremental European Revolving Facility shall not exceed the advance rates applicable to the Canadian Borrowing Base or the U.S. Borrowing Base, (iv) the eligibility requirements with respect to the assets to be included in the borrowing base applicable to such Incremental European Revolving Facility shall be reasonably acceptable to the Administrative Agents, (v) the Collateral Agent shall have a valid and perfected, first priority Lien (subject to Permitted Liens) in the assets to be included in the borrowing base for the applicable Incremental European Revolving Facility (or substantially all assets, in the case of borrowers organized in certain jurisdictions as determined by the Collateral Agent or as otherwise agreed between the U.S. Parent Borrower and the Collateral Agent), (vi) any Incremental European Revolving Facility shall be guaranteed by the ~~U.S. Borrowers and the Canadian~~ Loan Parties and secured by the ~~U.S. Collateral and the Canadian~~ Collateral on a pari passu basis with the Obligations, (vii) as a condition to the establishment of an Incremental European Revolving Commitment, each Lender under such Incremental European Revolving Facility shall have received all documentation and other information about the relevant borrower under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and to the extent such borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have received, to the extent requested, a Beneficial Ownership Certification in relation to such borrower, (viii) this Agreement shall be amended such that any and all thresholds or triggers based on Combined Availability shall take into account the availability with respect to the relevant Incremental European Revolving Facility, (ix) any Incremental European Revolving Facility may include letter of credit or swingline facilities as agreed among the U.S. Parent Borrower, the Administrative Agents and the relevant Lenders, and (x) the terms of such Incremental European Revolving Commitments shall otherwise be substantially similar to the terms applicable to the U.S. Revolving Facility including with respect to maturity and pricing.

~~(a)~~ (e) As a condition precedent to the effectiveness of any such Commitment Increase or Incremental European Revolving Commitments, the applicable Borrower(s) shall deliver to the Administrative Agent a certificate signed by a Responsible Officer, dated as of the Commitment Increase Effective Date, certifying that as of the Commitment Increase Effective Date no Default or Event of Default has occurred and is continuing.

~~1.1.~~ 2.16. [Reserved].

~~1.1~~ 2.17. Extensions of Term Loans and Revolving Commitments.

~~(a)~~ (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders with Term Loans or Revolving Commitments of the same Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments of the applicable Class) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such ~~Lender’s~~Lender’s Term Loans and/or Revolving Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such ~~Lender’s~~Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans so extended being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments (as defined below) shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrowers and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Commitment (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Commitments (and related outstandings); and (y) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrowers and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Term Loans, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the Initial Term Maturity Date and the amortization schedule applicable to Term Loans pursuant to Section 4.1(b)) for periods prior to the Initial Term Maturity Date may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans, (vi) if the aggregate principal amount of the Term Loans (calculated on the face amount thereof) or Class of Revolving Commitments, as the case may be, in respect of which Term Lenders, U.S. Revolving Lenders or the Canadian Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments of such Class, as the case may be, offered to be extended by the Borrowers pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Term Lenders, U.S. Revolving Lenders or the Canadian Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders, U.S. Revolving Lenders or Canadian Revolving Lenders, as the case may be, have accepted such Extension Offer, (vi) all documentation in respect of such Extension shall be consistent with the foregoing, (vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers and (viii) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agents.

~~(a)~~ (b) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.17, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 4.2 and 4.3 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (x) the applicable Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the ~~Borrower’s~~Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $25,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agents. The Administrative Agents and the Lenders hereby consent to the transactions contemplated by this Section 2.17 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.17.

~~(a)~~ (c) No consent of any Lender or the Administrative Agents shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of any Class of Revolving Commitments, the consent of any Letter of Credit Issuer and Swingline Lender(s) shall be required if such Person is acting as a Letter of Credit Issuer or Swingline Lender under the Extended Revolving Commitments. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations of the applicable Borrowers under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agents to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agents and the Borrowers in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.17.

(a) (d) In connection with any Extension, the applicable Borrower shall provide the Administrative Agents at least ten (10) Business Days~~’~~’ prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agents, in each case acting reasonably to accomplish the purposes of this Section 2.17.

~~1.1~~ 2.18. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting ~~Lender’s~~Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.01 and in the definition of “Required Lenders” and “Supermajority Lenders”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 4 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer or Swingline Lender hereunder; third, to cash collateralize the Letter of Credit ~~Issuer’s~~Issuer’s Aggregate Revolving Exposure with respect to such Defaulting on terms reasonably acceptable to the Administrative Agent; fourth, as the applicable Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting ~~Lender’s~~Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Letter of Credit ~~Issuer’s~~Issuer’s future Aggregate Revolving Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement on terms reasonably satisfactory to the Administrative Agent; sixth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Letter of Credit Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting ~~Lender’s~~Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting ~~Lender’s~~Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect the terms hereof). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Each Defaulting Lender shall not be entitled to receive fees payable under Section 3.2 and for any period during which that Lender is a Defaulting Lender.

(B) With respect to any fee payable under Section 3.3, the applicable Borrowers shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting ~~Lender’s~~Lender’s participation in Letter of Credit Obligations that has been reallocated to such non-Defaulting Lender pursuant to the terms hereof, (y) pay to the applicable Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit ~~Issuer’s~~Issuer’s remaining exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swingline Lender and the Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their applicable percentages of the Revolving Commitments of the applicable class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that ~~Lender’s~~Lender’s having been a Defaulting Lender.

~~SECTION 1.~~ SECTION 3. Fees; Commitments

~~1.1~~ 3.1. Fees. The Borrowers agree to pay, or cause to be paid to the applicable Administrative Agent and other Agents any fees in the amounts previously agreed to in writing by the Borrowers in connection with this Agreement.

~~1.1~~ 3.2. Unused Line Fees.

~~(a)~~ (a) On the first day of each April, July, October and January and on the Termination Date, the U.S. Borrowers agree to pay to the U.S. Administrative Agent, (i) for the ratable account of the U.S. Revolving Lenders, in accordance with their respective U.S. Revolving Commitments, an unused line fee (the “U.S. Unused Line Fee”) equal to the Applicable U.S. Unused Line Fee Margin per annum times the average daily amount by which the aggregate U.S. Revolving Commitments exceeded the aggregate Outstanding Amount of U.S. Revolving Loans and U.S. Letter of Credit Obligations (which shall exclude, for the purposes of this Section 3.2(a) only, the principal amount of all U.S. Swingline loans and U.S. Agent Advances). The U.S. Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the U.S. Administrative Agent shall be deemed to be credited to the U.S. Borrowers~~’~~’ loan account immediately upon receipt for purposes of calculating the U.S. Unused Line Fee pursuant to this Section 3.2(a).

~~(a)~~ (b) On the first day of each April, July, October and January and on the Termination Date, the Canadian Borrower agrees to pay to the Canadian Administrative Agent, for the ratable account of the Canadian Revolving Lenders, in accordance with their respective Canadian Revolving Commitments, an unused line fee (the “Canadian Unused Line Fee”) equal to the Applicable Canadian Unused Line Fee Margin per annum times the average daily amount by which the aggregate Canadian Revolving Commitments exceeded the aggregate Outstanding Amount of Canadian Revolving Loans and Canadian Letters of Credit (which shall exclude, for the purposes of this Section 3.2(b) only, the principal amount of all Canadian Swingline Loans and Canadian Agent Advances). The Canadian Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Canadian Administrative Agent shall be deemed to be credited to the Canadian ~~Borrower’s~~Borrower’s loan account immediately upon receipt for purposes of calculating the Canadian Unused Line Fee pursuant to this Section 3.2(b).

~~1.1~~ 3.3. Letter of Credit Fee.

~~(a)~~ (a) The U.S. Borrowers agree to pay (x) to the U.S. Administrative Agent, for the account of each U.S. Revolving Lender for each U.S. Letter of Credit, a fee denominated in the currency of the relevant U.S. Letter of Credit (the “U.S. Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin in effect from time to time with respect to LIBOR Loans that are U.S. Revolving Loans on such ~~Lender’s~~Lender’s Pro Rata Share of the daily undrawn amount of such U.S. Letter of Credit from time to time, (y) to the U.S. Administrative Agent, for the account of each U.S. Letter of Credit Issuer, a fronting fee denominated in the currency of the relevant U.S. Letter of Credit (the “U.S. Fronting Fee”) of one-eighth of one percent (0.125%) of the face amount of each U.S. Letter of Credit issued by it, and (z) to each U.S. Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred or charged by the U.S. Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, drawing under, or amendment to, any U.S. Letter of Credit. The U.S. Letter of Credit Fee payable by the U.S. Borrowers with respect to a U.S. Letter of Credit shall be payable quarterly in arrears on the first day of each April, July, October and January following the date on which such U.S. Letter of Credit is issued and on the Termination Date. The U.S. Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The U.S. Fronting Fee payable by the U.S. Borrowers with respect to a U.S. Letter of Credit shall be payable upon the issuance of such U.S. Letter of Credit.

~~(a)~~ (b) The Canadian Borrower (with respect to Canadian Letters of Credit issued for the account of the Canadian Borrower) and each U.S. Borrower (with respect to Canadian Letters of Credit issued for the account of the U.S. Borrowers), respectively, agrees to pay (x) to the Canadian Administrative Agent, for the account of each Canadian Revolving Lender for each Canadian Letter of Credit issued for the account of the Canadian Borrower or U.S. Borrowers, respectively, a fee denominated in the currency of the relevant Canadian Letter of Credit (the “Canadian Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin in effect from time to time with respect to LIBOR Loans that are Canadian Revolving Loans on such ~~Lender’s~~Lender’s Pro Rata Share of the daily undrawn amount of such Canadian Letter of Credit from time to time, (y) to the Canadian Administrative Agent, for the account of each Canadian Letter of Credit Issuer, a fronting fee denominated in the currency of the relevant Canadian Letter of Credit (the “Canadian Fronting Fee”) of one-eighth of one percent (0.125%) of the face amount of each Canadian Letter of Credit issued by it for the account of the Canadian Borrower or U.S. Borrowers, respectively, and (z) to each Canadian Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred or charged by the Canadian Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, drawing under, or amendment to, any Canadian Letter of Credit. The Canadian Letter of Credit Fee with respect to a Canadian Letter of Credit shall be payable quarterly in arrears on the first day of each April, July, October and January following the date on which such Canadian Letter of Credit is issued and on the Termination Date. The Canadian Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Canadian Fronting Fee with respect to a Canadian Letter of Credit shall be payable upon the issuance of such Canadian Letter of Credit.

~~1.1~~ 3.4. Mandatory Termination of Commitments.

~~(a)~~ (a) The Revolving Commitments shall terminate at 5:00 p.m. (New York City time) on the Revolving Maturity Date.

~~(a)~~ (b) The Swingline Commitments shall terminate at 5:00 p.m. (New York City time) on the Revolving Maturity Date.

~~(a)~~ (c) The Initial Term Commitments shall terminate at 5:00 p.m. (New York City time) on the Restatement Effective Date (or, if earlier, upon the funding of the Initial Term Loans on the Restatement Effective Date).

~~SECTION~~ SECTION 4. Payments

~~1.1.~~ 4.1. Repayment of Loans.

~~(a)~~ (a) Revolving Loans. The U.S. Borrowers shall repay the outstanding principal balance of the U.S. Revolving Loans, U.S. Agent Advances and U.S. Swingline Loans made to them, in each case, plus all accrued but unpaid interest thereon, on the Revolving Maturity Date. The Canadian Borrower shall repay the outstanding principal balance of the Canadian Revolving Loans, Canadian Agent Advances and Canadian Swingline Loans made to them, plus all accrued but unpaid interest thereon, on the Revolving Maturity Date.

~~(a)~~ (b) Initial Term Loans. The Canadian Borrower shall repay to the Canadian Administrative Agent, in Cdn. Dollars, for the benefit of the Term Lenders, on the last day of each March, June, September and December of each year, commencing with June 30, 2021 (or, if not a Business Day, the immediately preceding Business Day), in an aggregate principal amount of the Initial Term Loans equal to 25% of the aggregate principal amount of such Initial Term Loans outstanding on the Restatement Effective Date based on the aggregate amount thereof funded in Cdn. Dollars. To the extent not previously paid, outstanding Initial Term Loans shall be due and payable on the Initial Term Maturity Date.

~~1.1.~~ 4.2. Voluntary Prepayment, Reduction or Termination.

~~(a)~~ (a) The Borrowers may, upon at least 3 Business Days~~’~~’ notice to the applicable Administrative Agent and without premium or penalty, voluntarily prepay the Revolving Loans of any Class, Swingline Loans or Agent Advances in whole or in part; provided that (i) any partial prepayment pursuant to this Section 4.2 shall be in the amount of at least $5,000,000 and (ii) any prepayment of LIBOR Loans or BA Equivalent Loans pursuant to this Section 4.2 on any day other than the last day of an Interest Period or BA Equivalent Interest Period applicable thereto shall be subject to compliance by the Borrowers with the applicable provisions of Section 2.11.

~~(a)~~ (b) The Borrowers may, upon at least 3 Business Days~~’~~’ notice to the applicable Administrative Agent and without premium or penalty, terminate or permanently reduce the U.S. Revolving Commitments or the Canadian Revolving Commitments in whole or in part; provided that (i) any such reduction shall apply proportionately and permanently to reduce, with respect to the U.S. Revolving Facility, the U.S. Revolving Commitment of each U.S. Revolving Lender and with respect to the Canadian Revolving Facility, the Canadian Revolving Commitment of each Canadian Revolving Lender, (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000, and (iii) after giving effect to any such termination or reduction the Availability Conditions are satisfied.

~~(a)~~ (c) The Canadian Borrower shall have the right to prepay Term Loans of any Class, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Canadian Borrower shall give the Canadian Administrative Agent at the Canadian Administrative ~~Agent’s~~Agent’s Office for payment in Cdn. Dollars written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of BA Equivalent Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Canadian Borrower no later than 12:00 noon (New York City time) (i) in the case of BA Equivalent Loans, three Business Days prior to, or (ii) in the case of Canadian Prime Rate Loans, one Business Day prior to, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders; (b) each partial prepayment of (i) any Borrowing of BA Equivalent Loans shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof and (ii) any Canadian Prime Rate Loans shall be in a minimum amount of $1,000,000 and in multiples of $1,000,000 in excess thereof; provided that no partial prepayment of BA Equivalent Loans made pursuant to a single Borrowing shall reduce the outstanding BA Equivalent Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for BA Equivalent Loans and (c) any prepayment of BA Equivalent Loans pursuant to this Section 4.1 on any day other than the last day of an BA Equivalent Interest Period applicable thereto shall be subject to compliance by the Canadian Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 4.2(c) shall be applied to reduce scheduled amortization of such Term Loans in such order as the Canadian Borrower may specify.

~~1.1.~~ 4.3. Mandatory Prepayments.

~~(a)~~ (a) If at any time, the Availability Conditions shall cease to be satisfied, the Borrowers shall immediately upon demand by the Administrative Agent prepay such of their respective Loans (and cash collateralize such of their respective Letter of Credit Obligations in the currencies in which such Letters of Credit are denominated) in an amount sufficient such that the Availability Conditions are again satisfied.

~~(a)~~ (b) At all times after the occurrence and during the continuation of a Cash Dominion Event and notification thereof by the Administrative Agents to the U.S. Parent Borrower (subject to the provisions of the Security Documents and the Intercreditor Agreement), on each Business Day, at or before 1:00 p.m. (New York City time), the applicable Administrative Agent shall apply all immediately available funds credited to the applicable Concentration Account after, if applicable, exercise of the applicable ~~Agent’s~~Agent’s control with respect to such Concentration Account to prepay Loans to the U.S. Borrowers in the case of amounts contained in the U.S. Concentration Accounts or Loans to the Canadian Borrower in the case of amounts contained in the Canadian Concentration Accounts, as the case may be.

~~(a)~~ (c) [Reserved].

~~(a)~~ (d) With respect to each prepayment of Loans required by this Section 4.3, the applicable Borrower(s) may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which they are made. In the absence of a designation by the Borrowers as described in the preceding sentence, the applicable Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. Notwithstanding any provision in this Section 4.3 to the contrary,

~~(i)~~ (i) all prepayments of Revolving Loans by the U.S. Borrowers under this Section 4 shall be applied, first, to the payment of any U.S. Agent Advances that may be outstanding, second, to the payment of all U.S. Swingline Loans to the U.S. Borrowers to any Letter of Credit Borrowings with respect to U.S. Letters of Credit outstanding, third, to the payment of all U.S. Revolving Loans to the U.S. Borrowers then outstanding, pro rata, fourth, to cash collateralize any remaining Letters of Credit issued for the account of the U.S. Borrowers and fifth, in the order specified in clause (ii) below, and

~~(i)~~ (ii) all prepayments of Revolving Loans by the Canadian Borrower under this Section 4 shall be applied, first, to the payment of any Canadian Agent Advances to the Canadian Borrower that may be outstanding, second, to the payment of all Canadian Swingline Loans to the Canadian Borrower and to any Letter of Credit Borrowings with respect to Canadian Letters of Credit issued for the account of the Canadian Borrower outstanding, third, to the payment of all Canadian Revolving Loans to the Canadian Borrower then outstanding, pro rata, and fourth, to cash collateralize any remaining Canadian Letters of Credit issued for the account of the Canadian Borrower.

~~(a)~~ (e) In lieu of making any payment pursuant to this Section 4.3 in respect of any LIBOR Loan or any BA Equivalent Loan other than on the last day of the Interest Period or BA Equivalent Interest Period, as applicable, so long as no Event of Default shall have occurred and be continuing, the applicable Borrower(s) at its or their option may deposit with the respective Administrative Agent an amount in the applicable currency equal to the amount of the LIBOR Loan or BA Equivalent Loan to be prepaid and such LIBOR Loan or BA Equivalent Loan shall be repaid on the last day of the Interest Period or BA Equivalent Interest Period, as applicable, therefor in the required amount. Such deposit shall be held by the applicable Administrative Agent in a non-interest bearing deposit account established on terms reasonably satisfactory to such Administrative Agent. Such deposit shall constitute cash collateral for the LIBOR Loans or BA Equivalent Loans to be so prepaid, provided that the applicable Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 4.3.

~~1.1.~~ 4.4. Method and Place of Payment.

~~(a)~~ (a) Subject to Section 2.18, all payments under this Agreement shall be made by the applicable Loan Party, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto (i) in the case of the payments under the U.S. Revolving Facility, not later than 2:00 p.m. (New York City time) and (ii) in the case of payments under the Canadian Revolving Facility, all payments in Dollars not later than 12:00 noon (New York City time) and all payments in Cdn. Dollars not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative ~~Agent’s~~Agent’s Office for the applicable currency or at such other office as the Administrative Agent shall specify for such purpose by notice to the applicable Loan Party. All repayments or prepayments of any Revolving Loans, Swingline Loans and Agent Advances (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Revolving Loans, Swingline Loans and Agent Advances are denominated and all other payments under each Loan Document shall, unless otherwise specified in such Loan Document, be made in Dollars (in the case of the U.S. Revolving Facility) or Cdn. Dollars(in the case of the Canadian Revolving Facility). The Administrative Agents will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest or other amounts ratably to the Lenders entitled thereto.

~~(a)~~ (b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

~~1.1.~~ 4.5. Net Payments.

~~(a)~~ (a) Any and all payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes; provided that if any Loan Party or Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.5) the Administrative Agents, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Loan Party and the Administrative Agents shall make such deductions or withholdings and (iii) the applicable Loan Party and the Administrative Agents shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law. Whenever any Indemnified Taxes are payable by any Loan Party (or any Taxes are withheld by a Loan Party from payments made under this Agreement), as promptly as possible thereafter, such Loan Party shall send to the applicable Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by such Loan Party showing payment thereof.

For purposes of this Section 4.5, (x) any payments by any Administrative Agent to a Lender of any amounts received by such Administrative Agent from any Loan Party on behalf of such Lender shall be treated as a payment from the Loan Party to such Lender and (y) if a Lender is treated as a partnership or a qualified intermediary by a jurisdiction imposing an Indemnified Tax, any withholding or payment of such Indemnified Tax by the Lender in respect of any of such ~~Lender’s~~Lender’s partners, or any of the beneficial owners with respect to such qualified intermediary, shall be considered a withholding or payment of such Indemnified Tax by the applicable Loan Party.

~~(a)~~ (b) The Borrowers shall timely pay and shall indemnify and hold harmless the Administrative Agents, each Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority). If any Borrower determines that a reasonable basis exists to claim a refund of the Other Taxes indemnified under this clause (b), the Collateral Agent or Lender shall, at the ~~Borrower’s~~Borrower’s expense, reasonably cooperate with such Borrower in pursuing such refund, provided that no Collateral Agent or Lender shall be required to pursue the refund claim if such Agent or Lender in good faith discretion determines that to do so would be disadvantageous to it.

~~(a)~~ (c) The Borrowers shall indemnify and hold harmless the Administrative Agents, the Collateral Agent and each Lender within 5 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on such Administrative Agent, the Collateral Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth reasonable detail as to the amount of such payment or liability delivered to the U.S. Borrowers by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

~~(a)~~ (d) Each Non-U.S. Lender with respect to the U.S. Revolving Facility, or any other Loan made to the U.S. Borrowers shall, to the extent it is legally eligible to do so, deliver to the U.S. Borrowers and the U.S. Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a U.S. Revolving Lender under this Agreement (and from time to time thereafter upon the request of the Loan Parties or the Administrative Agent, but only if such Non-U.S. Lender is legally eligible to do so), whichever of the following is applicable:

~~(i)~~ (i) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States,

~~(i)~~ (ii) two duly completed copies of Internal Revenue Service Form W-8ECI,

~~(i)~~ (iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit K (any such certificate, a “U.S. Tax Compliance Certificate”) and (B) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E,

~~(i)~~ (iv) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender granting a participation), Internal Revenue Service Form W-8IMY, or successor applicable form, accompanied by a Form W-8ECI, W-8BEN, W-BEN-E U.S. Tax Compliance Certificate, Form W-9 or Form W-8IMY from each beneficial owner, as applicable (provided, that where a Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exception, the U.S. Tax Compliance Certificate may be provided by the Non-U.S. Lender on behalf of the direct or indirect partners), and

~~(i)~~ (v) any documentation required to enable the U.S. Borrowers and the U.S. Administrative Agent to comply with their obligations under Sections 1471 through 1474 of the Code and to determine whether any withholding is required.

To the extent it is legally eligible to do so, each Non-U.S. Lender shall deliver to the U.S. Parent Borrower and the U.S. Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the U.S. Parent Borrower or the Administrative Agent, or promptly notify the U.S. Parent Borrower and the Administrative Agent that it is unable to do so.

~~(a)~~ (e) If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax or Other Tax for which a payment has been made by any Loan Party pursuant to this Agreement, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse such Loan Party for such amount (together with any interest received thereon) as the Lender, Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse after-Tax position (taking into account expenses) than it would have been in if the payment had not been required; provided that such Loan Party, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. Neither the Lender, the Administrative Agent nor the Collateral Agent shall be obliged to disclose any information regarding its tax affairs or computations to any Loan Party in connection with this clause (e) or any other provision of this Section 4.5.

~~(a)~~ (f) Each Lender and Agent with respect to the U.S. Revolving Facility, and any other Loan made to the U.S. Borrowers, that is a United States person under Section 7701(a)(30) of the Code shall, at the reasonable request of the U.S. Borrowers or the Administrative Agent, deliver to the U.S. Borrowers and the Administrative Agent two United States Internal Revenue Service Form W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States backup withholding.

~~(a)~~ (g) The agreements in this Section 4.5 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

~~(a)~~ (h) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 4.5, include any Swingline Lender and any Letter of Credit Issuer.

~~1.1.~~ 4.6. [Reserved].

~~1.1.~~ 4.7. Limit on Rate of Interest.

~~(a)~~ (a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrowers shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation. For greater certainty, the term “interest in this Section 4.7 includes “interest” as defined in Section 427 of the Criminal Code (Canada).

~~(a)~~ (b) Payment at Highest Lawful Rate. If any Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 4.7(a), such Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

~~(a)~~ (c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Loan Documents would obligate any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by such Borrower to the affected Lender under Section 2.8.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from any Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then such Borrower shall be entitled, by notice in writing to the applicable Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to such Borrower.

~~SECTION 1.~~ SECTION 5. Conditions Precedent to Restatement Effective Date

The effectiveness of the restatement of the Original Credit Agreement contemplated by this Agreement is subject to the satisfaction of the following conditions precedent.

~~1.1.~~ 5.1. Loan Documents. The U.S. Administrative Agent shall have received:

~~(a)~~ (a) signature pages to this Agreement from the Borrowers and each Lender listed on Schedule A;

~~(a)~~ (b) the U.S. Security Agreement, executed and delivered by a duly authorized officer of each Loan Party required to be a signatory thereto;

~~(c)~~(c) the Canadian Guarantee and Security Agreement, executed and delivered by a duly authorized officer of each Loan Party required to be a signatory thereto; and

~~(a)~~ (c) a Notice of Borrowing meeting the requirements of Section 2.2.

~~1.1~~. 5.2. Legal Opinions. The Administrative Agents shall have received the following executed legal opinions, each in form and substance reasonably satisfactory to the Administrative Agent:

~~(i)~~ (i) executed legal opinion of Kirkland & Ellis LLP, counsel to the U.S. Parent Borrower and the other Loan Parties;

~~(i)~~ (ii) executed legal opinion of Blake, Cassels and Graydon LLP, counsel to the Canadian Borrower and the Canadian Guarantors;

~~(i)~~ (iii) executed legal opinion of Perkins Coie LLP special Washington counsel to certain of the Loan Parties; and

~~(i)~~ (iv) executed legal opinion of Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel to certain of the Loan Parties.

~~1.1.~~ 5.3. Fees. All fees of the Administrative Agents and the Lenders and, to the extent required to be paid pursuant to Section 12.5, expenses of the Administrative Agents in connection with this Agreement, in each case, to the extent invoiced to the Borrowers, shall have been paid.

~~1.1.~~ 5.4. Repayment. The Borrowers shall have repaid all Existing Canadian Loans and Existing U.S. Revolving Loans including all accrued interest and fees thereon on the Restatement Effective Date.

~~1.1.~~ 5.5. Certificates. Each Administrative Agent shall have received a certificate of each Loan Party, dated as of the Restatement Effective Date, to the effect that (i) the representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Restatement Effective Date or on such earlier date, as the case may be, (ii) no Default or Event of Default shall have occurred and is continuing and no Default or Event of Default under this Agreement shall result from the transactions contemplated hereby to occur on the Restatement Effective Date and (iii) after giving effect to the consummation of the transactions contemplated hereby, the Borrowers and their Subsidiaries, on a consolidated basis, are Solvent.

~~1.1.~~5.6. Perfected Liens. The Collateral Agent shall have obtained a valid security interest in the Collateral covered by the Security Agreements (to the extent and with the priority contemplated therein and in the Intercreditor Agreement); and all documents, instruments, filings and recordations reasonably necessary in connection with the perfection and, in the case of the filings with the United States Patent and Trademark Office and the United States Copyright Office, protection of such security interests shall have been executed and delivered or made, and none of such Collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens.

~~1.1.Secretary’s~~5.7. Secretary’s Certificate. The Administrative Agent shall have received a certificate from the U.S. Parent Borrower and each other Loan Party, dated the Restatement Effective Date, in substance reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments of resolutions or other actions, evidence or incumbency and the signature of authorized signatories and organizational documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative of such Loan Party.

~~1.1.~~5.8. Solvency. The Administrative Agent shall have received a certificate of the chief financial officer (or other comparable officer) of the U.S. Parent Borrower certifying the Solvency, after giving effect to this Agreement and the other transactions on the Restatement Effective Date, of the U.S. Parent Borrower and its Subsidiaries on a consolidated basis in form and substance reasonably acceptable to the Administrative Agent.

~~1.1.~~5.9. No Material Adverse Effect. Since December 31, 2017, there shall not have been any change, effect, event, development or occurrence that individually or in the aggregate has had or would be reasonably expected to have a Material Adverse Effect.

~~1.1.~~5.10. Patriot Act, etc. At least three days prior to the Restatement Effective Date, (x) the Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties mutually agreed in good faith is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested in writing at least ten days prior to the Restatement Effective Date and (y) any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

~~1.1.~~5.11. Acquisition. The U.S. Parent Borrower shall have consummated the acquisition of Nexeo Solutions, LLC and its subsidiaries (the “Nexeo Acquisition”) prior to or substantially concurrently with the Restatement Effective Date.

~~1.1.~~5.12. Borrowing Base Certificate. The Administrative Agents shall have received a Borrowing Base Certificate prepared as of January 31, 2019 (inclusive of the assets acquired in the Nexeo Acquisition).

~~1.1.~~5.13. Financial Information. The Administrative Agents shall have received internal unaudited financial statements for the fiscal year ended December 31, 2018 for each of the U.S. Parent Borrower and Nexeo Solutions, LLC and their respective Subsidiaries.

~~SECTION 1.~~ SECTION 6. Conditions Precedent to All Credit Events

The agreement of each Lender to make any Revolving Loan requested to be made by it or to issue or participate (other than pursuant to Section 2.4(f)(iii)) in Letters of Credit on any date after the Closing Date is subject to the satisfaction of the following conditions precedent:

~~1.1.~~6.1. No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing, and (b) all representations and warranties made by any Loan Party contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

~~1.1.~~6.2. Notice of Borrowing. Prior to the making of each U.S. Revolving Loan, the U.S. Administrative Agent shall have received a U.S. Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.2 and prior to the making of each Canadian Revolving Loan, the Canadian Administrative Agent shall have received a Canadian Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

~~1.1.~~6.3. Letter of Credit Request. With respect to the issuance of any Letter of Credit, the Letter of Credit Issuer shall have received a request completed to its satisfaction and conforming to the requirements set forth in Section 2.4(d), and such other certificates, documents and other information as the Letter of Credit Issuer may reasonably request.

The acceptance of the benefits of each Credit Event (other than, if applicable, any Agent Advances) after the Closing Date shall constitute a representation and warranty by each Loan Party to each of the Lenders that all the applicable conditions specified in Section 5 above have been satisfied as of that time.

~~SECTION 1.~~ SECTION 7. Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement and to make the Loans or to issue or participate (other than pursuant to Section 2.4(f)(iii)) in Letters of Credit as provided for herein, each Borrower makes the following representations and warranties (subject, in the case of Non-Borrowing Base Foreign Guarantors, to the applicable Non-Borrowing Base Foreign Guarantor Security Documentation Principles (to the extent set forth therein)) to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans or issuance of Letters of Credit:

~~1.1.~~7.1. Financial Condition. ~~(a)~~ (a) (i) The audited consolidated balance sheets of the U.S. Parent Borrower as of December 31, 2018 and December 31, 2017 and the related consolidated statements of operations, equity and cash flows of the U.S. Parent Borrower reported on by and accompanied by unqualified reports from Ernst & Young LLP, and (ii) the unaudited consolidated balance sheets of the U.S. Parent Borrower and the related consolidated statements of operations and cash flows of the U.S. Parent Borrower for the quarter ended September 30, 2018, present fairly, in all material respects, the consolidated financial condition as at such dates, and the consolidated statements of operations and consolidated cash flows for the respective periods then ended, of the U.S. Parent Borrower. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer, and disclosed in any such schedules and notes).

~~(a)~~(b) [Reserved].

~~(a)~~(c) The Projections have been prepared by management of the U.S. Parent Borrower in good faith based upon assumptions believed by management to be reasonable at the time of preparation thereof (it being understood that such Projections, and the assumptions on which they were based, may or may not prove to be correct).

~~1.1.~~7.2. No Change; Solvent. Since December 31, 2018, there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect. As of the Restatement Effective Date, after giving effect to the consummation of the transactions to be consummated on the Restatement Effective Date, the U.S. Parent Borrower, together with its Subsidiaries on a consolidated basis, is Solvent.

~~1.1.~~7.3. Corporate Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Borrower), to the extent that the failure to be (to the extent applicable) in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or limited liability company and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and (to the extent applicable) in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect. For the purposes of the Insolvency Regulation, the centre of main interests of any Person incorporated in the Netherlands, is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

~~1.1.~~7.4. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to obtain Loans and Letters of Credit hereunder, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the Loans and Letters of Credit extended to it, if any, on the terms and conditions of this Agreement and any promissory notes requested hereunder. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each Borrower, with the Loans and Letters of Credit extended to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 7.4 to this Agreement, all of which have been obtained or made prior to the Closing Date, (b) filings to perfect the Liens created by the Security Documents, and (c) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by each Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Borrower and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors~~’~~’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

~~1.1.~~7.5. No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Loans made and Letters of Credit issued hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens securing the Obligations or otherwise permitted hereby) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party or any of the Restricted Subsidiaries, except (other than with respect to the Borrower) as would not reasonably be expected to have a Material Adverse Effect.

~~1.1.~~7.6. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the U.S. Parent Borrower, threatened by or against the U.S. Parent Borrower or any of its Restricted Subsidiaries or against any of their respective properties or revenues, (a) except as described on Schedule 7.6 to this Agreement, which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

~~1.1.~~7.7. No Default. No Default or Event of Default has occurred and is continuing.

~~1.1.~~7.8. Ownership of Property; Liens . Each of the U.S. Parent Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property located in the United States of America, and good title to, or a valid leasehold interest in, all its other material property located in the United States of America, except those for which the failure to have such good title or such leasehold interest would not be reasonably expected to have a Material Adverse Effect, and none of such real or other property is subject to any Lien, except for Liens permitted hereby (including Permitted Liens).

~~1.1.~~7.9. Intellectual Property. The U.S. Parent Borrower and each of its Restricted Subsidiaries owns beneficially, or has the legal right to use, all United States and foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, and rights in know-how and trade secrets necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 7.9 to this Agreement, no claim has been asserted and is pending by any Person against the U.S. Parent Borrower or any of its Restricted Subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the U.S. Parent Borrower know of any such claim, and, to the knowledge of the U.S. Parent Borrower, the use of such Intellectual Property by the U.S. Parent Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

7.10.	Taxes.

~~1.1.Taxes .~~(a) To the knowledge of the U.S. Parent Borrower, (1) the U.S. Parent Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all material tax returns which are required to be filed by it and has paid (a) all Taxes shown to be due and payable on such returns and (b) all Taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority; and (2) no Tax Liens have been filed (except for Liens for Taxes not yet due and payable), and no claim is being asserted in writing, with respect to any such Taxes (in each case other than in respect of any such (i) Taxes with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the U.S. Parent Borrower or its Restricted Subsidiaries, as the case may be).

(b) As of the Amendment No. 1 Effective Date, no Dutch Loan Party is required to make any deduction or withholding for or on account of any Taxes from any payment it may make under any Loan Document to a Lender.

(c) As of the Amendment No. 1 Effective Date, each Dutch Loan Party is resident for tax purposes in the Netherlands only and does not have a permanent establishment or other taxable presence outside the Netherlands.

~~1.1.~~7.11. Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.

~~1.1.~~7.12. ERISA.

~~(a)~~ (a) During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan, none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (i) a Reportable Event, (ii) a failure to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, (iii) any noncompliance with the applicable provisions of ERISA or the Code, (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA), (v) a Lien on the property of the U.S. Parent Borrower or its Restricted Subsidiaries in favor of the PBGC or a Plan, (vi) a complete or partial withdrawal from any Multiemployer Plan by the U.S. Parent Borrower or any Commonly Controlled Entity, (vii) the Insolvency of any Multiemployer Plan; or (viii) any transaction that resulted or could reasonably be expected to result in any liability to the U.S. Parent Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA.

~~(a)~~(b) With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) substantial non-compliance with its terms or with the requirements of any applicable laws, statutes, rules, regulations and orders, (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities, (iii) any obligation of the U.S. Parent Borrower or its Restricted Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan, (iv) any Lien on the property of the U.S. Parent Borrower or its Restricted Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan, (v) for each Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities), (vi) any facts that, to the best knowledge of the U.S. Parent Borrower or any of its Restricted Subsidiaries, exist that would reasonably be expected to give rise to a dispute that, or any pending or threatened disputes that, to the best knowledge of the U.S. Parent Borrower or any of its Restricted Subsidiaries, would reasonably be expected to result in a material liability to the U.S. Parent Borrower or any of its Restricted Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.

~~(a)~~(c) The Canadian Borrower and the Canadian Guarantors are in compliance with the requirements of the PBA and other federal or provincial laws with respect to each Foreign Plan in Canada, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Foreign Plan. No Foreign Plan Termination Event has occurred that would be reasonably likely to have a Material Adverse Effect. Except as previously disclosed to the Administrative Agents and the Lenders or as would not reasonably be likely to have a Material Adverse Effect (i) neither the Canadian Borrower nor any of the Canadian Guarantors would have any material liability in connection with its withdrawal from a Canadian Defined Benefit Plan that is a “multi-employer pension plan”, as defined under applicable pension standards legislation, (ii) the FSCO has not issued any default or other breach notices in respect of any Canadian Defined Benefit Plans and (iii) no lien has arisen, choate or inchoate, in respect of Canadian Borrower or its Subsidiaries or their property in connection with any Foreign Plan (save for contribution amounts not yet due). The Canadian Borrower has provided the Lenders with a copy of the actuarial valuation report for each Canadian Defined Benefit Plan most recently filed with the applicable Governmental Authorities.

~~(a)~~(d) No Borrower is, nor shall be (for so long as it is a borrower hereunder), a Benefit Plan.

~~1.1.~~7.13. Collateral. The Canadian Security Agreement, the U.S. Security Agreement and the other Security Documents in existence as of the Restatement Effective Date are, and upon execution and delivery thereof by the parties thereto, any additional Security Documents will be, effective to create (to the extent described therein) in favor of the Collateral Agent for the benefit of the applicable Secured Parties, a valid and enforceable security interest in or liens on the Collateral described therein, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors~~’~~’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

When (a) all Filings (as defined in the Security Documents) have been completed, (b) all applicable Instruments, Chattel Paper and Documents (each as described therein) constituting Collateral a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the Collateral Agent, the Cash Flow Collateral Agent or the other applicable Collateral Representative, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the Intercreditor Agreement ~~and~~, (c) all Deposit Accounts and Pledged Stock (each as defined in the U.S. Security Agreement) a security interest in which is required by the Security Documents to be or is perfected by “control” (as described in the Uniform Commercial Code as in effect in each applicable jurisdiction (in the case of Deposit Accounts) and the State of New York (in the case of Pledged Stock) from time to time) are under the “control” of the Collateral Agent, the Cash Flow Collateral Agent or the applicable Collateral Representative, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the Intercreditor Agreement, and (d) all filings or recordings are made in the appropriate offices of the applicable jurisdictions as may be required under the terms of the applicable Security Documents, the security interests and liens granted pursuant to the Security Documents shall constitute (to the extent described therein) a perfected security interest in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the U.S. Security Agreement, other than such Commercial Tort Claims set forth on Schedule 6 thereto (if any)) with respect to such pledgor or mortgagor (as applicable). Notwithstanding any other provision of this Agreement, (i) capitalized terms that are used in this Section 7.13 and not defined in this Agreement are so used as defined in the applicable Security Document and (ii) the provisions of this Section 7.13 are subject, in the case of Non-Borrowing Base Foreign Guarantors, to the Non-Borrowing Base Foreign Guarantor Security Documentation Principles.

~~1.1.~~7.14. Investment Company Act; Other Regulations. No Borrower is required to be registered as an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act. No Borrower is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.

~~1.1.~~7.15. Subsidiaries. Schedule 7.15 to this Agreement sets forth all the Subsidiaries of the U.S. Parent Borrower at the Closing Date (after giving effect to the Transactions), the jurisdiction of their organization and the direct or indirect ownership interest of the U.S. Parent Borrower therein.

~~1.1.~~7.16. Purpose of Loans. The Borrowers will use the Term Loans, Revolving Loans, Swingline Loans and the Letters of Credit for general corporate purposes (including acquisitions).

~~1.1.~~7.17. Environmental Matters. Except as disclosed on Schedule 7.17 to this Agreement or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

~~(a)~~(a) The U.S. Parent Borrower and its Restricted Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) believe they will be able to maintain compliance with Environmental Laws and Environmental Permits, including any reasonably foreseeable future requirements thereof.

~~(b)~~(b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to, at or from any real property presently or formerly owned, leased or operated by the U.S. Parent Borrower or any of its Restricted Subsidiaries or at any other location, which would reasonably be expected to (i) give rise to liability or other Environmental Costs of the U.S. Parent Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law, or (ii) interfere with the planned or continued operations of the U.S. Parent Borrower and its Restricted Subsidiaries.

~~(c)~~(c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the U.S. Parent Borrower or any of its Restricted Subsidiaries is, or to the knowledge of the U.S. Parent Borrower or any of its Restricted Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the U.S. Parent Borrower or any of its Restricted Subsidiaries, threatened.

~~(d)~~(d) Neither the U.S. Parent Borrower nor any of its Restricted Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern.

~~(e)~~(e) Neither the U.S. Parent Borrower nor any of its Restricted Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

~~1.1.~~7.18. No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the U.S. Parent Borrower to the Agents, the Other Representatives and the Lenders on or prior to the Restatement Effective Date in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Restatement Effective Date any material misstatement of fact and did not omit to state as of the Restatement Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the U.S. Parent Borrower and its Restricted Subsidiaries taken as a whole. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based or concerning any information of a general economic nature or general information about Borrowers~~’~~’ and their Subsidiaries~~’~~’ industry, contained in any such information, reports, financial statements, exhibits or schedules, except that, in the case of such forecasts, estimates, pro forma information, projections and statements, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the U.S. Parent Borrower and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information, projections and statements, and the assumptions on which they were based, may or may not prove to be correct.

~~1.1.~~ 7.19. [Reserved].

~~1.1.~~ 7.20. Insurance. As of the Restatement Effective Date, the Loan Parties have all insurance required by Section 8.3 of this Agreement.

~~1.1.~~ 7.21. Anti-Terrorism. The U.S. Parent Borrower and its Restricted Subsidiaries are in compliance with the Patriot Act, and none of the U.S. Parent Borrower and its Restricted Subsidiaries is a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations and prohibitions under any other U.S. Department of ~~Treasury’s~~Treasury’s Office of Foreign Asset Control regulation or executive order (“OFAC”), or is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

~~1.1.~~ 7.22. EEA Financial Institution. No Loan Party is an EEA Financial Institution.

~~SECTION 1~~. SECTION 8. Affirmative Covenants

Each Borrower hereby agrees (subject in the case of Non-Borrowing Base Foreign Guarantors, to the applicable Non-Borrowing Base Foreign Guarantor Security Documentation Principles (to the extent set forth therein)) that on the Closing Date and thereafter, until all Loans, together with interest and all other Obligations

(other than indemnification and other contingent Obligations in each case not then due and payable) hereunder, are paid in full, all Commitments are terminated and all Letters of Credit are terminated or collateralized in an amount equal to their face amount (or other arrangements are made with respect thereto reasonably satisfactory to the applicable Letter of Credit Issuer):

~~1.1.~~8.1. Information Covenants. The Borrowers will furnish to the U.S. Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

~~(a)~~(a) Annual Financial Statements. Not later than 90 days following the end of each Fiscal Year of the U.S. Parent Borrower ending after the Closing Date (or such longer period as may be permitted by the SEC if the U.S. Parent Borrower were then subject to SEC reporting requirements as a non-accelerated filer), a copy of the consolidated balance sheet of the U.S. Parent Borrower as at the end of such year and the related consolidated statements of operations, changes in equity and cash flows for such year, setting forth, in each case, in comparative form the figures for and as of the end of the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related to (i) an upcoming maturity date of any of the Facilities or the Cash Flow Credit Facility or (ii) any potential inability to satisfy any financial maintenance covenant included in any Indebtedness of the U.S. Parent Borrower or its Subsidiaries on a future date in a future period), by the U.S. Parent ~~Borrower’s~~Borrower’s independent auditor (it being agreed that the furnishing of the U.S. Parent ~~Borrower’s~~Borrower’s or any Parent ~~Entity’s~~Entity’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the U.S. Parent ~~Borrower’s~~Borrower’s obligation under this Section 8.1(a) with respect to such year, including with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, so long as the report included in such Form 10-K does not contain any “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception with respect to (i) an upcoming maturity date under any of the Facilities or the Cash Flow Credit Facility or (ii) any potential inability to satisfy any financial maintenance covenant included in any Indebtedness of the U.S. Parent Borrower or its Subsidiaries on a future date in a future period);

~~(b)~~(b) Quarterly Financial Statements. Not later than 45 days following the end of the first three quarterly periods of each Fiscal Year of the U.S. Parent Borrower commencing with the fiscal quarter ending June 30, 2015 (or such longer period as may be permitted by the SEC if the U.S. Parent Borrower were then subject to SEC reporting requirements as a non-accelerated filer), the unaudited consolidated balance sheet of the U.S. Parent Borrower as at the end of such quarter and the related unaudited consolidated statements of operations and changes in cash flows of the U.S. Parent Borrower for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in comparative form the figures for and as of the corresponding periods of the previous year in each case certified by a Responsible Officer of the U.S. Parent Borrower as being fairly stated in all material respects (subject to normal year end audit and other adjustments) (it being agreed that the furnishing of the U.S. Parent ~~Borrower’s~~Borrower’s or any Parent ~~Entity’s~~Entity’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, will satisfy the U.S. Parent ~~Borrower’s~~Borrower’s obligations under this Section 8.1(b) with respect to such quarter);

~~(c)~~(c) Unrestricted Subsidiary Information. To the extent applicable, concurrently with any delivery of consolidated financial statements referred to in Sections 8.1(a) and (b) above, related unaudited condensed consolidating financial statements and appropriate reconciliations reflecting the material adjustments necessary (as determined by the U.S. Parent Borrower in good faith) to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

~~(d)~~(d) Satisfaction of Financial Statement Delivery Requirements. All such financial statements delivered pursuant to Section 8.1(a) or (b) to (and, in the case of any financial statements delivered pursuant to Section 8.1(b) shall be certified by a Responsible Officer of the U.S. Parent Borrower to) fairly present in all material respects the financial condition of the U.S. Parent Borrower and its Subsidiaries in

conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to Section 8.1(b) shall be certified by a Responsible Officer of the U.S. Parent Borrower as being) in reasonable detail and prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as disclosed therein, and except, in the case of any financial statements delivered pursuant to Section 8.1(b), for the absence of certain notes and subject to normal year-end audit and other adjustments); and

~~(e)~~(e) Budgets. Within 90 days after the commencement of each fiscal year of the U.S. Parent Borrower (commencing with the fiscal year ending December 31, 2016), a budget of the U.S. Parent Borrower and the Subsidiaries for such fiscal year as customarily prepared by management of the U.S. Parent Borrower for its internal use consistent in scope with financial statements provided pursuant to Section 8.1(a), setting forth the principal assumptions upon which such budget is based.

~~(f) Officer’s~~(f) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b), a certificate of an Authorized Officer of the U.S. Parent Borrower to the effect that to such Authorized ~~Officer’s~~Officer’s knowledge, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the U.S. Parent Borrower was in compliance with the provisions of Section 9.9 as at the end of such fiscal year or period, as the case may be (whether or not such covenant was in effect).

~~(g)~~(g) Notice of Default. As soon as possible after a Responsible Officer of the U.S. Parent Borrower knows thereof, the occurrence of any Default or Event of Default;

~~(h)~~(h) Notice of Material Adverse Effect. As soon as possible after a Responsible Officer of the U.S. Parent Borrower knows thereof, any default or event of default under any Contractual Obligation of the U.S. Parent Borrower or any of its Restricted Subsidiaries, other than as previously disclosed in writing to the Lenders, which would reasonably be expected to have a Material Adverse Effect;

~~(i)~~(i) Notice of Defaults under Other Agreements. As soon as possible after a Responsible Officer of the U.S. Parent Borrower knows thereof, the occurrence of (i) any default or event of default under the Senior Notes Indenture, (ii) any default or event of default under the Cash Flow Credit Facility or (iii) any payment default under any Additional Obligations Documents or under any agreement or document governing other Indebtedness, in each case relating to Indebtedness in an aggregate principal amount equal to or greater than $150.0 million;

~~(j)~~(j) Notice of Litigation. As soon as possible after a Responsible Officer of the U.S. Parent Borrower knows thereof, any litigation, investigation or proceeding affecting the U.S. Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

~~(k)~~(k) Notice of Certain ERISA Events. The following events, as soon as possible and in any event within 30 days after a Responsible Officer of the U.S. Parent Borrower or any of its Restricted Subsidiaries knows thereof: (i) the occurrence or expected occurrence of any Reportable Event (or similar event) with respect to any Single Employer Plan (or Foreign Plan), a failure to make any required contribution to a Single Employer Plan, Multiemployer Plan or Foreign Plan, the creation of any Lien on the property of the U.S. Parent Borrower or its Restricted Subsidiaries in favor of the PBGC, a Plan or a Foreign Plan (other than in respect of contributions not yet due to a Foreign Plan) or any withdrawal from, or the full or partial termination or Insolvency of, any Multiemployer Plan or Foreign Plan; or (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the U.S. Parent Borrower or any of its Restricted Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which would reasonably be expected to result in the withdrawal from, or the termination or Insolvency of, any Single Employer Plan, Multiemployer Plan or Foreign Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, would be reasonably expected to result in a Material Adverse Effect;

~~(l)~~(l) Environmental Notices. As soon as possible after a Responsible Officer of the U.S. Parent Borrower knows thereof, (i) any release or discharge by the U.S. Parent Borrower or any of its Restricted Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the U.S. Parent Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge would not reasonably be expected to have a Material Adverse Effect, (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the U.S. Parent Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event would not reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to result in the imposition of any lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the U.S. Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the U.S. Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to subject the U.S. Parent Borrower or any of its Restricted Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the U.S. Parent Borrower reasonably determines that the total Environmental Costs arising out of such proposed action would not reasonably be expected to have a Material Adverse Effect; and

~~(m)~~(m) Casualty Events. As soon as possible after a Responsible Officer of the U.S. Parent Borrower knows thereof, written notice of any loss, damage, or destruction to a significant portion of the Collateral, whether or not covered by insurance.

~~(n)~~(n) Foreign Plan Notices. Promptly, after the U.S. Parent Borrower or any of its Subsidiaries obtains knowledge thereof, notice of, with copies of any such documentation and notices as applicable, (i) any default in, or breach of, a Canadian Defined Benefit Plan that could reasonably be expected to result in a Material Adverse Effect; (ii) any action or inaction of a plan sponsor or administrator that could lead to a Foreign Plan Termination Event that could reasonably be expected to result in a Material Adverse Effect; (iii) receipt of any notice from, or any action of, FSCO, or other Governmental Authority that could reasonably be expected to lead to a Foreign Plan Termination Event; and (iv) copies of all actuarial valuations for each Canadian Defined Benefit Plan. Promptly upon receipt of each actuarial valuation prepared for each Canadian Defined Benefit Plan, Parent Borrower will deliver to the Administrative Agent a calculation of the Unfunded Current Liability, if any, under such Canadian Defined Benefit Plan as of the effective date of the applicable actuarial valuation.

~~(o)~~(o) Borrowing Base Certificate. On the 10th Business Day of each calendar month ending after the Restatement Effective Date (or ending in the calendar month in which the Restatement Effective Date occurs to the extent a Borrowing Base Certificate has not been provided for such month pursuant to the Original ABL Credit Agreement), a Borrowing Base Certificate certified as complete and correct in all material respects on behalf of each Borrower by an Authorized Officer of such Borrower (each, a “Monthly Borrowing Base Certificate”); provided that to the extent ~~(i)~~  (i) there are no outstanding Borrowings of Loans and (ii) the aggregate amount of Letters of Credit outstanding does not exceed $25,000,000, in each case, for a period of at least 90 consecutive days, the Borrowers shall only be required to deliver a Borrowing Base Certificate for each of the U.S. Borrowing Base and Canadian Borrowing Base on the 10th Business Day following each calendar quarter (it being understood that if the Borrowers are then delivering a Borrowing Base Certificate on a quarterly basis, they shall deliver a Borrowing Base Certificate as of the most recently ended month prior to any Borrowing). In addition, (a) if the Combined Availability is less than or equal to 12.5% of the Combined Line Cap, a Borrowing Base Certificate showing U.S. Parent ~~Borrower’s~~Borrower’s and the Canadian ~~Borrower’s~~Borrower’s reasonable estimate (which shall be calculated in a consistent manner with the most recent Borrowing Base Certificates delivered pursuant to this Section 8.1(o)) of the U.S. Borrowing Base and the Canadian Borrowing Base, respectively, as of the close of business on the last day of the immediately preceding calendar week, unless the Administrative Agents otherwise agree, shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day) or (b) if any Specified Event of Default has occurred and is continuing, a Borrowing Base Certificate showing the U.S. Parent ~~Borrower’s~~Borrower’s and the Canadian ~~Borrower’s~~Borrower’s reasonable estimate (which shall be calculated in a consistent manner with the most recent Borrowing Base Certificates delivered pursuant to this Section 8.1(o)) of the U.S. Borrowing Base and the Canadian Borrowing Base, respectively, as of the close of business on the last day of the immediately preceding calendar week, unless the Administrative Agents otherwise agree, shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day).

~~(p)~~(p) SEC Reports. Within five Business Days after the same are filed, copies of all financial statements and periodic reports which the U.S. Parent Borrower may file with the SEC or any successor or analogous Governmental Authority;

~~(q)~~(q) Other SEC Filings. Within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which the U.S. Parent Borrower may file with the SEC or any successor or analogous Governmental Authority;

~~(r)~~(r) Additional Information. Promptly, such additional financial and other information as any Agent or the Required Lenders through the Administrative Agent may from time to time reasonably request;

~~(s)~~(s) Fixed GAAP Changes. Promptly upon reasonable request from the Administrative Agent calculations of Consolidated EBITDA and other Fixed GAAP Terms as reasonably requested by the Administrative Agent promptly following receipt of a written notice from the U.S. Parent Borrower electing to change the Fixed GAAP Date, which calculations shall show the calculations of the respective Fixed GAAP Terms both before and after giving effect to the change in the Fixed GAAP Date and identify the material change(s) in GAAP giving rise to the change in such calculations; and

(t) PATRIOT Act and Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agents or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Proceeds of Crime Act.

Documents required to be delivered pursuant to this Section 8.1 may at the U.S. Parent ~~Borrower’s~~Borrower’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the U.S. Parent Borrower posts such documents, or provides a link thereto on the U.S. Parent ~~Borrower’s~~Borrower’s (or any Parent ~~Entity’s~~Entity’s) website on the Internet at the website address listed on Schedule 8.1 to this Agreement (or such other website address as the U.S. Parent Borrower may specify by written notice to the Administrative Agent from time to time); or (ii) on which such documents are posted on the U.S. Parent ~~Borrower’s~~Borrower’s (or any Parent ~~Entity’s~~Entity’s) behalf on an Internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website (including any website maintained by the SEC) or whether sponsored by the Administrative Agent). Following the electronic delivery of any such documents by posting such documents to a website in accordance with the preceding sentence (other than the posting by the U.S. Parent Borrower of any such documents on any website maintained for or sponsored by the Administrative Agent), the U.S. Parent Borrower shall promptly provide the Administrative Agent notice of such delivery (which notice may be by facsimile or electronic mail) and the electronic location at which such documents may be accessed; provided that, in the absence of bad faith, the failure to provide such prompt notice shall not constitute a Default hereunder.

~~1.1.~~ 8.2. Books, Records and Inspections.

~~(a)~~ (a) The U.S. Parent Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Lenders to visit and inspect any of the properties or assets of the U.S. Parent Borrower and any such Restricted Subsidiary in ~~whomever’s~~whomever’s possession to the extent that it is within such ~~party’s~~party’s control to permit such inspection, and to examine the books and records of the U.S. Parent Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the U.S. Parent Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Lenders may reasonably request (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants~~’~~’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.2 and only two such visits per fiscal year of the U.S. Parent Borrower shall be at the U.S. Parent ~~Borrower’s~~Borrower’s expense (and only to the extent such expense is reasonable); provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the U.S. Parent Borrower at any time during normal business hours and upon reasonable advance notice; provided, further, that representatives of the U.S. Parent Borrower may be present during any such visits, discussions and inspections. Notwithstanding anything to the contrary in Section 8.1(r) or in this Section 8.2, none of the U.S. Parent Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or the Lenders (or their respective representatives) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

~~(a)~~ (b) At reasonable times during normal business hours and upon reasonable prior notice that either Administrative Agent requests, but only in connection with the visits and inspections provided for in clause (a) above, (i) the U.S. Parent Borrower and its Subsidiaries will grant access to such Administrative Agent (including employees of such Administrative Agent or any consultants, accountants, lawyers and appraisers retained by such Administrative Agent) to such ~~Person’s~~Person’s premises, books, records, Accounts and Inventory so that such Administrative Agent or an appraiser retained by such Administrative Agent may conduct an Inventory appraisal and (ii) such Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations (including environmental assessments) as such Administrative Agent may deem necessary or appropriate. All reasonable expenses caused by such appraisals, field examinations and other verifications and evaluations shall be at the sole expense of the Loan Parties; provided that absent the existence and continuation of an Event of Default (i) such Administrative Agent may conduct at the expense of the Loan Parties no more than one (1) such appraisal for Inventory in any calendar year and no more than one (1) such field examination in any calendar year and (ii) during any calendar year in which the Combined Availability is less than or equal to 17.5% of the Combined Line Cap, the Administrative Agents may conduct at the expense of the Loan Parties no more than two (2) such appraisals for Inventory of the Loan Parties and no more than two (2) such field examinations in respect of property of the Loan Parties in such calendar year and, in each case, all amounts chargeable to the applicable Borrowers under this Section 8.2(b) shall constitute Obligations that are secured by all of the applicable Collateral and shall be payable to the applicable Administrative Agents hereunder.

~~1.1.~~ 8.3. Maintenance of Insurance. The Borrowers will, and will cause each of their Restricted Subsidiaries to (i) keep all property necessary in the business of the U.S. Parent Borrower and its Restricted Subsidiaries, taken as a whole, in good working order and condition, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; (ii) use commercially reasonable efforts to maintain with financially sound and reputable insurance companies (or any Captive Insurance Subsidiary) insurance on, or self-insure, all property material to the business of the U.S. Parent Borrower and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; (iii) furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; (iv) use commercially reasonable efforts to maintain property and liability policies that provide that in the event of any cancellation thereof during the term of the policy, either by the insured or by the insurance company, the insurance company shall provide to the secured party at least 30 days prior written notice thereof, or in the case of cancellation for non-payment of premium, ten days prior written notice thereof; (v) in the event of any material change in any of the property or liability policies referenced in the preceding clause (iv), use commercially reasonable efforts to provide the Administrative Agent with at least 30 days prior written notice thereof; and (vi) use commercially reasonable efforts to ensure, that subject to the Intercreditor Agreement and the Non-Borrowing Base Foreign Guarantor Documentation Principles, at all times the Collateral Agent for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies maintained by the U.S. Parent Borrower and each other Loan Party and the Collateral Agent for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance covering Inventory that constitutes ABL Priority Collateral maintained by the U.S. Parent Borrower and each Loan Party and in accordance with the Intercreditor Agreement as in effect on the date hereof; provided that, unless an Event of Default shall have occurred and be continuing, (A) the Collateral Agent shall turn over to the Borrowers any amounts received by it as an additional insured or loss payee under any property insurance maintained by the U.S. Parent Borrower and its Subsidiaries and (B) the Collateral Agent agrees that the U.S. Parent Borrower and/or its applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance.

~~1.1.~~ 8.4. Payment of Taxes. The U.S. Parent Borrower will, and will cause each of its Restricted Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the U.S. Parent Borrower or any of its Restricted Subsidiaries, as the case may be, or except to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

~~1.1.~~ 8.5. Maintenance of Existence. The U.S. Parent Borrower will, and will cause each of its Restricted Subsidiaries to, preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the U.S. Parent Borrower and its Restricted Subsidiaries, taken as a whole, except as otherwise permitted pursuant to Section 9.4 or 9.7, provided that the U.S. Parent Borrower and its Restricted Subsidiaries shall not be required to maintain any such rights, privileges or franchises and the U.S. Parent ~~Borrower’s~~Borrower’s Restricted Subsidiaries (other than the Borrowers) shall not be required to maintain such existence, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Person incorporated in the Netherlands shall maintain its centre of main interest in the Netherlands for the purposes of the Insolvency Regulation.

~~1.1.~~ 8.6. Environmental Laws.

~~(a)~~ (a) (i) The U.S. Parent Borrower will, and will cause each of its Restricted Subsidiaries to, comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees to obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the U.S. Parent Borrower or its Restricted Subsidiaries. For purposes of this Section 8.6(a), noncompliance shall not constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the U.S. Parent Borrower and any such affected Restricted Subsidiary shall promptly undertake and diligently pursue reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

~~(a)~~ (b) The U.S. Parent Borrower will, and will cause each of its Restricted Subsidiaries to, promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives (i) as to which the failure to comply would not reasonably be expected to result in a Material Adverse Effect or (ii) as to which: (x) appropriate reserves have been established in accordance with GAAP; (y) an appeal or other appropriate contest is or has been timely and properly taken and is being diligently pursued in good faith; and (z) if the effectiveness of such order or directive has not been stayed, the failure to comply with such order or directive during the pendency of such appeal or contest would not reasonably be expected to have a Material Adverse Effect.

~~1.1.~~ 8.7. [Reserved].

~~1.1.~~ 8.8. Additional U.S. Borrowers, Canadian Guarantors, Non-Borrowing Base Foreign Guarantors and Grantors.

~~(a)~~ (a) With respect to any Domestic Subsidiary or Canadian Subsidiary ~~that is a Wholly Owned Subsidiary~~ of a Loan Party (other than an Excluded U.S. Subsidiary or an Excluded Canadian Subsidiary) (~~i~~w) created or acquired (including, without limitation, upon the formation of any Subsidiary that is a ~~Delaware Divided~~

~~LLC~~Division Successor) subsequent to the Closing Date by a Loan Party, (iix) being designated as a Restricted Subsidiary, (~~iii~~y ) ceasing to be an Immaterial Subsidiary, a Foreign Subsidiary ~~Holdco~~ or other Excluded U.S. Subsidiary or Excluded Canadian Subsidiary as provided in the applicable definition thereof after the expiry of any applicable period referred to in such definition or (~~iv~~z) that becomes a Domestic Subsidiary or Canadian Subsidiary as a result of a transaction pursuant to, and permitted by, Section 9.2 or 9.7, the U.S. Parent Borrower will promptly notify the Administrative Agent of such occurrence and if the Administrative Agent or the Required Lenders so request, promptly (i) cause the Loan Party that ~~is required~~owns the Capital Stock of such new Domestic Subsidiary or Canadian Subsidiary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest ~~(as and to the extent provided in the applicable Security Document) in the~~in the Capital Stock of such new Domestic Subsidiary or Canadian Subsidiary owned directly by such Loan Party, (x) if such Loan Party is organized in a jurisdiction in the United States or Canada (as and to the extent provided in the Security Documents) and to execute and deliver a Supplemental Agreement (as defined in the U.S. Security Agreement or Canadian Security Agreement, as applicable) pursuant to the applicable Security Document or (y) if such Loan Party is a Foreign Subsidiary, a new security document reasonably satisfactory to the Collateral Agent, subject to the Foreign Subsidiary Documentation Principles, (ii) deliver to the Collateral Agent or the applicable Collateral Representative, in accordance with the Intercreditor Agreement, the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent of such new Domestic Subsidiary or Canadian Subsidiary, and (iii) cause such new (A) Domestic Subsidiary to execute a U.S. Subsidiary Borrower Assumption Agreement and a supplement to the U.S. Security Agreement in order to become a U.S. Subsidiary Borrower under this Agreement and a guarantor and a grantor under the U.S. Security Agreement and provide all documentation and other information about the Loan Parties mutually agreed in good faith is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, that has been reasonably requested in writing, (B) Canadian Subsidiary to execute a supplement to each of the Canadian Guarantee (or in the case of an initial Canadian Subsidiary (that is not the Canadian Borrower) the Canadian Guarantee itself) and the Canadian Security Agreement in order to become a Canadian Guarantor under the Canadian Guarantee and a grantor under the Canadian Security Agreement and (C) such Canadian Subsidiary or a Domestic Subsidiary to take all actions reasonably deemed by the Collateral Agent to be necessary or advisable to cause the Lien created by the applicable Security Document in such new Domestic ~~Subsidiary’s~~Subsidiary’s or Canadian ~~Subsidiary’s~~Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law (as and to the extent provided in the applicable Security Document), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent. Nothing in this Section 8.8 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by the U.S. Parent Borrower, any of its Restricted Subsidiaries or any other Person.

(b) The U.S. Parent Borrower may elect to cause (x) any Restricted Subsidiary that is a U.S. Subsidiary (including any Excluded U.S. Subsidiary that is a Restricted Subsidiary) that is not otherwise required to become a U.S. Borrower pursuant to clause (a) above to become a U.S. Borrower and cease to be an Excluded U.S. Subsidiary by executing and delivering a U.S. Subsidiary Borrower Assumption Agreement and a supplement to the U.S. Security Agreement (y) any Foreign Subsidiary (other than a U.S. Subsidiary or a Canadian Subsidiary), to become a Non-Borrowing Base Foreign Guarantor, and, if applicable, to cease to be an Excluded Subsidiary by executing and delivering a Foreign Loan Party Guaranty Agreement (or a supplement or joinder contemplated thereby); provided that (x) the U.S. Parent Borrower shall cause to be delivered all documentation and other information about such Subsidiary as shall be mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (y) the jurisdiction of organization of such Non-Borrowing Base Foreign Guarantor shall be a jurisdiction that is reasonably acceptable to the Administrative Agent; provided further that at the time of such election (x) if such Subsidiary is a U.S. Subsidiary, all documents to be executed and all actions of the type contemplated by clause (a) above shall have been delivered or taken by such U.S. Subsidiary and the Loan Party that owns the Capital Stock of such U.S. Subsidiary and (y) if such Subsidiary is a Foreign Subsidiary, all documents to be executed and all actions of the type contemplated by the immediately succeeding sentence of this clause (b) below shall have been delivered or taken by such Foreign Subsidiary and the Loan Party that owns the Capital Stock of such Foreign Subsidiary.

(c) Subject in all cases to the Non-Borrowing Base Foreign Guarantor Documentation Principles, with respect to any Foreign Subsidiary that is a Non-Borrowing Base Foreign Guarantor, the U.S. Parent Borrower shall promptly (w) cause (to the extent required under the Non-Borrowing Base Foreign Guarantor Documentation Principles) the Loan Party that owns the Capital Stock of such Non-Borrowing Base Foreign Guarantor to execute and deliver the applicable Security Documents to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (as and to the extent provided in the applicable Security Documents) in the Capital Stock of such Non-Borrowing Base Foreign Guarantor owned by any Loan Party, (x) cause such Non-Borrowing Base Foreign Guarantor to execute and deliver the applicable Security Documents governed by the laws of the jurisdiction of organization of such Non-Borrowing Base Foreign Guarantor, (y) take all actions reasonably deemed by the Collateral Agent to be necessary or advisable to cause the Lien created by the applicable Security Documents in such new Non-Borrowing Base Foreign Guarantor’s Collateral and in the Capital Stock of such Non-Borrowing Base Foreign Guarantor to be duly perfected in accordance with the Non-Borrowing Base Foreign Guarantor Documentation Principles and (z) if requested by the Collateral Agent, cause to be delivered to the Collateral Agent, legal opinions.

~~(a)With~~(d) Subject in all cases of a Non-Borrowing Base Foreign Guarantor to the Non-Borrowing Base Foreign Guarantor Documentation Principles, with respect to any Foreign Subsidiary or Domestic Subsidiary that is a Non-Wholly Owned Subsidiary of a Loan Party created or acquired (including, without limitation, upon the formation of any Subsidiary that is a ~~Delaware Divided LLC~~Division Successor) subsequent to the Closing Date by ~~the U.S. Parent Borrower or any~~a Loan Party, promptly notify the Administrative Agent of such occurrence and if the Administrative Agent or the Required Lenders so request, promptly (i) cause the Loan Party that is required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the applicable Security Document) in the Capital Stock of such new Subsidiary to execute and deliver a Supplemental Agreement (as defined in the U.S. Security Agreement or Canadian Security Agreement, as applicable) pursuant to the applicable Security Document ~~(other than to the extent such Capital Stock constitutes Excluded Assets pursuant to the applicable Security Document )~~ and (ii) to the extent reasonably deemed advisable by the Collateral Agent, deliver to the Collateral Agent or the applicable Collateral Representative, in accordance with the Intercreditor Agreement the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent of such new Subsidiary and take such other action as may be reasonably deemed by the Collateral Agent to be necessary or desirable to perfect the Collateral ~~Agent’s~~Agent’s security interest therein (in each case as and to the extent required by the applicable Security Document) ~~(other than to the extent such Capital Stock constitutes Excluded Assets pursuant to the applicable Security Document)~~; provided that in either case in no event shall more than 65.0% of each series of Capital Stock of any new Foreign Subsidiary ~~owned directly by a Domestic Subsidiary~~of a Loan Party organized in the United States be required to be so pledged. Subject in all cases of a Foreign Subsidiary to the Foreign Subsidiary Documentation Principles, promptly following the acquisition of any property by any Loan Party that is not automatically subject to a valid and perfected (or equivalent under foreign law) Lien in favor of the Collateral Agent for the benefit of the Secured Parties under the then existing Security Documents (in the case of (x) a Loan Party organized in the United States or Canada other than Excluded Assets and (y) in the case of any Loan Party organized outside of the United States or Canada, other than property that is not required to be Collateral pursuant to the exclusions set forth in the Non-Borrowing Base Foreign Guarantor Documentation Principles), promptly notify the Collateral Agent, and deliver such security documents and take such actions reasonably requested by the Collateral Agent to cause such assets to be subject to a valid and perfected (or equivalent under foreign law) Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and to the extent possible under applicable law, such security documents and actions will be consistent with the existing Security Documents.

~~1.1.~~ 8.9. [Reserved].

~~1.1.~~ 8.10. Use of Proceeds. The Borrowers will use the Term Loans, Revolving Loans, Swingline Loans and the Letters of Credit for general corporate purposes (including acquisitions) and only for the purposes set forth in Section 7.16.

~~1.1.~~ 8.11. Further Assurances.

~~(a)~~ (a) The Borrowers will, and will cause each other Loan Party to, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents (to the extent the Collateral Agent determines, in its reasonable discretion, that such action is required to ensure the perfection or the enforceability as against third parties of its security interest in such Collateral) in each case in accordance with, and to the extent required by, the applicable Security Document.

~~(a)~~ (b) Notwithstanding anything to the contrary in this Agreement, (A) the foregoing requirements shall be subject to the terms of the Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the Intercreditor Agreement shall control, (B) no security interest or lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any of the U.S. Parent Borrower or any of its Domestic Subsidiaries or Canadian Subsidiaries in, and “Collateral” shall not include, any Excluded Asset, (C) except in connection with a Reallocated European Revolving Facility or Incremental European Revolving Facility and other than in respect of Capital Stock of Loan Parties, no Loan Party (other than a Non-Borrowing Base Foreign Guarantor) or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction (other than Canada) or required by the laws of any non-U.S. jurisdiction (other than Canada) in order to create any security interests in assets located or titled outside of the U.S. (or Canada) or to perfect any security interests (it being understood that, except in connection with a European Revolving Facility or joinder of a Non-Borrowing Base Foreign Guarantor, there shall be no security agreements ~~or~~, pledge agreements or other Security Documents governed under the laws of any non-U.S. jurisdiction (other than Canada), other than in respect of Capital Stock of Loan Parties) ~~and~~, (D) nothing in this Section 8.11 shall require that any Subsidiary grant a Lien with respect to any property or assets in which such Subsidiary acquires ownership rights to the extent that the U.S. Parent Borrower and the Administrative Agent reasonably determine in writing that the costs or other consequences to the U.S. Parent Borrower or any of its Subsidiaries of the granting of such a Lien is excessive in view of the benefits that would be obtained by the Secured Parties and (E) the security interests and Liens to be granted by the Loan Parties that are not Domestic Subsidiaries or Canadian Subsidiaries shall be subject to the Non-Borrowing Base Foreign Guarantor Documentation Principles. For further certainty (and the Foreign Subsidiary Documentation Principles will be deemed to require), (x) in the event that a Foreign Subsidiary that is a Loan Party is incorporated in the United States, any state thereof or the District of Columbia, such Foreign Subsidiary shall be required to provide guarantees and security on substantially the same terms as the Loan Parties that are Domestic Subsidiaries and (y) in the event that a Loan Party that is incorporated in the United States, any state thereof or the District of Columbia owns Capital Stock in a Loan Party that is not incorporated in the United States, any state thereof or the District of Columbia, the Capital Stock of such Loan Party will be pledged pursuant to security documents governed by the laws of the place of organization of the Loan Party whose shares are being pledged.

~~1.1.~~ 8.12. End of Fiscal Years. The U.S. Parent Borrower will, for financial reporting purposes, cause the U.S. Parent ~~Borrower’s~~Borrower’s and each of its Subsidiaries~~’~~’ Fiscal Years to end on December 31st of each calendar year; provided that the U.S. Parent Borrower may, upon written notice to the U.S. Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the U.S. Administrative Agent, in which case the U.S. Parent Borrower and the U.S. Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

~~1.1.~~ 8.13. Cash Management Systems.

~~(a)~~ (a) The U.S. Borrowers and Canadian Loan Parties will maintain the cash management systems described below (the “Cash Management Systems”):

~~(i)~~ (i)(x) the U.S. Borrowers will establish lock boxes (“U.S. Lock Boxes”) or, at the U.S. Administrative ~~Agent’s~~Agent’s reasonable discretion, blocked accounts (“U.S. Blocked Accounts”) and the Canadian Borrower will, and will cause each Canadian Guarantor (other than Canadian Guarantors that have no business other than acting as holding companies) to, establish lock boxes (“Canadian Lock Boxes”) or, at the Canadian Administrative ~~Agent’s~~Agent’s reasonable discretion, blocked accounts (“Canadian Blocked Accounts”), in each case listed on Schedule 8.13 to this Agreement) and at one or more banks that are reasonably acceptable to the Collateral Agent, (y) each Borrower shall request in writing and otherwise take commercially reasonable steps to provide that all Account Debtors with respect to Accounts that constitute Collateral forward payments directly to the respective Lock Boxes or Blocked Accounts and (z) each Borrower will, and will cause the Canadian Guarantors to deposit or cause to be deposited promptly, and in any event no later than the third Business Day after the date of receipt thereof (subject to an additional extension of up to two Business Days with the consent of the applicable Administrative Agent), all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into the appropriate Blocked Accounts. Until so deposited, all such payments shall be held by each U.S. Borrower and Canadian Loan Party for the benefit of the Administrative Agent and shall not be commingled with any other funds or property of any Loan Party. The U.S. Borrowers shall establish one or more concentration accounts in their names or in the name of the applicable Agent (with Bank of America or another bank reasonably acceptable to the U.S. Administrative Agent) (collectively, the “U.S. Concentration Account”) and the Canadian Borrower shall establish one or more concentration accounts in its name or in the name of the applicable Agent (with the Bank of Montreal or another bank reasonably acceptable to the Canadian Administrative Agent) (collectively, the “Canadian Concentration Account,” each of the U.S. Concentration Account and the Canadian Concentration Account is sometimes referred to as a “Concentration Account”), in each case that shall be designated as the Concentration Account for such Borrower(s) listed on Schedule 8.13 to this Agreement (as such Schedule may be updated from time to time in accordance with the provisions hereof).

~~(i)~~ (ii) Each Borrower may maintain, in its name, one or more U.S. Designated Accounts or Canadian Designated Accounts. Each Borrower may also maintain, in its name, one or more accounts that (x) do not contain any funds that are proceeds of Accounts that otherwise constitute Collateral, (y) include funds that are proceeds of Accounts that otherwise constitute Collateral and that are not subject to a Blocked Account Agreement or (z) are agreed to by the Collateral Agent in its reasonable discretion (each a “Non-Controlled Account”).

~~(i)~~ (iii) For the accounts of any U.S. Borrower or Canadian Loan Party designated as a Blocked Account and the Concentration Accounts and any U.S. Designated Accounts or Canadian Designated Accounts, a tri-party control account agreement or lockbox account agreement between the Collateral Agent, the depository bank at which the applicable account is held and the relevant Loan Party, in form and substance reasonably satisfactory to the Collateral Agent (each a “Blocked Account Agreement”) shall be delivered to the Collateral Agent which among other things will give control to the Collateral Agent, and such Blocked Account, Concentration Account, U.S. Designated Accounts or Canadian Designated Account, shall at all times, subject to clause (v) below be subject to a Blocked Account Agreement. Each such Blocked Account Agreement with respect to any Blocked Account shall provide, among other things, that from and after the date thereof the bank at which any such Blocked Account is maintained, agrees to forward immediately all amounts in each such account to the Concentration Account. In addition, any such Blocked Account Agreement shall provide, among other things, that at all times following the establishment of the Cash Management Systems pursuant to this Section 8.13(a), upon the occurrence and during the continuation of a Cash Dominion Event, the bank at which such account is maintained shall, upon receipt of notice by the Collateral Agent of such Cash Dominion Event, commence the process of daily sweeps from such accounts into the Concentration Account (it being understood that any such daily sweep in respect of any cash or other amount in U.S. Designated Accounts or Canadian Designated Accounts shall be subject to the rights of the Borrowers to transfer, apply or otherwise use the proceeds of any Loans hereunder for any purpose in accordance with the terms hereof by moving any cash or other amount on deposit in any U.S. Designated Accounts or Canadian Designated Accounts out of such account for any such purpose); provided that (a) any amounts in the Concentration Accounts reasonably identified (with reasonably detailed written support) to the Administrative Agent as not constituting Collateral will be distributed as directed by the Administrative Agent as requested by the Borrowers, including to one or more Non-Controlled Accounts and (b) the Collateral Agent shall not issue any such notice to any bank unless and until a Cash Dominion Event has occurred and is continuing.

~~(i)~~ (iv) The Borrowers will not, and shall not permit any other U.S. Borrower or Canadian Loan Party to, transfer any funds out of any Blocked Account except to the Concentration Account. The balance from time to time standing to the credit of the Blocked Accounts shall be distributed as directed in accordance with the provisions of the Blocked Account Agreements. Except during the continuance of any Cash Dominion Event, the balance from time to time standing to the credit of the Concentration Account shall be distributed as directed by the Borrowers, including to one or more Non-

Controlled Accounts or to any other depository account. The Borrowers shall not, and shall not cause or permit any other Loan Party to, accumulate or maintain cash (other than cash that is not proceeds of any Collateral) in disbursement accounts or payroll accounts except in the ordinary course of business. Notwithstanding anything to the contrary, cash held in overnight deposit or investment accounts shall be deemed to be in the Concentration Account overnight.

~~(i)~~(v) So long as no Event of Default has occurred and is continuing, the Borrowers may amend Schedules 8.13(a) and (c) to this Agreement to add or replace a bank, the Concentration Account, any Blocked Account or any U.S. Designated Accounts or Canadian Designated Accounts; provided that (x) the applicable Administrative Agent shall have consented in writing in advance to the opening of such new or replacement account with the relevant bank (which consent shall not be unreasonably withheld, conditioned or delayed) and (y) prior to the time of the opening of such account, the applicable Borrower and such bank shall have executed and delivered to the Collateral Agent a tri-party agreement, in form and substance reasonably satisfactory to the Collateral Agent. Each Borrower shall, and shall cause each other Canadian Loan Party to, cease using any account to hold proceeds of Collateral promptly and in any event within 30 days (or such later date as the Administrative Agent may, in its sole reasonable discretion, consent to in writing) following notice from the applicable Administrative Agent to the Borrowers that the creditworthiness of the bank holding such account is no longer acceptable in the applicable Administrative ~~Agent’s~~Agent’s reasonable credit judgment, or as promptly as practicable and in any event within 60 days (or such later date as the applicable Administrative Agent may, in its sole reasonable discretion, consent to in writing) following notice from the applicable Administrative Agent to the Borrowers that the operating performance, funds transfer or availability procedures or performance with respect to accounts or lockboxes of the bank holding such account or Administrative ~~Agent’s~~Agent’s liability under any Blocked Account Agreement with such bank is no longer acceptable in the applicable Administrative ~~Agent’s~~Agent’s reasonable credit judgment.

~~(i)~~(vi) The Concentration Account, the Blocked Accounts and the U.S. Designated Accounts and Canadian Designated Accounts (subject to the last two sentences of Section 8.13(a)(iii)) shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts (to the extent constituting proceeds of Accounts otherwise constituting Collateral) securing payment of the U.S. Obligations or Canadian Obligations, as applicable, and in which the applicable Borrower or other Canadian Loan Party shall have granted a Lien to the Collateral Agent pursuant to the applicable Security Document. The Borrowers shall use commercially reasonable efforts to ensure that all cash, checks and other similar items of payment in the Concentration Account and the Blocked Accounts are solely in respect of Accounts that otherwise constitute Collateral.

~~(i)~~(vii) All amounts deposited in the Concentration Account, after the applicable Administrative Agent exercises its respective control with respect to such Concentration Account, shall be applied (and allocated) by the applicable Administrative Agent in accordance with Section 4.3(d). In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Concentration Account.

~~(a)~~ (b)(i) During the continuance of a Cash Dominion Event following the establishment of the Cash Management Systems pursuant to Section 8.13(a) as often as reasonably requested by the Administrative Agents, the Borrowers shall provide the Collateral Agent with an accounting of the contents of the Blocked Accounts and the Concentration Account, which shall identify, to the reasonable satisfaction of the Collateral Agent, the proceeds from the Collateral which were deposited into a Blocked Account and swept to the Concentration Account.

~~(ii)~~(ii) Within 3 Business Days of the occurrence of a Cash Dominion Event following the establishment of the Cash Management Systems pursuant to Section 8.13(a), the Borrowers shall deposit into the Concentration Account an amount equal to the entire amount of cash constituting Collateral held in any Non-Controlled Account.

Upon the occurrence and during the continuance of a Cash Dominion Event following the establishment of the Cash Management Systems pursuant to Section 8.13(a), the Concentration Account and each Blocked Account shall at all times be under control of the Collateral Agent. The Borrowers hereby acknowledge and agree that during the continuance of a Cash Dominion Event following the establishment of the Cash Management Systems pursuant to Section 8.13(a), (i) the Loan Parties have no right of withdrawal from the Concentration Accounts (subject to the proviso to the last sentence of Section 8.13(a)(iii)), (ii) the funds on deposit in the Concentration Accounts shall at all times be collateral security for all of the U.S. Obligations or the Canadian Obligations or the guarantees thereof, as applicable (other than to the extent such funds do not constitute proceeds of Accounts that are otherwise Collateral for such Obligations) and (iii) the funds on deposit in the Concentration Accounts shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 8.13, any Loan Party receives or otherwise has dominion and control of any proceeds or collections of Accounts that otherwise constitute Collateral outside of the Concentration Account, any Blocked Account and any U.S. Designated Account or Canadian Designated Account, such proceeds and collections shall be held by such Borrower or Restricted Subsidiary for the Collateral Agent and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Borrower or Restricted Subsidiary may be instructed by the Collateral Agent.

~~1.1.~~ 8.14. Post-Closing Requirements. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Restatement Effective Date, the Borrowers shall take such actions set forth below by the times specified below with respect to such actions, or such later time as the U.S. Administrative Agent may agree in its reasonable discretion. All conditions precedent, covenants and representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described below within the time periods required by this Section 8.14, rather than as elsewhere provided in the Loan Documents).

~~(a)~~ (a) Within 90 days of the Restatement Effective Date, the Administrative Agents shall have received the results of a reasonably satisfactory field examination and appraisal for each of the U.S. Parent Borrower and its Subsidiaries and the assets acquired in connection with the Nexeo Acquisition;

~~(a)~~ (b) Within 90 days of the Restatement Effective Date, the Administrative Agents shall have received, subject to the Intercreditor Agreement, the certificates (if any) representing the Capital Stock acquired in connection with the Nexeo Acquisition that constitutes Collateral, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent of the applicable issuer thereof; and

~~(a)~~ (c) Within 120 days of the Restatement Effective Date, the Borrowers shall have complied with Section 8.13(a)(iii) with respect to Accounts acquired in connection with the Nexeo Acquisition to the extent required thereby.

~~(a)~~ (d) Within 120 days of the Restatement Effective Date, the Borrowers shall have complied with Section 8.13(a)(iii) with respect to the Concentration Accounts or shall have otherwise designated new Concentration Accounts to replace such accounts as Concentration Accounts in order to comply with Section 8.13(a)(iii) (or such other arrangements reasonably satisfactory to the Administrative Agents).

~~(a)~~ (e) Within 30 days of the Restatement Effective Date, the Borrowers shall have delivered to the Administrative Agent insurance endorsements with respect to liability or property insurance policies as required by Section 8.3.

~~(a)~~ (f) Within 7 days of the Restatement Effective Date, the Administrative Agents shall have received an executed Quebec legal opinion of Blake, Cassels and Graydon LLP, counsel to the Canadian Borrower and the Canadian Guarantors.

~~(a)~~ (g) Within 30 days of the Restatement Effective Date, the Canadian Loan Parties shall use commercially reasonable efforts to deliver, or cause to be delivered, to the Agents, an estoppel or no-interest letter, in each case in form and substance reasonably satisfactory to the Agents, from each of the following secured parties in respect of each of the following registrations:

Secured Party	Debtor	Registration Number(s)
Wells Fargo Equipment Finance Company	Nexeo Solutions Canada Corp.	714958461 20160322 1437 5064 9088 714918474 20160321 1436 5064 9005

GE VFS Canada Limited Partnership	Nexeo Solutions Canada Corp.	692995725 20140107 1341 5064 4997

~~1.1.~~ 8.15. Foreign Plans. The Canadian Borrower and the Canadian Guarantors shall cause each of its Foreign Plans to be administered in all respects in compliance with, as applicable, the PBA and all applicable laws (including regulations, orders and directives), and the terms of the Foreign Plans and any agreements relating thereto other than such non-compliance that could not reasonably be expected to result in a Material Adverse Effect. The Canadian Borrower and the Canadian Guarantors shall ensure that, to the extent such action or inaction could reasonably be expected to result in a Material Adverse Effect, (a) each of them does not breach its fiduciary responsibilities, if any, with respect to any Canadian Defined Benefit Plan, and (b) each of them as a Canadian Defined Benefit Plan sponsor or otherwise, shall not, nor shall they permit, the wind up and/or termination of any Canadian Defined Benefit Plan that has an Unfunded Current Liability without the consent of the Canadian Administrative Agent.

8.16. Fiscal Unity. Any fiscal unity (fiscale eenheid) for Dutch tax purposes in which a Loan Party is included shall consist of Loan Parties and/or Restricted Subsidiaries only.

8.17. Termination of Fiscal Unity. If, at any time, a Loan Party is a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) purposes and such fiscal unity is, in respect of that Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with any Agent enforcing its rights under any Loan Document, such Loan Party shall, at the request of the Administrative Agent and together with the parent company (moedermaatschappij) or deemed parent company (aangewezen moedermaatschappij) of that fiscal unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant Governmental Authority to allocate and surrender any tax losses (within the meaning of Article 20 of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)) to the Loan Party leaving that fiscal unity insofar such tax losses are attributable (toerekenbaar) to the Loan Party leaving that fiscal unity (within the meaning of Article 15af of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)).

~~SECTION1.~~ SECTION 9. Negative Covenants

Each Borrower hereby agrees that on the Closing Date and thereafter, until the Loans, together with interest and all other Obligations (other than indemnification and other contingent Obligations in each case not then due and payable) incurred hereunder, are paid in full, all Commitments are terminated and all Letters of Credit are terminated or cash collateralized in an amount equal to their face amount (or other arrangements are made with respect thereto reasonably satisfactory to the applicable Letter of Credit Issuer):

~~1.1.~~ 9.1. Limitation on Indebtedness.

~~(a)~~ (a) The U.S. Parent Borrower will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the U.S. Parent Borrower or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00.

~~(a)~~ (b) Notwithstanding the foregoing Section 9.1(a), the U.S. Parent Borrower and its Restricted Subsidiaries may Incur the following Indebtedness:

~~(i)~~ (i)(I) Indebtedness Incurred by the U.S. Parent Borrower and the other Loan Parties (a) pursuant to this Agreement and the other Loan Documents, (b) constituting Indebtedness under the Cash Flow Credit Facility (and Refinancing Indebtedness in respect thereof) and Additional Obligations (and Refinancing Indebtedness in respect thereof) in a maximum principal amount for all such Indebtedness pursuant to this clause (i)(b) at any time outstanding not exceeding (A) $2,930.0 million, plus (B) without duplication of incremental amounts included in the definition of “Refinancing Indebtedness,” in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing, and (II) Indebtedness Incurred by the U.S. Borrowers (a) pursuant to the Cash Flow Credit Agreement, (b) constituting Additional Obligations, in an aggregate principal amount for all such Indebtedness outstanding after giving effect to such Incurrence not in excess of the Maximum Incremental Facilities Amount (for purposes of determining the amount outstanding pursuant to clause (i) of the definition of “Maximum Incremental Facilities Amount” in the Cash Flow Credit Agreement as in effect on the Closing Date treating Additional Obligations, Refinancing Indebtedness, Rollover Indebtedness and Permitted Debt Exchange Notes Incurred pursuant to this Section 9.1(b)(i)(II) in respect of Indebtedness Incurred in reliance on clause (i) of the definition of “Maximum Incremental Facilities Amount” in the Cash Flow Credit Agreement as in effect on the Closing Date (and Refinancing Indebtedness Incurred pursuant to this Section 9.1(b)(i)(II) in respect of such Additional Obligations) as outstanding pursuant to such clause), together with Refinancing Indebtedness in respect of the Indebtedness described in subclauses (a), (b) (c) and (d) of this clause (II), plus, without duplication of incremental amounts included in the definition of “Refinancing Indebtedness,” the aggregate amount of all fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such Refinancing Indebtedness;

~~(i)~~ (ii) Indebtedness (A) of any Restricted Subsidiary to the U.S. Parent Borrower or(B) of the U.S. Parent Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided that in the case of this Section 9.1(b)(ii), any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the U.S. Parent Borrower or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this Section 9.1(b)(ii);

~~(i)~~ (iii)(A) Indebtedness represented by the Senior Notes, (B) any Indebtedness (other than the Indebtedness pursuant to this Agreement and the other Loan Documents described in Sections 9.1(b)(i)) outstanding (or Incurred pursuant to any commitment outstanding) on the Closing Date and set forth on Schedule 9.1 to this Agreement and (C) any Refinancing Indebtedness Incurred in respect of any Indebtedness (or unutilized commitments) described in this Section 9.1(b)(iii) or Section 9.1(a);

~~(i)~~ (iv) Purchase Money Obligations, Capitalized Lease Obligations, and in each case any Refinancing Indebtedness with respect thereto; provided that the aggregate principal amount of such Purchase Money Obligations Incurred to finance the acquisition of Capital Stock of any Person, at any time outstanding pursuant to this clause shall not exceed an amount equal to the greater of $300.0 million and 5.0% of Consolidated Total Assets;

~~(i)~~ (v) Indebtedness (A) supported by a letter of credit issued in compliance with this Section 9.1 in a principal amount not exceeding the face amount of such letter of credit or (B) consisting of accommodation guarantees for the benefit of trade creditors of the U.S. Parent Borrower or any of its Restricted Subsidiaries;

~~(i)~~ (vi)(A) Guarantees by the U.S. Parent Borrower or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the U.S. Parent Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the U.S. Parent Borrower or such Restricted Subsidiary, as the case may be, in violation of this Section 9.1), or (B) without limiting Section 9.6, Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the U.S. Parent Borrower or such Restricted Subsidiary, as the case may be, in violation of this Section 9.1);

~~(i)~~ (vii) Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds in the ordinary course of business (provided that such Indebtedness is extinguished in the ordinary course of business), or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

~~(i)~~ (viii) Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary in respect of (A) letters of credit, bankers~~’~~’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers~~’~~’ compensation statutes), (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, (C) Hedging Obligations, entered into for bona fide hedging purposes, (D) Management Guarantees or Management Indebtedness, (E) the financing of insurance premiums in the ordinary course of business, (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the U.S. Parent Borrower or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement, (H) Junior Capital in an aggregate principal amount at any time outstanding not to exceed the greater of $250.0 million and 4.50% of Consolidated Total Assets or (I) Bank Products Obligations;

~~(i)~~ (ix) Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the U.S. Parent Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings); (2) in the event such Indebtedness shall become recourse to the U.S. Parent Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the U.S. Parent Borrower as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this Section 9.1 for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the U.S. Parent Borrower may classify such Indebtedness in whole or in part as Incurred under this Section 9.1(b)(ix);

~~(i)~~ (x) Indebtedness of (A) the U.S. Parent Borrower or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the U.S. Parent Borrower or any Restricted Subsidiary; or (B) any Person that is acquired by or merged or consolidated with or into the U.S. Parent Borrower or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (1) the U.S. Parent Borrower would have a Consolidated Total Leverage Ratio equal to or less than 5.00:1.00 or (2) the Consolidated Total Leverage Ratio of the U.S. Parent Borrower would equal or be less than the Consolidated Total Leverage Ratio of the U.S. Parent Borrower immediately prior to giving effect thereto; provided, further, that if, at the U.S. Parent ~~Borrower’s~~Borrower’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness, pro forma effect is given to the Incurrence of the entire committed amount of such Indebtedness, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (x); and any Refinancing Indebtedness with respect to any such Indebtedness;

~~(i)~~ (xi) Contribution Indebtedness and any Refinancing Indebtedness with respect thereto;

~~(i)~~ (xii) Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with Section 9.1(a), and any Refinancing Indebtedness with respect thereto;

~~(i)~~ (xiii) Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $400.0 million and 7.0% of Consolidated Total Assets;

~~(i)~~ (xiv) Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary Incurred as consideration in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the U.S. Parent Borrower or any Restricted Subsidiary, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $400.0 million and 7.0% of Consolidated Total Assets; ~~and~~

~~(i)~~ (xv) Indebtedness of any Foreign Subsidiary (other than a Canadian Subsidiary or a Loan Party) in an aggregate principal amount at any time outstanding not exceeding an amount equal to (I) the greater of (x) $400.0 million and (y) 7.0% of Foreign Consolidated Total Assets plus (II) an amount equal (but not less than zero) to (A) the Foreign Borrowing Base less the Foreign Borrowing Base as calculated on March 31, 2015 less (B) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Foreign Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b) in excess of the amount set forth in the immediately preceding clause (A) plus (III) in the event of any refinancing of any Indebtedness Incurred under this clause (xv), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing~~.~~;

(xvi) Indebtedness arising under a declaration of joint and several liability used for the purpose of article 2:403 of the Dutch Civil Code (Burgerlijk Wetboek, “DCC”) in respect of Dutch Loan Parties (and any residual liability under such declaration arising pursuant to article 2:404(2) DCC); and

(xvii) with due observance of Section 8.17, Indebtedness arising as a result of a fiscal unity (fiscale eenheid) for Dutch Tax purposes to the extent permitted by law.

~~(a)~~ (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 9.1, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 9.1) arising under any Guarantee, Lien or letter of credit, bankers~~’~~’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers~~’~~’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness Incurred pursuant to Section 9.1(b) meets the criteria of more than one of the types of Indebtedness described in Section 9.1(b), the U.S. Parent Borrower, in its sole discretion, shall classify and reclassify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses of Section 9.1(b) (including in part under one such clause and in part under another such clause); provided that (if the U.S. Parent Borrower shall so determine) any Indebtedness Incurred pursuant to Sections 9.1(b)(iv), 9.1(b)(xiii), 9.1(b)(xiv) or 9.1(b)(xv) shall cease to be deemed Incurred or outstanding for purposes of such clause but shall be deemed Incurred for the purposes of Section 9.1(a) from and after the first date on which the U.S. Parent Borrower or any Restricted Subsidiary could have Incurred such Indebtedness under Section 9.1(a) without reliance on such clause; (iii) in the event that Indebtedness could be Incurred in part under Section 9.1(a), the U.S. Parent Borrower, in its sole discretion, may classify and reclassify a portion of such Indebtedness as having been Incurred under Section 9.1(a) and the remainder of such Indebtedness as having been Incurred under Section 9.1(b); (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (v) the principal amount of Indebtedness outstanding under any subclause of Section 9.1(b), including for purposes of any determination of the “Maximum Incremental Facilities Amount,” shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (vi) if any Indebtedness is Incurred to refinance Indebtedness initially Incurred (or, Indebtedness Incurred to refinance Indebtedness initially Incurred) in reliance on a basket measured by reference to a percentage of Consolidated Total Assets at the time of Incurrence or Foreign Consolidated Total Assets at the time of Incurrence, and such refinancing would cause the percentage of Consolidated Total Assets or Foreign Consolidated Total Assets, as applicable, restriction to be exceeded if calculated based on the Consolidated Total Assets or Foreign Consolidated Total Assets, as applicable, on the date of such refinancing, such percentage of Consolidated Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing and (vii) if any Indebtedness is Incurred to refinance Indebtedness initially Incurred (or, Indebtedness Incurred to refinance Indebtedness initially Incurred) in reliance on a basket measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) to the extent the principal amount of such newly Incurred Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing. Notwithstanding anything herein to the contrary, Indebtedness Incurred by the U.S. Parent Borrower on the Closing Date under the Cash Flow Credit Agreement shall be classified as Incurred under Section 9.1(b), and not under Section 9.1(a).

~~(a)~~(d) For purposes of determining compliance with any provision of Section 9.1(b) (or any category of Permitted Liens described in the definition thereof) measured by a dollar amount or by reference to a percentage of Consolidated Total Assets or Foreign Consolidated Total Assets, in each case, for the Incurrence of Indebtedness or Liens securing Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving or deferred draw Indebtedness, provided that (x) the dollar equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable provision of Section 9.1(b) (or category of Permitted Liens) measured by a dollar amount or be reference to a percentage of Consolidated Total Assets or Foreign Consolidated Total Assets, as applicable, to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such provision of Section 9.1(b) (or category of Permitted Liens) measured by a dollar amount or by reference to a percentage of Consolidated Total Assets or Foreign Consolidated Total Assets, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing and (z) the dollar equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to this Agreement, the Cash Flow Credit Facility or the European ABL Facility shall be calculated based on the relevant currency exchange rate in effect on, at the U.S. Parent ~~Borrower’s~~Borrower’s option, (A) the Closing Date, (B) any date on which any of the respective commitments under this Agreement shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (C) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

~~1.1.~~9.2. Limitation on Restricted Payments.

~~(a)~~(a) The U.S. Parent Borrower shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the U.S. Parent Borrower is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the U.S. Parent Borrower or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the U.S. Parent Borrower held by Persons other than the U.S. Parent Borrower or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Junior Debt (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement), or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the U.S. Parent Borrower or such Restricted Subsidiary makes such Restricted Payment the Payment Conditions would not be satisfied.

~~(a)~~(b) The provisions of Section 9.2(a) do not prohibit any of the following (each, a “Permitted Payment”):

~~(i)~~(i)(x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the U.S. Parent Borrower or any Junior Debt made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the U.S. Parent Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a capital contribution to the U.S. Parent Borrower, in each case other than any Specified Equity Contribution, Excluded Contribution and Contribution Amounts;

~~(i)~~(ii) Except with respect to any minimum Combined Availability requirement set forth in the definition of “Payment Conditions,” any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or the giving of such notice, such dividend or redemption would have complied with this Section 9.2;

~~(i)~~(iii) Investments or other Restricted Payments from the substantially concurrent receipt of Excluded Contributions;

~~(i)~~(iv) loans, advances, dividends or distributions by the U.S. Parent Borrower to any Parent Entity to permit any Parent Entity to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the U.S. Parent Borrower to repurchase or otherwise acquire Capital Stock of any Parent Entity or the U.S. Parent Borrower (including any options, warrants or other rights in respect thereof), in each case from Management Investors (including any repurchase or acquisition by reason of the U.S. Parent Borrower or any Parent Entity retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to $10.0 million; provided that any cancellation of Indebtedness owing to the U.S. Parent Borrower or any Restricted Subsidiary by any Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

~~(i)~~(v) Restricted Payments in an aggregate amount not to exceed $100 million;

~~(i)~~(vi) Restricted Payments (including loans or advances) in an aggregate amount not to exceed an amount (net of repayments of any such loans or advances) equal to $50.0 million per annum;

~~(i)~~(vii) loans, advances, dividends or distributions to any Parent Entity or other payments by the U.S. Parent Borrower or any Restricted Subsidiary (A) to satisfy or permit any Parent Entity to satisfy obligations under the Management Agreements (B) pursuant to any Tax Sharing Agreement or (C) to pay or permit any Parent Entity to pay (but without duplication) any Parent Expenses or any Related Taxes;

~~(i)~~(viii) payments by the U.S. Parent Borrower, or loans, advances, dividends or distributions by the U.S. Parent Borrower to any Parent Entity to make payments, to holders of Capital Stock of the U.S. Parent Borrower or any Parent Entity in lieu of issuance of fractional shares of such Capital Stock;

~~(i)~~(ix) dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

~~(i)~~(x) [Reserved];

~~(i)~~(xi) distributions or payments for purposes of avoiding the application of Section 163(e)(5) of the Code relating to Indebtedness of any U.S. Borrowers;

~~(i)~~(xii) distributions or payments of Special Purpose Financing Fees;

~~(i)~~(xiii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 9.1; and

~~(i)~~(xiv) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of any Junior Debt made by exchange for, or out of the proceeds of the Incurrence of, (1) Refinancing Indebtedness Incurred in compliance with Section 9.1 or (2) new Indebtedness of the U.S. Parent Borrower, or a Restricted Subsidiary, as the case may be, Incurred in compliance with Section 9.1, so long as such new Indebtedness satisfies all requirements for “Refinancing Indebtedness” set forth in the definition thereof applicable to a refinancing of such Junior Debt;

provided that (A) in the case of Sections 9.2(b)(ii), (v) and (viii), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (C) solely with respect to Section 9.2(b)(vi) , no Default or Event of Default shall have occurred and be continuing at the time of any such Permitted Payment after giving effect thereto. The U.S. Parent Borrower, in its sole discretion, may divide or classify any Investment or other Restricted Payment (or later divide, classify or reclassify in whole or in part in its sole discretion) as being made in part under one of the clauses or subclauses of this Section 9.2(b) (or~~, in the case of any Investment,~~ one or more of the clauses or subclauses of the definition of “Permitted Investments”) and in part under one or more other such clauses or subclauses (or, as applicable, clauses or subclauses).

~~1.1.~~9.3. Limitation on Restrictive Agreements. The U.S. Parent Borrower will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on (i) the ability of the U.S. Parent Borrower or any of its Restricted Subsidiaries (other than any Foreign Subsidiaries (other than a ~~Canadian~~ Loan Party) or any Excluded U.S. Subsidiaries or Excluded Canadian Subsidiaries) to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues constituting Collateral as and to the extent contemplated by this Agreement and the other Loan Documents, whether now owned or hereafter acquired or (ii) the ability of any Restricted Subsidiary to (x) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the U.S. Parent Borrower, (y) make any loans or advances to the U.S. Parent Borrower or (z) transfer any of its property or assets to the U.S. Parent Borrower (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will be deemed not to constitute such an encumbrance or restriction), except any encumbrance or restriction:

~~(a)~~(a) pursuant to an agreement or instrument in effect at or entered into on the Closing Date, this Agreement and the other Loan Documents, the Cash Flow Credit Facility, the Senior Notes Documents and, on and after the execution and delivery thereof, the Intercreditor Agreement and any Additional Obligations Documents;

~~(b)~~(b) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the U.S. Parent Borrower or any Restricted Subsidiary, or which agreement or instrument is assumed by the U.S. Parent Borrower or any Restricted Subsidiary in connection with an acquisition of assets from such Person or any other transaction entered into in connection with any such acquisition, merger or consolidation, as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation or transaction); provided that for purposes of this Section 9.3(b), if a Person other than the U.S. Parent Borrower is the Successor U.S. Parent Borrower with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the U.S. Parent Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor U.S. Parent Borrower;

~~(c)~~(c) pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement or instrument referred to in Section 9.3(a) or (b) or this Section 9.3(c) (an “Initial Agreement”) or that is, or is contained in, any amendment, supplement or other modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the U.S. Parent Borrower);

~~(d)~~(d)(i) pursuant to any agreement or instrument that restricts in a customary manner the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the U.S. Parent Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (iii) contained in mortgages, pledges or other security agreements securing Indebtedness or other obligations of the U.S. Parent Borrower or a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (iv) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the U.S. Parent Borrower or any Restricted Subsidiary, (v) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (vi) on cash or other deposits or net worth or inventory imposed by customers or suppliers under agreements entered into in the ordinary course of business, (vii) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements or in shareholder, partnership, limited liability company and other similar agreements in respect of non-wholly owned Restricted Subsidiaries, (viii) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the U.S. Parent Borrower or any Restricted Subsidiary in any manner material to the U.S. Parent Borrower or such Restricted Subsidiary, or (ix) pursuant to Hedging Obligations or Bank Products Obligations;

~~(e)~~(e) with respect to any agreement for the direct or indirect disposition of Capital Stock of any Person, property or assets, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such disposition;

~~(f)~~(f) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the U.S. Parent Borrower or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted ~~Subsidiary’s~~Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary;

~~(g)~~(g) pursuant to an agreement or instrument (i) relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to Section 9.1 (x) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the U.S. Parent Borrower), or (y) if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the U.S. Parent Borrower) and either (1) the U.S. Parent Borrower determines in good faith that such encumbrance or restriction will not materially affect the ~~Borrower’s~~Borrower’s ability to create and maintain the Liens on the Collateral pursuant to the Security Documents and make principal or interest payments on the Loans or (2) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (ii) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary (other than a ~~Canadian~~ Loan Party) or (iii) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity;

~~(h)~~(h) any agreement relating to intercreditor arrangements and related rights and obligations, to or by which the Lenders and/or the Administrative Agent, the Collateral Agent or any other agent, trustee or representative on their behalf may be party or bound at any time or from time to time, and any agreement providing that in the event that a Lien is granted for the benefit of the Lenders another Person shall also receive a Lien, which Lien is permitted by Section 9.6; or

~~(i)~~(i) any agreement governing or relating to Indebtedness and/or other obligations and liabilities secured by a Lien permitted by Section 9.6 (in which case any restriction shall only be effective against the assets subject to such Lien, except as may be otherwise permitted under this Section 9.3).

~~1.1.~~9.4. Limitation on Sales of Assets and Subsidiary Stock.

~~(a)~~(a) The U.S. Parent Borrower will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

~~(i)~~(i) the U.S. Parent Borrower or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition as such fair market value (on the date a legally binding commitment for such Asset Disposition was entered into) may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $100.0 million) in good faith by the U.S. Parent Borrower, whose determination shall be conclusive (including as to the value of all noncash consideration); and

~~(i)~~(ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $100.0 million or more, at least 75.0% of the consideration (excluding, in the case of each Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) for such Asset Disposition, together with all other Asset Dispositions since the Closing Date (on a cumulative basis) received by the U.S. Parent Borrower or such Restricted Subsidiary is in the form of cash; provided that with respect to any such Asset Disposition of Accounts and/or Inventory with a fair market value of $10.0 million or more, an updated Borrowing Base Certificate shall be delivered to the Administrative Agent within five (5) Business Days (or such longer period as the Administrative Agent shall agree) of such Asset Disposition.

~~(a)~~(b) For the purposes of Section 9.4(a)(ii), the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the U.S. Parent Borrower (other than Disqualified Stock of the U.S. Parent Borrower) or any Restricted Subsidiary and the release of the U.S. Parent Borrower or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the U.S. Parent Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the U.S. Parent Borrower or any Restricted Subsidiary from the transferee that are converted by the U.S. Parent Borrower or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary, (6) Additional Assets, and (7) any Designated Noncash Consideration received by the U.S. Parent Borrower or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (7), not to exceed an aggregate amount at any time outstanding equal to the greater of $150.0 million and 2.50% of Consolidated Total Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

~~1.1.~~9.5. Limitations on Transactions with Affiliates.

~~(a)~~(a) The U.S. Parent Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the U.S. Parent Borrower (an “Affiliate Transaction”) involving aggregate consideration in excess of $50.0 million unless (i) the terms of such Affiliate Transaction are not materially less favorable to the U.S. Parent Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $100.0 million the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors. For purposes of this Section 9.5(a), any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 9.5(a) if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

~~(a)~~(b) The provisions of Section 9.5(a) will not apply to:

~~(i)~~(i) any Restricted Payment Transaction,

~~(i)~~(ii)(1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former management member, employee, officer or director or consultant of or to the U.S. Parent Borrower, any Restricted Subsidiary or any Parent Entity heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans in the ordinary course of business to any such management members, employees, officers, directors or consultants, (3) any issuance, grant or award of stock, options, other equity related interests or other securities, to any such management members, employees, officers, directors or consultants, (4) the payment of reasonable fees to directors of the U.S. Parent Borrower or any of its Subsidiaries or any Parent Entity (as determined in good faith by the U.S. Parent Borrower, such Subsidiary or such Parent Entity), or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term),

~~(i)~~(iii) any transaction between or among any of the U.S. Parent Borrower, one or more Restricted Subsidiaries, or one or more Special Purpose Entities,

~~(i)~~(iv) any transaction arising out of agreements or instruments in existence on the Closing Date and set forth on Schedule 9.5 to this Agreement (other than any Management Agreements referred to in Section 9.5(b)(vii)), and any payments made pursuant thereto,

~~(i)~~(v) any transaction in the ordinary course of business on terms that are fair to the U.S. Parent Borrower and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management of the U.S. Parent Borrower, or are not materially less favorable to the U.S. Parent Borrower or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the U.S. Parent Borrower,

~~(i)~~(vi) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the U.S. Parent Borrower or any Restricted Subsidiary and any Affiliate of the U.S. Parent Borrower controlled by the U.S. Parent Borrower that is a joint venture or similar entity,

~~(i)~~(vii)(1) the execution, delivery and performance of any Tax Sharing Agreement, any Management Agreements, and (2) payments to the Sponsors or any of their respective Affiliates (x) for any management, consulting, or advisory services or, in respect of financing, underwriting or placement services or other investment banking activities (if any), as may be approved by a majority of the Disinterested Directors, (y) in connection with any acquisition, disposition, merger, recapitalization or similar transactions, which payments are made pursuant to the Management Agreements or are approved by a majority of the Board of Directors in good faith, and (z) of all out-of-pocket expenses incurred in connection with such services or activities,

~~(i)~~(viii) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions, including the fees and out-of-pocket expenses of the Sponsors and their Affiliates,

~~(i)~~(ix) any issuance or sale of Capital Stock (other than Disqualified Stock) of the U.S. Parent Borrower or Junior Capital or any capital contribution to the U.S. Parent Borrower, and

~~(i)~~(x) any investment by any Investor in securities of the U.S. Parent Borrower or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by any Investor in connection therewith) so long as such securities are being offered generally to other investors (other than Investors) on the same or more favorable terms.

~~1.1.~~9.6. Limitation on Liens.

~~(a)~~(a) The U.S. Parent Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the Closing Date or thereafter acquired, securing any Indebtedness (the “Initial Lien”) unless, in the case of Initial Liens on any asset or property other than Collateral, the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Junior Debt) the obligations secured by such Initial Lien for so long as such obligations are so secured. Any such Lien created in favor of the Obligations pursuant to the subclause in the preceding sentence requiring an equal and ratable (or senior, as applicable) Lien for the benefit of the Obligations will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any Guarantee of a Loan Party, upon the termination and discharge of such Guarantee in accordance with the terms thereof, hereof and of the Intercreditor Agreement, in each case, to the extent applicable or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the U.S. Parent Borrower that is governed by the provisions of Section 9.7) to any Person not an Affiliate of the U.S. Parent Borrower of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the U.S. Parent Borrower or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

~~1.1.~~9.7. Limitation on Fundamental Changes. The U.S. Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties (including, in each case, pursuant to a ~~Delaware LLC~~ Division), except that:

~~(a)~~(a) so long as no Event of Default would result therefrom, any Subsidiary of the U.S. Parent Borrower or any other Person (in each case, other than the Canadian Borrower) may be merged, amalgamated or consolidated with or into the U.S. Parent Borrower, provided that (i) except as permitted by subclause (ii) below, the U.S. Parent Borrower shall be the continuing or surviving corporation, (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation involving the U.S. Parent Borrower is not the U.S. Parent Borrower, the surviving Person shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (the U.S. Parent Borrower or such surviving Person, as the case may be, being herein referred to as the “Successor U.S. Parent Borrower”), (iii) any Successor U.S. Parent Borrower (if other than the U.S. Parent Borrower) shall expressly assume all the obligations of the U.S. Parent Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the U.S. Administrative Agent, (iv) each applicable Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Loan Documents confirmed that its obligations under the Loan Documents continue to apply to such Successor U.S. Parent ~~Borrower’s~~Borrower’s obligations under this Agreement, (v) the Investment resulting from such merger or consolidation, shall be permitted by Section 9.2, and (vi) the Successor U.S. Parent Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer stating that such merger or consolidation complies with this Agreement (it being understood that if the foregoing are satisfied, the Successor U.S. Parent Borrower (if other than the U.S. Parent Borrower) will succeed to, and be substituted for, the U.S. Parent Borrower under this Agreement);

~~(b)~~(b) any Person (in each case, other than the U.S. Parent Borrower or the Canadian Borrower) may be merged, amalgamated or consolidated with or into the U.S. Parent Borrower or any one or more Restricted Subsidiaries of the U.S. Parent Borrower, provided that (i) either (x) except in the case of the U.S. Parent Borrower, such merger amalgamation or consolidation constitutes a disposition permitted by Section 9.4 or (y) the U.S. Parent Borrower or a Restricted Subsidiary shall be the continuing or surviving Person and the Investment resulting from such merger, amalgamation or consolidation is permitted by Section 9.2, (ii) in the case of any merger, amalgamation or consolidation in which a Loan Party is the surviving Person, such Loan Party shall execute any supplement to this Agreement, the Canadian Guarantee, the Foreign Loan Party Guaranty Agreement and the Security Documents, as applicable, in form and substance reasonably satisfactory to the Collateral Agent in order to preserve and protect the Liens on the Collateral securing the applicable Obligations and (iii) the U.S. Parent Borrower shall have delivered to the Administrative Agent an officers~~’~~’ certificate stating that such merger, amalgamation or consolidation complies with this Agreement; and

~~(c)~~(c) so long as no Event of Default would result therefrom, any Restricted Subsidiary of the U.S. Parent Borrower or any other Person (other than a U.S. Borrower) may be amalgamated with the Canadian Borrower, provided that (i) the Person formed by such amalgamation shall be an entity organized or existing under the laws of Canada or any province thereof (such Person being herein referred to as a “Successor Canadian Borrower”), (ii) (A) the Successor Canadian Borrower shall expressly assume all the obligations of the Canadian Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (B) each Loan Party (other than the Successor Canadian Borrower) shall have by a supplement to the Loan Documents confirmed that its obligations thereunder apply to the Successor Canadian ~~Borrower’s~~Borrower’s obligations under this Agreement, (iii) the Investment resulting from such merger or consolidation shall be permitted by Section 9.4 and (iv) the Canadian Borrower shall have delivered to the Canadian Administrative Agent a certificate of an Authorized Officer stating that such merger or consolidation complies with this Agreement (it being understood that if the foregoing are satisfied, the Successor Canadian Borrower (if other than the Canadian Borrower) will succeed to, and be substituted for, the Canadian Borrower under this Agreement).

~~1.1.~~9.8. Limitation on Amendments. The U.S. Parent Borrower shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

~~(a)~~(a)(1) Amend, supplement, waive or otherwise modify any of the provisions of any Senior Notes Documents or Cash Flow Loan Documents in a manner that shortens the maturity date of such Indebtedness to a date prior to the Termination Date or provides for a shorter weighted average life to maturity than the weighted average life to maturity of the Cash Flow Term Loans at such time and (2) if an Event of Default under Section 10.1 or 10.5 is continuing, amend, supplement, waive or otherwise modify any of the provisions of any indenture, instrument or agreement evidencing Subordinated Obligations in a manner that (i) changes the subordination provisions of such Indebtedness or (ii) shortens the maturity date of such Indebtedness to a date prior to the Termination Date or provides for a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Cash Flow Term Loans; provided that, notwithstanding the foregoing, the provisions of this Section 9.8(a) shall not restrict or prohibit any refinancing of Indebtedness (in whole or in part) permitted pursuant to Section 9.1.

~~(b)~~(b) Amend, supplement, waive or otherwise modify the terms of any Additional Obligations or any Refinancing Indebtedness in respect of the foregoing or any indenture or agreement pursuant to which such Additional Obligations has been issued or incurred in any manner inconsistent with the requirements of the definition of “Refinancing Indebtedness,” assuming for purposes of this Section 9.8b) that such amendment, supplement, waiver or modification, mutatis mutandis, is a refinancing of such Additional Obligations or Refinancing Indebtedness, as applicable.

~~1.1.~~9.9. Consolidated Fixed Charge Coverage Ratio. The U.S. Parent Borrower will not permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of each Test Period in which a Covenant Compliance Event has occurred and is continuing or at other times as indicated in this Agreement, to be less than 1.0 to 1.0.

For purposes of determining compliance with the foregoing Consolidated Fixed Charge Coverage Ratio covenant under this Section 9.9, any Specified Equity Contribution made during the period from the first day of the most recently ended fiscal quarter included in the relevant Test Period until the expiration of (i) with respect to a breach of the Consolidated Fixed Charge Coverage Ratio that occurs on the date of the Covenant Compliance Event, the date that is 10 days after such date or (ii) otherwise, the 10th day after the date on which financial statements are required to be delivered hereunder with respect to the relevant period will, at the request of the U.S. Parent Borrower, be included in the calculation of Consolidated EBITDA for any period of calculation which includes the fiscal quarter in which such Specified Equity Contribution was received by the Loan Parties, provided that (A) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (B) no more than five Specified Equity Contributions may be made during the term of this Agreement and (C) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Loan Parties to be in compliance with the Consolidated Fixed Charge Coverage Ratio specified above on a pro forma basis, after giving effect to such Specified Equity Contribution.

~~1.1.~~9.10. Limitation on Lines of Business. The U.S. Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any business, either directly or through any Restricted Subsidiary, except for those businesses of the same general type as those in which the U.S. Parent Borrower and its Restricted Subsidiaries are engaged in on the Closing Date or which are reasonably related thereto and any business related thereto.

~~1.1.~~9.11. Use of Proceeds. No Borrower will request any Loan or Letter of Credit, and no Borrower shall use, and each Loan Party shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

~~SECTION 1.~~ SECTION 10. Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

~~1.1.~~10.1. Payments. Any Borrower shall (a) default in the payment when due of any principal of the Loans or any reimbursement of an LC Borrowing or (b) default, and such default shall continue for five Business Days or more days, in the payment when due of any interest on the Loans or fees owing hereunder or (c) default, and such default shall continue for 30 or more days, in the payment when due of any other amounts owing hereunder or under any other Loan Document.

~~1.1.~~10.2. Representations, Etc. Any representation, warranty or statement made or deemed made by any Loan Party herein or in any Loan Document or any certificate delivered or required to be delivered by it pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

~~1.1.~~10.3. Covenants. Any Loan Party shall:

~~(a)~~(a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.1(g), 8.2(b) or Section 9;

~~(b)~~(b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.1(o) that shall continue unremedied for a period of at least three Business Days; and

~~(c)~~(c) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.1 or 10.2 or clause (a) or (b) of this Section 10.3) contained in this Agreement, any Security Document, any Guarantee and such default shall continue unremedied for a period of at least 30 days after receipt of written notice to the Borrowers from the Administrative Agent or the Required Lenders.

~~1.1.~~10.4. Default Under Other Agreements. Any Loan Party or any of its Restricted Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (excluding Indebtedness hereunder) in excess of $150.0 million, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (excluding Indebtedness hereunder) referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto (other than a failure to provide notice of a default or an event of default under such instrument or agreement or default in the observance of or compliance with any financial maintenance covenant), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity (an “Acceleration”; and the term “Accelerated” shall have a correlative meaning), and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given and (in the case of the preceding clause (i) or (ii)) such default, event or condition shall not have been remedied or waived by or on behalf of the holder or holders of such Indebtedness (provided that the preceding clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder or (y) any termination event or similar event pursuant to the terms of any Hedge Agreement); or (iii) in the case of any Indebtedness referred to in clause (i) above containing or otherwise requiring observance or compliance with any financial maintenance covenant, default in the observance of or compliance with such financial maintenance covenant such that such Indebtedness shall have been Accelerated and such Acceleration shall not have been rescinded.

~~1.1.~~10.5. Bankruptcy, Etc. If (i) the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary of the U.S. Parent Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (excluding, in each case, the solvent liquidation or reorganization of any Foreign Subsidiary (other than the Canadian Borrower) of the U.S. Parent Borrower), or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary of the U.S. Parent Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary of the U.S. Parent Borrower, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary of the U.S.

Parent Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary of the U.S. Parent Borrower shall take any corporate or other similar organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary of the U.S. Parent Borrower shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due

~~1.1.~~10.6. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under Section 4041(c) or Section 4042 of ERISA including the giving of written notice thereof; the PBGC has given written notice to the U.S. Parent Borrower of its intent to terminate any Plan or to appoint a trustee to administer any Plan or the occurrence of any event or condition which the U.S. Parent Borrower reasonably expects to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer any Plan; any Borrower, any Subsidiary or any Commonly Controlled Entity has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 4971 or 4975 of the Code or to or on account of a Multiemployer Plan under Section 515, 4201 or 4204 of ERISA (including the giving of written notice thereof); (b) a Foreign Plan Termination Event shall occur; or there is an appointment by the appropriate Governmental Authority of a replacement administrator to administer any Canadian Defined Benefit Plan; or if any Canadian Defined Benefit Plan shall be terminated or a replacement administrator is appointed, or if the Canadian Borrower or any other Canadian Subsidiary is in default with respect to payments to a Canadian Defined Benefit Plan; or Canadian Borrower or any other Canadian Subsidiary completely or partially withdraws from a Foreign Plan which is a “multi-employer pension plan”, as defined under the applicable pension standards legislation and any such event may reasonably be expected to have a Material Adverse Effect; or any Lien arises (save for contribution amounts not yet due) in connection with any Foreign Plan; and (c) it is reasonably likely from any event or events set forth in clause (a) or (b) of this Section 10.6 that the imposition of a lien, the granting of a security interest, or a liability would result, and such lien, security interest or liability would reasonably be expected to have a Material Adverse Effect.

~~1.1.~~10.7. Guarantee. The Canadian Guarantee by any Canadian Guarantor or group of Canadian Guarantors constituting a Material Subsidiary ~~or~~, the Non-Borrowing Base Foreign Guarantee by any Non-Borrowing Base Foreign Guarantor or group of Non-Borrowing Base Foreign Guarantors constituting a Material Subsidiary, or the U.S. Guarantee by any U.S. Borrower or, in each case, any material provision thereof shall cease to be in full force or effect with respect to any ~~Canadian~~ Guarantor ~~or U.S. Borrower~~ (other than pursuant to the terms hereof and thereof) or any ~~Canadian~~ Guarantor ~~or U.S. Borrower~~ shall deny or disaffirm in writing any such ~~Canadian Guarantor’s or U.S. Borrower’s~~Guarantor’s material obligations under any such Canadian Guarantee ~~or~~, U.S. Guarantee or Non-Borrowing Base Foreign Guarantee, as applicable.

~~1.1.~~10.8. Security Documents. (i) The U.S. Security Agreement or Canadian Security Agreement shall, or any other Security Document covering a significant portion of the Collateral shall (at any time after its execution, delivery and effectiveness) cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any such Security Document shall so assert in writing or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document) and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of twenty (20) days.

~~1.1.~~10.9. Judgments. One or more judgments or decrees shall be entered against the U.S. Borrower or any of its Restricted Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $150.0 million or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

~~1.1.~~10.10. Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agents shall, upon the written request of the Required Lenders, by written notice to the U.S. Parent Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agents to enforce their claims against the Borrowers, except as otherwise specifically provided for in this Agreement, (i) terminate the outstanding Commitments and/or (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that, if an Event of Default specified in Section 10.5 shall occur with respect to the U.S. Parent Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified shall occur automatically without the giving of any such notice.

With respect to any Letter of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the applicable Borrower(s) shall at such time deposit in a cash collateral account opened by the applicable Administrative Agent an amount in cash (and in the same currencies as the Letters of Credit) equal to the aggregate then undrawn and unexpired amount of such Letter of Credit. The Borrowers hereby grant to the applicable Administrative Agent, for the benefit of the Letter of Credit Issuers and the Letter of Credit Participants, a security interest in such cash collateral to secure all Obligations of such Borrowers in respect of such Letters of Credit under this Agreement and the other Loan Documents. Each Borrower shall execute and deliver to the Administrative Agent, for the account of the Letter of Credit Issuers and the Letter of Credit Participants, such further documents and instruments as the applicable Administrative Agent may at such time request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the applicable Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit (or, in the case of the Canadian Borrower, all Canadian Letters of Credit) shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all Letters of Credit (or, in the case of the Canadian Borrower, all Canadian Letters of Credit) shall have expired or been fully drawn upon, all Letter of Credit Obligations shall have been satisfied, the balance, if any, in such cash collateral account shall be returned to the applicable Borrowers. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Lender in its capacity as a Secured Party or as beneficiary of any security granted pursuant to the Security Documents shall have any right to exercise remedies in respect of such security without the prior written consent of the Required Lenders.

In connection with any acceleration of the Obligations as contemplated by clause (ii) above, the Designated Obligations shall, automatically and with no further action required by any Administrative Agent, any Loan Party or any Lender, be converted into Dollars based on the Dollar Equivalent amount thereof, determined using the Spot Rate calculated as of the date of such acceleration and from and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder.

Any amount received by the Administrative Agent or the Collateral Agent from any U.S. Borrower or Non-Borrowing Base Foreign Guarantor or on account of any ~~U.S.~~ Collateral (other than Canadian Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the U.S. Parent Borrower under Section 10.5 (or received by any Lender in any proceeding with respect to any U.S. Borrower or Non-Borrowing Base Foreign Guarantor under Title 11 of the United States Code or any similar bankruptcy or insolvency proceeding under applicable law) shall be applied subject to the terms of the Intercreditor Agreement:

First, to payment of that portion of the Obligations constituting fees, indemnities, Expenses and other amounts (including fees, charges and disbursements of counsel to the U.S. Administrative Agent, Canadian Administrative Agent and the Collateral Agent and amounts payable under Section 12.5) payable to the U.S. Administrative Agent, Canadian Administrative Agent, the Collateral Agent, the Letter of Credit Issuers and the Revolving Lenders, each in its capacity as such;

Second, ratably to payment of that portion of the Obligations constituting accrued and unpaid interest on the U.S. Revolving Loans, U.S. Agent Advances, U.S. Swingline Loans and Letter of Credit Borrowings under U.S. Letters of Credit and accrued and unpaid U.S. Unused Line Fees and accrued and unpaid U.S. Letter of Credit Fees and Fronting Fees with respect to U.S. Letters of Credit and Reallocated European Revolving Loans, ratably among the U.S. Revolving Lenders, U.S. Swingline Lenders, U.S. Letter of Credit Issuers and European Revolving Lenders entitled thereto;

Third, ratably (i) to payment of that portion of the Obligations constituting the unpaid principal amount of the U.S. Revolving Loans, U.S. Agent Advances, U.S. Swingline Loans, Letter of Credit Borrowings under U.S. Letters of Credit and Reallocated European Revolving Loans, ratably among the U.S. Revolving Lenders, U.S. Swingline Lenders, U.S. Letter of Credit Issuers and European Revolving Lenders entitled thereto, (ii) solely up to the amount of any Bank Product Reserves with respect to the U.S. Borrowing Base, to payment of that portion of the Obligations consisting of Secured Cash Management Agreements and Secured Hedge Agreements for which such Reserves were established and (iii) to cash collateralize undrawn U.S. Letters of Credit in an amount equal to the aggregate undrawn amount thereof;

Fourth, ratably to payment of that portion of the Obligations constituting accrued and unpaid interest on the Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans, Letter of Credit Borrowings under Canadian Letters of Credit, Incremental European Revolving Loans, any swingline loans or letter of credit borrowings under an Incremental European Revolving Facility, accrued and unpaid Canadian Unused Line Fees, accrued and unpaid Canadian Letter of Credit Fees and Fronting Fees with respect to Canadian Letters of Credit and any accrued and unpaid unused line fees or letter of credit fees under any Incremental European Revolving Facility, ratably among the Canadian Revolving Lenders, Canadian Swingline Lenders, Canadian Letter of Credit Issuers and Incremental European Revolving Lenders entitled thereto;

Fifth, ratably (i) to payment of that portion of the Obligations constituting the unpaid principal amount of the Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans, Letter of Credit Borrowings under Canadian Letters of Credit, Incremental European Revolving Loans and any swingline loans or letter of credit borrowings under an Incremental European Revolving Facility, ratably among the Canadian Revolving Lenders, Canadian Swingline Lenders, Canadian Letter of Credit Issuers and Incremental European Revolving Lenders entitled thereto, (ii) solely up to the amount of any Bank Product Reserves with respect to the Canadian Borrowing Base or any borrowing base with respect to an Incremental European Revolving Facility, to payment of that portion of the Obligations consisting of Secured Cash Management Agreements and Secured Hedge Agreements for which such Reserves were established and (iii) to cash collateralize undrawn Canadian Letters of Credit and letters of credit under an Incremental European Revolving Facility in an amount equal to the aggregate undrawn amount thereof;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Term Lenders entitled thereto;

Seventh, to payment of that portion of the Obligations constituting the unpaid principal amount of the Term Loans, ratably among the Term Lenders entitled thereto;

Eighth, to payment of all other Obligations (including without limitation those arising from all other Secured Cash Management Agreements and Secured Hedge Agreements, ratably among the Secured Parties holding such Obligations; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Loan Parties or as otherwise required by laws.

Amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clauses Third and Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Swap Guarantor shall not be paid with amounts received from such Swap Guarantor, but appropriate adjustments shall be made with respect to payments from other U.S. Borrowers or Non-Borrowing Base Foreign Guarantors to preserve the allocation to Obligations otherwise set forth above in this Section.

Any amount received by the Administrative Agents or the Collateral Agent from any Canadian Loan Party or on account of the Canadian Collateral following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the U.S. Parent Borrower under Section 10.5 shall be applied:

First, to payment of that portion of the Canadian Obligations constituting fees, indemnities, Expenses and other amounts (including fees, charges and disbursements of counsel to the Canadian Administrative Agent and the Collateral Agent and amounts payable under Section 12.5) payable to the Canadian Administrative Agent, the Collateral Agent, the Canadian Letter of Credit Issuers and the Canadian Revolving Lenders, each in its capacity as such;

Second, ratably to payment of that portion of the Canadian Obligations constituting accrued and unpaid interest on the Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans and Letter of Credit Borrowings under Canadian Letters of Credit and accrued and unpaid Canadian Unused Line Fees and accrued and unpaid Canadian Letter of Credit Fees and Fronting Fees with respect to Canadian Letters of Credit, ratably among the Canadian Revolving Lenders, Canadian Swingline Lenders and Canadian Letter of Credit Issuers entitled thereto;

Third, ratably (i) to payment of that portion of the Canadian Obligations constituting the unpaid principal amount of the Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans and Letter of Credit Borrowings under Canadian Letters of Credit, ratably among the Canadian Revolving Lenders, Canadian Swingline Lenders and Canadian Letter of Credit Issuers entitled thereto, (ii) solely up to the amount of any Bank Product Reserves with respect to the Canadian Borrowing Base, to payment of that portion of the Canadian Obligations consisting of Secured Cash Management Agreements and Secured Hedge Agreements for which such Reserves were established and (iii) to cash collateralize undrawn Canadian Letters of Credit in an amount equal to the aggregate undrawn amount thereof;

Fourth, ratably to payment of that portion of the Obligations constituting accrued and unpaid interest on any European Revolving Loans, any swingline loans or letter of credit borrowings under a European Revolving Facility and any accrued and unpaid unused line fees or letter of credit fees under any European Revolving Facility, ratably among the European Revolving Lenders entitled thereto;

Fifth, ratably (i) to payment of that portion of the Obligations constituting the unpaid principal amount of any European Revolving Loans, any swingline loans or letter of credit borrowings under a European Revolving Facility, ratably among the European Revolving Lenders entitled thereto, (ii) solely up to the amount of any Bank Product Reserves with respect to the borrowing base applicable to a European Revolving Facility, to payment of that portion of the Obligations consisting of Secured Cash Management Agreements and Secured Hedge Agreements for which such Reserves were established and (iii) to cash collateralize undrawn letters of credit under a European Revolving Facility in an amount equal to the aggregate undrawn amount thereof;

Sixth, to payment of that portion of the Canadian Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Term Lenders entitled thereto;

Seventh, to payment of that portion of the Canadian Obligations constituting the unpaid principal amount of the Term Loans, ratably among the Term Lenders entitled thereto

Eighth, to payment of all other Canadian Obligations (including without limitation those arising from all other Secured Cash Management Agreements and Secured Hedge Agreements, ratably among the Canadian Secured Parties holding such Canadian Obligations; and

Last, the balance, if any, after all of the Canadian Obligations have been paid in full, to the Canadian Loan Parties or as otherwise required by laws.

Amounts used to cash collateralize the aggregate undrawn amount of Canadian Letters of Credit pursuant to clause Third above shall be applied to satisfy drawings under such Canadian Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Canadian Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Canadian Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Swap Guarantor shall not be paid with amounts received from such Swap Guarantor, but appropriate adjustments shall be made with respect to payments from other Canadian Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

~~SECTION 1.~~ SECTION 11. The Agents

~~1.1.~~11.1. Appointment.

~~(a)~~(a) Each Lender hereby irrevocably designates and appoints the applicable Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Administrative Agent.

~~(a)~~(b) The Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Swingline Lenders, the Letter of Credit Issuers, the Administrative Agents or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

~~(a)~~(c) Without limiting the powers of the Collateral Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Secured Parties (to the extent a party hereto) hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the any Secured Party to the extent a party thereto and Loan Parties. Any person who becomes a Secured Party shall, by its execution of an Assignment and Acceptance Agreement, be deemed to have consented to and confirmed the

Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Section 11 also constitutes the substitution of the Attorney.

~~(a)~~(d) The Lead Arrangers and any Person named as a Co-Syndication Agent or Co-Documentation Agent on the cover of this Agreement, in their respective capacities as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 11.

~~1.1.~~11.2. Delegation of Duties. Each Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither any Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

~~1.1.~~11.3. Exculpatory Provisions. None of the Administrative Agents, the Collateral Agent, the Swingline Lender, the Letter of Credit Issuer, any other Agent or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such ~~Person’s~~Person’s own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower, any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. None of the Administrative Agent, the Collateral Agent, the Swingline Lender, the Letter of Credit Issuer or any other Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

~~1.1.~~11.4. Reliance by Agents. The Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by such Administrative Agent, Swingline Lender, Letter of Credit Issuer or the Collateral Agent. Each Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Administrative Agent. The Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

~~1.1.~~11.5. Notice of Default. Neither the Administrative Agents nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Administrative Agent or Collateral Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default. In the event that an Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required

Lenders, provided that unless and until the Administrative Agents shall have received such directions, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

~~1.1.~~11.6. Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of any Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender. Each Lender, Swingline Lender and Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and other Loan Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and any other Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Borrower or any other Loan Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

~~1.1.~~11.7. Indemnification. The Lenders agree to indemnify each Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective portions of the Aggregate Revolving Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Aggregate Revolving Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such ~~Agent’s~~Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The agreements in this Section 11.7 shall survive the payment of the Loans and all other amounts payable hereunder.

~~1.1.~~11.8. Agents in Their Individual Capacities. The Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower and any other Loan Party as though the Administrative Agent or such other Agent were not the Administrative Agent or such other Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the Agents in their individual capacities.

11.9. Successor Agents. Subject to the appointment of a successor as set forth herein, (i) each Administrative Agent or the Collateral Agent may be removed by the U.S. Parent Borrower or the Required Lenders if such Agent, or a controlling affiliate of such Agent is a Defaulting Lender and (ii) each Administrative Agent and the Collateral Agent may resign as an Administrative Agent or Collateral Agent, respectively, in each case upon ten days~~’~~’ notice to the other Agents, the Lenders and the U.S. Parent Borrower, as applicable. If the Administrative Agent or the Collateral Agent shall be removed by the U.S. Parent Borrower or the Required Lenders pursuant to clause (i) above or if an Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which such successor agent shall be subject to approval by the U.S. Parent Borrower; provided that such approval by the U.S. Parent Borrower in connection with the appointment of any successor Administrative Agent shall only be required so long as no Event of Default under Section 10.1 or 10.5 has occurred and is continuing; provided, further, that the U.S. Parent Borrower shall not unreasonably withhold its approval of any successor Agent if such successor is a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000. Upon the successful appointment of a successor agent, such successor agent shall succeed to the rights, powers and duties of the applicable Agent (including the rights, powers and duties of the Collateral Agent under the Parallel Debt), and the term “U.S. Administrative Agent,” “Canadian Administrative Agent,” or “Collateral Agent,” as applicable, shall mean such successor Agent effective upon such appointment and approval, and the former ~~Agent’s~~Agent’s rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. In connection with the appointment of a successor agent, the retiring Collateral Agent will reasonably cooperate in assigning its rights under the Parallel Debts to any such successor collateral agent and will reasonably cooperate in transferring all rights under any Dutch Security Document to such successor collateral agent (it being understood that any indemnities and other protections provided to the Collateral Agent under the Dutch Security Documents will continue to inure to the benefit of the retiring Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent). After any retiring ~~Agent’s~~Agent’s resignation or removal as Agent, the provisions of this Section 11 (including this Section 11.9) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.

11.10. Parallel Debt.

(a) Each Loan Party irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to its Corresponding Obligations as they may exist from time to time (each a “Parallel Debt”).

(b) Each Parallel Debt will be payable in the currency or currencies of the Corresponding Obligation and will become due and payable at the same time as the Corresponding Obligation becomes due and payable. An Event of Default in respect of the payment of the Corresponding Obligations shall constitute a default within the meaning of section 3:248 of the Dutch Civil Code with respect to the payment of the Parallel Debts without any notice being required.

(c) The rights of the Collateral Agent under each Parallel Debt are its own claims to receive payment from the Loan Parties, several and independent from the rights of the Secured Parties to receive payment of the Corresponding Obligations of the relevant Loan Party.

(d) An amount received by the Collateral Agent in discharge of a Parallel Debt will discharge the Corresponding Obligation in an equal amount.

(e) The aggregate amount outstanding under the Parallel Debts will never exceed the aggregate amount outstanding under the Corresponding Obligations.

(f) For the purpose of this Section 11.10, the Collateral Agent acts as the creditor of the Parallel Debts.

~~1.1.~~11.11. Withholding Tax. To the extent required by any applicable law, each Administrative Agent shall withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason

(including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the applicable Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless each Administrative Agent (to the extent that such Agent has not already been reimbursed by any Borrower and without limiting the obligation of any Borrower to do so) for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such tax were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agents to setoff any amounts owing to such Lender against any amounts owing to the Agents pursuant to this Section 11.10. For the avoidance of doubt the term “Lender” shall, for purposes of this Section 11.10, include any Swingline Lender and any Letter of Credit Issuer.

~~1.1.~~11.12.	Certain ERISA Matters.

~~(a)~~(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

~~(i)~~(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such ~~Lender’s~~Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

~~(i)~~(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such ~~Lender’s~~Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

~~(i)~~(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such ~~Lender’s~~Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

~~(i)~~(iv) Such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

~~(a)~~(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agents and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agents is a fiduciary with respect to the assets of such Lender involved in such ~~Lender’s~~Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

~~SECTION 1.~~ SECTION 12. Miscellaneous

~~1.1.~~12.1. Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 12.1. The Required Lenders may (provided that no such written amendment, supplement, modification or waiver referred to below that is not signed by the U.S. Administrative Agent shall become effective until delivered to the U.S. Administrative Agent), or, with the written consent of the Required Lenders, the Administrative Agents and/or the Collateral Agent may (as applicable depending on the relevant Loan Document), from time to time, (a) enter into with the relevant Loan Party or Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agents and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly (i) forgive or reduce any portion of any Loan or extend the scheduled repayment date of any principal of any Loan (which, for the avoidance of doubt, does not include payments pursuant to Section 4.3, it being understood that only the consent of the Required Lenders shall be necessary to waive any obligations of the Borrowers to make payments pursuant to Section 4.3) or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay interest at the “default rate”), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any ~~Lender’s~~Lender’s Commitment, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Section 4.4(a) (with respect to the ratable allocation of any payments only) and 12.8(a), or amend or modify the definition of “Pro Rata Share,” or make any Loan, interest, fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 12.1 or reduce the percentages specified in the definition of the term “Required Lenders,” consent to the assignment or transfer by any Borrower of its rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.3) or alter the order of application set forth in Section 10, in each case without the written consent of each Secured Party directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 11 without the written consent of the then-current Administrative Agents and Collateral Agent, or (iv) release all or substantially all of the U.S. Subsidiary Borrowers from their obligations under this Agreement or the U.S. Guarantee, the Canadian Guarantors under the Canadian Guarantee or the Non-Borrowing Base Foreign Guarantors under the Non-Borrowing Base Foreign Guarantee, as applicable (except as expressly permitted by the Canadian Guarantee, the Foreign Loan Party Guaranty Agreement or this Agreement including without limitation, pursuant to a transaction resulting in payments made pursuant to Section 4.2 or not prohibited by Section 9.4) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (v) amend Section 2.7 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders or amend or modify the definition of “Alternative Currency”, without the written consent of each Lender directly and adversely affected thereby, or (vi) change the definition of the terms “U.S. Borrowing Base,” “Canadian Borrowing Base,” “Availability”, “Canadian Availability,” “U.S. Availability” or any component definition thereof or similar term if as a result thereof the amounts available to be borrowed by any Borrowers would be increased, without the written consent of the Supermajority Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agents to change, establish or eliminate any Reserves without the consent of any Lenders, or (vii) affect the rights or duties of any Letter of Credit Issuer under this Agreement or any Letter of Credit issued or to be issued by it unless in writing and signed by such Letter of Credit Issuer in addition to the Lenders otherwise required herein, or (viii) affect the rights or duties of any Swingline Lender under this Agreement unless in writing and signed by such Swingline Lender in addition to the Lenders otherwise required herein. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Loan Parties, such Lenders, the Administrative Agents and all future holders of the affected Commitments or Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Notwithstanding any of the foregoing, (i) the Administrative Agent, acting in its sole reasonable discretion, and the Borrowers may (without the consent of any Lender) amend or supplement this Agreement and the other Loan Documents to cure any ambiguity, defect or inconsistency or to make a modification of a minor, consistency or technical nature or to correct a manifest error and (ii) only the consent of the parties referenced in Section 2.1(c) and Section 2.15(c) shall be required to give effect to any amendments to establish a Reallocated European Revolving Facility pursuant to Section 2.1(c) or establish Commitment Increases or Incremental European Revolving Commitments pursuant to Section 2.15.

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released (i) in the case of all Loan Parties, in full, upon payment in full of the Obligations under this Agreement (other than indemnification and other contingent obligations for which no claim has been asserted) and the Termination Date with respect to all Facilities, (ii) in the case of the Canadian Loan Parties, in full, upon payment in full of the Canadian Obligations under this Agreement (other than indemnification and other contingent obligations for which no claim has been asserted) and the Termination Date with respect to all Canadian Revolving Facility, (iii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party ~~(or, in the case of a sale by a U.S. Borrower, another U.S. Borrower)~~ to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease, (v) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 12.1), (vi) to the extent the property constituting such Collateral is owned by any (A) U.S. Subsidiary Borrower ~~or Canadian Guarantor~~, upon the release of such U.S. Subsidiary Borrower from its obligations under this Agreement and the U.S. Guarantee ~~or~~, (B) Canadian Guarantor, upon release of such Canadian Guarantor from its obligations under the Canadian Guarantee ~~(~~or (C) Non-Borrowing Base Foreign Guarantor, upon release of such Non-Borrowing Base Foreign Guarantor from its obligations under the Foreign Loan Party Guaranty Agreement (in each case as set forth below) (~~it being understood that any such disposed of U.S. Subsidiary Borrower or Canadian Guarantor shall be released from all of its obligations under the Loan Documents in connection therewith) and (~~vii) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. In addition to the foregoing, the Collateral Agent, in its reasonable discretion and without the prior written authorization of any Lender, may (i) release Liens granted to the Collateral Agent, for the benefit of the Secured Parties, on Collateral valued in an aggregate amount not in excess of $15,000,000 per fiscal year of the U.S. Parent Borrower and (ii) release any Lien on fee owned real property. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders hereby irrevocably agree that the U.S. Subsidiary Borrowers ~~and~~, the Canadian Guarantors and the Non-Borrowing Base Foreign Guarantors shall be released from their obligations hereunder, under the U.S. Guarantee ~~or under~~, the Canadian Guarantee or the Foreign Loan Party Guaranty Agreement, as applicable, upon consummation of any transaction permitted under this agreement resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. The Lenders hereby authorize the Administrative Agents and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any U.S. Subsidiary Borrower, Canadian Guarantor, Non-Borrowing Base Foreign Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. The Lenders and the other Secured Parties agree (including for purposes of Section 2.5(e) of the Intercreditor Agreement) that no fee owned real property shall be required to be subject to a Lien in favor of the Collateral Agent pursuant to this Agreement.

~~1.1.~~12.2. Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

~~(a)~~(a) if to the Borrowers, the Administrative Agents, the Swingline Lender, the Letter of Credit Issuers or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.2 to this Agreement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

~~(b)~~(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the applicable Administrative Agent and the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the applicable Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9 and 4.1 shall not be effective until received.

~~1.1.~~12.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Administrative Agent, the Collateral Agent, Letter of Credit Issuer or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

~~1.1.~~12.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Loans hereunder.

~~1.1.~~12.5. Payment of Expenses. The Borrowers agree (a) to pay or reimburse the Agents and the Other Representatives for (1) all their reasonable and documented out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facilities and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Facilities) contemplated hereby and thereby and (iii) efforts to monitor the Facilities (including the reasonable and documented fees and costs for appraisals and field examinations to the extent required by Section 8.2 and the preparation of reports related thereto in each calendar year) and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, and (2) the reasonable and documented fees and disbursements of one firm of counsel solely in its capacity as counsel to the Agents (plus one additional firm of counsel in Canada and in any other jurisdiction where a borrower under a European Revolving Facility is organized), and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Borrower, (b) to pay or reimburse each Lender, each Lead Arranger, each Letter of Credit Issuer and the Agents for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents and the Lenders, (c) to pay, indemnify, or reimburse each Lender, each Lead Arranger, each Letter of Credit Issuer and the Agents for, and hold each Lender, each Lead Arranger, each Letter of Credit Issuer and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any stamp, documentary, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution, delivery or enforcement of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Lead Arranger, each Agent (and any sub-agent thereof), each Letter of Credit Issuer and each Related Party of any of the foregoing Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (in the case of fees and disbursements of counsel, limited to one firm of counsel for all Indemnities and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnities (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the U.S. Parent Borrower of such conflict and thereafter, after receipt of the U.S. Parent ~~Borrower’s~~Borrower’s consent (which shall not be unreasonably withheld), retains its own counsel, of another firm of counsel for such affected Indemnitee) arising out of or relating to any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory, brought by a third party or by any Borrower or any other Loan Party and regardless of whether any Indemnitee is a party thereto, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit, the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the U.S. Parent Borrower or any of its Restricted Subsidiaries or any of the property of the U.S. Parent Borrower or any of its Restricted Subsidiaries, (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Borrowers shall not have any obligation hereunder to any Lead Arranger, any Other Representative, any Agent (or any sub-agent thereof), any Letter of Credit Issuer or any Lender (or any Related Party of any such Lead Arranger, Other Representative, Agent (or any sub-agent thereof), Letter of Credit Issuer or Lender) with respect to Indemnified Liabilities arising from (i) the gross negligence, bad faith or willful misconduct of such Lead Arranger, Other Representative, Agent (or any sub-agent thereof), Letter of Credit Issuer or Lender (or any Related Party of such Lead Arranger, Other Representative, Agent (or any sub-agent thereof), Letter of Credit Issuer or Lender), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, (ii) a material breach of the Loan Documents by such Lead Arranger, Other Representative, Agent (or any sub-agent thereof), Letter of Credit Issuer or Lender (or any Related Party of such Lead Arranger, Other Representative, Agent (or any sub-agent thereof), Letter of Credit Issuer or Lender), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision or (iii) claims against such Indemnitee or any Related Party brought by any other Indemnitee that do not involve claims arising from the actions of any Loan Party or claims against any Lead Arranger, Other Representative, Letter of Credit Issuer or Agent in its capacity as such. Neither the Borrowers nor any Indemnitee shall be liable for any indirect, special, punitive or consequential damages hereunder; provided that nothing contained in this sentence shall limit the Borrowers~~’~~’ indemnity or reimbursement obligations under this Section 12.5 to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. All amounts due under this Section 12.5 shall be payable not later than 30 days after written demand therefor. Statements reflecting amounts payable by the Loan Parties pursuant to this Section 12.5 shall be submitted to the address of the U.S. Parent Borrower set forth in Section 12.2, or to such other Person or address as may be hereafter designated by the U.S. Parent Borrower in a notice to the U.S. Administrative Agent. Notwithstanding the foregoing, except as provided in Sections 12.5(b) and (c) above, the Borrowers shall have no obligation under this Section 12.5 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this Section 12.5 shall survive repayment of the Loans and all other amounts payable hereunder.

~~1.1.~~12.6. Successors and Assigns; Participations and Assignments.

~~(a)~~ (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 9.3, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the applicable Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 12.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

~~(a) (i)~~ (b)(i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and other participations in extensions of credit thereunder) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the U.S. Parent Borrower shall have the right to withhold or delay its consent to any assignment if, in order for such assignment to comply with applicable law, any Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

~~(A)~~ (A) the U.S. Parent Borrower (which consent shall not be unreasonably withheld or delayed), provided that no consent of the U.S. Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender (unless increased costs including payments under Section 2.10, 2.11 or 4.5 would result therefrom unless an Event of Default under Section 10.1 or Section 10.5 has occurred and is continuing), an Approved Fund or, if an Event of Default under Section 10.1 or Section 10.5 has occurred and is continuing, any other assignee; provided, further, that consent to an assignment by the Borrowers shall be deemed to have been given if the U.S. Parent Borrower does not expressly withhold consent thereto within 10 Business Days of a Lender requesting in writing such consent from the Borrowers; and

~~(A)~~ (B) the applicable Administrative Agent (which consent shall not be unreasonably withheld or delayed).

Notwithstanding the foregoing, no such assignment shall be made to (i) the U.S. Parent Borrower, any Sponsor or any of their respective Affiliates, (ii) a Defaulting Lender or (iii) a natural person.

~~(ii)~~(ii) Assignments shall be subject to the following additional conditions:

~~(A)~~ (C) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning ~~Lender’s~~Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and increments of $1,000,000 in excess thereof or, unless each of the U.S. Parent Borrower and the applicable Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the U.S. Parent Borrower shall be required if a Default or an Event of Default under Section 10.1 or Section 10.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

~~(A)~~ (D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning ~~Lender’s~~Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning ~~Lender’s~~Lender’s rights and obligations in respect of one Class of Commitments or Loans;

~~(A)~~ (E) the parties to each assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that an Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

~~(A)~~ (F) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”); and

~~(A)~~ (G) no assignment shall be effective unless and until such assignment is recorded in the Register.

~~(iii)~~(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 12.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning ~~Lender’s~~Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 4.5 and 12.5); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that ~~Lender’s~~Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 12.6.

~~(iv)~~(iv) Each Administrative Agent, acting for this purpose as an agent of the applicable Borrowers, shall maintain at the Administrative ~~Agent’s~~Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and fees owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the applicable Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrowers, each Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

~~(v)~~(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the ~~assignee’s~~assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 12.6 and any written consent to such assignment required by clause (b) of this Section 12.6, the applicable Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

~~(a) (i)~~ (c)(i) Any Lender may, without the consent of any Borrower or any Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such ~~Lender’s~~Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments), provided that (A) such ~~Lender’s~~Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such ~~Lender’s~~Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the proviso to Section 12.1 that affects such Participant. Subject to clause (c)(ii) of this Section 12.6, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 4.5 (subject to the requirements and limitations of those Sections) and had acquired its interest by assignment pursuant to clause (b) of this Section 12.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.8(b) (subject to the requirements and limitations of the Section). Each Lender that sells participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each ~~Participant’s~~Participant’s interest in the Revolving Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Revolving Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.

~~(ii)~~(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 4.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent that the entitlement to any greater payment results from any Change in Law after the Participant becomes a Participant, unless the sale of the participation to such Participant is made with the Borrowers~~’~~’ prior written consent (which consent shall not be unreasonably withheld).

~~(a)~~ (d) Any Lender may, without the consent of any Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section 12.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrowers hereby agree that, upon request of any Lender at any time and from time to time after any Borrower has made its initial borrowing hereunder, each Borrower shall provide to such Lender, at such ~~Borrower’s~~Borrower’s own expense, a promissory note, in form reasonably satisfactory to the Administrative Agent and the U.S. Parent Borrower, evidencing the Loans owing to such Lender.

~~(a)~~ (e) If the Borrowers wish to replace all of the Loans or Commitments hereunder with ones having different terms, they shall have the option, with the consent of the Administrative Agents and subject to any required prepayment notice to the Lenders, instead of prepaying the Loans or reducing or terminating the Commitments, to require the Lenders to assign all of the Loans and Commitments to the applicable Administrative Agent or its designees. Pursuant to any such assignment, all Loans and Commitments shall be purchased at par, accompanied by payment of any accrued interest thereon and any amounts owing pursuant to Section 2.11. By receiving such purchase price, the Lenders shall automatically be deemed to have assigned all of the Loans and Commitments pursuant to the terms of an Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

~~(a)~~ (f) Subject to Section 12.16, the Borrowers authorize each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such ~~Lender’s~~Lender’s possession concerning a Borrower and its Affiliates that has been delivered to such Lender by or on behalf of such Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of such Borrower and its Affiliates in connection with such ~~Lender’s~~Lender’s credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

~~(a)~~ (g) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

~~(a)~~ (h) The Canadian Administrative Agent, the Canadian Letter of Credit Issuer, the Canadian Swingline Lenders and the Canadian Revolving Lenders each represent and warrant that it is a Qualified Canadian Lender as of the Restatement Effective Date (it being understood and agreed that, notwithstanding the foregoing, HSBC Bank USA, National Association shall constitute a Canadian Revolving Lender hereunder and it is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada) and deals at arm’s length with each Canadian Loan Party for purposes of the Income Tax Act (Canada)).

~~(a) (A)~~ (i)(A) Where at any time an interest (including a participation) in a Canadian Obligation becomes held by a Lender or other Person that is not a Qualified Canadian Lender including, for the avoidance of doubt, by reason of the holder of any interest or participation in a Canadian Obligation ceasing to be a Qualified Canadian Lender, the Canadian Administrative Agent shall forthwith deliver to the Canadian Borrower a notice in writing stating that an interest in such Canadian Obligation is held by a Person that is not a Qualified Canadian Lender and the jurisdiction of residence for tax purposes of such Lender. Such notice shall be delivered to the Canadian Borrower no later than 5 Business Days prior to the date on which the Canadian Borrower is first obligated to make a payment in respect of the Canadian Obligation for the benefit of a Person who is not a Qualified Canadian Lender.

~~(B)~~(B) Where at any time the interest (including a participation) of a Lender or Person described in Section 12.6(b)(i)(A) changes, the Canadian Administrative Agent shall forthwith deliver to the Canadian Borrower an additional notice in writing stating whether an interest in such Canadian Obligation is held by a Person that is not a Qualified Canadian Lender and the jurisdiction of residence for tax purposes of such Lender. Such notice shall be delivered to the Canadian Borrower no later than 5 Business Days prior to the date on which the Canadian Borrower is first obligated to make a payment in respect of the Canadian Obligation for the benefit of a Person who is not a Qualified Canadian Lender.

~~(a)~~ (j) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Letter of Credit Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its applicable percentage of the Revolving Commitments of the applicable class. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

~~1.1.~~12.7. Replacements of Lenders Under Certain Circumstances. ~~(a)~~ (a) The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10 or 4.5, (b) is affected in the manner described in Section 2.10(a)(iv) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrowers shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11 or 4.5, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.6 (provided that the applicable Borrowers shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, any Administrative Agent or any other Lender shall have against the replaced Lender.

~~(a)~~ (b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 12.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all Obligations of the Borrowers due and payable to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrowers, the Administrative Agents, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 12.6;

provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Acceptance shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting ~~Lender’s~~Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swingline Loans pursuant to this Section 12.7 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Acceptance and shall be recorded in the Register.

~~1.1.~~12.8. Adjustments; Set-off.

~~(a)~~ (a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other ~~Lender’s~~Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other ~~Lender’s~~Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided, further, that with respect to any amount received from (i) any Foreign Subsidiary (or any Subsidiary of a Foreign Subsidiary) (other than a Non-Borrowing Base Foreign Guarantor) that would otherwise be subject to the foregoing provisions of this Section 12.8, such Lender shall only purchase participations in Canadian Obligations or (ii) the U.S. Parent Borrower or any Subsidiary that is not a Foreign Subsidiary (or a Subsidiary of a Foreign Subsidiary) (other than a Non-Borrowing Base Foreign Guarantor) that would otherwise be subject to the foregoing provisions of this Section 12.8, such Lender shall only purchase participations in U.S. Obligations.

~~(a)~~ (b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower; provided that the amount received by any Lender from any Excluded U.S. Subsidiary or a Foreign Subsidiary (other than a Non-Borrowing Base Foreign Guarantor) as a result of this Section 12.8(b) may only be applied to the Canadian Obligations. Each Lender agrees promptly to notify such Borrower (and the U.S. Parent Borrower, if other) and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application; provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Letter of Credit Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Letter of Credit Issuer or their respective Affiliates may have. Each Lender and the Letter of Credit Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

~~1.1.~~12.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

~~1.1.~~12.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

~~1.1.~~12.11. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Borrower, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

~~1.1.~~12.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

~~1.1.~~12.13. Submission to Jurisdiction; Waivers. Each Borrower irrevocably and unconditionally:

~~(a)~~(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party (other than the Dutch Security Documents), or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof; provided that nothing in this Agreement or in any other Loan Document shall affect any right that any Agent, any Lender or any Letter of Credit Issuer may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction;

~~(b)~~(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

~~(c)~~(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 12.2 to this Agreement at such other address of which the Administrative Agent shall have been notified pursuant to Section 12.2 to this Agreement;

~~(d)~~(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; ~~and~~

~~(e)~~(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.13 any special, exemplary, punitive or consequential damages; and

(f) acknowledges and accepts that, if a party is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in this Agreement or made pursuant to this Agreement, and the power of attorney is governed by the laws of the Netherlands, that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of its authority shall be governed by the laws of the Netherlands.

The Loan Parties designate the U.S. Parent Borrower as process agent (the “Process Agent”). Service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Process Agent at the Process ~~Agent’s~~Agent’s above address, and such Person hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Person at its address specified in Section 12.2. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

~~1.1.~~12.14. Acknowledgments. The Borrowers hereby acknowledge that:

~~(a)~~(a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

~~(b)~~(b) neither any Agent nor any Other Representative or Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents, Other Representatives and Lenders, on the one hand, and the U.S. Parent Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor;

~~(c)~~(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among the Borrowers and the Lenders; and

~~(d)~~(d) the Agents, the Other Representatives, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and none of the Agents, Other Representatives or the Lenders has any obligation to disclose any of such interests to the Borrowers or their respective Affiliates

~~1.1.~~12.15. WAIVERS OF JURY TRIAL. EACH BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

~~1.1.~~12.16. Confidentiality. Each Agent, each Letter of Credit Issuer and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of the U.S. Parent Borrower or any of its Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of the U.S. Parent Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Agent, Lender or Letter of Credit Issuer from disclosing any such information (i) to any Agent, any Other Representative, any Letter of Credit Issuer or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the U.S. Parent Borrower and its obligations which agrees to comply with the provisions of this Section ~~11.16~~12.16 pursuant to a written instrument (or electronically recorded agreement from any Person listed above in this clause (ii), in respect to any electronic information (whether posted or otherwise distributed on any Platform)) for the benefit of the U.S. Parent Borrower (it being understood that each relevant Agent, Lender or Letter of Credit Issuer shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its Affiliates and the employees, officers, partners, directors, agents, attorneys, accountants and other professional advisors of it and its Affiliates, provided that such Agent, Lender or Letter of Credit Issuer shall inform each such Person of the agreement under this Section 12.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this Section 12.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Agent, Letter of Credit Issuer or Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that, other than with respect to any disclosure to any bank regulatory authority, such Agent, Letter of Credit Issuer or Lender shall, unless prohibited by any Requirement of Law, notify the U.S. Parent Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any Secured Cash Management Agreement or Secured Hedge Agreement, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Agent, Letter of Credit Issuer or Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Agent, Letter of Credit Issuer or Lender (or, with respect to any Secured Cash Management Agreement or Secured Hedge Agreement, any Secured Party party thereto) may be a party subject to the proviso in clause (iv) above, (ix) with U.S. Parent ~~Borrower’s~~Borrower’s consent and (x) if, prior to such information having been so provided or obtained, such information was already in an ~~Agent’s~~Agent’s , Letter of Credit ~~Issuer’s or a Lender’s~~Issuer’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to the U.S. Parent Borrower being violated. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this Section 12.16 shall survive with respect to each Agent, Letter of Credit Issuer and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent, Letter of Credit Issuer or a Lender, respectively. In addition, the Administrative Agent may provide information regarding the Facilities to serve providers providing administrative and ministerial services solely in connection with the syndication and administration of the Facilities on a confidential basis; provided that, except with respect to information which has been publicly disclosed other than in breach of this Agreement, the Administrative Agent shall inform each such Person of the agreement under this Section 12.16 and take reasonable actions to cause compliance by any such Person with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this Section 12.16). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

~~(a)~~ (a) Each Lender acknowledges that any such information referred to in Section 12.16(a), and any information (including requests for waivers and amendments) furnished by the U.S. Parent Borrower or the Administrative Agent pursuant to or in connection with this Agreement and the other Loan Documents, may include material non-public information concerning the U.S. Parent Borrower, the other Loan Parties and their respective Affiliates or their respective securities. Each Lender represents and confirms that such Lender has developed compliance procedures regarding the use of material non-public information; that such Lender will handle such material non-public information in accordance with those procedures and applicable law, including United States federal and state securities laws; and that such Lender has identified to the Administrative Agent a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law.

~~1.1.~~12.17. Direct Website Communications.

~~(a)~~ (a) Any Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at https://clients.bankofamericabusinesscapital.com. Nothing in this Section 12.17 shall prejudice the right of the Borrowers, the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

~~(a)~~ (b) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such ~~Lender’s~~Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

~~(a)~~ (c) The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the other Agents will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”). Each of the Borrowers hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that do not contain any material non-public information and that may be distributed to the Public Lenders and that (x) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof and (y) by marking Borrower Materials “PUBLIC,” such Borrower shall be deemed to have authorized the Administrative Agent and the other Agents to make such Borrower Materials available through a portion of the Platform designated “Public Investor.” Notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither any Borrower nor any of its Related Parties shall be liable, or responsible in any manner, for the use by any Agent, any Lender, any Participant or any of their Related Parties of the Borrower Materials. In addition, it is agreed that (i) to the extent any Borrower Materials constitute confidential information, they shall be subject to the confidentiality provisions of Section 12.16 and (ii) the Borrowers shall be under no obligation to designate any Borrower Materials as “PUBLIC.”

~~(a)~~ (d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each, an “Agent Party”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any ~~Borrower’s~~Borrower’s or the Administrative ~~Agent’s~~Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent ~~Party’s~~Party’s (or any of its Related Parties~~’~~’) gross negligence, bad faith or willful misconduct or material breach of the Loan Documents.

~~1.1.~~12.18. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and all applicable amendments thereto (the “Patriot Act”) and the Proceeds of Crime Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes, but is not limited to, the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act and the Proceeds of Crime Act.

Each Loan Party acknowledges that, pursuant to the Patriot Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing offers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Letter of Credit Issuer or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

If the Administrative Agents have ascertained the identity of any Loan Party or any authorize signatories of the Parties for the purposes of applicable AML Legislation, then the Administrative Agents:

~~(i)~~ (i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the applicable Administrative Agent within the meaning of the applicable AML Legislation; and

~~(i)~~ (ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that neither the Administrative Agents nor any other Agent has any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

~~1.1.~~12.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

~~1.1.~~12.20. Intercreditor Agreement. The Loan Parties and the Secured Parties (to the extent a party hereto) acknowledge that the exercise of certain of the Collateral ~~Agent’s~~Agent’s and the Administrative ~~Agent’s~~Agent’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties and the Secured Parties shall remain in full force and effect.

~~1.1.~~12.21. Joint and Several Liability of U.S. Borrowers. All Revolving Loans, Agent Advances and Swingline Loans, upon funding, shall be deemed to be jointly funded to and received by the U.S. Borrowers and all Letters of Credit, upon issuance, shall be deemed to be jointly issued for the account of each U.S. Borrower. Each U.S. Borrower is jointly and severally liable under this Agreement for all of the Obligations, regardless of the manner or amount in which proceeds of any Loans or under any Secured Hedge Agreement or Secured Cash Management Agreements are used, allocated, shared or disbursed by or among the Borrowers themselves, or the manner in which any Administrative Agent and/or any other Secured Party accounts for such Loans or other Obligations on its books and records. Each U.S. Borrower shall be liable for all amounts due to the Administrative Agents and/or any Lender from any Borrower under this Agreement, regardless of which Borrower actually receives Loans or other credit extensions hereunder or the amount of such Loans and credit extensions received or the manner in which the such Administrative Agent and/or such Lender accounts for such Loans or other credit extensions on its books and records. Each U.S. ~~Borrower’s~~Borrower’s Obligations with respect to Loans and other credit extensions made to it, and such U.S. ~~Borrower’s~~Borrower’s Obligations arising as a result of the joint and several liability of such U.S. Borrower hereunder with respect to Loans made to the other Borrowers hereunder shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower.

The Borrowers acknowledge and expressly agree with the Administrative Agents and each Lender that the joint and several liability of each U.S. Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of credit extensions to such U.S. Borrower. Each U.S. ~~Borrower’s~~Borrower’s Obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the release of any other U.S. Borrower pursuant to Section 12.1 or the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by an Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to an Agent and/or any Lender, (iv) the failure by an Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) an ~~Agent’s~~Agent’s and/or any ~~Lender’s~~Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of an ~~Agent’s~~Agent’s and/or any ~~Lender’s~~Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any U.S. ~~Borrower’s~~Borrower’s Obligations arising as a result of the joint and several liability of the U.S. Borrowers hereunder with respect to Loans or other credit extensions made to any of the other Borrowers hereunder, such U.S. Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to an Agent and/or any Lender. Upon any Event of Default, the Agents may proceed directly and at once, without notice, against any U.S. Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each U.S. Borrower consents and agrees that the Agents shall be under no obligation to marshal any assets in favor of any U.S. Borrower or against or in payment of any or all of the Obligations. Notwithstanding anything to the contrary in the foregoing, none of the foregoing provisions of this Section 12.21 shall apply to any Person released from its Obligations as a U.S. Subsidiary Borrower in accordance with Section 12.1.

~~1.1.~~12.22. Contribution and Indemnification Among the U.S. Borrowers. Each U.S. Borrower is obligated to repay the Obligations as a joint and several obligor under this Agreement. To the extent that any U.S. Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another U.S. Borrower hereunder or other Obligations incurred directly and primarily by any other U.S. Borrower (an “Accommodation Payment”), then the U.S. Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other U.S. Borrowers in an amount, for each of such other U.S. Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other U.S. ~~Borrower’s~~Borrower’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the U.S. Borrowers. As of any date of determination, the “Allocable Amount” of each U.S. Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such U.S. Borrower hereunder without (a) rendering such U.S. Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such U.S. Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such U.S. Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

~~1.1.~~12.23. Agency of the U.S. Parent Borrower for Each Other U.S. Borrower. Each of the U.S. Subsidiary Borrowers irrevocably appoints the U.S. Parent Borrower as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Administrative Agents of Borrowing Base Certificates and Notices of Borrowing) and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the U.S. Borrowers or acting singly, shall be valid and effective if given or taken only by the U.S. Parent Borrower, whether or not any of the other Borrowers join therein, and the Administrative Agents and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the U.S. Parent Borrower under this Section 12.23; provided that nothing in this Section 12.23 shall limit the effectiveness of, or the right of the Agents and the Lenders to rely upon, any notice (including without limitation a Notice of Borrowing), document, instrument, certificate, acknowledgment, consent, direction, certification or other action delivered by any Borrower pursuant to this Agreement.

~~1.1.~~12.24. Express Waivers by U.S. Borrowers in Respect of Cross-Guaranties and Cross-Collateralization. Each U.S. Borrower agrees as follows:

~~(a)~~(a) Each U.S. Borrower hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such U.S. ~~Borrower’s~~Borrower’s right to make inquiry of the U.S. Administrative Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase such U.S. ~~Borrower’s~~Borrower’s risk with respect to such other Borrower under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vi) all other notices (except if such notice is specifically required to be given to such U.S. Borrower hereunder or under any of the other Loan Documents to which such U.S. Borrower is a party) and demands to which such U.S. Borrower might otherwise be entitled.

~~(b)~~(b) Each U.S. Borrower hereby waives the right by statute or otherwise to require an Agent or any Lender to institute suit against any other U.S. Borrower or to exhaust any rights and remedies which an Agent or any Lender has or may have against any other U.S. Borrower. Each U.S. Borrower further waives any defense arising by reason of any disability or other defense of any other U.S. Borrower (other than the defense of payment in full) or by reason of the cessation from any cause whatsoever of the liability of any such U.S. Borrower in respect thereof.

~~(c)~~(c) Each U.S. Borrower hereby waives and agrees not to assert against any Agent, any Lender, or any Letter of Credit Issuer: (i) any defense (legal or equitable) other than a defense of payment, set-off, counterclaim, or claim which such U.S. Borrower may now or at any time hereafter have against any other Borrower or any other party liable under the Loan Documents; (ii) any defense, set-off, counterclaim, or claim of any kind or nature available to any other Borrower (other than a defense of payment) against any Agent, any Lender, or any Letter of Credit Issuer, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Agent, any Lender, or any Letter of Credit Issuer under any applicable law; (iv) the benefit of any statute of limitations affecting any other ~~Borrower’s~~Borrower’s liability hereunder.

~~(d)~~(d) Each U.S. Borrower consents and agrees that, without notice to or by such U.S. Borrower and without affecting or impairing the obligations of such Borrower hereunder, the Agents may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Borrower in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations.

~~(e)~~(e) Each U.S. Borrower represents and warrants to the Agents and the Lenders that such Borrower is currently informed of the financial condition of all other Borrowers and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each U.S. Borrower further represents and warrants that such Borrower has read and understands the terms and conditions of the Loan Documents. Each U.S. Borrower agrees that neither the Agents, any Lender, nor any Letter of Credit Issuer has any responsibility to inform any U.S. Borrower of the financial condition of any other Borrower or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

~~1.1.~~12.25. Canadian ~~Borrower’s~~Borrower’s Obligations Several and Not Joint. The Canadian Borrower will not have any obligations with respect to U.S. Obligations.

~~1.1.~~12.26. Eligible Contract Participants. Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any ~~Canadian~~ Guarantor is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, at the time (i) any transaction is entered into under a Hedge Agreement or (ii) such ~~Canadian~~ Guarantor becomes a Loan Party hereunder, the ~~Canadian~~ Obligations of such ~~Canadian~~ Guarantor shall not include, only to the extent and for so long as the ~~Canadian~~ Obligations of such ~~Canadian~~ Guarantor shall be prohibited from including such transactions under the Commodity Exchange Act, (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions outstanding under any Hedge Agreements as of the date such ~~Canadian~~ Guarantor becomes a ~~Canadian~~ Guarantor hereunder.

~~1.1.~~12.27. Keepwell. The U.S. Parent Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such the U.S. Parent ~~Borrower’s~~Borrower’s obligations and undertakings under this Section 12.27 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount) and without limitation of the foregoing, the U.S. Parent Borrower hereby absolutely, unconditionally and irrevocably guarantees the payment and performance by each Specified Loan Party of its obligations under the Loan Documents with respect to all Swap Obligations. The obligations and undertakings of the U.S. Parent Borrower under this Section 12.27 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. The U.S. Parent Borrower intends this Section 12.27 to constitute, and this Section 12.27 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

~~1.1.~~12.28. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

~~(a)~~(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

~~(b)~~(b) the effects of any Bail-in Action on any such liability, including, if applicable:

~~(i)~~ (i) a reduction in full or in part or cancellation of any such liability;

~~(i)~~ (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

~~(i)~~ (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

12.29. Notification of Dutch Pledge over Intercompany Receivables. The Collateral Agent hereby notifies each Loan Party of the pledge created by Univar Netherlands Holding B.V. (the “Pledgor”), pursuant to the Dutch Security Agreement, over all present and future rights of the Pledgor against any Loan Party “Intercompany Receivables”). Each Loan Party is deemed to acknowledge and confirm (i) that it has received notification of the pledge in favor of the Collateral Agent over the Intercompany Receivables owed by it to the Pledgor, and (ii) it consents to the pledge over the Intercompany Receivables it owes from time to time to the Pledgor.

12.30. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.30, the following terms have the following meanings:

“ BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“ Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“ Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D)

[Signature Pages Intentionally Omitted]

~~IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.~~

~~UNIVAR INC., as U.S. Parent Borrower~~

~~By:~~

~~Name:~~
~~Title:~~

~~[U.S. SUBSIDIARY BORROWERS], as U.S. Subsidiary Borrowers~~

~~By:~~

~~Name:~~
~~Title:~~

~~UNIVAR CANADA LTD., as Canadian Borrower~~
~~By:~~

~~Name:~~
~~Title:~~

~~BANK OF AMERICA, N.A., as U.S. Administrative Agent, Collateral Agent and as a Letter of Credit Issuer~~
~~By:~~

~~Name:~~
~~Title:~~

~~BANK OF AMERICA, as Canadian Administrative Agent and as a Letter of Credit Issuer~~
~~By:~~

~~Name:~~
~~Title:~~

~~S-3~~

~~[LENDER NAMES], as a Lender~~

~~By:~~

~~Name:~~
~~Title:~~

S-2